================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                           ---------------------------

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           ---------------------------

                         CABLE CAR BEVERAGE CORPORATION
                (Name of Registrant as Specified in its Charter)
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

                           ---------------------------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration No.:
    3)  Filing Party:
    4)  Date Filed:

================================================================================

                 [LETTERHEAD OF CABLE CAR BEVERAGE CORPORATION]

To our Stockholders:


     You are cordially invited to attend a Special Meeting of Stockholders (the 'Special Meeting') of Cable Car Beverage Corporation ('Cable Car'), which will be held on Tuesday, November 25, 1997, at 10:00 a.m., local time, at Norwest Bank Building, 1740 Broadway, Forum Room, Denver, Colorado 80274. At the Special Meeting, you will be asked to consider and vote upon the proposed acquisition by Triarc Companies, Inc. ('Triarc') of Cable Car. The acquisition will be accomplished by a merger (the 'Merger') of a wholly owned subsidiary of Triarc into Cable Car, with Cable Car being the surviving corporation in the Merger. After the effective time of the Merger, Cable Car will be a Wholly owned subsidiary of Triarc. The terms of the Merger are described in detail in the accompanying Proxy Statement/Prospectus.


     In the Merger, each share of common stock, par value $.01 per share, of Cable Car (the 'Cable Car Common Stock') issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.1722 of a share of Triarc's Class A common stock, par value $.10 per share ('Triarc Common Stock'), subject to certain adjustments described in the Proxy Statement/Prospectus, and any cash to be paid in lieu of fractional shares of Triarc Common Stock.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AND THE RELATED AGREEMENT AND PLAN OF MERGER.


     In reaching its determination to approve the Merger, the Board of Directors consulted with Cable Car's management, as well as its legal counsel and financial advisor, and considered several factors including those discussed at pages 40-41 of the accompanying Proxy Statement/Prospectus under the caption 'The Proposed Merger and Related Matters -- Cable Car's Reasons for the Merger; Recommendation of Cable Car's Board of Directors.' The Merger provides that the Cable Car stockholders will receive stock in Triarc, which has a higher market value than the recent trading value of the Cable Car Common Stock. Additionally, the Merger affords holders of Cable Car Common Stock the opportunity to reduce their exposure to the risks inherent in Cable Car's limited number of products, which are primarily premium soft drinks and waters, and the opportunity to achieve greater liquidity and stability through an equity interest in Triarc (a New York Stock Exchange listed company). You are urged to, and should, read the discussion set forth under the captions 'The Proposed Merger and Related
Matters -- Cable Car's Reasons for the Merger; Recommendations of Cable Car's Board of Directors' at pages 40-41, ' -- Opinion of Financial Advisor to Cable Car' at pages 42-46, and ' -- Background of the Merger' at pages 38-40 of the accompanying Proxy Statement/Prospectus, each in its entirety.


     The attached Notice of Special Meeting and Proxy Statement/Prospectus contain detailed information concerning the Special Meeting. Please read the Notice and the Proxy Statement/Prospectus and consider this information carefully.

     THE MERGER CANNOT BE EFFECTED UNLESS IT IS APPROVED BY THE HOLDERS OF A MAJORITY OF THE SHARES OF CABLE CAR COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES OF CABLE CAR COMMON STOCK BE REPRESENTED AND VOTED AT THE SPECIAL MEETING, REGARDLESS OF THE SIZE OF YOUR HOLDINGS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE PROMPTLY MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS EXERCISED AT THE SPECIAL MEETING.

     Returning the proxy does NOT deprive you of your right to attend the Special Meeting and to vote your shares in person with respect to the matters to be acted upon at the Special Meeting. This solicitation is made on behalf of the Board of Directors of Cable Car.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     We look forward to your attendance at the Special Meeting. Thank you for your consideration and your continued support.

                                          Sincerely,

                                          SAMUEL M. SIMPSON
                                          Chairman

                         CABLE CAR BEVERAGE CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 25, 1997

To the Stockholders of
CABLE CAR BEVERAGE CORPORATION:


     Notice is hereby given that a Special Meeting of Stockholders of Cable Car Beverage Corporation, a Delaware corporation ('Cable Car'), will be held on Tuesday, November 25, 1997, 10:00 a.m., local time, at Norwest Bank Building, 1740 Broadway, Forum Room, Denver, Colorado 80274 for the following purposes:


          1. To consider and vote upon the approval of the Agreement and Plan of Merger dated June 24, 1997, as amended (the 'Merger Agreement'), among Triarc Companies, Inc., a Delaware corporation ('Triarc'), CCB Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Triarc ('Mergerco'), and Cable Car, that provides for the merger of Mergerco into Cable Car (the 'Merger'). After the effective time of the Merger, Cable Car will be the surviving corporation and a wholly owned subsidiary of Triarc.

          Upon consummation of the Merger, each share of common stock, par value $.01 per share, of Cable Car (the 'Cable Car Common Stock') issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares and shares owned by Triarc and its subsidiaries and by subsidiaries of Cable Car, which shares will be canceled, and shares with respect to which the holder has properly exercised its appraisal rights under Delaware law) will be converted into the right to receive 0.1722 of a share (the 'Conversion Price') of Class A Common Stock, par value $.10 per share, of Triarc ('Triarc Common Stock'), subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion Price is subject to adjustment as follows: (i) if the Average Triarc Share Price (as defined under the caption 'The Merger Agreement -- Conversion of Securities' in the accompanying Proxy Statement/Prospectus) is less than $18.875, then the Conversion Price shall be adjusted to equal the quotient obtained by dividing $3.25 by such Average Triarc Share Price, and (ii) if the Average Triarc Share Price is greater than $24.50, then the Conversion Price shall be adjusted to equal the quotient obtained by dividing $4.22 by such Average Triarc Share Price.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Cable Car does not currently intend to bring any business other than the approval of the Merger Agreement and the Merger before the Special Meeting or any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF CABLE CAR HAS UNANIMOUSLY APPROVED THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, CABLE CAR AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF CABLE CAR RECOMMENDS UNANIMOUSLY THAT CABLE CAR STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.


     Only stockholders of record at the close of business on October 23, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.


     Holders of Cable Car Common Stock have the right to dissent from the merger and seek an appraisal of their shares pursuant to court proceedings by following he procedures prescribed under Section 262 of the General Corporation Law of the State of Delaware as further described under the caption 'Appraisal Rights' in the accompanying Proxy Statement/Prospectus.

     The accompanying Proxy Statement/Prospectus describes in detail the Merger and the transactions contemplated by the Merger Agreement and contains certain other information regarding Cable Car and Triarc. The Merger is of great importance to Cable Car and its stockholders. Please read the Proxy Statement/Prospectus carefully and then complete, sign and date the enclosed proxy card and return it promptly in the enclosed self-addressed postage prepaid reply envelope whether or not you plan to attend the Special Meeting.

                                          By Order of the Board of Directors,


                                          SAMUEL M. SIMPSON
                                          Chairman

October 24, 1997


                            YOUR VOTE IS IMPORTANT.

                            ------------------------
     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE. YOU MAY VOTE IN PERSON AT THE SPECIAL MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY CARD.

                            ------------------------
     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

PROXY STATEMENT/PROSPECTUS
--------------------------
[CABLE CAR LOGO]                                                   [TRIARC LOGO]

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                         CABLE CAR BEVERAGE CORPORATION
                        TO BE HELD ON NOVEMBER 25, 1997
                            ------------------------



                                   PROSPECTUS
                                       OF
                             TRIARC COMPANIES, INC.
                         SHARES OF CLASS A COMMON STOCK
                            PAR VALUE $.10 PER SHARE
                            ------------------------

     This Proxy Statement/Prospectus ('Proxy Statement/Prospectus') is being furnished to the stockholders of Cable Car Beverage Corporation, a Delaware corporation ('Cable Car'), in connection with the solicitation of proxies by the Board of Directors of Cable Car (the 'Cable Car Board') for use at the Special Meeting of Stockholders of Cable Car to be held on Tuesday, November 25, 1997, at 10:00 a.m., local time, at Norwest Bank Building, 1740 Broadway, Forum Room, Denver, Colorado 80274, or any adjournments or postponements thereof
(the 'Special Meeting').

     At the Special Meeting, holders of shares of Cable Car's common stock, par value $.01 per share ('Cable Car Common Stock'), will vote upon a proposal to approve the Agreement and Plan of Merger dated June 24, 1997, as amended (the 'Merger Agreement'), among Cable Car, Triarc Companies, Inc., a Delaware corporation ('Triarc'), and CCB Merger Corporation, a Delaware corporation and wholly owned subsidiary of Triarc ('Mergerco'), pursuant to which Mergerco will merge into Cable Car (the 'Merger'). Cable Car will be the surviving corporation of the Merger and will become a wholly owned subsidiary of Triarc. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix B-1 and is incorporated herein by reference. At the Special Meeting, stockholders of Cable Car also will be asked to consider and vote upon such other business, if any, as may properly be brought before the Special Meeting or any adjournments or postponements thereof. Cable Car does not currently intend to bring any business other than the adoption of the Merger Agreement before the Special Meeting or any adjournments or postponements thereof.
     Pursuant to the Merger, each share of Cable Car Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares and shares held by Triarc and its subsidiaries and subsidiaries of Cable Car, all of which will be canceled, and shares with respect to which the holder has properly exercised its appraisal rights under Delaware law) will be converted into the right to receive 0.1722 of a share (the 'Conversion Price') of Class A common stock, par value $.10 per share, of Triarc (the 'Triarc Common Stock'), subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion Price is subject to adjustment as follows: (i) if the Average Triarc Share Price (as defined below in under the caption 'The Merger Agreement -- Conversion of Securities') is less than $18.875, then the Conversion Price shall be adjusted to equal the quotient obtained by dividing $3.25 by such Average Triarc Share Price, and (ii) if the Average Triarc Share Price is greater than $24.50, then the Conversion Price shall be adjusted to equal the quotient obtained by dividing $4.22 by such Average Triarc Share Price (the Conversion Price as so adjusted is referred to herein as the 'Adjusted Conversion Price'). For example, if the Average Triarc Share Price is (i) $18.875 or greater, but not greater than $24.50, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.1722 of a share of Triarc Common Stock; (ii) $18.00, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.18056 of a share of Triarc Common Stock; and (iii) $26.00, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.16231 of a share of Triarc Common Stock. Stockholders of Cable Car may obtain the most recent stock prices of Cable Car Common Stock and Triarc Common Stock by calling Triarc toll free at (800) 787-4272, Attention: Investor Relations. A description of the terms of the Merger is set forth in this Proxy Statement/Prospectus under the captions 'The Proposed Merger and Related Matters' and 'The Merger Agreement.'
                            ------------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING THE MERGER AND THE SECURITIES OFFERED HEREBY, SEE 'RISK FACTORS,' BEGINNING ON PAGE 27.
                            ------------------------
     This Proxy Statement/Prospectus also constitutes the prospectus for the shares of Triarc Common Stock to be issued in the Merger. Triarc has filed a Registration Statement on Form S-4 (together with any amendments thereto, the 'Registration Statement') with the Securities and Exchange Commission (the 'Commission') regarding the registration of such shares, of which this Proxy Statement/Prospectus is a part.
                            ------------------------

THE SHARES OF TRIARC COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

       THIS PROXY STATEMENT/PROSPECTUS IS FIRST BEING MAILED TO CABLE CAR
                    STOCKHOLDERS ON OR ABOUT OCTOBER 24, 1997.
                            ------------------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS OCTOBER 22, 1997.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
AVAILABLE INFORMATION......................................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................     2
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................     3
SUMMARY....................................................................................................     5
     The Companies.........................................................................................     5
     The Special Meeting of Stockholders of Cable Car......................................................     7
     The Merger............................................................................................    11
     Risk Factors..........................................................................................    19
     Management............................................................................................    19
     COMPARATIVE MARKET PRICES AND DIVIDENDS -- TRIARC AND CABLE CAR.......................................    19
     HISTORICAL AND PRO FORMA PER SHARE DATA -- TRIARC AND CABLE CAR.......................................    22
     TRIARC -- SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA.............................................    23
     CABLE CAR -- SUMMARY HISTORICAL FINANCIAL DATA........................................................    26
RISK FACTORS...............................................................................................    27
     Holding Company Structure.............................................................................    27
     Substantial Leverage..................................................................................    27
     Net Losses............................................................................................    28
     Possible Price Volatility of Triarc Common Stock......................................................    28
     Dividends.............................................................................................    28
     Successful Completion and Integration of Acquisitions.................................................    28
     Environmental Liabilities.............................................................................    29
     Weather Conditions Affect the Demand for Propane......................................................    29
     Energy Efficiency and Technology Trends May Affect Demand for Propane.................................    30
     Royal Crown's Reliance on Certain Bottler's and Private Label Sales...................................    30
     Competition...........................................................................................    30
     Dependence on Key Personnel...........................................................................    31
     Control by Certain Shareholders.......................................................................    31
     Certain Federal Income Tax Consequences...............................................................    32
     Additional Interests of Cable Car Management..........................................................    32
     Effect of Preferred Stock; Anti-Takeover Provisions...................................................    32
     Effect of Triarc Stock Options........................................................................    32
     Comparative Rights of Cable Car Stockholders Before and After the Merger..............................    33
COMPANIES..................................................................................................    33
     Triarc Companies, Inc.................................................................................    33
     CCB Merger Corporation................................................................................    34
     Cable Car Beverage Corporation........................................................................    34
     Recent Developments...................................................................................    34
THE SPECIAL MEETING........................................................................................    36
     General...............................................................................................    36
     Matters to Be Considered..............................................................................    36
     Vote Required.........................................................................................    36
     Record Date; Proxies..................................................................................    37
     Solicitation of Proxies...............................................................................    37
THE PROPOSED MERGER AND RELATED MATTERS....................................................................    37
     General...............................................................................................    37
     Background of the Merger..............................................................................    38
     Cable Car's Reasons for the Merger; Recommendation of Cable Car's Board of Directors..................    40
     Triarc's Reasons for the Merger.......................................................................    41
     Effective Time........................................................................................    41

                                                                                                              PAGE
                                                                                                              ----
     Conversion of Shares of Cable Car Common Stock........................................................    42
     Opinion of Financial Advisor to Cable Car.............................................................    42
     Certain Federal Income Tax Consequences...............................................................    46
     Accounting Treatment..................................................................................    47
     Resale of Triarc Common Stock by Affiliates...........................................................    47
     Regulatory Approvals..................................................................................    48
     Section 203 of the DGCL...............................................................................    48
     Stock Exchange Listing................................................................................    49
     Additional Interests of Cable Car Management..........................................................    49
THE MERGER AGREEMENT.......................................................................................    52
     Conversion of Securities..............................................................................    52
     Exchange Procedures...................................................................................    52
     Distributions with Respect to Unexchanged Shares......................................................    53
     No Further Rights in Cable Car Common Stock...........................................................    53
     No Fractional Shares..................................................................................    53
     Cable Car Stock Options...............................................................................    54
     Termination of Exchange Fund..........................................................................    54
     Certain Representations and Warranties................................................................    54
     Conduct of Business Pending the Merger................................................................    55
     No Solicitation of Transactions.......................................................................    56
     Indemnification of Directors and Officers.............................................................    57
     Conditions to Consummation of the Merger..............................................................    57
     Termination...........................................................................................    59
     Effect of Termination.................................................................................    60
     Fees and Expenses.....................................................................................    60
     Amendment and Waiver..................................................................................    60
     Stockholders Agreement................................................................................    61
APPRAISAL RIGHTS...........................................................................................    61
MANAGEMENT OF SURVIVING CORPORATION........................................................................    63
CERTAIN RELATIONSHIPS AMONG TRIARC, CABLE CAR AND THEIR AFFILIATES.........................................    65
DESCRIPTION OF TRIARC CAPITAL STOCK........................................................................    65
PRINCIPAL HOLDERS OF CABLE CAR COMMON STOCK................................................................    66
PRINCIPAL HOLDERS OF VOTING SECURITIES OF TRIARC COMPANIES, INC............................................    67
TRIARC COMPANIES, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS....    69
CAPITALIZATION OF TRIARC...................................................................................    80
COMPARISON OF RIGHTS OF CABLE CAR AND TRIARC STOCKHOLDERS..................................................    81
     General...............................................................................................    81
     Size and Classification of the Board of Directors.....................................................    81
     Cumulative Voting for Directors.......................................................................    81
     Removal of Directors..................................................................................    81
     Special Meetings of Stockholders......................................................................    81
     Preferred Stock.......................................................................................    82
     Certain Voting Rights.................................................................................    82
     Certain Business Combinations.........................................................................    82
     Appraisal Rights......................................................................................    83
     Certain Anti-Takeover Provisions in the Triarc Charter................................................    83
     Amendment of Charter Documents........................................................................    86
     Indemnification of Officers and Directors.............................................................    87
LEGAL MATTERS..............................................................................................    88
EXPERTS....................................................................................................    88
STOCKHOLDER PROPOSALS......................................................................................    88

Appendix A-1   -- Cable Car's Annual Report on Form 10-K for the year ended December 31, 1996
Appendix A-2   -- Cable Car's amendment on Form 10-K/A filed with the Commission on May 1, 1997
Appendix A-3   -- Cable Car's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997
Appendix B-1   -- Agreement and Plan of Merger dated June 24, 1997 and Amendment No. 1 to Agreement and Plan of
                 Merger dated as of September 30, 1997
Appendix B-2   -- Stockholders Agreement dated June 24, 1997 and Amendment No. 1 to Stockholders Agreement dated as of July 9, 1997
Appendix C     -- Opinion of Montgomery Securities dated June 24, 1997
Appendix D     -- Section 262 of the General Corporation Law of the State of Delaware

                             LIST OF DEFINED TERMS

                                                                                                              PAGE
                                                                                                                 ----
1997 EBITDA................................................................................................    44
1997 Transactions..........................................................................................     6
Acquiring Person Termination...............................................................................    60
Acquisition Proposal.......................................................................................    57
Acquisition Proposal Termination...........................................................................    60
Adjusted Conversion Price..................................................................................     1
AMCON......................................................................................................    26
Antitrust Division.........................................................................................    48
Arby's Restaurants Sale....................................................................................     5
Average Triarc Share Price.................................................................................    12
Beverage Companies.........................................................................................    44
Board Recommendation Termination...........................................................................    60
Business Combination.......................................................................................    85
C&C Sale...................................................................................................     6
Cable Car..................................................................................................     1
Cable Car Acquisition......................................................................................    69
Cable Car Board............................................................................................     1
Cable Car Bylaws...........................................................................................    19
Cable Car Charter..........................................................................................    19
Cable Car Common Stock.....................................................................................     1
Cable Car Default Termination..............................................................................    60
Cable Car Options..........................................................................................    12
Cable Car Subsidiaries.....................................................................................     6
Certificates...............................................................................................    53
Code.......................................................................................................    18
Commission.................................................................................................     1
Company....................................................................................................    23
Competing Transaction Termination..........................................................................    59
Consent Termination........................................................................................    59
Continuing Director........................................................................................    85
Conversion Price...........................................................................................     1
Cott.......................................................................................................    30
Cott Worldwide Agreement...................................................................................    30
Delaware Court.............................................................................................    61
DGCL.......................................................................................................    13
Dissenting Shares..........................................................................................    52
DWG Acquisition............................................................................................    31
EBITDA.....................................................................................................    44
Effective Time.............................................................................................    11
Equity Plan................................................................................................    32
Exchange Act...............................................................................................     2
Exchange Agent.............................................................................................    52
Exchange Fund..............................................................................................    52
Fractional Shares..........................................................................................    53
FTC........................................................................................................    48
HSR Act....................................................................................................    18
Interested Shareholder.....................................................................................    85
IRS........................................................................................................    32
Kelco......................................................................................................     6
LTM EBITDA.................................................................................................    44
Merger.....................................................................................................     1
Merger Agreement...........................................................................................     1
Mergerco...................................................................................................     1
Mistic.....................................................................................................     5


                                                                                                              PAGE
                                                                                                                ----
Mr. Natural................................................................................................    65
National Propane...........................................................................................     5
Note.......................................................................................................    73
NYSE.......................................................................................................     2
Operating Partnership......................................................................................     5
Option Average Share Price.................................................................................     9
Option Conversion Price....................................................................................     8
Optional Termination.......................................................................................    59
Other Entity...............................................................................................    87
Partnership................................................................................................     5
Proxy Statement/Prospectus.................................................................................     1
Quaker.....................................................................................................    28
Ratification Percentage....................................................................................    84
Record Date................................................................................................    10
Registration Statement.....................................................................................     1
Royal Crown................................................................................................     5
RTM........................................................................................................    35
Sales......................................................................................................    69
Section 203................................................................................................    48
Section 262................................................................................................    61
Securities Act.............................................................................................     2
September 29, 1997 Market Price............................................................................    73
Simpson Employment Agreement...............................................................................    13
Snapple....................................................................................................     5
Snapple Acquisition........................................................................................     5
Snapple Financial Statements...............................................................................    69
Snapple March 1997 Financial Statements....................................................................    69
Snapple May 22, 1997 Financial Statements..................................................................    69
Snapple 1996 Financial Statements..........................................................................    69
Special Meeting............................................................................................     1
Stewart's Fountain Agreement...............................................................................    35
Stewart's Master Agreement.................................................................................    35
Stewart's Restaurants......................................................................................     7
Stockholders Agreement.....................................................................................     8
Stockholder Vote Termination...............................................................................    59
Subject Stock..............................................................................................     8
Subject Stockholders.......................................................................................     8
Substitute Option..........................................................................................    54
Surviving Corporation......................................................................................    11
Transaction Notice.........................................................................................    56
Transactions...............................................................................................    40
Triarc.....................................................................................................     1
Triarc Board...............................................................................................    19
Triarc Bylaws..............................................................................................    19
Triarc Charter.............................................................................................    19
Triarc Class A Common Stock................................................................................    65
Triarc Class B Common Stock................................................................................    65
Triarc Common Shares.......................................................................................    65
Triarc Common Stock........................................................................................     1
Triarc Default Termination.................................................................................    59
Triarc Form 10-K...........................................................................................    69
Triarc Form 10-Q...........................................................................................    69
Triarc Preferred Stock.....................................................................................    65
Triarc Share Price Termination.............................................................................    17
Voting Shares..............................................................................................    83


                             AVAILABLE INFORMATION

     Triarc and Cable Car are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Triarc and Cable Car with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the world wide web that contains reports, proxy and information statements and other information on registrants, such as Triarc and Cable Car, who must file such material with the Commission electronically. The Commission's internet address on the world wide web is http://www.sec.gov. Triarc Common Stock is listed on the New York Stock Exchange, Inc. ('NYSE'), Cable Car Common Stock is quoted on The Nasdaq SmallCap Market, and certain of Triarc's and Cable Car's reports, proxy materials and other information may be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005, or of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006, respectively.

     Triarc has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Triarc Common Stock to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which were omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. As to statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference pertaining to the content of any contract or other document referred to herein or therein, in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Triarc (File No. 1-2207) are incorporated by reference in this Proxy Statement/Prospectus:

          1. Triarc's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by amendments thereto filed with the Commission on April 30, 1997 and May 12, 1997;

          2. Triarc's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 1997, as amended by an amendment thereto filed with the Commission on September 29, 1997, and March 30, 1997;



          3. Triarc's Current Reports on Form 8-K filed with the Commission on August 4, 1997, June 26, 1997, June 6, 1997 (as amended by an amendment thereto filed with the Commission on August 5, 1997), May 20, 1997 (as amended by an amendment thereto filed with the Commission on August 4,
     1997), March 31, 1997, February 21, 1997 and January 10, 1997; and



          4. The descriptions of Triarc Common Stock set forth in Triarc's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     The following documents filed with the Commission by Cable Car (File No. 0-14784) are incorporated by reference in this Proxy Statement/Prospectus:

          1. Cable Car's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by an amendment thereto filed with the Commission on April 30, 1997, copies of which are attached hereto as Appendices A-1 and A-2, respectively;

                                       2



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          2. Cable Car's Quarterly Reports on Form 10-Q for the quarters ended
     June 30, 1997, a copy of which is attached hereto as Appendix A-3, and March 31, 1997; and



          3. Cable Car's Current Reports on Form 8-K filed with the Commission on August 21, 1997 and July 2, 1997.



     All documents and reports filed by Triarc or Cable Car with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITH RESPECT TO TRIARC DOCUMENTS, TO TRIARC COMPANIES, INC., 280 PARK AVENUE, NEW YORK, NEW YORK 10017, ATTENTION:
INVESTOR RELATIONS, OR BY TELEPHONE AT (212) 451-3000; OR, WITH RESPECT TO CABLE CAR DOCUMENTS, TO CABLE CAR BEVERAGE CORPORATION, 717 17TH STREET, SUITE 1475, DENVER, COLORADO 80202, ATTENTION: INVESTOR RELATIONS, OR BY TELEPHONE AT (303) 298-9038. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED BY NOVEMBER 14, 1997.
<R/>

     All information set forth or incorporated by reference herein concerning Cable Car has been furnished by Cable Car, and all information set forth or incorporated by reference herein concerning Triarc and Mergerco has been furnished by Triarc. All information set forth in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein or deemed to be incorporated herein by reference.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CABLE CAR OR TRIARC. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF CABLE CAR, TRIARC OR MERGERCO OR ANY OF THEIR AFFILIATES OR SUBSIDIARIES SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OTHER THAN AS SET FORTH IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains forward-looking statements, including, most importantly, information concerning possible or assumed future results of operations of Triarc and Cable Car set forth under 'Risk Factors,' 'Companies' and 'The Proposed Merger and Related Matters,' and those preceded by, followed by or that include the words 'may,' 'believes,' 'expects,' 'anticipates' or the

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negation thereof, or similar expressions. The achievement of the outcomes described in such forward-looking statements is subject to both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the industries in which they operate generally, and of Triarc and Cable Car in particular, to be materially different from any outcomes expressed or implied by such forward-looking statements. For those statements, Triarc and Cable Car claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Several important factors, in addition to those discussed under 'Risk Factors' herein and elsewhere in this document and in the documents which are incorporated herein by reference, could affect the future results of Triarc and Cable Car, and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things: success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; market acceptance of new product offerings; changing trends in customer tastes; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; pricing pressures resulting from competitive discounting; general economic, business and political conditions in the countries and territories where Triarc operates; the impact of such conditions on consumer spending; and other risks and uncertainties affecting Triarc, Cable Car and their competitors (including those that may be taken in contemplation of the Merger), all of which are difficult or impossible to predict accurately and many of which are beyond the control of Triarc and Cable Car. Each of Triarc and Cable Car will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                       4


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                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Exhibits hereto. This Summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Proxy Statement/Prospectus or incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus and the Appendices hereto, and in particular the section herein entitled 'Risk Factors,' in their entirety.

                                 THE COMPANIES




Triarc Companies, Inc.
  280 Park Avenue
  New York, New York 10017
  (212) 451-3000................................  Triarc is a holding company which, through its subsidiaries, is engaged in the following businesses: beverages, restaurants, dyes and specialty chemicals and liquefied petroleum gas. The beverage operations are conducted by the Triarc Beverage
                                                    Group through Royal Crown Company, Inc. ('Royal Crown'),
                                                    Mistic Brands, Inc. ('Mistic') and Snapple Beverage Corp.
                                                    ('Snapple'), which was acquired by Triarc in May 1997; the restaurant operations are conducted by Arby's, Inc. (d/b/a the Triarc Restaurant Group), which is the franchisor for
                                                    the Arby's restaurant system; the dyes and specialty chemical operations are conducted through C.H. Patrick & Co., Inc.;
                                                    and the liquefied petroleum gas operations are conducted
                                                    through National Propane Partners, L.P. (the 'Partnership'), and its operating subsidiary partnership, National Propane,
                                                    L.P. (the 'Operating Partnership'). National Propane Corporation
                                                    ('National Propane'), an indirect wholly owned subsidiary of
                                                    Triarc, serves as the managing general partner of the Partnership and the Operating Partnership and owns approximately 43% of their combined equity interests with the remaining 57% owned by the public. See 'The Companies -- Triarc Companies, Inc.'

                                                  On May 22, 1997, Triarc completed its acquisition of all of the outstanding capital stock of Snapple from The Quaker Oats
                                                    Company (the 'Snapple Acquisition') for approximately $300 million in cash. Snapple, which markets and distributes
                                                    ready-to-drink brewed iced teas and juice drinks, had sales in 1996 of approximately $550 million, and is considered a market leader in the premium beverage category. See 'The
                                                    Companies -- Recent Developments -- Triarc.'

                                                  On May 5, 1997, certain indirect subsidiaries of Triarc
                                                    completed the sale of all of their 355 company owned Arby's restaurants (the 'Arby's Restaurants Sale') to RTM Restaurant
                                                    Group, the largest franchisee in the


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
                                                    Arby's system, for approximately $71 million. Arby's
                                                    continues as the franchisor of the more than 3,000 store
                                                    Arby's restaurant system. See 'The Companies -- Recent
                                                    Developments -- Triarc.'

                                                  On July 18, 1997, Royal Crown and TriBev Corporation,
                                                    subsidiaries of Triarc, completed the sale of their rights relating to the C&C beverage line, including the C&C
                                                    trademark, to Kelco Sales & Marketing Inc. ('Kelco') (the
                                                    'C&C Sale'). In connection with the sale, Royal Crown also agreed to sell to Kelco concentrate for C&C products and to provide Kelco certain technical services for seven years. In consideration for the foregoing, Royal Crown and TriBev
                                                    Corporation will receive an aggregate payment of
                                                    approximately $9.4 million, payable over seven years. See
                                                    'The Companies -- Recent Developments -- Triarc.' The Snapple
                                                    Acquisition, the Arby's Restaurants Sale and the C&C Sale are
                                                    referred to herein collectively as the '1997 Transactions.'

                                                  Triarc's corporate predecessor was incorporated in Ohio in
                                                    1929. Triarc was reincorporated in Delaware, by means of a merger, in June 1994.
CCB Merger Corporation
  c/o Triarc Companies, Inc.
  280 Park Avenue
  New York, New York 10017
  (212) 451-3000................................  CCB Merger Corporation, a wholly owned subsidiary of Triarc
                                                    ('Mergerco'), was formed under Delaware law in June 1997 by
                                                    Triarc solely for the purpose of effecting the Merger. Upon consummation of the Merger, Mergerco will merge into Cable
                                                    Car, and the separate corporate existence of Mergerco will thereupon cease.
Cable Car Beverage Corporation
  717 17th Street, Suite 1475
  Denver, Colorado 80202
  (303) 298-9038................................  Cable Car Beverage Corporation is a beverage marketing company.
                                                    Cable Car's primary business is selling Stewart's premium
                                                    soft drinks (Root Beer, Orange N' Cream, Cream Ale, Ginger
                                                    Beer, Classic Key Lime and Cherries N' Cream) to beverage
                                                    distributors throughout the United States and Canada. Cable
                                                    Car also sells concentrate to soft drink bottlers who produce and distribute beverages made from the concentrate. In
                                                    addition to Stewart's brand soft drinks, Cable Car also sells
                                                    Aspen Mountain Spring Water, Aspen flavored waters, San
                                                    Francisco Seltzer and Java Cola. Cable Car has two wholly
                                                    owned subsidiaries (the 'Cable Car Subsidiaries'), Fountain
                                                    Classics, Inc., which markets Stewart's fountain products, and Old San Francisco Seltzer, Inc.

                                       6



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
                                                  On June 24, 1997, Cable Car entered into agreements amending its licensing agreements with Stewart's Restaurants, Inc.
                                                    ('Stewart's Restaurants'), as further amended on August 11,
                                                    1997. Among other things, these amendments (i) gave Cable Car ownership of the formulas for and manufacturing rights to
                                                    concentrates used to make Stewart's soft drinks, (ii) provide that Cable Car is permitted to use the Stewart's trademark on any other product of any type and (iii) granted to Cable Car the perpetual exclusive worldwide license to manufacture,
                                                    distribute and sell post-mix syrups and pre-mixes for
                                                    Stewart's beverages throughout the world (fountain-type
                                                    beverages), subject to certain rights retained by Stewart's
                                                    Restaurants. As consideration for these amendments, Cable Car will issue to Stewart's Restaurants prior to the Effective
                                                    Time an aggregate of 150,000 shares of Cable Car Common
                                                    Stock. In addition, Cable Car will pay to Stewart's
                                                    Restaurants $400,000 in cash, of which $250,000 is payable on
                                                    March 31, 1998 and $150,000 is payable on March 31, 1999. See
                                                    'The Companies -- Recent Developments -- Cable Car.'

                                                  Cable Car was incorporated under the laws of the State of
                                                    Delaware on April 1, 1968.

                                             THE SPECIAL MEETING OF
                                            STOCKHOLDERS OF CABLE CAR

Time and Place..................................  The Special Meeting is scheduled to be held on Tuesday,
                                                    November 25, 1997, at 10:00 a.m., local time, at
                                                    Norwest Bank Building, 1740 Broadway, Forum Room, Denver,
                                                    Colorado 80274.

Matters To Be Considered........................  At the Special Meeting, holders of Cable Car Common Stock will consider and vote upon a proposal to approve the Merger
                                                    Agreement and the Merger, and such other matters as may
                                                    properly be brought before the Special Meeting or any
                                                    adjournments or postponements thereof. Cable Car does not
                                                    currently intend to bring any business other than the
                                                    approval of the Merger Agreement and the Merger before the
                                                    Special Meeting or any adjournments or postponements thereof.

Vote Required...................................  Approval of the Merger Agreement and the Merger requires the affirmative vote of a majority of the outstanding shares of
                                                    Cable Car Common Stock. In determining whether the proposal regarding the Merger Agreement and the Merger has been
                                                    approved, abstentions and broker nonvotes will be counted and will have the same effect as a vote against such proposal.
                                                    Holders of Cable Car Common Stock are entitled to one vote at the Special Meeting for each


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
                                                    share of Cable Car Common Stock held of record at the close of business on the Record Date (as defined in ' -- Record
                                                    Date; Shares Entitled to Vote' below). As of October 20, 1997, directors and executive officers of Cable Car and their
                                                    affiliates, in the aggregate, were entitled to vote 1,803,609 shares of Cable Car Common Stock, representing approximately
                                                    20.2% of the total shares of Cable Car Common Stock entitled to vote at the Special Meeting.


Stockholders Agreement..........................  As a condition to its entering into the Merger Agreement,
                                                    Triarc required Samuel M. Simpson, the President and Chief
                                                    Executive Officer of Cable Car, Susan L. Neff, Mr. Simpson's
                                                    wife, William H. Rutter, a director of Cable Car, and Susan
                                                    L. Fralick, Mr. Rutter's wife (collectively, the 'Subject
                                                    Stockholders'), to enter into a Stockholders Agreement, as amended (the 'Stockholders Agreement'). As of October 20, 1997,
                                                    the Subject Stockholders owned an aggregate of 1,766,409
                                                    shares of Cable Car Common Stock, or approximately 19.7% of the shares of Cable Car Common Stock entitled to vote at the
                                                    Special Meeting, which are subject to the terms of the
                                                    Stockholders Agreement (such amount does not include 12,200 shares owned by them but not subject to the Stockholders
                                                    Agreement). Each Subject Stockholder has agreed that at any meeting of the holders of Cable Car Common Stock, he or she will, until the effective time of the Merger or the
                                                    termination of the Merger Agreement, vote or cause to be
                                                    voted such Cable Car Common Stock and any Cable Car Common
                                                    Stock acquired by them after the date of the Stockholders
                                                    Agreement (collectively, the 'Subject Stock') in favor of
                                                    approval of the Merger Agreement and the Merger and against certain other actions. Moreover, each Subject Stockholder has also granted Triarc an irrevocable proxy to vote his or her shares of Subject Stock as specified above in the event that such Subject Stockholder fails to so vote his or her Subject
                                                    Stock in the agreed upon manner. A copy of the Stockholders
                                                    Agreement, including Amendment No. 1 thereto, is attached to this Proxy Statement/Prospectus as Appendix B-2 and is
                                                    incorporated herein by reference. See 'The Proposed Merger and Related Matters -- Additional Interests of Cable Car
                                                    Management -- Stockholders Agreement.'


                                                  In addition, pursuant to the Stockholders Agreement, each
                                                    Subject Stockholder has granted to Triarc an exclusive and irrevocable option to purchase his or her Subject Stock in whole but not in part under certain circumstances at a price per share in cash equal to the product obtained by
                                                    multiplying 0.1722 (the 'Option

                                       8



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
                                                    Conversion Price') times the average (without rounding) of the closing prices per share of Triarc Common Stock on the
                                                    New York Stock Exchange ('NYSE') on the NYSE Composite Tape
                                                    for the 15 consecutive NYSE trading days ending on the NYSE trading day immediately preceding the date of the closing of the exercise of the option (the 'Option Average Share
                                                    Price'), subject to the following adjustment: if the Option
                                                    Average Share Price is less than $18.875, then the Option
                                                    Conversion Price will be adjusted to equal the quotient
                                                    obtained by dividing $3.25 by the Option Average Share Price, and if the Option Average Share Price is greater than $24.50, then the Option Conversion Price will be adjusted to equal the quotient obtained by dividing $4.22 by the Option Average
                                                    Share Price. See 'The Proposed Merger and Related
                                                    Matters -- Additional Interests of Cable Car
                                                    Management -- Stockholders Agreement.'

                                                  The Stockholders Agreement, including the options granted by the Subject Stockholders thereunder, will terminate if (i)
                                                    the effective time of the Merger occurs or (ii) the Merger
                                                    Agreement is terminated pursuant to (A) a Consent
                                                    Termination, an Optional Termination, a Triarc Default
                                                    Termination or a Triarc Share Price Termination (as each such term is defined in 'The Merger Agreement -- Termination'), or
                                                    (B) a Cable Car Default Termination or a Stockholder Vote
                                                    Termination (as each such term is defined in 'The Merger
                                                    Agreement -- Termination'), as long as Cable Car or its
                                                    stockholders shall not have received an Acquisition Proposal
                                                    (as defined in 'The Merger Agreement -- No Solicitation of
                                                    Transactions') and the Cable Car Board shall not have
                                                    withdrawn, or modified or changed in a manner adverse to
                                                    Triarc or Mergerco, its approval or recommendation of the
                                                    Merger Agreement or the Merger. See 'The Proposed Merger and
                                                    Related Matters -- Additional Interests of Cable Car
                                                    Management -- Stockholders Agreement.'

Voting of Proxies...............................  A proxy in the form accompanying this Proxy
                                                    Statement/Prospectus is being solicited on behalf of the
                                                    Cable Car Board. Shares of Cable Car Common Stock represented by properly executed proxy cards received prior to the vote at the Special Meeting and that have not been revoked will be voted in accordance with the instructions indicated thereon.
                                                    IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED
                                                    FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND IN
                                                    THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER

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
                                                    THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Revocability of Proxies.........................  A Cable Car stockholder who has given a proxy may revoke such proxy at any time before it has been voted at the Special
                                                    Meeting by (i) giving written notice of revocation bearing a later date than the proxy to the Secretary of Cable Car, (ii)
                                                    properly submitting to Cable Car a duly executed proxy card relating to the same shares of Cable Car Common Stock and
                                                    bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to
                                                    revocation of proxies by Cable Car stockholders should be
                                                    addressed as follows: Cable Car Beverage Corporation, 717
                                                    17th Street, Suite 1475, Denver, Colorado 80202, Attention:
                                                    Secretary, or hand-delivered to the Secretary of Cable Car before the vote is taken at the Special Meeting.

Solicitation of Proxies.........................  Cable Car will bear the expense of the proxy solicitation. In addition to the solicitation of proxies by mail, the
                                                    directors, officers and employees of Cable Car may solicit proxies from stockholders personally or by telephone,
                                                    telegraph or facsimile transmission. Such directors, officers and employees will not be compensated for such solicitation, but may be reimbursed for reasonable out-of-pocket expenses.
                                                    Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such persons, and Cable Car will reimburse such custodians, nominees and fiduciaries for their
                                                    reasonable out-of-pocket expenses in connection therewith.
                                                    Cable Car has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of approximately
                                                    $6,500 plus expenses. See 'The Special Meeting -- Solicitation of Proxies.'

Record Date; Shares Entitled to Vote............  The close of business on October 23, 1997 has been fixed as the record date (the 'Record Date') for
                                                    determining the holders of shares of Cable Car Common Stock entitled to notice of and to vote at the Special Meeting. As of September 30, 1997, 8,948,324 shares of Cable Car Common Stock were outstanding and held of record by approximately 1,025 holders.

Quorum..........................................  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Cable Car Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. The Special Meeting may be adjourned if a quorum is not


                                       10



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
                                                    present for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent
                                                    reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore been revoked or withdrawn),
                                                    notwithstanding that they may have been voted on at the same or any other matter at a previous meeting.

                                                   THE MERGER

Terms of the Merger.............................  At the effective time of the Merger (the 'Effective Time'),
                                                    Mergerco will merge into Cable Car, with Cable Car to be the surviving corporation (the 'Surviving Corporation') and a
                                                    wholly owned subsidiary of Triarc. The Merger Agreement
                                                    (including Amendment No. 1 thereto) is attached as Appendix
                                                    B-1 to this Proxy Statement/Prospectus and is incorporated herein by reference. See 'The Merger.'

                                                  Each share of Cable Car Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury shares and shares held by Triarc and its subsidiaries and
                                                    subsidiaries of Cable Car, all of which will be canceled, and shares with respect to which the holder has properly
                                                    exercised its appraisal rights under Delaware law) will be converted into the right to receive 0.1722 of a share (the
                                                    'Conversion Price') of Class A Common Stock, par value $.10 per share, of Triarc ('Triarc Common Stock'), subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion
                                                    Price is subject to adjustment as follows: (i) if the Average
                                                    Triarc Share Price (as defined below) is less than $18.875, then the Conversion Price shall be adjusted to equal the
                                                    quotient of $3.25 divided by such Average Triarc Share Price, and (ii) if the Average Triarc Share Price is greater than
                                                    $24.50, then the Conversion Price shall be adjusted to equal the quotient of $4.22 divided by such Average Triarc Share
                                                    Price (the Conversion Price, as so adjusted, is referred to herein as the 'Adjusted Conversion Price'). For example, if the Average Triarc Share Price is (i) $18.875 or greater, but not greater than $24.50, then each share of Cable Car Common
                                                    Stock will be converted at the Effective Time into the right to receive 0.1722 of a share of Triarc Common Stock; (ii)
                                                    $18.00, then each share of Cable Car Common Stock will be
                                                    converted at the Effective Time into the right to receive
                                                    0.18056 of a share of Triarc Common Stock; and (iii) $26.00, then each share of

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
                                                    Cable Car Common Stock will be converted at the Effective
                                                    Time into the right to receive 0.16231 of a share of Triarc
                                                    Common Stock. 'Average Triarc Share Price' means the average
                                                    (without rounding) of the closing prices per share of Triarc
                                                    Common Stock on the NYSE on the NYSE Composite Tape for the
                                                    15 consecutive NYSE trading days ending on the NYSE trading day immediately preceding the closing date under the Merger
                                                    Agreement.

                                                  All outstanding options to purchase Cable Car Common Stock (the
                                                    'Cable Car Options'), whether or not vested or exercisable at the Effective Time, will remain outstanding following the
                                                    Effective Time. At the Effective Time, the Cable Car Options
                                                    will, by virtue of the Merger and without any further action on the part of Cable Car or the holder thereof, be assumed by
                                                    Triarc, and each Cable Car Option assumed by Triarc will
                                                    become and represent an option exercisable for shares of
                                                    Triarc Common Stock with the same vesting schedules, if any, and expiration dates as such Cable Car Option immediately
                                                    prior to the Effective Time (but taking into account any
                                                    acceleration of the vesting of such Cable Car Option as a
                                                    result of the consummation of the Merger), except that (i)
                                                    each such Cable Car Option will be exercisable for that
                                                    number of shares of Triarc Common Stock (rounded to the
                                                    nearest whole share) into which the number of shares of Cable
                                                    Car Common Stock subject to such Cable Car Option immediately prior to the Effective Time would have been converted under the terms of the Merger Agreement applicable to the exchange of Cable Car Common Stock for Triarc Common Stock, and (ii)
                                                    the option price per share of Triarc Common Stock will be an amount equal to the option price per share of Cable Car
                                                    Common Stock subject to such Cable Car Option in effect
                                                    immediately prior to the Effective Time divided by the
                                                    Adjusted Conversion Price (rounded to the nearest full cent).
                                                    As discussed in 'The Proposed Merger and Related Matters --
                                                    Additional Interests of Cable Car Management -- Acceleration
                                                    of Vesting of Stock Options' below, all unvested Cable Car
                                                    Options will immediately vest at the Effective Time. Triarc will file as soon as practicable after the Effective Time, but in no event later than 45 days after the Effective Time, and keep current, one or more registration statements on Form
                                                    S-8 (or any successor or appropriate form) with respect to the shares of Triarc Common Stock subject to such substitute options so long as such options remain outstanding. See 'The
                                                    Merger Agreement -- Cable Car Options.'

                                                  The Cable Car Board has determined that the terms of the Merger
                                                    Agreement are fair to, and in the best interests of, Cable
                                                    Car and its stockholders. Accordingly, the Cable Car Board has unanimously approved the Merger Agreement and the Merger and unanimously recommends that the stockholders of Cable Car vote FOR approval of the Merger Agreement and the Merger. The
                                                    Cable Car Board's recommendation is based on the factors
                                                    described in 'The Proposed Merger and Related
                                                    Matters -- Cable Car's Reasons for the Merger; Recommendation
                                                    of Cable Car's Board of Directors', ' -- Background of the
                                                    Merger' and ' -- Opinion of Financial Advisor to Cable Car.'
                                                    HOLDERS OF SHARES OF CABLE CAR COMMON STOCK ARE URGED TO, AND
                                                    SHOULD, READ SUCH SECTIONS, AS WELL AS APPENDIX C ATTACHED
                                                    HERETO, IN THEIR ENTIRETY.

Effective Time of the Merger....................  The Effective Time will occur as promptly as practicable after the requisite approval of the Merger Agreement by Cable Car's stockholders and the satisfaction or waiver of all other
                                                    conditions to the Merger. Upon the terms and subject to the conditions of the Merger Agreement, the Effective Time will occur at such time as the Certificate of Merger, in
                                                    accordance with the relevant provisions of the General
                                                    Corporation Law of the State of Delaware (the 'DGCL') shall have been accepted for filing by the Secretary of State of the State of Delaware (or at such later time as agreed to by the parties to the Merger Agreement and specified in the
                                                    Certificate of Merger).

Additional Interests of Cable Car Management....  In considering the recommendation of the Cable Car Board with respect to the Merger Agreement, holders of shares of Cable
                                                    Car Common Stock should be aware that certain members of
                                                    Cable Car's management and its Board of Directors have
                                                    interests in the Merger that are in addition to the interests of Cable Car stockholders generally.

                                                  Samuel M. Simpson, the President and Chief Executive Officer
                                                    and a director of Cable Car, has a three-year employment
                                                    contract with Cable Car which provides for an annual salary of $175,000 and annual bonuses based on Cable Car's revenues and profits. Mr. Simpson has entered into an agreement with
                                                    Triarc that, upon the Effective Time, he will enter into an employment agreement (the 'Simpson Employment Agreement')
                                                    with the Surviving Corporation which will supersede Mr.
                                                    Simpson's existing employment agreement with Cable Car and provide for Mr. Simpson's employment as President and Chief

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


                                                    Executive Officer of the Surviving Corporation and the Cable
                                                    Car Subsidiaries, as well as a representative for the Triarc
                                                    Beverage Group for the western United States. The Simpson
                                                    Employment Agreement will have a three-year term and provide that Mr. Simpson will receive an annual salary of $284,300 per year (subject to increase but not decrease during the
                                                    initial term of the agreement) and be eligible to receive
                                                    additional cash incentive compensation, Triarc stock options and other benefits as more fully described in 'Management of
                                                    Surviving Corporation -- Simpson Employment Agreement.' Mr.
                                                    Simpson will also be entitled to a $400,000 bonus upon
                                                    signing the Simpson Employment Agreement which will be
                                                    refundable on a pro rata basis should he leave his employment prior to the first anniversary of the Effective Time. See
                                                    'Management of Surviving Corporation -- Simpson Employment
                                                    Agreement.'

                                                  In accordance with the terms of their grant, all unvested Cable
                                                    Car Options, including those granted to officers, directors and non-director employees of Cable Car, shall become
                                                    immediately exercisable on the Effective Date of the Merger.

                                                  As described under the caption 'The Proposed Merger and Related
                                                    Matters -- Additional Interests of Cable Car
                                                    Management -- Stockholders Agreement,' Triarc required as a condition to its entering into the Merger Agreement that the
                                                    Subject Stockholders enter into the Stockholders Agreement for no additional consideration. The Subject Stockholders
                                                    have agreed to vote the Subject Stock in favor of approval of the Merger Agreement and the Merger and against certain other actions, have granted to Triarc an irrevocable proxy to vote the Subject Stock as specified above in the event that such
                                                    Subject Stockholder fails to vote his or her Subject Stock in the agreed upon manner, and have granted to Triarc an
                                                    exclusive and irrevocable option to purchase his or her
                                                    Subject Stock under certain circumstances.

                                                  Under the Merger Agreement, Triarc has agreed that the
                                                    certificate of incorporation and bylaws of the Surviving
                                                    Corporation and each of the Cable Car Subsidiaries will
                                                    contain provisions no less favorable with respect to the
                                                    indemnification of directors, officers, agents and employees and other individuals than those set forth in the
                                                    certification of incorporation and bylaws of Cable Car and the Cable Car Subsidiaries as in effect on the date of the
                                                    Merger Agreement, and further agreed that such provisions
                                                    will not be amended, repealed or otherwise modified for a
                                                    period of five years after the

                                                    Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the
                                                    Effective Time were directors, officers, agents or employees of Cable Car or any of the Cable Car Subsidiaries or who were otherwise entitled to indemnification pursuant to the
                                                    certificate of incorporation and bylaws of Cable Car or any of the Cable Car Subsidiaries. If the Surviving Corporation
                                                    or any of the Cable Car Subsidiaries does not have the
                                                    financial resources to satisfy its indemnification
                                                    obligations to such persons as provided under its certificate of incorporation and bylaws, Triarc has agreed that it will provide such indemnification of such persons to the extent so provided. See 'The Merger Agreement -- Indemnification of
                                                    Directors and Officers.'

                                                  The Cable Car Board was aware of these interests and considered them, among other matters, in unanimously approving the
                                                    Merger Agreement. See 'The Proposed Merger and Related
                                                    Matters -- Additional Interests of Cable Car Management.'

Conditions to Consummation of the Merger........  The obligations of Triarc and Cable Car to consummate the
                                                    Merger are subject to various conditions, including the
                                                    approval of the Merger Agreement by Cable Car's stockholders in accordance with the DGCL. See 'The Merger
                                                    Agreement -- Conditions to Consummation of the Merger.'

Termination.....................................  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the stockholders of Cable Car have approved the Merger Agreement: (a) by the mutual consent of the Boards of Directors of each of Triarc and Cable Car; or (b) by
                                                    either of the Boards of Directors of Triarc or Cable Car if
                                                    (i) the Effective Time has not occurred on or before December
                                                    31, 1997, provided that the right to so terminate the Merger
                                                    Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective
                                                    Time to occur on or before such date, (ii) any governmental authority has issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise
                                                    prohibiting the Merger and the other transactions
                                                    contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-
                                                    appealable, or (iii) the Merger Agreement and the

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


                                                    Merger have not been approved at the Special Meeting by the requisite vote of the stockholders of Cable Car.

                                                  The Merger Agreement may also be terminated by the Cable Car
                                                    Board (a) if Triarc or Mergerco (i) breaches or fails in any material respect to perform or comply with any of its
                                                    material covenants and agreements contained in the Merger
                                                    Agreement, or (ii) breaches its representations and
                                                    warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse
                                                    effect on Triarc and its subsidiaries taken as a whole, in each case such that the conditions precedent to Cable Car's obligations to consummate the Merger would not be satisfied, provided that if such breach is curable by the breaching
                                                    party through the exercise of the breaching party's best
                                                    efforts and for so long as the breaching party is using its best efforts to cure such breach, Cable Car may not so
                                                    terminate the Merger Agreement; (b) if the Cable Car Board determines in good faith, after consultation with (i) outside legal counsel, that termination of the Merger Agreement is required for the Cable Car Board to satisfy its fiduciary
                                                    obligations to the Cable Car stockholders under applicable law by reason of an unsolicited bona fide Acquisition
                                                    Proposal (as defined in 'The Merger Agreement -- No
                                                    Solicitation of Transactions') having been made, and (ii) its financial advisor, that such Acquisition Proposal would
                                                    result in a transaction that is more favorable from a
                                                    financial point of view to the Cable Car stockholders than the Merger, provided that Cable Car complies with certain
                                                    provisions of the Merger Agreement and notifies Triarc at
                                                    least five days in advance of its intention to terminate the
                                                    Merger Agreement or to enter into a definitive agreement with respect to such Acquisition Proposal, and provided, further, that within such five day period Triarc has not made a
                                                    competing proposal which is at least as favorable to the
                                                    Cable Car's stockholders from a financial point of view as such Acquisition Proposal.

                                                  The Merger Agreement may also be terminated by the Board of
                                                    Directors of Triarc, (a) if Cable Car (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Merger
                                                    Agreement, or (ii) breaches its representations and
                                                    warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse
                                                    effect on Cable Car and its subsidiaries taken as a whole, in each case such that the conditions precedent to Triarc's and
                                                    Mergerco's obligations to consummate the Merger would not be satisfied, provided, that if such breach is

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
                                                    curable by Cable Car through its exercise of best efforts and for so long as Cable Car is using its best efforts to cure such breach, Triarc may not so terminate the Merger
                                                    Agreement; (b) if (i) the Cable Car Board withdraws, modifies or changes its approval or recommendation of the Merger
                                                    Agreement or the Merger in a manner adverse to Triarc or
                                                    Mergerco or recommends to the stockholders of Cable Car any
                                                    Acquisition Proposal or other business combination, (ii)
                                                    Cable Car receives a bona fide written Acquisition Proposal which has not been rejected by the Cable Car Board within 14 days after receipt thereof, or (iii) prior to the
                                                    certification of the vote of Cable Car's stockholders to
                                                    approve the Merger at the Special Meeting, it shall have been publicly disclosed or Triarc or Mergerco shall have learned that any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act), other than Triarc or its subsidiaries or any of their affiliates or the Subject
                                                    Stockholders, shall have acquired beneficial ownership
                                                    (determined pursuant to Rule 13d-3 promulgated under the
                                                    Exchange Act) of more than 20% of any class or series of
                                                    capital stock of Cable Car (including the Cable Car Common
                                                    Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire
                                                    beneficial ownership of more than 20% of any class or series of capital stock of Cable Car (including the Cable Car Common
                                                    Stock) other than as disclosed in a Schedule 13D on file with the Commission on the date of the Merger Agreement; or (c) if the Average Triarc Share Price is less than $15.00 per share
                                                    (a 'Triarc Share Price Termination').

Fees and Expenses...............................  All costs and expenses incurred in connection with the Merger
                                                    Agreement and the Merger will be paid by the party incurring such costs and expenses, whether or not the Merger is
                                                    consummated; provided, however, that if the Merger Agreement is terminated by Triarc pursuant to a Triarc Share Price
                                                    Termination, Triarc will reimburse Cable Car for its
                                                    reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in
                                                    connection with the Merger Agreement and the Merger in an
                                                    aggregate amount not to exceed $225,000. See 'The Merger
                                                    Agreement -- Fees and Expenses.'

Stock Exchange Listing..........................  Triarc will file an application to list the shares of Triarc
                                                    Common Stock to be issued in connection with the Merger on the NYSE. Approval of such listing, subject to official
                                                    notice of issuance, is a condition to consummation of the
                                                    Merger.

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

Regulatory Approvals............................  Other than the Commission declaring effective the Registration
                                                    Statement containing this Proxy Statement/Prospectus,
                                                    approvals in connection with compliance with applicable Blue
                                                    Sky or state securities laws, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino
                                                    Antitrust Improvements Act of 1976, as amended (the 'HSR
                                                    Act'), and the filing of the Certificate of Merger with the
                                                    Secretary of State of the State of Delaware, neither the
                                                    management of Triarc nor the management of Cable Car believes that any filing with or approval of any governmental
                                                    authority is necessary in connection with the consummation of the Merger. Triarc and Cable Car received notice that the
                                                    waiting period under the HSR Act was terminated on October
                                                    15, 1997. See 'The Proposed Merger and Related
                                                    Matters -- Regulatory Approvals.'


Appraisal Rights................................  Holders of record of Cable Car Common Stock have the right to dissent from the Merger and seek an appraisal of their shares pursuant to Section 262 of the DGCL. See 'Appraisal Rights.'

Accounting Treatment............................  The Merger will be accounted for by Triarc under the 'purchase'
                                                    method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate merger
                                                    consideration paid by Triarc will be allocated to the Cable
                                                    Car assets acquired and liabilities assumed based on their fair values, and the results of operations of Cable Car will be included in the results of operations of Triarc only for periods subsequent to the Effective Time. See 'The Proposed
                                                    Merger and Related Matters -- Accounting Treatment' and
                                                    'Unaudited Pro Forma Condensed Financial Information.'

Certain Federal Income Tax Consequences.........  The Merger is intended to qualify for federal income tax purposes as a 'reorganization' within the meaning of Section
                                                    368(a) of the Internal Revenue Code of 1986, as amended (the
                                                    'Code'), so that no gain or loss would be recognized by Cable
                                                    Car stockholders on the exchange of their Cable Car Common
                                                    Stock for Triarc Common Stock, except in respect of cash
                                                    received in lieu of fractional shares, and no gain or loss would be recognized by Triarc or Cable Car. No ruling has
                                                    been (or will be) sought from the Internal Revenue Service as to the anticipated federal income tax consequences of the
                                                    Merger. Under the Merger Agreement, Cable Car's obligation to consummate the Merger is conditioned on the receipt of an
                                                    opinion from Sherman & Howard L.L.C. to the effect that the
                                                    Merger will constitute a reorganization within the meaning of
                                                    Section 368(a) of the Code.

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
                                                  ALL STOCKHOLDERS SHOULD READ CAREFULLY THE DISCUSSION UNDER
                                                    'THE PROPOSED MERGER AND RELATED MATTERS -- CERTAIN FEDERAL
                                                    INCOME TAX CONSEQUENCES.' IN VIEW OF THE COMPLEXITIES OF
                                                    FEDERAL INCOME AND OTHER TAX LAWS, EACH CABLE CAR STOCKHOLDER
                                                    SHOULD CONSULT WITH HIS OR HER TAX ADVISOR REGARDING, AMONG
                                                    OTHER THINGS, THE FEDERAL, STATE AND LOCAL INCOME TAX
                                                    CONSEQUENCES OF THE MERGER APPLICABLE TO HIS OR HER SPECIFIC
                                                    CIRCUMSTANCES.
Comparison of Rights of Stockholders of Triarc
  and Cable Car.................................  Upon the consummation of the Merger, Cable Car stockholders will become stockholders of Triarc and their rights as such will be governed by Triarc's certificate of incorporation, as amended to date (the 'Triarc Charter'), and Triarc's bylaws, as amended to date (the 'Triarc Bylaws'), as well as by
                                                    Delaware law. For a description of the significant
                                                    differences between the provisions of Cable Car's certificate of incorporation, as amended to date (the 'Cable Car
                                                    Charter'), and Cable Car's bylaws, as amended to date (the
                                                    'Cable Car Bylaws'), and the Triarc Charter and Triarc
                                                    Bylaws, see 'Comparison of Rights of Cable Car and Triarc
                                                    Stockholders.'

RISK FACTORS....................................  STOCKHOLDERS OF CABLE CAR SHOULD CAREFULLY EVALUATE THE MATTERS
                                                    SET FORTH UNDER 'RISK FACTORS.'

                                                   MANAGEMENT

Directors.......................................  At the Effective Time, the directors of Mergerco will become the directors of the Surviving Corporation. See 'Management of Surviving Corporation.' The Merger will not result in any change in the composition of the Board of Directors of Triarc
                                                    (the 'Triarc Board').

Officers........................................  At the Effective Time, the officers of Mergerco will become the initial officers of the Surviving Corporation and, pursuant to the Simpson Employment Agreement, Samuel M. Simpson will become the President and Chief Executive Officer of the
                                                    Surviving Corporation. See 'Management of Surviving
                                                    Corporation.'
COMPARATIVE MARKET PRICES AND
  DIVIDENDS -- TRIARC AND CABLE CAR.............  The following tables set forth, for the quarters indicated
                                                    (ended March 31, June 30, September 30 and December 31 for
                                                    Cable Car, and for Triarc through

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

                                                    December 31, 1996, and ended March 30, June 29 and September 28 for Triarc in 1997), the high and low sales prices per share of
                                                    Triarc Common Stock as reported on the NYSE and the high and low bid price per share of Cable Car Common Stock as quoted on the Nasdaq SmallCap Market. Shares of Triarc Common Stock are
                                                    listed on the NYSE and shares of Cable Car Common Stock are quoted on the Nasdaq SmallCap Market under the symbols 'TRY'

                                                    and 'DRNK,' respectively.

                              TRIARC COMMON STOCK
                                                            HIGH            LOW
                                                        ------------    ------------
FISCAL YEAR 1995
     1st Quarter.....................................      $13 1/4        $11 1/8
     2nd Quarter.....................................       16 3/4         13 1/8
     3rd Quarter.....................................       15 5/8         12 3/8
     4th Quarter.....................................       14 1/4          9 1/2
FISCAL YEAR 1996
     1st Quarter.....................................      $14 3/8        $10 7/8
     2nd Quarter.....................................       13 3/8         11 1/2
     3rd Quarter.....................................       12 7/8         10
     4th Quarter.....................................       12 3/4         10 3/4

FISCAL YEAR 1997
     1st Quarter.....................................      $18            $11 1/2
     2nd Quarter (1).................................       23 5/8         15 7/8
     3rd Quarter.....................................       23 1/8         18


                        CABLE CAR COMMON STOCK
                                                        HIGH      LOW
                                                        -----    -----
FISCAL YEAR 1995
     1st Quarter.....................................   $1.41    $1.00
     2nd Quarter.....................................    2.00     1.09
     3rd Quarter.....................................    1.81     1.38
     4th Quarter.....................................    1.66     1.19
FISCAL YEAR 1996
     1st Quarter.....................................   $1.88    $1.44
     2nd Quarter.....................................    1.84     1.25
     3rd Quarter.....................................    2.50     1.44
     4th Quarter.....................................    2.84     2.00

FISCAL YEAR 1997
     1st Quarter.....................................   $2.69    $2.09
     2nd Quarter (2).................................    3.94     2.16
     3rd Quarter.....................................    3.56     3.00


------------

(1) The high and low sales prices per share of Triarc Common Stock as reported on the NYSE between March 31, 1997 and June 23, 1997, the last full trading day prior to the public announcement of the execution of the Merger Agreement, were $23 5/8 and $16 1/8, respectively.


(2) The high and low bid prices per share of Cable Car Common Stock as quoted on Nasdaq between April 1, 1997 and June 23, 1997, the last full trading day prior to the public announcement of the execution of the Merger Agreement, were $3.94 and $2.16, respectively.

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     As of June 23, 1997, the last full trading day preceding the day of the public announcement of the execution of the Merger Agreement, the closing sale price per share of Triarc Common Stock was $20.75, the closing bid price per share of Cable Car Common Stock was $3.88 and the equivalent pro forma price per share of Cable Car Common Stock, calculated by multiplying the closing sale price per share of Triarc Common Stock on such date by the Conversion Price of 0.1722, was $3.57. As of October 21, 1997, the closing sale price per share of Triarc Common Stock was $20.06, the closing bid price per share of Cable Car Common Stock was $3.25 and the equivalent pro forma price per share of Cable
Car Common Stock was $3.45.


     No assurance can be given as to what the Conversion Price or Adjusted Conversion Price or the market price of Triarc Common Stock will be if and when the Merger is consummated.

     CABLE CAR STOCKHOLDERS MAY OBTAIN THE MOST RECENT STOCK PRICES OF CABLE CAR COMMON STOCK AND TRIARC COMMON STOCK BY CALLING TRIARC TOLL FREE AT (800) 787-4272, ATTENTION: INVESTOR RELATIONS.

     Triarc has not paid a dividend on Triarc Common Stock in the three most recently completed fiscal years or in the current fiscal year. Triarc currently intends to reinvest all of its earnings for use in its business and to finance future growth. Accordingly, Triarc does not anticipate paying cash dividends on Triarc Common Stock in the foreseeable future.

     Other than 266,469 shares of the common stock of Amcon Distributing Company distributed to holders of record of Cable Car Common Stock as of July 5, 1995, no dividends have been declared or paid on Cable Car Common Stock in 1995, 1996 or in the current year to date. Cable Car does not anticipate a change in this policy in the foreseeable future.

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                            HISTORICAL AND PRO FORMA
                     PER SHARE DATA -- TRIARC AND CABLE CAR

     The following table sets forth certain historical, pro forma and pro forma equivalent information giving effect to the Merger and the 1997 Transactions (see 'Summary Historical and Pro Forma Consolidated Financial Data'). The data is based on the historical and pro forma financial statements.

                                               YEAR ENDED DECEMBER 31, 1996              SIX MONTHS ENDED JUNE 29, 1997
                                         ----------------------------------------    ---------------------------------------
                                                                     CABLE CAR                                   CABLE CAR
                                                         PRO         PRO FORMA                       PRO         PRO FORMA
                                         HISTORICAL    FORMA(1)    EQUIVALENT(3)     HISTORICAL    FORMA(2)    EQUIVALENT(3)
                                         ----------    --------    --------------    ----------    --------    -------------

PER SHARE(4)
Net income per share of
  Common Stock
  Before Extraordinary
  Items
     Triarc...........................     $ (.28)      $ (.34)            --          $(1.08)      $(1.10)           --
     Cable Car........................     $  .14           --         $ (.06)         $  .07           --         $(.19)
Book value per share of
  Common Stock
     Triarc...........................     $  .23       $ 1.14             --          $ (.81)      $  .30            --
     Cable Car........................     $  .67           --         $  .20          $  .75           --         $ .05

------------

(1) The pro forma weighted average shares outstanding during the year ended December 31, 1996 and the outstanding shares at December 31, 1996 used to compute the pro forma data after giving effect to the Merger and 1997 Transactions was 31,465,000 and 31,450,000, respectively.

(2) The pro forma weighted average shares outstanding during the six months ended June 29, 1997 and the outstanding shares at June 29, 1997 used to compute the pro forma data after giving effect to the Merger and the 1997 Transactions was 31,498,000 and 31,564,000, respectively.

(3) The Cable Car pro forma equivalent per share amounts are calculated by multiplying pro forma Net Income per Share of Common Stock Before Extraordinary Items and pro forma Book Value per Share of Common Stock by the Conversion Price (0.1722) so that the per share amounts are equated to the respective values for one share of Triarc Common Stock.

(4) Triarc and Cable Car did not make any cash distributions for the periods presented.

                                     TRIARC

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following table sets forth for the periods and as of the dates indicated summary historical consolidated financial data for Triarc and its subsidiaries (the 'Company') and summary consolidated pro forma financial data for the Company after giving effect to the 1997 Transactions, as applicable, and the Merger. The summary historical consolidated financial data of the Company
(i) as of December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 are derived from the consolidated financial statements audited by Deloitte & Touche LLP incorporated by reference herein and should be read in conjunction therewith, (ii) as of December 31, 1994 are derived from the consolidated balance sheet audited by Deloitte & Touche LLP not included herein and (iii) as of December 31, 1993, April 30, 1993 and April 30, 1992 and for the eight months ended December 31, 1993 and each of the years in the two-year period ended April 30, 1993 are derived from the consolidated financial statements audited by a firm other than Deloitte & Touche LLP not included herein. The summary consolidated financial data presented as of and for the six-month periods ended June 30, 1996 and June 29, 1997 are derived from the unaudited condensed consolidated financial statements of the Company incorporated by reference herein and should be read in conjunction therewith. The Company's summary consolidated pro forma financial data are derived from the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company included elsewhere herein and should be read in conjunction therewith.

                                                                                                                     PRO
                                                                  HISTORICAL                                      FORMA(10)
                                 -----------------------------------------------------------------------------   ------------
                                    FISCAL YEAR ENDED      EIGHT MONTHS
                                        APRIL 30,             ENDED                    YEAR ENDED DECEMBER 31,
                                 -----------------------   DECEMBER 31,   ---------------------------------------------------
                                  1992(1)        1993        1993(3)         1994          1995         1996         1996
                                 ----------   ----------   ------------   ----------    ----------    --------   ------------
                                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
    Revenues.................... $1,074,703   $1,058,274      $703,541     $1,062,521    $1,184,221    $989,249      $1,328,909
    Operating profit (loss).....     58,552       34,459(4)     29,969(5)      68,933(6)     33,989(7)   (6,979)(9)      10,696
    Loss from continuing
      operations................    (10,207)     (44,549)(4)   (30,439)(5)     (2,093)(6)   (36,994)(7)  (8,485)(9)     (10,547)
    Income (loss) from
      discontinued operations,
      net.......................      2,705       (2,430)       (8,591)        (3,900)           --          --
    Extraordinary items.........         --       (6,611)         (448)        (2,116)           --      (5,416)
    Cumulative effect of changes
      in accounting principles,
      net.......................         --       (6,388)          --             --            --          --
    Net loss....................     (7,502)     (59,978)(4)   (39,478)(5)     (8,109)(6)   (36,994)(7) (13,901)(9)
    Preferred stock dividend
      requirements(2)...........        (11)        (121)       (3,889)        (5,833)           --          --            --
    Net loss applicable to
      common stockholders.......     (7,513)     (60,099)      (43,367)       (13,942)      (36,994)    (13,901)
Income (loss) per share:
    Continuing operations.......       (.39)       (1.73)        (1.62)          (.34)        (1.24)       (.28)         (.34)
    Discontinued operations.....        .10         (.09)         (.40)          (.17)           --          --
    Extraordinary items.........         --         (.26)         (.02)          (.09)           --        (.18)
    Cumulative effect of changes
      in accounting
      principles................         --         (.25)          --             --            --          --
    Net loss per share..........       (.29)       (2.33)        (2.04)          (.60)        (1.24)       (.46)
    Weighted-average common
      shares outstanding........     25,867       25,808        21,260         23,282        29,764      29,898        31,465

BALANCE SHEET DATA
    Total assets................    821,170      910,662       897,246        922,167     1,085,966     854,404
    Long-term debt..............    289,758      488,654       575,161        612,118       763,346     500,529
    Redeemable preferred
      stock.....................         --       71,794        71,794         71,794            --(8)       --
    Stockholders' equity
      (deficit).................     86,482      (35,387)      (75,981)       (31,783)       20,650(8)    6,765

                                                                                                               PRO
                                                                                HISTORICAL                  FORMA(10)
                                                                        ---------------------------         ----------
                                                                                       SIX MONTHS ENDED
                                                                        ----------------------------------------------
                                                                        JUNE 30,          JUNE 29,           JUNE 29,
                                                                          1996              1997               1997
                                                                        --------         ----------         ----------
                                                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
    Revenues....................................................        $575,370         $  431,523         $  539,316
    Operating profit (loss).....................................          43,130            (11,337)(12)        (7,662)
    Loss from continuing operations.............................          (1,798)           (32,346)(12)       (34,749)
    Income (loss) from discontinued operations, net.............              --                 --
    Extraordinary items.........................................          (8,538)            (2,954)
    Cumulative effect of changes in accounting principles,
      net.......................................................              --                 --
    Net loss....................................................         (10,336)(11)       (35,300)(12)
    Preferred stock dividend requirements(2)....................              --                 --
    Net loss applicable to common stockholders..................         (10,336)           (35,300)
Income (loss) per share:
    Continuing operations.......................................            (.06)             (1.08)             (1.10)
    Discontinued operations.....................................              --                 --
    Extraordinary items.........................................            (.29)              (.10)
    Cumulative effect of changes in accounting principles.......              --                 --
    Net loss per share..........................................            (.35)             (1.18)
    Weighted-average common shares outstanding..................          29,916             29,931             31,498

BALANCE SHEET DATA
    Total assets................................................                          1,156,990          1,202,137
    Long-term debt..............................................                            767,737            767,737
    Redeemable preferred stock..................................                                 --                 --
    Stockholders' equity (deficit)..............................                            (24,396)             9,309

------------

 (1) Selected Financial Data for the fiscal year ended April 30, 1992 has been retroactively restated to reflect the discontinuance of the Company's utility and municipal services and refrigeration operations in 1993.

 (2) The Company has not paid any dividends on its common shares during any of the periods presented.

 (3) The Company changed its fiscal year from a fiscal year ending April 30 to a calendar year ending December 31 effective for the eight-month transition period ended December 31, 1993 ('Transition 1993').

 (4) Reflects certain significant charges recorded during the fiscal year ended April 30, 1993 as follows: $51,689,000 charged to operating profit representing $43,000,000 of facilities relocation and corporate restructuring relating to a change in control of the Company and $8,689,000 of other net charges; $48,698,000 charged to loss from continuing operations representing the aforementioned $51,689,000 charged to operating profit, $8,503,000 of other net charges, less $19,391,000 of income tax benefit and minority interest effect relating to the aggregate of the above charges, and plus $7,897,000 of provision for income tax contingencies and $67,060,000 charged to net loss representing the aforementioned $48,698,000 charged to operating profit, a $5,363,000 write-down relating to the impairment of certain unprofitable operations and accruals for environmental remediation and losses on certain contracts in progress, net of income tax benefit and minority interests, a $6,611,000 extraordinary charge from the early extinguishment of debt and $6,388,000 cumulative effect of changes in accounting principles.

 (5) Reflects certain significant charges recorded during Transition 1993 as follows: $12,306,000 charged to operating profit principally representing $10,006,000 of increased insurance reserves; $25,617,000 charged to loss from continuing operations representing the aforementioned $12,306,000 charged to operating profit, $5,050,000 of certain litigation settlement costs, $3,292,000 of reduction to net realizable value of certain assets held for sale other than discontinued operations, less $2,231,000 of

                                              (footnotes continued on next page)

(footnotes continued from previous page) income tax benefit and minority interest effect relating to the aggregate of the above charges, and plus a $7,200,000 provision for income tax contingencies; and $34,437,000 charged to net loss representing the aforementioned $25,617,000 charged to loss from continuing operations and an $8,820,000 loss on disposal of discontinued operations.

 (6) Reflects certain significant charges recorded during 1994 as follows:
     $9,972,000 charged to operating profit representing $8,800,000 of facilities relocation and corporate restructuring and $1,172,000 of advertising production costs that in prior periods were deferred; $4,782,000 charged to loss from continuing operations representing the aforementioned $9,972,000 charged to operating profit, $7,000,000 of costs of a proposed acquisition not consummated less $6,043,000 of gain on sale of natural gas and oil business, less income tax benefit relating to the aggregate of the above charges of $6,147,000; and $10,798,000 charged to net loss representing the aforementioned $4,782,000 charged to loss from continuing operations, $3,900,000 loss on disposal of discontinued operations and a $2,116,000 extraordinary charge from the early extinguishment of debt.

 (7) Reflects certain significant charges recorded during 1995 as follows:
     $19,331,000 charged to operating profit representing a $14,647,000 charge for a reduction in the carrying value of long-lived assets impaired or to be disposed of, $2,700,000 of facilities relocation and corporate restructuring and $1,984,000 of other net charges; and $15,199,000 charged to loss from continuing operations and net loss representing the aforementioned $19,331,000 charged to operating profit, $7,794,000 of equity in losses and write-down of investments in affiliates, less $15,088,000 of net gains consisting of $11,945,000 of gain on sale of excess timberland and $3,143,000 of other net gains, less $2,938,000 of income tax benefit relating to the aggregate of the above charges and plus a $6,100,000 provision for income tax contingencies.

 (8) In 1995 all of the redeemable preferred stock was converted into common stock and an additional 1,011,900 common shares were issued resulting in an $83,811,000 improvement in stockholders' equity (deficit).

 (9) Reflects certain significant charges and credits recorded during 1996 as follows: $73,100,000 charged to operating loss representing a $64,300,000 charge for a reduction in the carrying value of long-lived assets impaired or to be disposed of and $8,800,000 of facilities relocation and corporate restructuring; $1,279,000 charged to loss from continuing operations representing the aforementioned $73,100,000 charged to operating loss, $77,000,000 of gains on sale of businesses, net and plus $5,179,000 of income tax provision on the above net credits; and $6,695,000 charged to net loss representing the aforementioned $1,279,000 charged to loss from continuing operations and a $5,416,000 extraordinary charge from the early extinguishment of debt.

(10) For a description of the adjustments and the assumptions used in preparing the Unaudited Pro Forma Summary Consolidated Financial Data, see Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations included elsewhere herein.

(11) Reflects an $8,538,000 extraordinary charge from the early extinguishment of debt recorded during the six-month period ended June 30, 1996.

(12) Reflects certain significant charges and credits recorded during the six months ended June 29, 1997 as follows: $39,790,000 charged to operating loss representing acquisition related costs of $32,440,000 related to the acquisition of Snapple and $7,350,000 of facilities relocation and corporate restructuring charges; $39,305,000 charged to loss from continuing operations representing the aforementioned $39,790,000 charged to operating loss and other net credits of $485,000; and $42,259,000 charged to net loss representing the aforementioned $39,305,000 charged to loss from continuing operations and a $2,954,000 extraordinary charge from the early extinguishment of debt.

                         CABLE CAR BEVERAGE CORPORATION

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following data, insofar as it relates to Cable Car's consolidated statement of operations for the years ended December 31, 1996, 1995 and 1994, and the balance sheet as of December 31, 1996 and 1995, has been derived from the consolidated financial statements audited by Price Waterhouse LLP, independent accountants appearing in Part IV of Cable Car's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by an amendment thereto filed with the Commission on May 1, 1997, each of which is incorporated by reference in this Proxy Statement/Prospectus, and copies of which are attached hereto as Appendices A-1 and A-2, respectively. The consolidated statement of operations data for the six months ended December 31, 1993 and the fiscal years ended June 30, 1993 and 1992, and the consolidated balance sheet data as of December 31, 1994 and 1993, and June 30, 1993 and 1992 have been derived from the historical consolidated financial statements of Cable Car for such periods. The consolidated statements of operations data for the six months ended June 30, 1997 and 1996 and the consolidated balance sheet data as of June 30, 1997 are derived from unaudited consolidated financial statements incorporated by reference in this Proxy Statement/Prospectus, and copies of which are attached hereto as Appendix A-3. The interim financial data has been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Cable Car, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information. Historical results are not necessarily indicative of results for any future period.

     The following table data should be read in conjunction with the consolidated financial statements and notes thereto, and management's commentary thereon contained in Item 7 of Cable Car's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, attached hereto as Appendices A-1 and A-2, and Cable Car's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, attached hereto as Appendix A-3.

                                                                             SIX MONTHS
                                           YEAR ENDED JUNE 30,                 ENDED         YEAR ENDED DECEMBER 31,
                                         ----------------------             DECEMBER 31,   ----------------------------
                                       1992                 1993(1)           1993(2)       1994     1995(3)     1996
                                -------------------   -------------------   ------------   ------    -------    -------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenue...................        $14,839               $15,538            $3,031      $8,322    $12,844    $18,873
    Net income (loss).........            (22)                 (348)              143         722        883      1,257
    Net income (loss) per
      common share:...........                                 (.05)              .02         .09        .10        .14
    Weighted average common
      and common equivalent
      shares outstanding......          7,057                 7,641             7,797       8,319      8,916      9,255
BALANCE SHEET DATA:
    Total assets..............          5,266                 4,054             3,921       4,449      5,361      7,142
    Long-term debt............            108                     3                10           6         --         --
    Stockholders' equity......          3,067                 2,953             3,097       3,945      4,402      5,982


                                                 SIX MONTHS ENDED JUNE 30,
                                -----------------------------------------------------------
                                            1996                           1997
                                ----------------------------   ----------------------------

STATEMENT OF OPERATIONS DATA:
    Revenue...................             $8,933                         $12,747
    Net income (loss).........                603                             693
    Net income (loss) per
      common share:...........                .07                             .07
    Weighted average common
      and common equivalent
      shares outstanding......              9,022                           9,603
BALANCE SHEET DATA:
    Total assets..............                                              9,173
    Long-term debt............                                                 --
    Stockholders' equity......                                              6,752

------------

(1) On June 7, 1993, Cable Car sold its wholly owned subsidiary, Sheya Brothers Specialty Beverages ('SBCC'), to AMCON Distributing Company ('AMCON') in return for 12.5% of the then issued and outstanding shares of common stock of AMCON. SBCC had contributed $10.4 million and $10.6 million to annual revenue and a pretax loss of approximately $291,000 and pretax earnings of approximately $89,000 for the fiscal years ended June 30, 1993 and 1992, respectively.

(2) In 1993, Cable Car elected to change its fiscal year end from June 30 to December 31.


(3) In the third quarter of 1995, Cable Car wrote down its investment in AMCON stock and recorded a pretax charge of $848,342. Cable Car then distributed 266,469 shares of AMCON common stock as a dividend to Cable Car stockholders of record as of July 5, 1995. Also during 1995, Cable Car determined that, based upon Cable Car's then current and expected future earnings, it was more likely than not that Cable Car would realize its future income tax benefits. Based on this determination, Cable Car released its valuation allowance against deferred tax assets and recorded a tax benefit of $936,440.

                                  RISK FACTORS

     This Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. See 'Cautionary Statement Concerning Forward-Looking Statements.' Holders of Cable Car Common Stock should consider carefully all the information contained in this Proxy Statement/Prospectus and, in particular, the following risk factors:

HOLDING COMPANY STRUCTURE

     Because Triarc is a holding company, its ability to service debt and pay dividends, including dividends on the Triarc Common Stock, is primarily dependent (in addition to its cash, cash equivalents and short-term investments on hand) upon cash flows from its subsidiaries, including loans, cash dividends and reimbursement by subsidiaries to Triarc in connection with its providing certain management services and payments by subsidiaries under certain tax sharing agreements. At June 29, 1997, Triarc's (parent only) cash, cash equivalents and short-term investments were approximately $95.2 million.

     Under the terms of various indentures and credit arrangements which govern Triarc's principal subsidiaries and which will govern them in the future, Triarc's principal subsidiaries are subject to certain restrictions on their ability to pay dividends and/or make loans or advances to Triarc. The ability of any of Triarc's subsidiaries to pay cash dividends and/or make loans or advances to Triarc is also dependent upon the respective abilities of such entities to achieve sufficient cash flows after satisfying their respective cash requirements, including debt service, to enable the payment of such dividends or the making of such loans or advances.

     In addition, the equity interests of Triarc in its subsidiaries rank junior to all of the respective indebtedness, whenever incurred, of such entities in the event of their respective liquidation or dissolution. As of June 29, 1997, the subsidiaries of Triarc had aggregate long-term indebtedness of approximately $780.5 million (excluding intercompany indebtedness).

     As a result of the foregoing contractual restrictions and structural subordination, Triarc may be unable to gain access to the cash flow or the assets of its subsidiaries in amounts sufficient to discharge its obligations under its indebtedness. See ' -- Substantial Leverage.'

SUBSTANTIAL LEVERAGE

     Triarc is highly leveraged. On a pro forma basis giving effect to the 1997 Transactions and the Merger, total consolidated indebtedness of Triarc as of June 29, 1997, would have been approximately $783.5 million. On a pro forma basis giving effect to the 1997 Transactions and the Merger, Triarc's consolidated interest expense would have been approximately $93.5 million for the year ended December 31, 1996 and $42.0 million for the six months ended June 29, 1997. As of June 29, 1997, Triarc's (parent only) indebtedness was approximately $45.7 million (excluding intercompany indebtedness other than a $40.7 million note owed to the Operating Partnership). As a consequence of such leverage, (i) Triarc's ability to obtain additional financing in the future for working capital, capital expenditures, future acquisitions or other general corporate purposes may be limited; (ii) a substantial portion of Triarc's consolidated cash flow from operations may be dedicated to payments in respect of its indebtedness; (iii) Triarc's flexibility in responding to economic downturns and competitive pressures may be limited; (iv) Triarc may have difficulty discharging its obligations under its indebtedness, including, without limitation, the $40.7 million loan to the Company by the Operating Partnership and Triarc's guarantees of certain debt of its subsidiaries; and (v) Triarc's ability to pay dividends on the Triarc Common Stock may be limited. In addition, subject to any restrictions that may exist from time to time under certain agreements, Triarc and its subsidiaries may incur additional indebtedness in the future for general corporate purposes, which may include acquisitions, investments or capital expenditures.

NET LOSSES

     Triarc reported net losses (after preferred dividend requirements for fiscal years to 1994) for each fiscal year from 1989 through 1996 (including the transition period ended December 31, 1993) and for the six-month period ended June 29, 1997. Although the diversity of Triarc's business segments precludes overall generalizations about its operating results, Triarc believes that the losses for the three fiscal years ended December 31, 1996 were affected in large part by write downs of operating assets as required by FASB 121 (an aggregate of approximately $78.9 million for fiscal 1995 and 1996), charges related to the relocation of offices and management restructurings (an aggregate of approximately $20.3 million for the three years), extraordinary charges relating to the early extinguishment of indebtedness (an aggregate of approximately $7.5 million for fiscal 1994 and 1996), and operating problems incurred during fiscal 1995 and 1996 relating to the introduction of new beverage products and the operations of new restaurants that were unable to profitably cover their carrying costs. There can be no assurance that Triarc's operating results will improve in future periods.

POSSIBLE PRICE VOLATILITY OF TRIARC COMMON STOCK

     The market price of Triarc Common Stock has been, and may continue to be, volatile. The market price of Triarc Common Stock may be significantly affected by factors such as actual or anticipated fluctuations in Triarc's operating results, new product or concept development by Triarc or its competitors, changing trends in customer tastes, changes in financial estimates by securities analysts, general market conditions and other factors.

DIVIDENDS

     Triarc has not paid a dividend on the Triarc Common Stock in the three most recently completed fiscal years or in the current fiscal year. Triarc currently intends to reinvest all of its earnings for use in its business and to finance future growth. Accordingly, Triarc does not anticipate paying cash dividends on Triarc Common Stock in the foreseeable future.

SUCCESSFUL COMPLETION AND INTEGRATION OF ACQUISITIONS

     One element of Triarc's business strategy is to continuously evaluate acquisitions and business combinations to augment its businesses. There can be no assurance that Triarc will identify and complete suitable acquisitions or if completed, that such acquisitions will be successfully integrated. Acquisitions involve numerous risks, including difficulties assimilating new operations and products. There can be no assurance that any acquisition would result in long-term benefits to Triarc or that management would be able to manage effectively the resulting business.

ACQUISITION AND INTEGRATION OF SNAPPLE

     On May 22, 1997, Triarc acquired all of the outstanding capital stock of Snapple from The Quaker Oats Company ('Quaker') for approximately $300 million in cash. After being acquired by Quaker in December 1994 for approximately $1.7 billion, Snapple's performance deteriorated significantly. Case sales and revenues declined from 72 million cases and $675.8 million, respectively, in 1994 to 49.6 million cases and $498.3 million, respectively, for the 12 months ended March 1997. Triarc believes that Snapple's deteriorating results under prior ownership were largely attributable to the following factors: (i) Snapple's relationships with its distributors became strained because it failed to develop strong relationships with them; (ii) Snapple's frequency of new product introduction declined dramatically; (iii) Snapple replaced successful advertising personae with expensive marketing campaigns which proved to be ineffective; and (iv) Snapple attempted to expand international sales by investing heavily in marketing and infrastructure, which expenditures did not produce corresponding sales volumes. In order to stabilize and ultimately increase Snapple's sales and profitability, Triarc intends to capitalize on Snapple's continued strong brand equity, increase development of new products and packaging, utilize creative and more effective advertising and marketing to promote Snapple products and to develop stronger relationships with Snapple's distributors, many of whom also distribute Mistic and/or Royal Crown products. In addition, Triarc hopes to realize cost savings through more aggressive purchasing of raw materials (such as glass bottles, flavors and other ingredients). Furthermore, Snapple has historically spent significantly more on advertising and marketing per case sold than the Triarc Beverage Group has spent with respect to Mistic products. While the Triarc Beverage Group has plans to spend significantly more per case on Snapple advertising and marketing than its historical spending levels for Mistic, it still intends to spend significantly less than the historical per case spending levels of Snapple's prior owner. Snapple also spent significantly more per case on general and administrative expenses than does the Triarc Beverage Group for its Mistic business. The Triarc Beverage Group intends to spend significantly less on general and administrative expenses than Snapple's prior owner. Triarc faces risks in integrating the operations of Snapple into the Triarc Beverage Group. There can be no assurance that case volume stabilization or growth or greater profitability can be achieved or that cost savings will be realized, that there will not be delays in achieving such cost savings or that the Triarc Beverage Group will not incur unanticipated costs in implementing its post-acquisition strategy with respect to Snapple.

ACQUISITION AND INTEGRATION OF CABLE CAR

     Triarc faces risks associated with implementing its post-Merger strategy and integrating the operations of Cable Car into the Triarc Beverage Group. The Triarc Beverage Group hopes to be able to increase Cable Car's sales and profitability through improved distribution and increased purchasing efficiencies with respect to raw materials (such as glass bottles, flavors and other ingredients). There can be no assurance, however, that such cost savings will be realized, that there will not be delays in achieving such cost savings or that the Triarc Beverage Group will not incur unanticipated costs in implementing its post-Merger strategy and integrating the operations of Cable Car into the Triarc Beverage Group.

ENVIRONMENTAL LIABILITIES

     Certain of Triarc's operations are subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling and disposal of hazardous or toxic substances. Such laws and regulations provide for significant fines, penalties and liabilities, in certain cases without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of such hazardous or toxic substances. In addition, third parties may make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous or toxic substances. Although Triarc believes that its operations comply in all material respects with all applicable environmental laws and regulations, it cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Triarc cannot predict the amount of future expenditures which may be required in order to comply with any environmental laws or regulations or to satisfy any such claims. Triarc believes that its operations comply in all material respects with all applicable environmental laws and regulations.

WEATHER CONDITIONS AFFECT THE DEMAND FOR PROPANE

     Weather conditions, which can vary substantially from year to year, have a significant impact on the demand for propane for both heating and agricultural purposes. Many customers of the Operating Partnership rely heavily on propane as a heating fuel. Accordingly, the volume of propane sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter weather. Historically, approximately 66% of the Operating Partnership's retail propane volume has been sold during this peak heating season. Actual weather conditions, therefore, may significantly affect the Operating Partnership's financial performance. For example, warm weather during the winter of 1994-95 significantly decreased the overall demand for propane, and adversely affected the Operating Partnership's operating income. Furthermore, despite the fact that overall weather conditions may be normal variations in weather in one or more regions in which the Operating Partnership operates can significantly affect the total volume of propane sold by the Operating Partnership, and consequently, the Operating Partnership's results of operations. Variations in the weather in the Midwest, where the majority of the Operating Partnership's retail volume is sold, and in the Northeast, where the Operating Partnership has a greater concentration of higher margin residential

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accounts, will generally have a greater impact on the Operating Partnership's revenues than variations in the weather in other markets.

ENERGY EFFICIENCY AND TECHNOLOGY TRENDS MAY AFFECT DEMAND FOR PROPANE

     The national trend toward increased energy conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected, and may continue to adversely affect, demand for propane by retail customers. The Operating Partnership cannot predict the effect of future conservation measures or the effect that any technological advances in heating, conservation, fuel efficiency, energy generation or other devices might have on its operations.

ROYAL CROWN'S RELIANCE ON CERTAIN BOTTLER'S AND PRIVATE LABEL SALES

     Royal Crown sells its soft drink concentrate to a number of independent bottlers who are granted exclusive licenses to sell RC Cola brand products within a defined territory. Two of Royal Crown's bottlers, Chicago Bottling Group and Beverage America, accounted for approximately 20.1% and 10.2%, respectively, of Royal Crown's domestic unit sales of concentrate for branded products during 1996. Royal Crown's ten largest bottler groups accounted for 63.6% and 68.4% of Royal Crown's domestic unit sales of concentrate for branded products during 1995 and 1996, respectively. If one or more of these major bottlers were to discontinue selling RC Cola brand products for any reason, Royal Crown's sales would be adversely affected in the areas serviced by such bottlers.

     Royal Crown provides concentrate to Cott Corporation ('Cott') pursuant to a concentrate supply agreement entered into in 1994 (the 'Cott Worldwide Agreement'). Under the Cott Worldwide Agreement, Royal Crown is Cott's exclusive worldwide supplier of cola concentrates for retailer-branded beverages in various containers. In addition, Royal Crown also supplies Cott with non-cola carbonated soft drink concentrates. Cott delivers the private label concentrate and packaging materials to independent bottlers for bottling. The finished private label product is then shipped to Cott's trade customers, including major retailers such as Wal-Mart, A&P and Safeway. The Cott Worldwide Agreement requires that Cott purchase at least 75% of its total worldwide requirements for carbonated soft drink concentrates from Royal Crown. The initial term of the Cott Worldwide Agreement is 21 years, with multiple six-year extensions. Although the Cott Worldwide Agreement provides that Royal Crown may manufacture and sell private label cola concentrate to other packagers or bottlers if Cott does not meet certain minimum purchase requirements, there can be no assurance that Royal Crown would be able to enter into satisfactory arrangements with an alternative private label concentrate purchaser. In 1994, 1995 and 1996, revenues from the Cott business represented approximately 14.2%, 12.1% and 12.6%, respectively, of Royal Crown's total revenues. If Cott's business declines, or if the Cott Worldwide Agreement is terminated, Royal Crown's sales could be adversely affected.

COMPETITION

     Triarc's businesses operate in highly competitive industries. Triarc has major competitors in each of its business segments, many of which have significantly greater financial, marketing, personnel and other resources than does Triarc.

     The Triarc Beverage Group's premium and soft drink products compete generally with all liquid refreshments and in particular with numerous nationally-known soft drinks such as Coca-Cola and Pepsi-Cola. The Triarc Beverage Group also competes with regional soft drink producers and other 'private label' soft drink suppliers. The Triarc Beverage Group competes with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by the Triarc Beverage Group's distributors, most of whom also distribute other beverage brands. The principal methods of competition in the beverage industry include product quality and taste, brand advertising, trade and consumer promotions, pricing, packaging and the development of new products. In recent years, price competition has been especially intense with respect to sales of beverages to food stores, with local bottlers granting significant discounts and allowances off wholesale prices in order to

                                       30



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

maintain or increase market share in the food store segment. While price discounting by bottlers indirectly affects the Triarc Beverage Group's operating results, Triarc cannot quantify the impact of such price competition.

     Triarc completed the sale of all of its company owned Arby's restaurants in May 1997. Subsequent to such sale, Arby's revenues are primarily dependent on royalties based on sales at franchisees' restaurants. The Arby's restaurant system faces direct and indirect competition from numerous well-established competitors, including national and regional fast food chains. In addition, Arby's competes with locally owned restaurants, drive-ins, diners and numerous other establishments that offer low-priced food to the public. The principal means of competition in the fast food industry are price, the quality of products, quality and speed of service, advertising, name identification, restaurant location and attractiveness of facilities. Triarc believes that a number of fast food companies have in recent years experienced flattening growth rates and declines in average sales per domestic restaurant. In response, certain companies, including Arby's, have adopted price discounting strategies. During past periods of discount promotions, Arby's has experienced increases in sales, but, with respect to company owned restaurant operations, lower gross margins. As a result, Triarc cannot quantify the net impact of price competition on Arby's results of operations. Accordingly, continued price discounting in the fast food industry could have an adverse effect on Arby's results of operations.

     The Partnership, through its subsidiary partnership, the Operating Partnership, competes in each of its marketing areas with numerous other propane distributors. In addition, propane is sold in competition with all other commonly used fuels and energy sources, including electricity, fuel oil and natural gas. The primary competing energy source to propane is electricity, which is available in substantially all of the market areas served by the Partnership. Fuel oil is a major competitor for home heating and other purposes and is sold by a diversified group of companies throughout the marketing areas served by the Partnership.

     C.H. Patrick has many competitors, including large chemical companies and smaller concerns. No single manufacturer dominates the industry in which C.H. Patrick participates. The principal elements of competition in the dyes and specialty chemicals industry include quality, price and service.

DEPENDENCE ON KEY PERSONNEL

     Triarc believes that its success has been and will continue to be dependent to a significant extent upon the efforts and abilities of its senior management team. The failure by Triarc to retain members of its senior management team could adversely affect Triarc's ability to build on the efforts undertaken by its current management to increase the efficiency and profitability of its businesses. The loss of Nelson Peltz, the Chairman and Chief Executive Officer of Triarc, or Peter May, the President and Chief Operating Officer of Triarc, other senior members of Triarc's senior management or the senior management of its subsidiaries could adversely affect Triarc.

CONTROL BY CERTAIN SHAREHOLDERS


     DWG Acquisition Group, L.P. ('DWG Acquisition') owns directly or indirectly approximately 24.9% of the outstanding Triarc Common Stock as of September 28, 1997. Messrs. Peltz and May, as the sole general partners of DWG Acquisition, beneficially own all of the Triarc Common Stock owned by DWG Acquisition. In addition, Messrs. Peltz and May individually beneficially own certain additional shares of Triarc Common Stock which, when combined with the shares owned through DWG Acquisition, would constitute approximately 27.9% and 27.0%, respectively, of the Triarc Common Stock as of September 28, 1997. As a result of such ownership, Messrs. Peltz and May are able to exercise significant influence over the election of members of the Boards of Directors of Triarc and its subsidiaries and may also be able to influence significantly the outcome of certain corporate actions requiring stockholder approval, including, mergers, consolidations and the sale of all or substantially all of Triarc's assets, and may be in a position to prevent or cause a change in control of Triarc.


                                       31



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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is expected to be a tax-free reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes, so that no gain or loss will be recognized by Cable Car's stockholders on the exchange of Cable Car Common Stock for Triarc Common Stock, except in respect of cash received in lieu of fractional shares. The receipt of a tax opinion regarding the availability of such tax treatment is a condition to the consummation of the Merger, although such condition may be waived. Cable Car stockholders should be aware that such an opinion would not bind the Internal Revenue Service (the 'IRS'), and the IRS is therefore not precluded from asserting a contrary opinion. A successful IRS challenge to the tax-free status of the Merger would result in Cable Car stockholders recognizing taxable gain or loss with respect to each share of Cable Car Common Stock surrendered equal to the difference between the stockholder's tax basis in such share and the fair market value, as of the Effective Time, of the Triarc Common Stock received in exchange therefor. Cable Car stockholders are urged to consult their own tax advisors regarding the tax consequences of the Merger. See 'The Proposed Merger and Related
Matters -- Certain Federal Income Tax Consequences.'

ADDITIONAL INTERESTS OF CABLE CAR MANAGEMENT

     In considering the recommendation of the Cable Car Board with respect to the Merger Agreement and the Merger, holders of Cable Car Common Stock should be aware that certain directors and officers of Cable Car have certain interests in respect of the Merger that are in addition to the interests of Cable Car stockholders generally. The Cable Car Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger. See 'The Proposed Merger and Related Matters -- Additional Interests of Cable Car Management.'

EFFECT OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS

     The Triarc Charter authorizes the issuance of shares of 'blank check' preferred stock which will have such designations, rights and preferences as may be determined from time to time by the Triarc Board. Accordingly, the Triarc Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power and other rights of the holders of Triarc Common Stock. The preferred stock could be used to discourage, delay or prevent a change in control of Triarc which is determined by the Triarc Board to be undesirable. Although Triarc has no present intention to issue any shares of preferred stock, there can be no assurance that Triarc will not do so in the future. See 'Description of Triarc Capital Stock.'

     In addition, certain provisions in the Triarc Charter are intended to discourage or delay a hostile takeover of control of Triarc and are summarized in detail under the caption 'Comparison of Rights of Cable Car and Triarc Stockholders -- Certain Anti-Takeover Provisions in the Triarc Charter.'

EFFECT OF TRIARC STOCK OPTIONS


     Triarc maintains the 1993 Equity Participation Plan (the 'Equity Plan'), which provides for the grant of stock options and restricted stock to certain officers, key employees, consultants and non-employee directors. In addition, non-employee directors are eligible to receive shares of Triarc Common Stock in lieu of retainer or meeting attendance fees. The Equity Plan provides for a maximum of 10,000,000 shares of Triarc Common Stock to be issued on the exercise of options, to be granted as restricted stock or to be issued to non-employee directors in lieu of fees. Under the Equity Plan, as of September 28, 1997, options to acquire an aggregate of 8,798,170 shares of Triarc Common Stock were outstanding, 500,775 restricted shares of Triarc Common Stock (the restrictions on which have lapsed) had been issued, 22,812 shares of Triarc Common Stock had been issued to non-employee directors and 521,750 shares of Triarc Common Stock were available for future grants. The exercise of outstanding options or the future issuance of options (and the exercise of such options) or restricted stock will dilute the beneficial ownership of holders of Triarc Common Stock after the Merger.


                                       32



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

COMPARATIVE RIGHTS OF CABLE CAR STOCKHOLDERS BEFORE AND AFTER THE MERGER

     There are various differences between the rights of Cable Car's stockholders and the rights of Triarc's stockholders. See 'Description of Triarc Capital Stock' and 'Comparison of Rights of Cable Car and Triarc Stockholders.'


                                   COMPANIES

TRIARC COMPANIES, INC.

     Triarc is a holding company which, through its subsidiaries, is engaged in the following businesses: beverages, restaurants, dyes and specialty chemicals and liquefied petroleum gas. The beverage operations are conducted by the Triarc Beverage Group through Royal Crown Company, Inc. ('Royal Crown'), Mistic Brands, Inc. ('Mistic') and Snapple Beverage Corp., which was acquired by Triarc in May 1997; the restaurant operations are conducted by the Arby's (d/b/a the Triarc Restaurant Group), which is the franchisor for the Arby's restaurant system; the dyes and specialty chemical operations are conducted through C.H. Patrick & Co., Inc.; and the liquefied petroleum gas operations are conducted through the Partnership and its operating subsidiary partnership, the Operating Partnership. In addition, prior to April 29, 1996, Triarc was also engaged in the textile business through Graniteville Company. On such date the textile related assets of Graniteville Company were sold.

     The Triarc Beverage Group oversees the operations of Triarc's beverage subsidiaries, Snapple, Mistic and Royal Crown. Snapple, acquired from Quaker in May 1997, markets and distributes ready-to-drink brewed iced teas and juice drinks and is a market leader in the premium beverage category. Triarc has undertaken and expects to continue to undertake measures designed to stabilize and ultimately increase Snapple's sales and profitability. Such measures include capitalizing on Snapple's continued strong brand equity, increasing the development of new products and packaging, utilizing creative and more effective advertising and marketing to promote Snapple products and developing stronger relationships with Snapple's distributors, many of whom also distribute Mistic and/or Royal Crown products. In addition, Triarc hopes to realize cost savings through more aggressive purchasing of raw materials (such as glass bottles, flavors and other ingredients) and increased efficiencies in advertising, marketing and general and administrative expenses. Since acquiring Snapple, Triarc has introduced four new products, including Orange Tropic -- Wendy's Tropical Inspiration and three herbal or green teas. Snapple's performance had deteriorated while owned by Quaker from December 1994 through May 1997.

     Mistic's premium beverage business, acquired by Triarc in August 1995, develops, produces and markets a wide variety of premium non-alcoholic beverages, including non-carbonated and carbonated fruit drinks, ready to drink brewed iced teas and naturally flavored sparkling waters under the Mistic, Royal Mistic, Mistic Rain Forest and Mistic Breeze brand names. Since acquiring Mistic, Triarc has introduced 34 new flavors, various bottle sizes and shapes and numerous new package designs. Royal Crown produces and sells concentrates used in the production of soft drinks which are sold domestically and internationally to independent, licensed bottlers who manufacture and distribute finished beverage products. Royal Crown's major products have significant recognition and include: RC COLA, DIET RC COLA, DIET RITE COLA, DIET RITE flavors, NEHI, UPPER 10 and KICK. Further, Royal Crown is the exclusive supplier of cola concentrate to Cott Corporation which sells private label soft drinks to major retailers in the United States, Canada, the United Kingdom, Australia, Japan, Spain and South Africa.

     Arby's is the world's largest franchise restaurant system specializing in slow-roasted meat sandwiches. In addition, Triarc believes that Arby's is the 10th largest quick service restaurant chain in the United States based on domestic system-wide sales. As of August 31, 1997, the Arby's restaurant system consisted of 3,050 restaurants of which 2,881 operated within the United States and 169 operated outside the United States. Currently, all of the Arby's restaurants are owned and operated by franchisees. Triarc believes that, as a franchisor, it will be able to reduce from recent historical levels the operating costs of the restaurant segment, and substantially reduce capital expenditure requirements, thereby improving the restaurant segment's cash flows. Arby's continues to pursue the development of a multi-brand strategy, which allows a single restaurant to offer the consumer distinct, but complemen-

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

tary, brands in the same restaurant. Arby's currently multi-brands with T.J. Cinnamons, Inc., which specializes in gourmet cinnamon rolls and related products, and P.T. Noodle's, which offers a variety of Asian, Italian and American dishes based on serving corkscrew noodles with a variety of different sauces.

     C.H. Patrick produces and markets dyes and specialty chemicals primarily to the textile industry. The majority of C.H. Patrick's dye products are used in the continuous dying of cotton and polyester/cotton blends. C.H. Patrick also manufactures various textile softeners, surfactants, dying auxiliaries and permanent press resins, as well as several acrylic polymers used in textile finishing as soil release agents. As previously announced, Triarc continues to review strategic alternatives to maximize the value of its dye and specialty chemical operations. There can be no assurance that any transaction will result from this review process.



     The Partnership and the Operating Partnership are engaged primarily in the retail marketing of liquefied petroleum gas ('propane') to residential, commercial and industrial, and agricultural customers and to dealers that resell propane to residential and commercial customers and the retail marketing of propane related supplies and equipment, including home and commercial appliances. Triarc believes that the Partnership is the sixth largest retail marketer of propane in terms of volume in the United States. National Propane, an indirect wholly owned subsidiary of Triarc, is the managing general partner of the Partnership and the Operating Partnership and owns approximately 43% of their combined equity interests with the remaining 57% owned by the public.

     The mailing address of Triarc's principal executive offices is 280 Park Avenue, New York, New York 10017, and its telephone number is (212) 451-3000.

CCB MERGER CORPORATION

     Mergerco, a wholly owned subsidiary of Triarc, was formed in June 1997 by Triarc solely for the purpose of effecting the Merger. Upon consummation of the Merger, Mergerco will be merged into Cable Car, and Mergerco's separate corporate existence will thereupon cease. The mailing address of Mergerco's principal executive offices is c/o Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, and its telephone number is (212) 451-3000.

CABLE CAR BEVERAGE CORPORATION

     Cable Car Beverage Corporation is a beverage marketing company. Cable Car's primary business is selling Stewart's brand premium soft drinks (Root Beer, Orange N' Cream, Cream Ale, Ginger Beer, Classic Key Lime and Cherries N' Cream) to beverage distributors throughout the United States and Canada. Cable Car also sells concentrate to soft drink bottlers, who produce and distribute beverages made from the concentrate. In addition to Stewart's brand soft drinks, Cable Car also sells Aspen Mountain Spring Water, Aspen flavored waters, San Francisco Seltzer and Java Cola. Cable Car has two wholly owned subsidiaries (the 'Cable Car Subsidiaries'), Fountain Classics, Inc., which markets Stewart's fountain products, and Old San Francisco Seltzer, Inc. The mailing address of Cable Car's principal executive offices is 717 17th Street, Suite 1475, Denver, Colorado 80202, and its telephone number is (303) 298-9038.

     Copies of Cable Car's Annual Report on Form 10-K for the year ended December 31, 1996, and the amendment thereto filed with the Commission on April 30, 1997, are attached to this Proxy Statement/Prospectus as Appendices A-1 and A-2, respectively. A copy of Cable Car's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is attached to this Proxy Statement/Prospectus as Appendix A-3.

RECENT DEVELOPMENTS

TRIARC

     On May 22, 1997, Triarc completed its acquisition of Snapple from Quaker for approximately $300 million in cash. Snapple, which markets and distributes ready-to-drink brewed iced teas and juice

                                       34



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

drinks, had sales for 1996 of approximately $550 million, and is a market leader in the premium beverage category. Snapple, together with Mistic and Royal Crown, operates as part of the Triarc Beverage Group.

     On May 5, 1997, Triarc completed the sale of all of its 355 company owned Arby's restaurants to RTM Restaurant Group ('RTM'), the largest franchisee in the Arby's system, for approximately $71 million. As part of the transaction, the selling companies received options to purchase an aggregate 20% interest in each of the RTM affiliates that own the restaurants. Arby's, a subsidiary of Triarc, continues as the franchisor of the more than 3,000 store Arby's restaurant system.

     On July 18, 1997, Royal Crown and TriBev Corporation, subsidiaries of Triarc, completed the sale of their rights relating to the C&C beverage line, including the C&C trademark, to Kelco Sales & Marketing Inc. ('Kelco'), a beverage distribution business based in Cranford, New Jersey, which will do business under the name of C&C Beverages, Inc. C&C is a line of mixers, colas and flavors. In connection with the sale, Royal Crown also agreed to sell to Kelco concentrate for C&C products and to provide Kelco certain technical services for seven years. In consideration for the foregoing, Royal Crown and TriBev Corporation will receive an aggregate payment of approximately $9.4 million, payable over seven years.


     On October 13, 1997, Triarc announced that its management had been authorized, when and if market conditions warrant, to purchase during the next twelve months, up to $20 million of Triarc Common Stock. Purchases under this program may not commence until after the consummation of the Merger and there can be no assurance that any such purchases of Triarc Common Stock will be made in the future.


CABLE CAR

     On June 24, 1997, Cable Car entered into an agreement, as further amended on August 11, 1997, with Stewart's Restaurants, Inc. ('Stewart's Restaurants') amending and modifying its Master Agreement dated July 11, 1989 with Stewart's Restaurants (as amended previously and as so amended, the 'Stewart's Master Agreement'). Among other things, the amendment gave Cable Car ownership of the formulas for and manufacturing rights to concentrates used to make Stewart's soft drinks. The amendment also provides that Cable Car is permitted to use the Stewart's trademark on any other product of any type, provided that such products comply with certain quality standards, and that Stewart's Restaurants shall not, without Cable Car's consent, use the Stewart's trademark except to operate Stewart's Restaurants, Drive-Ins and mobile food and beverage concessions and on certain other products.

     On June 24, 1997, Cable Car also entered into an agreement, as further amended on August 11, 1997, with Stewart's Restaurants amending and modifying its agreement dated December 1, 1993 with Stewart's Restaurants (as amended previously and as so amended, the 'Stewart's Fountain Agreement'). Among other things the amendment to the Stewart's Fountain Agreement grants to Cable Car the perpetual exclusive worldwide license to manufacture, distribute and sell post mix syrups and pre mixes for Stewart's beverages throughout the world (fountain-type beverages), except that Stewart's Restaurants retains such rights in any of its company owned, licensed or franchised Stewart's Restaurants, Drive-Ins or mobile food and beverage concessions and subject to Cable Car meeting certain quality standards. Cable Car also agreed to certain minimum annual royalty payments to Stewart's Restaurants.

     As consideration for these amendments, Cable Car will issue to Stewart's Restaurants prior to the Effective Time an aggregate of 150,000 shares of Cable Car Common Stock. In addition, Cable Car will pay to Stewart's Restaurants $400,000 in cash, of which $250,000 is payable on March 31, 1998 and $150,000 is payable on March 31, 1999.

     Cable Car has entered into a lease to move to new office space in Denver on or about December 1, 1997. The new address of Cable Car's principal executive offices will be 555 17th Street, Suite 3550, Denver, Colorado 80202.

                                       35



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                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to stockholders of Cable Car in connection with the solicitation of proxies by the Cable Car Board for use at the Special Meeting to be held on Tuesday. November 25, 1997, at 10:00 a.m., local time, at Norwest Bank Building, 1740 Broadway, Forum Room,
Denver, Colorado 80274, and any adjournments or postponements thereof.

     Representatives of Price Waterhouse L.L.P., Cable Car's independent accountants, are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

MATTERS TO BE CONSIDERED

     At the Special Meeting, holders of Cable Car Common Stock will consider and vote upon a proposal to approve the Merger Agreement, which provides for the merger of Mergerco into Cable Car with Cable Car being the Surviving Corporation, and such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof. Cable Car does not currently intend to bring any business other than the approval of the Merger Agreement and the Merger before the Special Meeting or any adjournments or postponements thereof. See 'The Proposed Merger and Related Matters' and 'The Merger.'

VOTE REQUIRED

     Approval of the Merger Agreement and the Merger requires the affirmative vote of a majority of the outstanding shares of Cable Car Common Stock. A vote by a stockholder of Cable Car to approve the Merger Agreement will constitute a vote to approve the terms of, and the transactions contemplated by, the Merger Agreement (including the Merger).

     A majority of the shares entitled to vote at the Special Meeting, represented in person or by proxy, constitutes a quorum. The Special Meeting may be adjourned if a quorum is not present for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore been revoked or withdrawn), notwithstanding that they may have been voted on the same or any other matter at a previous meeting.


     Under the DGCL, in determining whether the proposal regarding the approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker nonvotes will be counted and will have the same effect as a vote against such proposal. Holders of Cable Car Common Stock are entitled to one vote at the Special Meeting for each share of Cable Car Common Stock held of record at the close of business on the Record Date. As of September 30, 1997, directors and executive officers of Cable Car and their affiliates, in the aggregate, were entitled to vote 1,803,609 shares of Cable Car Common Stock, representing approximately 20.2% of the total shares entitled to vote at the Special Meeting.



     Triarc has entered into the Stockholders Agreement with the Subject Stockholders, which governs an aggregate of approximately 19.7% of the outstanding Cable Car Common Stock beneficially owned by the Subject Stockholders (such amount does not include 12,200 shares of Cable Car Common Stock owned by them but not subject to the Stockholders Agreement) as of September 30, 1997. Each Subject Stockholder has agreed that at any meeting of the holders of Cable Car Common Stock, he or she will, until the Effective Time or the termination of the Merger Agreement, vote or cause to be voted the Subject Stock in favor of approval of the Merger Agreement and the Merger and against certain other actions. Moreover, each Subject Stockholder has also granted Triarc an irrevocable proxy to vote his or her shares of Subject Stock as specified above in the event that such Stockholder fails to so vote his or her Subject Stock in the agreed upon manner. A copy of the Stockholders Agreement is attached to this Proxy Statement/Prospectus as Appendix B-2 and incorporated herein by reference. See 'The Proposed

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Merger and Related Matters -- Additional Interests of Cable Car
Management -- Stockholders Agreement.'

     THE BOARD OF DIRECTORS OF CABLE CAR HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF CABLE CAR VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

RECORD DATE; PROXIES


     The Cable Car Board has fixed the close of business on October 23, 1997 as the Record Date for determining the stockholders of Cable Car entitled to notice of and to vote at the Special Meeting. As of September 30, 1997, there were 8,948,324 shares of Cable Car Common Stock outstanding and entitled to vote, held of record by approximately 1,025 holders. Holders of shares of Cable Car Common Stock entitled to vote at the Special Meeting (including any adjournments or postponements thereof) and which are represented by properly executed proxies in the form enclosed with this Proxy Statement/Prospectus will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. To the extent instructions are not indicated on an otherwise properly executed proxy, shares will be voted in favor of the approval of the Merger Agreement and the Merger and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. A Cable Car stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation bearing a later date than the proxy to the Secretary of Cable Car, (ii) properly submitting to Cable Car a duly executed proxy card relating to the same shares bearing a later date or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to the revocation of proxies by Cable Car stockholders should be addressed as follows: Cable Car Beverage Corporation, 717 17th Street, Suite 1475, Denver, CO 80202, Attention: Secretary, or hand-delivered to the Secretary of Cable Car before the vote is taken at the Special Meeting.

     HOLDERS OF CABLE CAR COMMON STOCK SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AGREEMENT AND THE MERGER ARE APPROVED, HOLDERS OF CABLE CAR COMMON STOCK WILL BE SENT A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR SURRENDERING THEIR CERTIFICATES REPRESENTING SHARES OF CABLE CAR COMMON STOCK.

SOLICITATION OF PROXIES


     Cable Car will bear the expense of the proxy solicitation. In addition to solicitation of proxies by mail, the directors, officers and employees of Cable Car may solicit proxies from stockholders personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such persons, and Cable Car will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Cable Car has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of approximately $6,500 plus expenses.


                    THE PROPOSED MERGER AND RELATED MATTERS

GENERAL

     The discussion in this Proxy Statement/Prospectus of the Merger Agreement and the Merger and the description of the principal terms of the Merger Agreement and the Merger are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix B-1 and is incorporated herein by reference.

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BACKGROUND OF THE MERGER

     The terms and conditions of the Merger were agreed upon as a result of arms'-length negotiations between the senior management and Boards of Directors of Triarc and Cable Car. The following is a summary of the primary contacts, meetings and negotiations which occurred in connection with this transaction:

     On March 31, 1997, a representative of Triarc contacted Samuel M. Simpson, President and Chief Executive Officer of Cable Car, and indicated to Mr. Simpson that Nelson Peltz, Chairman and Chief Executive Officer of Triarc, wished to schedule a meeting. This approach was made a few days following Triarc's March 27, 1997 announcement that it was acquiring the Snapple beverage business from Quaker. A meeting was scheduled for April 7, 1997 at Triarc's offices in New York City.

     In attendance at the April 7 meeting were Mr. Simpson, Mr. Peltz, Peter May, President of Triarc, and Eric Kogan, a Senior Vice President of Triarc. At that meeting, Messrs. Peltz and May outlined Triarc's plans to develop a premium beverage business consisting of Snapple, Mistic and other compatible brands. Mr. Peltz said he thought that the Stewart's brand was an excellent strategic fit with Triarc's premium beverage group and that Triarc would be interested in acquiring Cable Car. Mr. Simpson acknowledged that Stewart's would be a complementary brand for Triarc in light of the fact that a large percentage of Stewart's distribution is with Snapple and Mistic distributors. The parties also discussed the fact that if the Snapple acquisition were consummated, Triarc would soon be the Stewart's distributor in New York City through Mr. Natural, Inc., the Snapple owned distribution company that Triarc would be acquiring in connection with the transaction.

     Mr. Simpson relayed Triarc's interest in acquiring Cable Car to the Cable Car Board and the Board authorized Mr. Simpson to explore the possibility of a transaction with Triarc. Mr. Simpson met with Messrs. Peltz, May and Kogan again on April 9, 1997 at Triarc's offices. During that meeting, Mr. Simpson informed Triarc that Cable Car was interested in discussing a potential business combination. At this meeting, the parties also exchanged certain publicly available documents and information and it was agreed that a confidentiality agreement would be prepared and signed to facilitate the future exchange of non-public information. Mr. Kogan then spent time with Mr. Simpson discussing and reviewing the operations of each of Triarc's business units.

     For the next several days, Cable Car's management reviewed information on Triarc and continued to assess the merits of merging with Triarc. Also during that time, several discussions were held among the members of the Cable Car Board about a potential transaction with Triarc. During these discussions it was determined that a Cable Car/Triarc merger was potentially attractive, based upon both brand and distribution synergies. The Cable Car Board discussed the fact that Triarc does not currently own a beverage brand directly competitive with the Stewart's brand and that a large percentage of Stewart's distributors are either Snapple or Mistic distributors, or both. The Cable Car Board felt that by combining with Triarc, Cable Car would also be able to increase Stewart's sales in New York City, a very populous and important market, through Mr. Natural, Inc., which would soon be acquired by Triarc in the Snapple acquisition. The Cable Car Board further concluded that a Cable Car/Triarc merger should result in increased distribution of Cable Car products with third party distributors carrying Snapple or Mistic, based upon Triarc's access to and relationships with these independent distributors. Cable Car's directors also discussed the fact that Triarc could acquire or develop another brand to compete directly against the Stewart's brand should Cable Car elect to remain an independent company. Based on the foregoing, the Cable Car Board authorized Mr. Simpson to pursue a transaction with Triarc and to engage the services of a financial advisor.

     On April 17, 1997 Mr. Simpson contacted Montgomery Securities in San Francisco, California regarding this transaction. Montgomery Securities was asked to provide a limited financial review of Cable Car, Triarc and the proposed transaction for the Cable Car Board, and was not retained or authorized to consider alternatives for Cable Car to the proposed merger with Triarc or to solicit proposals or indications of interest from financial or other strategic buyers. On April 22, 1997 Mr. Simpson and Myron Stadler, Cable Car's chief accounting officer, met with representatives from Montgomery Securities at Cable Car's corporate headquarters in Denver, Colorado. Preliminary discussions were held at this meeting regarding the reasons for and against a sale of Cable Car to a strategic buyer such as Triarc. In the course of this discussion, Cable Car's historical financial results and

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

projected financial results were reviewed with Montgomery Securities. Cable Car's general business plans and the potential synergies which could result from a business combination with Triarc were also discussed at this meeting.

     Over the next three weeks, Mr. Simpson had numerous conversations with Mr. Kogan at Triarc regarding Cable Car's and Triarc's respective businesses. During that time Cable Car and Triarc continued to review information and documents relating to the other's company.

     On May 7, 1997, Mr. Simpson met with Messrs. Peltz, May and Kogan in New York. During this meeting, Triarc proposed the general terms of a merger transaction between Cable Car and Triarc. Mr. Simpson, Mr. Kogan and Brian Schorr, Triarc's Executive Vice President and General Counsel, also met on May 8, 1997 to discuss Triarc's proposal.

     On May 12, 1997 the Cable Car Board held a special meeting to review the proposed transaction. Mr. Simpson summarized the terms of Triarc's merger proposal to the other members of the Board. The Cable Car Board also participated in a conference call with Montgomery Securities to discuss the proposed transaction. Following these discussions, the Cable Car Board authorized Mr. Simpson to proceed with negotiations with Triarc.

     From May 13 until June 17, 1997, senior management and counsel for Cable Car and Triarc had several discussions and telephone conferences to negotiate terms and conditions of a merger agreement and a stockholders agreement between Triarc and the Subject Stockholders and to exchange due diligence related information and documents. In light of the time and expense that Triarc would be required to incur in connection with pursuing the proposed transaction with Cable Car, Triarc insisted on obtaining an agreement with the Subject Stockholders that provides that their shares of Cable Car Common Stock would be voted in favor of the proposed merger and that grants to Triarc the option to purchase such shares under certain circumstances. See 'The Proposed Merger and Related Matters -- Additional Interests of Cable Car Management -- Stockholders Agreement.' On June 3, the Cable Car Board held a special meeting to review the status of the proposed merger agreement. At that time, the Board authorized Mr. Simpson to schedule a meeting between the Cable Car Board, Montgomery Securities and senior management of Triarc for purposes of concluding due diligence and finalizing a merger agreement.

     On June 18, 1997, the Cable Car Board, along with representatives from Montgomery Securities, met with several members of Triarc's senior management team. In those meetings, Triarc's management provided additional detailed information about Triarc and responded to questions from Cable Car Board members and Montgomery Securities regarding Triarc's business operations, business plans and financial projections. During the June 18 meetings, the parties also discussed the remaining open issues on the Merger Agreement.

     On June 19, 1997, the Cable Car Board held a special meeting. At this board meeting, Montgomery Securities presented its financial analysis of the proposed merger with Triarc and its oral opinion to the Cable Car Board regarding the fairness of the consideration to be received by Cable Car stockholders, from a financial point of view. The Cable Car Board then reviewed the current draft of the Merger Agreement and discussed certain issues which remained unresolved. Following this review, and after considering the factors described in 'Cable Car's Reasons for the Merger; Recommendation of Cable Car's Board of Directors' below, the Cable Car Board unanimously (i) determined that the terms of the Merger were fair to, and in the best interests of, the holders of Cable Car Common Stock, (ii) approved the terms of the Merger Agreement (subject to satisfactory resolution of certain open issues) and authorized Cable Car's officers to execute the Merger Agreement and to undertake all acts necessary or desirable to complete the Merger, (iii) recommended approval of the Merger Agreement by holders of Cable Car Common Stock and (iv) approved and ratified for the purposes of Section 203 of the DGCL the Merger Agreement, the Merger and the other transactions contemplated thereby, including the execution, delivery and performance of the Stockholders Agreement, and determined that neither Triarc nor any of its affiliates would be subject to the restrictions of Section 203 as an 'interested stockholder' of Cable Car for purposes of Section 203 as result of such agreements or transactions.

     On June 20 and again on June 23, Samuel Simpson and William Rutter, a Cable Car director, met with Brian Schorr regarding the Merger Agreement. Conference calls were also held with Cable Car's

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

legal counsel and Triarc's outside legal advisors to finalize the terms of the Merger Agreement. On June 24, 1997, Montgomery Securities provided the Cable Car Board with its written opinion confirming its June 19, 1997 oral opinion as delivered previously to the Cable Car Board.

     On June 24, the Merger Agreement and the Stockholders Agreement were executed. On June 24, 1997, pursuant to a written consent in lieu of meeting, the Cable Car Board unanimously approved the final Merger Agreement and ratified and approved all actions taken previously by Cable Car's officers and directors in connection with the Merger.

CABLE CAR'S REASONS FOR THE MERGER; RECOMMENDATION OF CABLE CAR'S BOARD OF DIRECTORS

     Cable Car has determined that the terms of the Merger Agreement and the transactions contemplated thereby (the 'Transactions') are fair to, and in the best interests of, Cable Car and its stockholders. Accordingly, the Cable Car Board has unanimously approved the Merger Agreement and recommends unanimously that the stockholders of Cable Car vote FOR approval of the Merger Agreement and the Merger. In reaching its determination, the Cable Car Board consulted with Cable Car's management, as well as its legal counsel and financial advisor, and considered the following material factors:

          1. the opportunity that the Merger affords Cable Car's stockholders to reduce their exposure to the risks inherent in Cable Car's reliance on a limited number of products, primarily premium soft drinks and waters, and the difficulties in competing against larger companies with more diversified product lines and greater financial resources, and the fact that the consideration per share of Cable Car Common Stock appropriately recognizes the significant value of Cable Car's business;

          2. the opportunity for Cable Car to gain greater market strength and market recognition for its products by combining with a large company; and the opportunity for Cable Car as a result of the Merger to offer its products as part of a broader range of premium beverages, including Snapple;

          3. the ability the Merger affords Cable Car to utilize the resources of the combined companies to develop additional products and new flavors and formulations for existing products and to develop those products more rapidly;

          4. potential revenue synergies, including the ability to market Cable Car's products through Triarc's distribution channels and to sell Cable Car's products together with Triarc's products;

          5. potential cost synergies, through consolidation and integration of certain manufacturing, distribution, sales and administrative operations and functions;

          6. the role that Cable Car's management, which the Cable Car Board believes is experienced and proven in the beverage industry, will play in the management of Triarc's Beverage Group;

          7. the Merger would reduce the possibility of Cable Car losing distributors and/or market share due to Triarc's potential development or acquisition of a brand directly competitive with the Stewart's brand;

          8. information concerning the financial performance and condition, business operations and prospects of each of Triarc and Cable Car;

          9. the fact that the Merger would allow holders of Cable Car Common Stock (a Nasdaq SmallCap company) to obtain an equity interest in Triarc (a New York Stock Exchange listed company) and to achieve greater liquidity than could be achieved by continuing to hold Cable Car Common Stock;

          10. the Conversion Price and the 1997 trading prices for Cable Car Common Stock and Triarc Common Stock and the fact that the consideration per share of Cable Car Common Stock that may be received under the Merger Agreement represents a premium over trading prices, during the last year, of Cable Car Common Stock and recognizes the significant value of Cable Car's business;

          11. the opportunity to permit the stockholders of Cable Car to benefit from Triarc's anticipated turnaround of the Snapple business;

          12. the expectation that the Merger will be nontaxable to the stockholders of Cable Car for federal income tax purposes;

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

          13. the opinion of Montgomery Securities dated June 24, 1997 (see 'The Proposed Merger and Related Matters -- Opinion of Financial Advisor to Cable Car'); and

          14. the opportunity for stockholders of Cable Car to vote on whether to approve the Merger Agreement and the Merger.

     In view of the wide variety of factors considered by the Cable Car Board, it did not find it practicable to quantify, or otherwise attempt to assign relative priorities or weights to the factors listed above. Consequently, the Cable Car Board did not quantify the assumptions and results of its analysis in reaching its determination that the terms of the Merger Agreement and the Transactions are fair to, and in the best interests of, Cable Car and its stockholders. THE CABLE CAR BOARD UNANIMOUSLY RECOMMENDS THAT CABLE CAR STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

TRIARC'S REASONS FOR THE MERGER

     The Triarc Board has determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Triarc. Accordingly, the Triarc Board has unanimously approved the Merger Agreement and the Merger. In reaching its determination, the Triarc Board consulted with Triarc's management, as well as its legal counsel, and considered the following material factors:

          1. the opportunity to add the premium brands distributed and marketed by Cable Car, particularly the Stewart's brand, to the Triarc Beverage Group's premium beverage offerings, as well as optimizing use of the Stewart's trademark;

          2. the potential to increase Cable Car's sales and profitability through improved distribution and potential cost savings through increased purchasing efficiencies;

          3. that Cable Car's management, which Triarc believes is experienced and proven in the beverage industry, will enhance the management of the Triarc Beverage Group;

          4. information concerning the financial performance and condition, business operations and prospects of Cable Car;

          5. the opportunity to acquire Cable Car in a stock for stock transaction, thereby enabling Triarc to use its cash on hand to pursue additional acquisitions in the future; and

          6. the opportunity to have a physical presence in the Western United States which will expand Triarc's exposure and access to new beverage products and brands.

     In connection with Triarc's review of Cable Car and in the course of the negotiations described in ' -- Background of the Merger' above, Cable Car and its representatives provided Triarc with certain financial projections, which Triarc believes are not publicly available, which projections forecast, for the year ended December 31, 1997, Cable Car's net sales, gross profit and net income to be approximately $26.0 million, $7.2 million and $1.9 million, respectively.

EFFECTIVE TIME

     If the Merger Agreement and the Merger are approved by the requisite vote of Cable Car's stockholders and all other conditions to the Merger are satisfied or waived (other than those conditions that can be satisfied on the closing date), the Merger will be consummated and effected at such time as the Certificate of Merger, in accordance with the relevant provisions of the DGCL, shall have been accepted for filing by the Secretary of State of the State of Delaware (or at such later time as agreed to by the parties to the Merger Agreement and specified in the Certificate of Merger). The Merger Agreement provides that Triarc and Cable Car will cause the Effective Time to occur as promptly as practicable following the satisfaction or waiver of all of the conditions (other than those conditions that can be satisfied on the closing date) set forth in the Merger Agreement. The Merger Agreement also provides that the officers and directors of Mergerco immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. Pursuant to the Simpson Employment Agreement, Samuel M. Simpson will become the President and Chief Executive Officer of

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

the Surviving Corporation. See 'Management of Surviving Corporation -- Simpson Employment Agreement.' Subject to the terms of the Merger Agreement, at the Effective Time, (a) the Certificate of Incorporation of the Surviving Corporation will be the Restated Certificate of Incorporation as set forth in Exhibit A to the Merger Agreement and (b) the Bylaws of Mergerco, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws. The Merger Agreement may be terminated prior to the Effective Time by either Triarc or Cable Car in certain circumstances, whether before or after approval of the Merger Agreement by the Cable Car stockholders. See 'The Merger Agreement -- Termination.'

CONVERSION OF SHARES OF CABLE CAR COMMON STOCK

     If the Merger Agreement and the Merger are approved by the requisite vote of Cable Car's stockholders and all other conditions to the Merger are satisfied or waived, then Mergerco will be merged into Cable Car, which will be the Surviving Corporation and which will thereupon become a wholly owned subsidiary of Triarc. In the Merger, each share of Cable Car Common Stock outstanding immediately prior to the Effective Time (other than treasury shares and shares held by Triarc and its subsidiaries and subsidiaries of Cable Car, all of which will be canceled, and shares with respect to which the holder has properly exercised its appraisal rights under Delaware law) will be converted into the right to receive 0.1722 shares of Triarc Common Stock, subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion Price is subject to adjustment as follows: (i) if the Average Triarc Share Price is less than $18.875, then the Conversion Price shall be adjusted to equal the quotient of $3.25 divided by such Average Triarc Share Price, and (ii) if the Average Triarc Share Price is greater than $24.50, then the Conversion Price shall be adjusted to equal the quotient of $4.22 divided by such Average Triarc Share Price (the Conversion Price, as so adjusted, is referred to herein as the 'Adjusted Conversion Price').

OPINION OF FINANCIAL ADVISOR TO CABLE CAR

     In connection with its consideration of the Merger, the Cable Car Board engaged Montgomery Securities to conduct a financial review of the Merger Agreement and of the businesses of Cable Car and Triarc. Montgomery Securities is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisition transactions. The Cable Car Board selected Montgomery Securities to conduct this review for use by the directors in connection with their consideration of the Merger because Montgomery Securities is highly respected and is experienced in financial matters as they relate to the Merger. Cable Car had not previously retained Montgomery Securities to provide any valuation, financial advisory or other services to Cable Car or its directors other than as set forth above in connection with the Merger.

     The engagement of Montgomery Securities was limited to its analysis of the financial fairness of the aggregate consideration to be received by the holders of Cable Car Common Stock in the Merger. Such engagement did not extend to any other aspect of the Merger, including (without limitation) the relative merits of the Merger, any alternatives to the Merger or Cable Car's underlying decision to proceed with or effect the Merger. THE OPINION OF MONTGOMERY SECURITIES WAS DIRECTED SOLELY TO THE CABLE CAR BOARD FOR ITS CONSIDERATION IN CONNECTION WITH THE MERGER, AND IS NOT A RECOMMENDATION TO ANY HOLDER OF CABLE CAR COMMON STOCK AS TO WHETHER THE MERGER IS IN SUCH HOLDER'S BEST INTERESTS OR AS TO WHETHER HOLDERS OF CABLE CAR COMMON STOCK SHOULD VOTE FOR OR AGAINST THE MERGER. THE FULL TEXT OF SUCH WRITTEN OPINION OF MONTGOMERY SECURITIES DATED JUNE 24, 1997 IS ATTACHED HERETO AS APPENDIX C, AND SETS FORTH CERTAIN IMPORTANT QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION. The summary description of such opinion set forth below is qualified in its entirety by the full text of the opinion attached hereto as Appendix C.

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     In connection with its opinion, Montgomery Securities (i) reviewed certain publicly available financial and other data with respect to Cable Car and Triarc, including the consolidated financial statements for recent years and interim periods to March 31, 1997, and certain other relevant financial and operating data relating to Cable Car and Triarc made available to it from published sources and from the internal records of Cable Car and Triarc; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Cable Car Common Stock and Triarc Common Stock; (iv) compared Cable Car and Triarc from a financial point of view with certain other companies in the beverage industry which Montgomery Securities deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the beverage industry which Montgomery Securities deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Cable Car and Triarc certain information of a business and financial nature regarding Cable Car and Triarc furnished by Cable Car and Triarc to Montgomery Securities, including financial forecasts and related assumptions of Cable Car and Triarc; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Cable Car's counsel; and
(viii) performed such other analyses and examinations as Montgomery Securities deemed appropriate.

     Based upon its review of the foregoing, but subject to the limitations set forth below and in reliance upon the assumptions set forth below, Montgomery Securities provided the Board of Directors with its opinion as investment bankers that as of the date of their opinions (June 24, 1997 and June 19, 1997), the aggregate consideration to be received by the holders of Cable Car Common Stock pursuant to the Merger was fair to such holders of Cable Car Common Stock from a financial point of view.

     In connection with its review, Montgomery Securities did not assume any obligation to verify the above described information reviewed by it, and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Cable Car and Triarc provided to Montgomery Securities by Cable Car's and Triarc's respective managements, Montgomery Securities assumed that the forecasts (including the assumptions made by Triarc's management regarding the recent acquisition of Snapple by Triarc) had been reasonably prepared on bases reflecting the best available estimates and judgements of the respective managements as to the future financial performance of Cable Car and Triarc, and that such projections provided a reasonable basis upon which Montgomery Securities could form its opinion. Montgomery Securities also assumed that there had been no material changes in Cable Car's or Triarc's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Montgomery Securities. Montgomery Securities relied on advice of the counsel and the independent accountants to Cable Car as to all legal and financial reporting matters with respect to Cable Car, the Merger and the Merger Agreement. Montgomery Securities assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, Montgomery Securities did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Cable Car or Triarc, nor was Montgomery Securities furnished with any such appraisals. Finally, Montgomery Securities' opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Montgomery Securities as of, the date of the opinion (June 24, 1997). Accordingly, although subsequent developments may affect this opinion, Montgomery Securities did not assume and does not have any obligation to update, revise or reaffirm this opinion.

     Montgomery Securities further assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Cable Car of any of the conditions to its obligations thereunder. The full text of the Merger Agreement is attached hereto as Appendix B-1 and the terms described in the Merger Agreement and the conditions to Cable Car's obligations thereunder should be reviewed and understood by holders of Cable Car Common Stock in connection with their consideration of the Merger.

     Finally, Montgomery Securities did not and could not express any opinion regarding the price at which the Triarc Common Stock may trade at any future time. Since the aggregate consideration to be

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

received by the holders of Cable Car Common Stock pursuant to the Merger is based upon a fixed exchange ratio (subject to a collar), the market value of the aggregate consideration that holders of Cable Car Common Stock will receive in the Merger may vary significantly from what such holders would have received when the opinion of Montgomery Securities was presented to the Cable Car Board. Additionally, the market value of the aggregate consideration received by holders of Cable Car Common Stock in the Merger can be expected to change after the consummation of the Merger as the trading price of Triarc Common Stock changes in the ordinary course (or otherwise) of purchases and sales in the open market.

     Set forth below is a brief summary of the report presented by Montgomery Securities to the Cable Car Board on June 19, 1997 in connection with its opinion described above.

     Comparable Company Analysis. Using public and other available information, Montgomery Securities calculated the imputed per share value of the Cable Car Common Stock based on the multiples of last twelve months' earnings before interest, taxes, depreciation and amortization ('LTM EBITDA') at which six publicly traded beverage companies (the 'Beverage Companies') were trading on June 17, 1997. The Beverage Companies were Boston Beer Company, Inc., Hansen Natural Corp., National Beverage Corp., Odwalla, Inc., Redhook Ale Brewery and Seven UP RC Bottling Co. The June 17, 1997 stock prices of the Beverage Companies reflected a mean LTM EBITDA multiple of 9.8x and a median LTM EBITDA multiple of 9.7x. Montgomery Securities applied the mean and median multiples of LTM EBITDA for the Beverage Companies to the LTM EBITDA of Cable Car and to the earnings before interest, taxes, depreciation and amortization ('EBITDA') projected by Cable Car's management for its 1997 fiscal year (the '1997 EBITDA'). Montgomery Securities also made applicable adjustments to reflect that Cable Car did not have any long term debt and had a positive cash position (defined as cash minus debt) as of March 31, 1997 of $1.3 million. This analysis indicated an imputed equity value (defined as aggregate value plus the positive cash position) of Cable Car of between $27.9 million and $33.2 million, or between $3.11 and $3.71 per share.

     Comparable Transaction Analysis. Montgomery Securities reviewed the consideration paid in merger and acquisition transactions in the beverage industry that have been announced since 1990. Montgomery Securities analyzed the consideration paid in such transactions as a multiple of the target companies' LTM EBITDA. Such analysis yielded mean and median multiples of 10.9x and 11.5x LTM EBITDA, respectively. Montgomery Securities then applied the foregoing multiples to Cable Car's LTM EBITDA and 1997 EBITDA, and added Cable Car's positive cash position as of March 31, 1997 ($1.3 million). This analysis indicated an imputed equity value of Cable Car of between $31.1 million and $38.9 million, or between $3.47 and $4.35 per share.

     Premiums Paid Analysis. Montgomery Securities reviewed the consideration paid in comparable U.S. acquisitions involving cash consideration of between $25 million and $60 million that have been announced since January 1, 1994. Montgomery Securities calculated the premiums paid in these transactions over the applicable stock prices of the target companies one week prior to the announcement of the acquisition offer, and then calculated the mean and median of those premiums (which were 40.6% and 36.8%, respectively). Montgomery Securities then applied the mean and median premiums so derived to Cable Car's closing stock prices on April 25, 1997 ($2.38) and June 17, 1997 ($3.69), and added the positive cash position as of March 31, 1997 ($1.3 million). The share price of Cable Car as of April 25, 1997, was selected for this analysis because on that date an article appeared in Beverage Digest which discussed a potential merger involving Cable Car and Triarc. This analysis indicated an imputed equity value of Cable Car of between $30.4 million and $31.2 million, or between $3.40 and $3.49 per share, based on the price of Cable Car Common Stock prior to the Beverage Digest article, and between $46.4 million and $47.7 million, or between $5.18 and $5.33 per share, based on the price of Cable Car Common Stock on June 17, 1997.

     No other company or transaction used in the comparable company analysis, the comparable transactions analysis or the premiums paid analysis as a comparison is identical to Cable Car or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Cable Car and the Merger are being compared.

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

     Discounted Cash Flow Analysis. Montgomery Securities applied a discounted cash flow analysis to Cable Car's financial forecasts for 1997 (prepared by Cable Car's management and provided to Montgomery Securities) and for 1998 through 2002 (prepared by Montgomery Securities using 10% growth in revenues and constant margins as assumptions). Cable Car did not provide Montgomery Securities with any financial forecasts for periods beyond 1997.

     In conducting its discounted cash flow analysis, Montgomery Securities first calculated the estimated future streams of free cash flows that Cable Car would produce through 2002 (using Cable Car's management's 1997 financial forecasts for 1997, and applying the mathematical assumptions with respect to revenues and margins set forth above for 1998 through 2002). Second, Montgomery Securities estimated Cable Car's aggregate value at the end of 2002 by applying a range from multiples of 8.0x to 10.0x to Cable Car's estimated EBITDA (calculated as set forth from the mathematical assumptions set forth above) in 2002. Such cash flow streams and aggregate values were discounted to present values using discount rates ranging from 9.0% to 14.0%, chosen to reflect different assumptions regarding Cable Car's cost of capital. The amount of Cable Car's positive cash position was then added to such present values. This analysis indicated an imputed equity value of Cable Car of between $31.2 million and $44.9 million, or between $3.48 and $5.02 per share.

     Pro Forma Merger Analysis. Holders of Cable Car Common Stock will receive Triarc Common Stock in the Merger. Montgomery Securities reviewed and analyzed the pro forma financial impact of the Merger on the projected earnings per share for Triarc Common Stock forecast by Triarc's management for Triarc's 1997 fiscal year. Assuming the accuracy of the financial forecasts provided to Montgomery Securities by the management of Cable Car and Triarc, and without giving effect to any operating synergies that might be realized following the Merger, this analysis indicated that the Merger should be non-dilutive to Triarc's anticipated 1997 earnings per share.

     While the foregoing summary describes all analyses and examinations that Montgomery Securities deemed material to the preparation of its opinion to the Cable Car Board, it does not purport to be a comprehensive description of all analyses and examinations actually conducted by Montgomery Securities. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description; and selecting portions of the analyses and of the factors considered by Montgomery Securities, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in the presentation of Montgomery Securities to the Cable Car Board on June 19, 1997. In addition, Montgomery Securities may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery Securities' view of the actual value of Cable Car or Cable Car Common Stock. To the contrary, Montgomery Securities expressed no opinion on the actual value of Cable Car or Cable Car Common Stock, and its opinion that is addressed and limited to the Cable Car Board extends only to the belief expressed by Montgomery Securities that the immediate value to holders of Cable Car Common Stock, from a financial point of view under the Merger, is within the range of values that might fairly be ascribed to the Cable Car Common Stock as of the date of the opinions of Montgomery Securities (June 24, 1997 and June 19, 1997).

     In performing its analyses, the Montgomery Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cable Car and Triarc. The analyses performed by Montgomery Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Montgomery Securities' analysis for the Cable Car Board of the fairness of the Merger to Cable Car from a financial point of view, and were provided solely to the Cable Car Board in connection with the Cable Car Board's consideration of the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. Montgomery Securities used in its analyses various projections of future performance prepared by the managements of Cable Car and Triarc. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not

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

certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, the opinion of Montgomery Securities and the presentation to the Cable Car Board summarized above were among the many factors taken into consideration by the Cable Car Board in making its determination to approve, and to recommend that its stockholders approve the Merger. Montgomery Securities, however, does not make any recommendation to holders of Cable Car Common Stock (or to any other person or entity) as to whether such stockholders should vote for or against the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material federal income tax consequences of the Merger to Cable Car and holders of Cable Car Common Stock who are citizens or residents of the United States. It does not discuss all the tax consequences that may be relevant to Cable Car stockholders in special tax situations (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or non-U.S. persons) or to Cable Car's stockholders who acquired their shares of Cable Car Common Stock pursuant to the exercise of employee stock options or warrants, or otherwise as compensation. The summary also does not discuss tax consequences to holders of outstanding Cable Car stock options.

     Neither Triarc nor Cable Car has obtained a ruling from the IRS with regard to any of the federal income tax consequences of the Merger. The opinion of counsel to Cable Car as to the federal income tax consequences of the Merger set forth in the next paragraph will not be binding on the IRS or the courts.

     Sherman & Howard L.L.C., of Denver, Colorado, special tax counsel to Cable Car, is of the opinion that, under present federal income tax law, and based on
(i) certain representations regarding factual matters and certain covenants as to future actions made by Triarc, Cable Car and major holders of Cable Car Common Stock, and (ii) the assumption that the Merger and related transactions will take place as described in the Merger Agreement, the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. Cable Car stockholders should be aware that if these representations are incorrect, if these covenants are not complied with, or if the transactions do not occur as described in the Merger Agreement, the conclusions reached by counsel in its opinion might be jeopardized. Under the Merger Agreement, it is a condition precedent to Cable Car's obligation to consummate the Merger that Sherman & Howard L.L.C. deliver to Cable Car an opinion to the effect of the foregoing.

     Provided that the Merger qualifies as a reorganization, (i) Cable Car will not recognize any taxable gain or loss as a result of the Merger, (ii) no gain or loss will be recognized by Cable Car's stockholders upon the conversion of their shares of Cable Car Common Stock into shares of Triarc Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares), (iii) the aggregate tax basis of the shares of Triarc Common Stock into which shares of Cable Car Common Stock are converted pursuant to the Merger will be the same as the aggregate tax basis of such Cable Car Common Stock surrendered in the exchange (reduced by the portion of the stockholder's tax basis properly allocated to the fractional share interest, if any, for which the stockholder receives cash) and (iv) the holding period for shares of Triarc Common Stock into which shares of Cable Car Common Stock are converted pursuant to the Merger will include the period that such shares of Cable Car Common Stock were held by the holder, provided that such shares were held as a capital asset by the holder at the Effective Time.

     Any Cable Car stockholder who receives cash in lieu of a fractional share of Triarc Common Stock will be treated for federal income tax purposes as receiving cash in redemption of the fractional share interest. The cash payment will be treated as a distribution in redemption of Triarc Common Stock under
Section 302 of the Code, so that such Cable Car stockholder will generally recognize gain or loss equal to the difference between the cash received and such stockholder's tax basis in the fractional share. Such gain or loss will be capital gain or loss if such Cable Car Common Stock is held as a capital asset at the Effective Time. If such Cable Car Common Stock was held for more than 12 months prior

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

to the Effective Time, such gain or loss recognized upon the receipt of cash in lieu of a fractional share will generally be long-term capital gain or loss. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a stockholder's ability to offset capital losses against ordinary income, and because Cable Car stockholders that are individuals may be entitled to a preferential rate on long-term capital gains. The Taxpayer Relief Act of 1997 further reduces tax rates on capital gains recognized by individuals in respect of assets held for more than 18 months. Cable Car stockholders are advised to consult with their own tax advisors regarding the application of the Taxpayer Relief Act of 1997 to their particular circumstances.

     A successful IRS challenge to the reorganization status of the Merger would result in Cable Car stockholders recognizing taxable gain or loss with respect to each share of Cable Car Common Stock surrendered equal to the difference between the stockholder's tax basis in such share and the fair market value, as of the Effective Time, of the Triarc Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Triarc Common Stock so received would equal the fair market value of such stock as of the Effective Time, and the stockholder's holding period for such stock would begin the day after the Effective Time.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL THE FOREGOING IS SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS. CABLE CAR'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE POSSIBLE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Triarc under the 'purchase' method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate Merger Consideration paid by Triarc will be allocated to the Cable Car assets acquired and liabilities assumed based on their fair values; and the results of operations of Cable Car will be included in the results of operations of Triarc only for periods subsequent to the Effective Time.

RESALE OF TRIARC COMMON STOCK BY AFFILIATES

     The shares of Triarc Common Stock to be issued in the Merger will be registered under the Securities Act pursuant to the Registration Statement of which this Proxy Statement/Prospectus is a part, thereby allowing such shares of Triarc Common Stock to be freely transferable under the Securities Act, except for shares issued pursuant to the terms of the Merger Agreement to any holder of Cable Car Common Stock who may be deemed to be an 'affiliate' of Cable Car or Triarc for purposes of Rule 145 under the Securities Act. Such affiliates may not sell their shares of Triarc Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145, Rule 144 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of an entity generally include individuals or entities that control, are controlled by or are under common control with such entity, and includes the directors, the executive officers and the principal stockholders of such entity.

     Cable Car has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who may be deemed an affiliate (for the purposes of Rule 145) of Cable Car to execute and deliver a written agreement intended to ensure compliance with the Securities Act, the form of which is attached to the Merger Agreement as Exhibit B.

     This Proxy Statement/Prospectus cannot be used for resales of Triarc Common Stock received by any person who may be deemed an affiliate of Cable Car.

REGULATORY APPROVALS


     Under the HSR Act and the rules thereunder promulgated by the Federal Trade Commission (the 'FTC'), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the 'Antitrust Division') and specified waiting period requirements have been satisfied. Triarc and Cable Car filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division with a request for early termination of the waiting period with respect thereto and on October 15, 1997 were notified that the waiting period had been terminated.


     Other than the expiration or termination of the applicable waiting period under the HSR Act, the Commission declaring effective the Registration Statement containing this Proxy Statement/Prospectus, approvals in connection with compliance with applicable Blue Sky or state securities laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither the management of Triarc nor the management of Cable Car believes that any filing with or approval of any governmental authority is necessary in connection with the consummation of the Merger. Pursuant to the Merger Agreement, Triarc, Mergerco and Cable Car each have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger Agreement and the consummation of the Merger. Each of Triarc, Mergerco and Cable Car have agreed to take, and cause their subsidiaries to take, all reasonable actions necessary to obtain any consent, authorization, order or approval of, any governmental authority or other third party required to be obtained or made by Triarc, Mergerco or Cable Car or any of their subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement.

SECTION 203 OF THE DGCL

     Section 203 of the DGCL ('Section 203') prohibits a Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for three years following the time that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is an individual, corporation, partnership, unincorporated association or other entity who or which owns 15% or more of the corporation's outstanding voting stock or is an affiliate or an associate of the corporation and was the owner of 15% or more of the corporation's outstanding voting stock at any time within the previous three years.

     For purposes of Section 203, the term 'business combination' is defined broadly to include mergers with or, with certain limitations, caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a majority-owned subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a majority-owned subsidiary of stock of the corporation or of such subsidiary to the interested stockholder, with certain enumerated exceptions; most transactions involving the corporation or a majority-owned subsidiary having the effect of directly or indirectly increasing the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock; or any receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a majority-owned subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if (i) prior to the time when such stockholder becomes an interested stockholder the board of directors of the corporation approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction which made him or her an interested stockholder the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding from the calculation of outstanding shares those shares owned by directors who are also officers of the corporation and shares

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

held by employee stock plans which do not afford employees the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the time when such person becomes an interested stockholder, the board approves the business combination and it is also approved at the stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

     Section 203 applies only to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on NASDAQ or held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote. The Cable Car Charter does not include such a provision.

     The Cable Car Board believes that Section 203 will not be applicable to Triarc or its affiliates, as, prior to the time when Triarc or its affiliates would become an interested stockholder of Cable Car, the Cable Car Board approved the transaction which would result in Triarc or its affiliates becoming an interested stockholder. On June 19, 1997, the Cable Car Board approved the Merger Agreement, the Merger and all other transactions contemplated thereby, including the entering into and performance of the Stockholders Agreement, which, individually or collectively, constitute the transactions which will make Triarc or its affiliates an interested stockholder. In addition, on June 19, 1997, the Cable Car Board determined that neither Triarc nor any of its affiliates would be subject to the restrictions of Section 203 as an 'interested stockholder' of Cable Car as a result of the Merger Agreement, the Merger and all other transactions contemplated thereby, including the Stockholders Agreement.

STOCK EXCHANGE LISTING

     Triarc will file an application to list the shares of Triarc Common Stock to be issued in connection with the Merger on the NYSE. Approval of such listing, subject to official notice of issuance, is a condition to consummation of the Merger.

ADDITIONAL INTERESTS OF CABLE CAR MANAGEMENT

     In considering the recommendation of the Cable Car Board with respect to the Merger Agreement and the Transactions, holders of Cable Car Common Stock should be aware that certain members of Cable Car's management and of the Cable Car Board have interests in the Merger that are in addition to the interest of Cable Car stockholders generally.

SIMPSON EMPLOYMENT AGREEMENT

     Samuel M. Simpson, the President and Chief Executive Officer and a director of Cable Car, currently has a three-year employment contract with Cable Car providing for an annual salary of $175,000 and annual bonuses based on Cable Car's revenues and profits. Mr. Simpson has entered into an agreement with Triarc that, upon the Effective Time, he will enter into the Simpson Employment Agreement with the Surviving Corporation which will supersede Mr. Simpson's existing employment agreement with Cable Car and provide for Mr. Simpson's employment as President and Chief Executive Officer of the Surviving Corporation and the Cable Car Subsidiaries, and a representative for the Triarc Beverage Group for the western United States. The Simpson Employment Agreement will have a three-year term. Pursuant to its terms, Mr. Simpson will receive an annual salary of $284,300 per year (subject to increase but not decrease during the initial term of the agreement) and be eligible to receive additional incentive cash compensation, Triarc stock options and other benefits as more fully described in 'Management of the Surviving Corporation -- Simpson Employment Agreement.' Mr. Simpson will also be entitled to a $400,000 bonus upon signing the Simpson Employment Agreement which will be refundable on a pro rata basis should he leave his employment prior to the first anniversary of the Effective Time.

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ACCELERATION OF VESTING OF STOCK OPTIONS

     In accordance with the terms of their grant, all unvested Cable Car Stock Options, including those granted to officers, directors and non-director employees of Cable Car, will become immediately exercisable on the Effective Date of the Merger. The options for Triarc Common Stock to be issued by Triarc in the Merger to replace such Cable Car Stock Options will be immediately exercisable. See 'The Merger Agreement -- Cable Car Stock Options.'

STOCKHOLDERS AGREEMENT


     In light of the time and expense Triarc would incur in pursuing the proposed transaction with Cable Car, as a condition to Triarc's execution of the Merger Agreement and for no separate consideration, Triarc required that Samuel
M. Simpson, the President and Chief Executive Officer of Cable Car, Susan L. Neff, Mr. Simpson's wife, William H. Rutter, a director of Cable Car, and Susan
L. Fralick, Mr. Rutter's wife (collectively, the 'Subject Stockholders'), execute the Stockholders Agreement with Triarc, which provides that the Cable Car Common Stock held by the Subject Stockholders will be voted in favor of the Merger. As of September 30, 1997, the Subject Stockholders owned an aggregate of 1,766,409 shares of Cable Car Common Stock, or approximately 19.7% of the shares of Cable Car Common Stock entitled to vote at the Special Meeting, which are subject to the terms of the Stockholders Agreement (such amount does not include 12,200 shares of Cable Car Common Stock owned by them but not subject to the Stockholders Agreement). Each Subject Stockholder has agreed that at any meeting of the holders of Cable Car Common Stock, he or she will, until the Effective Time or the termination of the Merger Agreement, vote or cause to be voted such Cable Car Common Stock and any Cable Car Common Stock acquired after the date of the Stockholders Agreement (collectively, the 'Subject Stock') in favor of approval of the Merger Agreement and the Merger and against any (i) action or agreement that would result in a breach of any of Cable Car's representations or warranties or obligations under the Merger Agreement, (ii) Acquisition Proposal,
(iii) change in a majority of the Subject Stockholders who constitute the Cable Car Board, (iv) any change in the capitalization of Cable Car or any amendment of Cable Car's certificate of incorporation or bylaws, (v) any other material change in Cable Car's corporate structure or business, or (vi) any other action which is intended, or could reasonably be expected, to prevent or delay beyond December 31, 1997 the Merger or the other Transactions. Each Subject Stockholder has also granted Triarc an irrevocable proxy to vote his or her shares of Subject Stock as specified above in the event that such Stockholder fails to so vote his or her Subject Stock.


     In addition, pursuant to the Stockholders Agreement, each Subject Stockholder has granted to Triarc an exclusive and irrevocable option to purchase his or her Subject Stock in whole but not in part at any time after Cable Car has delivered to Triarc a Transaction Notice (as defined in 'The Merger Agreement -- No Solicitation of Transactions') or Cable Car has furnished confidential information to any person or entered into negotiations with any person with respect to an Acquisition Proposal (as defined in 'The Merger Agreement -- No Solicitation of Transactions'), at a price per share in cash equal to the product obtained by multiplying 0.1722 (the 'Option Conversion Price') and the average (without rounding) of the closing prices per share of Triarc Common Stock on the NYSE on the NYSE Composite Tape for the 15 consecutive NYSE trading days ending on the NYSE trading day immediately preceding the date of the closing of the exercise of the option (the 'Option Average Share Price'), subject to the following adjustment: if the Option Average Share Price is less than $18.875, then the Option Conversion Price will be adjusted to equal the quotient obtained by dividing $3.25 by the Option Average Share Price, and if the Option Average Share Price is greater than $24.50, then the Option Conversion Price will be adjusted to equal the quotient obtained by dividing $4.22 by the Option Average Share Price. All options granted to Triarc under the Stockholders Agreement must be exercised simultaneously. If the Merger Agreement is terminated pursuant to a Cable Car Default Termination or a Stockholder Vote Termination (as each such term is defined in 'The Merger Agreement -- Termination') and the Stockholders Agreement is not terminated as described in the next paragraph, then Triarc must exercise the options within 10 business days following such termination of the Merger Agreement, or the options will expire.

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

     The Stockholders Agreement, including the options granted by the Subject Stockholders thereunder, will terminate if (i) the Effective Time occurs or (ii) the Merger Agreement is terminated pursuant to a (A) Consent Termination, an Optional Termination, a Triarc Default Termination or a Triarc Share Price Termination (as each such term is defined in 'The Merger Agreement -- Termination') or (B) a Cable Car Default Termination or a Stockholder Vote Termination (as each such term is defined in 'The Merger
Agreement -- Termination') so long as Cable Car or its stockholders shall not have received an Acquisition Proposal (as defined in 'The Merger Agreement -- No Solicitation of Transactions') and the Cable Car Board shall not have withdrawn, or modified or changed in a manner adverse to Triarc or Mergerco its approval or recommendation of the Merger Agreement or the Merger.

     The Subject Stockholders received no separate consideration for executing the Stockholders Agreement and did so at Triarc's insistence in order for Triarc to agree to enter into the Merger Agreement.

     The Stockholders Agreement is attached as Appendix B-2 to this Proxy Statement/Prospectus and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to the Stockholders Agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Merger Agreement, Triarc and the Surviving Corporation have agreed that the Certificate of Incorporation and Bylaws of the Surviving Corporation and each of the Cable Car Subsidiaries will contain provisions no less favorable with respect to indemnification of directors, officers, agents and employees and other individuals than those set forth in the certification of incorporation and Bylaws of Cable Car and the Cable Car Subsidiaries as in effect on the date of the Merger Agreement, and further agreed that such provisions will not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, agents or employees of Cable Car or any of the Cable Car Subsidiaries or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and Bylaws of Cable Car or any of the Cable Car Subsidiaries. If the Surviving Corporation or any of the Cable Car Subsidiaries will not have the financial resources to satisfy its indemnification obligations to such persons as provided under its certificate of incorporation and Bylaws, Triarc has agreed that it will provide such indemnification of such persons to the extent so provided.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement not summarized elsewhere in this Proxy Statement/Prospectus. The Merger Agreement is attached as Appendix B-1 to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.

CONVERSION OF SECURITIES

     At the Effective Time, by virtue of the Merger and without any action on the part of Mergerco, Cable Car or the holders of any of Cable Car's securities, each share of Cable Car Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Cable Car Common Stock owned by Cable Car as treasury shares or by Triarc or any of its subsidiaries or any subsidiaries of Cable Car, which will be canceled, and shares of Cable Car Common Stock held by a person who has properly exercised his appraisal rights under Section 262 of the DGCL (the 'Dissenting Shares')) will be converted into the right to receive 0.1722 (the 'Conversion Price') of a share of Triarc Common Stock, subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion Price is subject to adjustment as follows: (i) if the Average Triarc Share Price (as defined below) is less than $18.875, then the Conversion Price shall be adjusted to equal the quotient of $3.25 divided by such Average Triarc Share Price, and
(ii) if the Average Triarc Share Price is greater than $24.50, then the Conversion Price shall be adjusted to equal the quotient of $4.22 divided by such Average Triarc Share Price (the Conversion Price as so adjusted, is referred to herein as the 'Adjusted Conversion Price'). For example, if the Average Triarc Share Price is (i) $18.875 or greater, but not greater than $24.50, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.1722 of a share of Triarc Common Stock; (ii) $18.00, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.18056 of a share of Triarc Common Stock; and (iii) $26.00, then each share of Cable Car Common Stock will be converted at the Effective Time into the right to receive 0.16231 of a share of Triarc Common Stock. Under the Merger Agreement, the 'Average Triarc Share Price' means the average (without rounding) of the closing prices per share of Triarc Common Stock on the NYSE Composite Tape for the 15 consecutive NYSE trading days ending on the NYSE trading day immediately preceding the Closing Date.

     Holders of Dissenting Shares are entitled to exercise appraisal rights in connection with the Merger. See 'Appraisal Rights.'

     Each share of Cable Car Common Stock held in the treasury of Cable Car and each share of Cable Car Common Stock owned by Triarc or any direct or indirect wholly owned subsidiary of Triarc or any of the Cable Car Subsidiaries immediately prior to the Effective Time will, by virtue of the Merger, and without any action of the Company or the holder thereof, be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

     Each share of the common stock, par value $1.00 per share, of Mergerco issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

EXCHANGE PROCEDURES

     As of the Effective Time, Triarc will deposit, or will cause to be deposited, with Harris Trust Company of New York or such other bank or trust company as may be designated by Triarc and approved by Cable Car, which approval will not be unreasonably withheld (the 'Exchange Agent'), for the benefit of the holders of Cable Car Common Stock, for exchange in accordance with the exchange procedures of the Merger Agreement through the Exchange Agent, certificates representing an aggregate number of shares of Triarc Common Stock as nearly as practicable equal to the product of the Adjusted Conversion Price and the number of outstanding shares of Cable Car Common Stock to be converted in accordance with the Merger Agreement (the 'Exchange Fund').

     As promptly as practicable after the Effective Time, Triarc will cause the Exchange Agent to mail and/or make available to each holder of a certificate or certificates which immediately prior to the

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Effective Time represented outstanding shares of Cable Car Common Stock (other than shares to be canceled without consideration pursuant to the Merger Agreement) (the 'Certificates') (i) a notice and letter of transmittal (which will advise the holder of the effectiveness of the Merger) and (ii) instructions for the procedure for effecting the surrender of the Certificates in exchange for certificates representing shares of Triarc Common Stock and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereon, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Triarc Common Stock which such holder has the right to receive in respect of the shares of Cable Car Common Stock formerly represented by such Certificate (after taking into account all shares of Cable Car Common Stock then held by such holder), cash in lieu of fractional shares of Triarc Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered will then be canceled. At the Effective Time, the Cable Car Common Stock transfer books will be closed and no further transfer of shares of Cable Car Common Stock will be made thereafter. Until surrendered as contemplated by these provisions of the Merger Agreement, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Triarc Common Stock, cash in lieu of any fractional shares of Triarc Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled.

DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     No dividends or other distributions declared or made after the Effective Time with respect to Triarc Common Stock with a record date at or after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Triarc Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder until the holder of such Certificate surrenders such Certificate. Upon surrender of any such Certificate, there will be paid to the person in whose name the shares of Triarc Common Stock is issued in exchange therefor, without interest, the amount of any dividends which will have become payable with respect to such shares of Triarc Common Stock between the Effective Time and the time of such surrender and at the appropriate payment date, the amount of dividends or other distributions, with a record date at or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Triarc Common Stock, subject in each case to deductions required by applicable law to be withheld and any applicable escheat laws or unclaimed property laws.

NO FURTHER RIGHTS IN CABLE CAR COMMON STOCK

     All shares of Triarc Common Stock issued upon conversion of the shares of Cable Car Common Stock in accordance with the terms of the Merger Agreement (including any cash paid in respect of dividends, distributions and fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Cable Car Common Stock.

NO FRACTIONAL SHARES

     Shares of the Triarc Common Stock shall be issued only in whole shares. A holder of Cable Car Common Stock immediately prior to the Effective Time will not be entitled to receive fractional shares of Triarc Common Stock (the 'Fractional Shares') but, instead, will be entitled to receive promptly from the Exchange Agent a cash payment in lieu of Fractional Shares in an amount equal to such stockholder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such stockholders, of the aggregate Fractional Shares. Such sales shall be made promptly after the Effective Time, or in the case of Dissenting Shares the holders of which have either withdrawn its demand for appraisal or failed to establish or lost or forfeit its appraisal rights, which become exchangeable for the Merger Consideration, promptly after such change in status of such Dissenting Shares. Such cash payments will be made to each such stockholder only upon proper

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surrender of such stockholder's Certificates, together with a properly completed and duly executed transmittal form and any other required documents.

CABLE CAR STOCK OPTIONS

     Each option issued by Cable Car that is exercisable for Cable Car Company Stock and outstanding immediately prior to the Effective Time (a 'Cable Car Option'), whether or not then vested or exercisable, shall, effective as of the Effective Time, and without any action on the part of the holder thereof, be assumed by Triarc and become and represent an option exercisable for shares of Triarc Common Stock (a 'Substitute Option') with the same expiration dates as such Cable Car Option immediately prior to the Effective Time (but taking into account any acceleration of the vesting of such Cable Car Option as a result of the consummation of the Merger), with the new exercise price thereof being determined by dividing the exercise price of such Cable Car Option by the Adjusted Conversion Price (with the result of such calculation rounded to the nearest whole cent), and the number of shares of Triarc Common Stock issuable upon exercise of the Substitute Options being determined by multiplying the number of shares to be issued upon exercise of such Cable Car Option by the Adjusted Conversion Price (with the result of such calculation rounded to the nearest whole number). As discussed in 'The Proposed Merger and Related
Matters -- Additional Interests of Cable Car Management -- Acceleration of Vesting of Stock Options,' all unvested Cable Car Options will vest at the Effective Time. Triarc will file as soon as practicable after the Effective Time, but in no event later than 45 days after the Effective Time, and keep current, one or more registration statements on Form S-8 (or any successor or appropriate form) with respect to the shares of Triarc Common Stock subject to the Substitute Options so long as such Substitute Options remain outstanding.

TERMINATION OF EXCHANGE FUND

     Any portion of the Exchange Fund which will not have been distributed to the holders of Cable Car Common Stock prior to the second anniversary of the Effective Time will be delivered to Triarc, and any holders of Cable Car Common Stock who have not previously complied with the exchange procedures set forth in the Merger Agreement will thereafter look only to Triarc for payment of the Merger Consideration to which they are entitled under the Merger Agreement, subject to escheat and similar laws.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Triarc, Mergerco and Cable Car relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, power, authority and good standing of, and similar corporate matters with respect to, each of Triarc and Cable Car and their respective subsidiaries; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement by each party thereto; (iii) each of Triarc's and Cable Car's capital structure; (iv) the reports and other documents filed with the Commission and other regulatory authorities, the financial statements included therein and the accuracy of the information contained in each of them; (v) the absence of certain changes or events prior to the date of the Merger Agreement having a material adverse effect on Triarc and its subsidiaries, taken as a whole, or Cable Car and the Cable Car Subsidiaries, taken as a whole, as the case may be; and (vi) with respect to the Merger Agreement and the Merger, the absence of conflict with the certificate of incorporation and bylaws of each of Cable Car and the Cable Car Subsidiaries, the certificate of incorporation and bylaws of each of Triarc and its subsidiaries, and with applicable law or any material contracts to which Cable Car or Triarc or any of their respective subsidiaries, as the case may be, is a party or by which they may be bound.

     In addition, the Merger Agreement contains certain additional representations and warranties of Cable Car and the Cable Car Subsidiaries relating to (i) the vote required by Cable Car's stockholders to approve the Merger Agreement; (ii) the absence of undisclosed liabilities; (iii) the accuracy of the information provided by Cable Car for inclusion in the Registration Statement (including this Proxy Statement/Prospectus); (iv) compliance with laws; (v) the absence of pending or threatened litigation

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

affecting Cable Car or any of the Cable Car Subsidiaries; (vi) the payment of taxes, the filing of tax returns and other tax matters; (vii) compliance with contractual obligations; (viii) the absence of defaults under Cable Car's and the Cable Car Subsidiaries' contracts and the absence of contractual provisions limiting their right to compete; (ix) Cable Car's and the Cable Car Subsidiaries' ownership and right to use certain intellectual property and the absence of (A) any challenges to their intellectual property rights, or (B) any infringements or conflicts with their business and the intellectual property rights of third parties; (x) certain employee benefit plans and ERISA matters;
(xi) the condition of Cable Car's inventory and receivables and the status of Cable Car's and the Cable Car Subsidiaries' ongoing relationship with their suppliers; (xii) historical case sales under the Stewart's Master Agreement and the worldwide scope of the territory subject to exclusive license thereunder;
(xiii) transactions with affiliates; (xiv) the applicability of state takeover statutes to the Merger; and (xv) the absence of any brokerage, finder's or other fee due in connection with the Merger (except in the case of Montgomery Securities).

     The Merger Agreement contains certain additional representations and warranties of Triarc and Mergerco relating to (i) the accuracy of information contained in the Registration Statement (other than information provided by Cable Car for inclusion therein) and (ii) certain issues in connection Section 368(a) of the Code.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Cable Car has agreed that, between the date of the Merger Agreement and the Effective Time, except as provided in the Merger Agreement or unless Triarc shall have otherwise agreed in writing, (i) Cable Car's and the Cable Car Subsidiaries' business, including investment practices and policies, will be conducted only in, and Cable Car and the Cable Car Subsidiaries will not take any action except in, the ordinary course of business and in a manner consistent in all material respects with past practice; and (ii) each of Cable Car and the Cable Car Subsidiaries will use all reasonable efforts to preserve intact its business organization, and to maintain its existing relationships with material customers, distributors, suppliers, employees, creditors and business partners.

     Without limiting the generality of the foregoing, each of Cable Car and the Cable Car Subsidiaries will not, except as specified in the Merger Agreement or disclosed to Triarc on or before the date of the Merger Agreement, unless Triarc shall have otherwise agreed in writing: (i) amend its certificate of incorporation or bylaws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by Cable Car's wholly owned Subsidiaries to the Cable Car; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Cable Car or the Cable Car Subsidiaries, other than issuances pursuant to the exercise of stock options outstanding on the date of the Merger Agreement; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets that are material to Cable Car and the Cable Car Subsidiaries taken as a whole other than sales of investment assets in the ordinary course of business consistent with past practice; (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; (vi) grant any increase in the compensation payable or to become payable by Cable Car or any of the Cable Car Subsidiaries to any officer or employee other than scheduled annual increases in the ordinary course of business consistent with past practice in an amount not to exceed five percent for any individual; (vii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any benefit plan; (viii) enter into any, or amend any existing, employment, consulting or severance agreement with or, except in accordance with the existing written policies of Cable Car, grant any severance or termination pay to any officer, director or employee of Cable Car or any of the Cable Car Subsidiaries; (ix) make any additional contributions to any grantor trust created by Cable Car to provide funding for non-tax-qualified employee benefits or compensation; or (x) provide any severance program to any Cable Car Subsidiary which does not have a severance program as of the date of the Merger Agreement; (xi) modify, amend or terminate any of the material contracts or waive, release or assign any material rights or claims; (xii) permit any material

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

insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated; (xii) subject to certain specified exceptions, (A) incur or assume any debt except for borrowings under its existing credit facility in an amount exceeding $100,000, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, (C) make any loans, advances or capital contributions to, or investments in, any other person, or (D) enter into any material commitment (including, but not limited to, any capital expenditure, 'take-or-pay' contract or purchase of assets) in excess of $100,000; (xiii) change any of the accounting principles used by it except as required by generally accepted accounting principles; (xiv) pay, discharge or satisfy any material claims, liabilities or obligations; (xv) except as permitted in the Merger Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Cable Car or any of the Cable Car Subsidiaries or any agreement relating to an Acquisition Proposal (as defined in 'No Solicitation of Transactions' below) (other than the Merger); (xvi) engage in any transaction with, or enter into any agreement, arrangement, or understanding with any of Cable Car's affiliates; (xvii) make any tax election that would have a material adverse effect on Cable Car or any of the Cable Car Subsidiaries; and (xviii) enter into any agreement, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Cable Car has also agreed that it will not, between the date of the Merger Agreement and the Effective Time, intentionally take or cause to be taken any action that would disqualify the Merger from constituting a tax-free 'reorganization' under Section 368(a) of the Code.

NO SOLICITATION OF TRANSACTIONS

     Pursuant to the Merger Agreement, Cable Car has agreed that it will not directly or indirectly, and will not authorize or permit any of the Cable Car Subsidiaries or any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative of Cable Car or any of the Cable Car Subsidiaries directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding any of Cable Car and the Cable Car Subsidiaries to any person in connection with or in response to an Acquisition Proposal,
(iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend (or agree to approve, endorse or recommend) any Acquisition Proposal or (v) enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Proposal.

     Notwithstanding the foregoing, the Merger Agreement permits Cable Car to furnish nonpublic information regarding Cable Car and the Cable Car Subsidiaries to, or enter into discussions with, any person in response to an unsolicited bona fide written Acquisition Proposal submitted (and not withdrawn) by such person if (1) the Cable Car Board concludes in good faith, based upon the advice of its financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable from a financial point of view to Cable Car's stockholders than the Merger, (2) the Cable Car Board concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Cable Car Board to comply with its fiduciary obligations to Cable Car's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such person, Cable Car gives Triarc written notice of the identity of such person and of Cable Car's intention to furnish nonpublic information to, or enter into discussions with, such person, (4) Cable Car receives from such person an executed confidentiality agreement, and (5) prior to furnishing any such nonpublic information to such person, Cable Car furnishes such nonpublic information to Triarc (to the extent such nonpublic information has not been previously furnished).

     The Merger Agreement also requires Cable Car to promptly advise Triarc orally and in writing of any Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any person (a 'Transaction Notice') and agrees that it will not furnish confidential information to any person or enter into negotiations with any person with respect to an Acquisition Proposal until it has delivered to Triarc a Transaction Notice and 48 hours have passed since Triarc's receipt of such Transaction Notice.

                                       56



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     For the purposes of the Merger Agreement, 'Acquisition Proposal' means any tender or exchange offer involving the capital stock of Cable Car, any proposal for a merger, consolidation or other business combination involving Cable Car or any of the Cable Car Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, Cable Car or any of the Cable Car Subsidiaries, any proposal or offer with respect to any recapitalization or restructuring with respect to Cable Car or any of the Cable Car Subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to Cable Car or any of the Cable Car Subsidiaries, other than pursuant to the transactions to be effected pursuant to the Merger Agreement or any other transaction with Triarc or any of its subsidiaries.

     The Merger Agreement provides that it may be terminated by the Cable Car Board if the Cable Car Board determines in good faith, after consultation with
(i) outside legal counsel, that termination of the Merger Agreement is required for the Cable Car Board to satisfy its fiduciary obligations to the Cable Car stockholders under applicable law by reason of an unsolicited bona fide Acquisition Proposal having been made, and (ii) its financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable than the Merger from a financial point of view to the Cable Car stockholders, provided that Cable Car has complied with the provisions of Section 5.4 of the Merger Agreement (relating to Acquisition Proposals) and notifies Triarc at least five days in advance of its intention to terminate the Merger Agreement or to enter into a definitive agreement with respect to such Acquisition Proposal, and provided, further, that within such five day period Triarc has not made a competing proposal which is at least as favorable to the Cable Car stockholders from a financial point of view as such Acquisition Proposal. The Merger Agreement may be terminated by the Triarc Board if (i) the Cable Car Board withdraws, modifies or changes its approval recommendation of the Merger Agreement or the Merger in a manner adverse to Triarc or Mergerco or recommends to the stockholders of Cable Car any Acquisition Proposal or other business combination, or (ii) Cable Car receives a bona fide written Acquisition Proposal which has not been rejected by the Cable Car Board within 14 days after receipt thereof. See 'The Merger Agreement -- Termination.'

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Merger Agreement, Triarc has agreed that the certificate of incorporation and bylaws of the Surviving Corporation and each of the Cable Car Subsidiaries will contain provisions no less favorable with respect to the indemnification of directors, officers, agents and employees and other individuals than those set forth in the certification of incorporation and bylaws of Cable Car and the Cable Car Subsidiaries as in effect on the date of the Merger Agreement, and further agreed that such provisions will not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, agents or employees of Cable Car or any of the Cable Car Subsidiaries or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and bylaws of Cable Car or any of the Cable Car Subsidiaries. If the Surviving Corporation or any of the Cable Car Subsidiaries does not have the financial resources to satisfy its indemnification obligations to such persons as provided under its certificate of incorporation and bylaws, Triarc has agreed that it will provide such indemnification of such persons to the extent so provided.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Cable Car, Triarc and Mergerco to consummate the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following conditions: (i) the Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of Cable Car in accordance with the DGCL and the Cable Car Charter; (ii) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger; (iii) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement will be in effect and no proceedings for such purpose will have been initiated or threatened by the Commission; (iv) any waiting period applicable to

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the Merger under the HSR Act shall have expired or been terminated; (e) all actions by or in respect of or filing with any governmental authority required to permit the consummation of the Merger will have been obtained and such approval shall be in full force and effect; and (f) the shares of Triarc Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     The obligations of Triarc and Mergerco to consummate the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following further conditions: (i) (A) Cable Car will have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time, (B) each of the representations and warranties of Cable Car contained in the Merger Agreement will be true and correct as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period),
(C) since December 31, 1996, except as disclosed to Triarc pursuant to the Merger Agreement, there will not have occurred any event, change or effect having, or which would be reasonably likely to have, in the aggregate, a material adverse effect on Cable Car and the Cable Car Subsidiaries, taken as a whole, and (D) Triarc will have received a certificate signed by an executive officer of Cable Car to the foregoing effect; (ii) there shall not have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Merger by any domestic legislative body, court, government or governmental, administrative or regulatory authority or agency (A) restraining or preventing the carrying out of the Merger and other Transactions, (B) prohibiting Triarc's ownership or operation of any material portion of Triarc's or Cable Car's businesses or assets, or compelling Triarc to dispose of or hold separate all or any material portion of Triarc's or Cable Car's businesses or assets as a result of the Transactions, (C) making acquisition of the shares of Cable Car Common Stock pursuant to the Merger illegal, (D) prohibiting Triarc effectively from acquiring or holding or exercising full rights of ownership of the shares of Cable Car Common Stock, including, without limitation, the right to vote the shares of Cable Car Common Stock acquired by it pursuant to the Merger on all matters properly presented to the stockholders of Cable Car, (E) prohibiting Triarc or any of its subsidiaries or affiliates from effectively controlling in any material respect the businesses or operations of Cable Car, Triarc or their respective subsidiaries, or (F) which would impose any condition which would materially adversely affect the business of the Cable Car or (as a condition of consummating the Transactions) the business of Triarc and its subsidiaries taken as a whole;
(iii) the Cable Car Board will not have withdrawn or modified its position with respect to the Merger; (iv) Triarc shall have received an opinion of Cable Car's outside counsel in scope and substance substantially in the form agreed to prior to the date of the Merger Agreement; (v) the Average Triarc Share Price (the average (without rounding) of the closing prices per share of Triarc Common Stock on the NYSE Composite Tape for the fifteen (15) consecutive NYSE trading days ending on the NYSE trading day immediately preceding the Closing Date) shall not be less than $15.00 per share; (vi) the holders of no greater than 6% of the shares of Cable Car Common Stock outstanding on the Record Date shall have demanded appraisal rights pursuant to, and otherwise complied with the provisions of, subsection (d) of Section 262 of the DGCL, and shall not have voted in favor of or consented to the Merger; and (vii) no suit, claim, action or proceeding with respect to the Merger or the other Transactions, or Cable Car or any of the Cable Car Subsidiaries or any of their properties or assets, shall have been instituted or threatened which could reasonably be expected to have a material adverse effect on Cable Car and the Cable Car Subsidiaries taken as a whole or would, or would be reasonably likely to, materially impair the ability of Cable Car to consummate the Merger or the other Transactions.

     The obligations of Cable Car to consummate the Merger are subject to the satisfaction of the following conditions: (i) (A) Triarc and Mergerco shall have performed in all material respects all of their respective obligations under the Merger Agreement required to be performed by them at or prior to the Effective Time, (B) each of the representations and warranties of Triarc contained in the Merger Agreement will be true and correct, in each case as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or

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with respect to such period), (C) since December 31, 1996, there will not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Triarc and its subsidiaries taken as a whole, and (D) Cable Car shall have received a certificate signed by an executive officer of Triarc to the foregoing effect;
(ii) Cable Car shall have received the opinion of outside counsel to Triarc and Mergerco in scope and substance substantially in the form agreed to prior to the date of the Merger Agreement; (iii) Cable Car shall have received an opinion of Sherman & Howard L.L.C. to the effect that the Merger will be treated for federal income tax purposes as a 'reorganization' within the meaning of Section 368(a) of the Code; and (iv) no suit, claim, action or proceeding with respect to the Merger or the other Transactions, or Triarc or any of its subsidiaries or any of their properties or assets, shall have been instituted which could reasonably be expected to have a material adverse effect on Triarc and its subsidiaries taken as a whole, or would be reasonably likely to materially impair the ability of Triarc to consummate the Merger or the other Transactions.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the stockholders of Cable Car have approved the Merger Agreement, (i) by the mutual consent of the Boards of Directors of each of Triarc and Cable Car (a 'Consent Termination'); (ii) by either of the Boards of Directors of Triarc or Cable Car (in each case, an 'Optional Termination'), if (A) the Effective Time has not occurred on or before December 31, 1997, provided that the right to so terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (B) any governmental authority has issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger and the other Transactions and such order, decree, ruling or other action shall have become final and non-appealable. The Merger Agreement may also be terminated by either of the Boards of Directors of Triarc or Cable Car if the Merger Agreement and the Merger has not been approved and adopted at the Special Meeting by the affirmative vote of the stockholders of Cable Car in accordance with the DGCL and the Cable Car Charter (a 'Stockholder Vote Termination').

     The Merger Agreement may also be terminated by the Cable Car Board if (i) Triarc or Mergerco (A) breaches or fails in any material respect to perform or com ply with any of its material covenants and agreements contained in the Merger Agreement or (B) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Triarc and its subsidiaries taken as a whole, in each case such that the conditions precedent to Cable Car's obligations to consummate the Merger would not be satisfied, provided, that if such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party is using its best efforts to cure such breach, Cable Car may not so terminate the Merger Agreement pursuant to this clause (a 'Triarc Default Termination'); and (ii) the Cable Car Board determines in good faith, after consultation with (A) outside legal counsel, that termination of the Merger Agreement is required for the Cable Car Board to satisfy its fiduciary obligations to the Cable Car stockholders under applicable law by reason of an unsolicited bona fide Acquisition Proposal having been made, and (B) its financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable than the Merger from a financial point of view to the Cable Car stockholders, provided that Cable Car has complied with the provisions of Section 5.4 of the Merger Agreement (relating to Acquisition Proposals) and notifies Triarc at least five days in advance of its intention to terminate the Merger Agreement or to enter into a definitive agreement with respect to such Acquisition Proposal, and provided, further, that within such five day period Triarc has not made a competing proposal which is at least as favorable to the Cable Car stockholders from a financial point of view as such Acquisition Proposal (a 'Competing Transaction Termination').

     The Merger Agreement may also be terminated by the Triarc Board, if (i) Cable Car (A) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Merger Agreement, or (B) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Cable Car and its subsidiaries taken as a whole, in each case such that the conditions precedent to Triarc's and Mergerco's obligations to consummate the Merger would not be satisfied, provided, that if such breach is curable by Cable Car through its exercise of best efforts and for so long as Cable Car is using its best efforts to cure such breach, Triarc may not terminate the Merger Agreement pursuant to this clause (a 'Cable Car Default Termination'); (ii) (A) the Cable Car Board withdraws, modifies or changes its approval recommendation of the Merger Agreement or the Merger in a manner adverse to Triarc or Mergerco or recommends to the stockholders of Cable Car any Acquisition Proposal or other business combination (a 'Board Recommendation Termination'), (B) Cable Car receives a bona fide written Acquisition Proposal which has not been rejected by the Cable Car Board within 14 days after receipt thereof (an 'Acquisition Proposal Termination'), or (C) prior to the certification of the vote of the Cable Car's stockholders to approve the Merger at the Special Meeting, it shall have been publicly disclosed or Triarc or Mergerco shall have learned that any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange
Act), other than Triarc or its subsidiaries or any of their affiliates or the Subject Stockholders, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of any class or series of capital stock of Cable Car (including the Cable Car Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of Cable Car (including the Cable Car Common Stock) other than as disclosed in a Schedule 13D on file with the Commission on the as of the date of the Merger Agreement (an 'Acquiring Person Termination'); or
(iii) the Average Triarc Share Price is less than $15.00 per share (a 'Triarc Share Price Termination').

EFFECT OF TERMINATION

     Except as otherwise provided in the Merger Agreement, in the event of the termination of the Merger Agreement as described above, the Merger Agreement will become null and void and there will be no liability under the Merger Agreement on the part of Triarc, Mergerco or Cable Car; provided, however, that nothing in the Merger Agreement will relieve (i) any party from liability for fraud or for willful breach of the Merger Agreement or (ii) Triarc from its obligation to hold any nonpublic information pertaining to Cable Car or the Cable Car Subsidiaries it has received in connection with the Merger Agreement in confidence.

FEES AND EXPENSES

     All costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such costs and expenses, whether or not the Merger is consummated; provided, however, that if the Merger Agreement is terminated by Triarc pursuant to a Triarc Share Price Termination, Triarc will reimburse Cable Car for its reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the Merger Agreement and the Merger in an aggregate amount not to exceed $225,000.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties to the Merger Agreement by action taken by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the approval of the Merger Agreement by the stockholders of Cable Car, no amendment or modification may be made which would alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the capital stock of Cable Car, alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of the capital stock of Cable Car. The Merger Agreement may not be amended except by written agreement signed by the parties to the Merger Agreement.

     At any time prior to the Effective Time, any party to the Merger Agreement may, by action taken by its Board of Directors, extend the time for the performance of any obligation or other act of any other party thereto, waive any inaccuracy in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered by the other party pursuant thereto, and waive compliance with any agreement or condition contained therein. Any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

STOCKHOLDERS AGREEMENT

     As a condition to Triarc's execution of the Merger Agreement and to facilitate the consummation of the Merger, Triarc required the Subject Stockholders to enter into the Stockholders Agreement, the terms of which are summarized in 'The Proposed Merger and Related Matters -- Additional Interests of Cable Car Management -- Stockholders Agreement.'

                                APPRAISAL RIGHTS

     Holders of Cable Car Common Stock who do not vote in favor of the approval and adoption of the Merger Agreement and who have met the conditions of, and properly complied with the requirements of, Section 262 of the DGCL ('Section 262') will be entitled to appraisal rights. To preserve their rights, stockholders who wish to exercise their statutory appraisal rights must submit to Cable Car a written demand for appraisal prior to the taking of the vote on the Merger Agreement at the Special Meeting and comply with the other procedural requirements of Section 262 described below.

     SECTION 262 IS REPRINTED IN ITS ENTIRETY AS APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION OF THE MATERIAL TERMS OF THE LAW RELATING TO APPRAISAL RIGHTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. THIS DISCUSSION AND APPENDIX D SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

     A record holder of shares of Cable Car Common Stock who holds such shares of Cable Car Common Stock on the date of making the demand described below, who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger Agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the 'Delaware Court') of the fair value of his or her shares of Cable Car Common Stock. All references in this summary of appraisal rights to a 'stockholder' are to the record holder or holders of shares of Cable Car Common Stock.

     Under Section 262, Cable Car must notify stockholders not less than 20 days prior to the Special Meeting that appraisal rights are available and must include in each such notice a copy of Section 262. This Proxy
Statement/Prospectus shall constitute such notice to the record holders of Cable Car Common Stock.

     Holders of shares of Cable Car Common Stock who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement and must deliver a separate written demand for appraisal to Cable Car prior to the vote by the Cable Car stockholders on the Merger Agreement. A stockholder who signs and returns a proxy without expressly directing, by checking the applicable boxes on the reverse side of the proxy card enclosed herewith or otherwise, that his or her shares of Cable Car Common Stock be voted against the proposal to approve the Merger Agreement or that an abstention be registered with respect to his or her shares of Cable Car Common Stock will not be entitled to appraisal rights as to those shares of Cable Car Common Stock because, in the absence of express contrary instructions, such shares of Cable Car Common Stock will be voted in favor of the proposal to approve the Merger Agreement. Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Cable Car Common Stock must either (i) refrain from executing and returning the enclosed proxy card and from voting, in person or otherwise, in favor of the proposal to approve the Merger Agreement, or (ii) check either the 'Against' or the 'Abstain' box next to the proposal to approve the Merger Agreement on such card or affirmatively vote in person against the proposal to approve the Merger Agreement or register in person an abstention with respect thereto. However, an abstention or a vote against the Merger does not in and of itself constitute a demand for appraisal. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Cable Car of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of his or her shares of Cable Car Common Stock. A person having a beneficial interest in shares of Cable Car Common Stock that are held of record in the name of another person, such as broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Cable Car Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or on behalf of the record owner. If the shares of Cable Car Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; provided, however, that the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of Cable Car Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner; provided, however, that if exercising appraisal rights with respect to less than all beneficial owners, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Cable Car Common Stock outstanding in the name of such record owner.

     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Cable Car Beverage Corporation, 717 17th Street, Suite 1475, Denver, Colorado 80202, Attention: Secretary.

     Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with
Section 262 and who have not voted in favor of or consented to the Merger Agreement. Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of
Section 262, and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court demanding a determination of the value of the shares of all dissenting stockholders. There is no present intent on the part of Cable Car to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the value of such shares. Accordingly, it is the obligation of all stockholders who desire to have their shares appraised to initiate any petitions or other actions necessary for the perfection of their appraisal rights within the time period and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Cable Car Common Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by Cable Car and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by the Surviving Corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed, the Delaware Court is empowered, at the hearing on such petition, to determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. After determining the stockholders entitled to appraisal, the Delaware Court will appraise the shares of Cable Car Common Stock owned by such stockholders, determining the fair value of such shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger), together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. The Delaware Supreme Court has stated that, in determining value in an appraisal proceeding, 'proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' should be considered.

     Holders of shares of Cable Car Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Each party must bear his or her own expenses of the proceeding, although upon application of a dissenting stockholder of Cable Car, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Cable Car Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger Agreement; after this period, the stockholder may withdraw such demand for appraisal only with the written consent of the Surviving Corporation, provided that, no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without approval of the Delaware Court. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Cable Car Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement.

                      MANAGEMENT OF SURVIVING CORPORATION

EXECUTIVE OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     Pursuant to the Merger Agreement, the officers and directors of Mergerco immediately prior to the Effective Time will become the officers and directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation then in effect and until the successor of each is duly elected and qualified.

     The following table sets forth certain information regarding those persons who will serve as the executive officers and directors of the Surviving Corporation, who have held such positions with Mergerco since September 1, 1997, all of whom are U.S. citizens:


                NAME                   AGE                         POSITIONS
                ----                   ---                         ---------
John L. Barnes, Jr..................   50    Director; Senior Vice President and Chief Financial
                                             Officer
Brian L. Schorr.....................   39    Director; Executive Vice President and General
                                             Counsel
Eric D. Kogan.......................   34    Director, President
Francis T. McCarron.................   40    Senior Vice President -- Taxes
Stuart I. Rosen.....................   38    Vice President and Secretary

     In addition, at the Effective Time, pursuant to the Simpson Employment Agreement, Mr. Simpson will be appointed the President and Chief Executive Officer of the Surviving Corporation to replace Mr. Kogan as President. It is also expected that the other officers of Cable Car will remain in the same offices with the Surviving Corporation. Additional information concerning Messrs. Barnes, Kogan, McCarron, Schorr and Rosen is incorporated herein by reference from Triarc's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by amendments thereto filed with the Commission on April 30, 1997 and May 21, 1997. Additional information concerning Mr. Simpson and the other current management of Cable Car is incorporated herein by reference from Cable Car's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by an amendment thereto filed with the Commission on May 1, 1997, copies of which are attached hereto as Appendices A-1 and A-2, respectively.

SIMPSON EMPLOYMENT AGREEMENT

     Samuel M. Simpson, the President and Chief Executive Officer and a director of Cable Car, currently has a three-year employment contract which provides for an annual salary of $175,000, an annual bonus based on Cable Car's revenues and earnings and certain other benefits. He has entered into an agreement with Triarc which provides that, upon the Effective Time, he will, and Triarc will cause the Surviving Corporation to, enter into the Simpson Employment Agreement, which will supersede Mr. Simpson's existing employment agreement with Cable Car and provide for Mr. Simpson's employment as President and Chief Executive Officer of the Surviving Corporation and the Cable Car Subsidiaries, and a representative for the Triarc Beverage Group for the western United States. The Simpson Employment Agreement will have a three year term, subject to renewal for additional one year periods. Mr. Simpson will receive an annual salary of $284,300 per year, which is subject to increase, but not decrease during the original term of the Simpson Employment Agreement in amounts determined by the Board of Directors of the Surviving Corporation, as well as certain other benefits.

     Mr. Simpson will also be eligible to receive cash incentive compensation, which for fiscal year 1997 is based on specified targets for Cable Car's net sales and adjusted net income and which for each of fiscal years 1998, 1999 and 2000 is comprised of a bonus of $120,000 for such year should Cable Car's net sales for such year exceed $25 million, $27.5 million and $30 million, respectively. Mr. Simpson will be eligible to receive additional cash incentive compensation commencing with fiscal year 1998 comparable to that of other senior executives of Triarc's operating subsidiaries, based on Cable Car's and Mr. Simpson's performance assessed for each fiscal year relative to objectives agreed to in advance between Mr. Simpson and the Cable Car Board, taking into account the financial profile of Cable Car compared to that of Triarc's other operating subsidiaries. Mr. Simpson will also participate in Triarc's stock option plan during the term of his employment in amounts comparable to that of other senior executives of Triarc's operating subsidiaries, taking into account the financial profile of Cable Car compared to that of Triarc's other operating subsidiaries. Mr. Simpson will also be entitled to a $400,000 cash bonus upon signing the Simpson Employment Agreement which is refundable to Cable Car on a pro rata basis should he leave his employment prior to the first anniversary of the Effective Time. The Simpson Employment Agreement also provides for the payment of a death benefit to Mr. Simpson's estate upon his death in an amount equal to one year of his then current base salary.

     The Simpson Employment Agreement may be terminated upon Mr. Simpson's death, in the event that he becomes Disabled (as defined in the Simpson Employment Agreement), for 'cause' (as defined in the Simpson Employment Agreement) or upon Mr. Simpson's resignation. If Mr. Simpson's employment with Cable Car terminates prior to the end of the then current term under the Simpson Employment Agreement by reason of his resignation or termination for cause, he will agree not to engage in (including as an employee, agent, consultant, manager, executive, owner or stockholder, except as a passive investor owning less than a two percent interest in a publicly held company) in any business or entity that is engaged in the beverage business for a period of 24 months, and if such termination occurs prior to the second anniversary of the Effective Time, he will be paid $10,000 per month during the term of the non-competition period. If Mr. Simpson chooses not to extend the Simpson Employment Agreement in accordance with its terms, he will agree not to engage in the beverage business for a period of 18 months. Mr. Simpson will also agree that he will keep confidential all nonpublic information relating to Cable Car and its subsidiaries and affiliates for a period of four years after the termination of his employment. Mr. Simpson's current employment agreement with Cable Car does not include similar non-competition and confidentiality provisions.

                          CERTAIN RELATIONSHIPS AMONG
                     TRIARC, CABLE CAR AND THEIR AFFILIATES

     Cable Car is party to a Stewart's Brands Distributing Agreement, dated February 23, 1997, with Mr. Natural, Inc., a Delaware corporation and wholly owned subsidiary of Snapple ('Mr. Natural'). Pursuant to this agreement, Cable Car appointed Mr. Natural its exclusive distributor for Stewart's brand soft drinks packaged in bottles and cans for all five boroughs of New York City and Westchester County, New York. Triarc acquired all of the outstanding capital stock of Snapple on May 22, 1997. See 'The Companies -- Recent
Developments -- Triarc.'

                      DESCRIPTION OF TRIARC CAPITAL STOCK


     The authorized capital stock of Triarc consists of 100,000,000 shares of Triarc Class A common stock (referred to in this section as the 'Triarc Class A Common Stock'), 25,000,000 shares of Triarc Class B common stock (the 'Triarc Class B Common Stock' and, together with the Triarc Class A Common Stock, the 'Triarc Common Shares') and 25,000,000 shares of Preferred Stock (the 'Triarc Preferred Stock'). As of the close of business on September 28, 1997, there were outstanding 24,037,013 shares of Triarc Class A Common Stock, 5,997,662 shares of Triarc Class B Common Stock and no shares of Triarc Preferred Stock.


     The relative preferences and rights of the Triarc capital stock are set forth in the Triarc Charter. Set forth below is a summary description of the material terms of such rights and preferences, which is qualified by reference to the Triarc Charter.

TRIARC COMMON SHARES

     The holders of shares of Triarc Class A Common Stock are entitled to one vote for each share held on record on all matters on which Triarc stockholders are entitled to vote, including the election of directors. Except as required by Delaware law, the holders of shares of Triarc Class B Common Stock are not entitled to vote.

     Shares of Triarc Class A Common Stock and Triarc Class B Common Stock share equally in any dividends or other distributions payable in either cash, capital stock of Triarc (other than Triarc Class A Common Stock or Triarc Class B Common Stock) or other property of Triarc when, as and if declared by the Triarc Board. If a dividend or distribution payable in Triarc Common Shares is declared on the Triarc Common Shares, such dividend or distribution shall be made to the holders of shares of Triarc Class A Common Stock in the form of shares of Triarc Class A Common Stock and shall be made to the holders of shares of Triarc Class B Common Stock in the form of shares of Triarc Class B Common Stock.

     No dividend, other than a stock dividend payable in Triarc Common Shares, may be paid on the Triarc Common Shares if Triarc is in arrears on the payment of dividends on any outstanding Triarc Preferred Stock.

     In the event that Triarc shall liquidate, dissolve or be wound up, whether voluntarily or involuntarily, to the extent assets remain after payment of creditors in full and after there shall have been paid or set aside for all Triarc Preferred Stock then outstanding the full preferential amounts to which they are entitled, the net assets of Triarc remaining will be divided ratably among the holders of the Triarc Class A Common Stock and the Triarc Class B Common Stock. The merger or consolidation of Triarc with or into any other corporation, the merger or consolidation of any other corporation with or into Triarc, or the sale, lease or conveyance of all or substantially all of its assets would not be deemed to be a liquidation, dissolution or winding up for this purpose.

     The holders of Triarc Common Shares are not entitled as of right to purchase or subscribe for any shares of stock of any class whether heretofore or hereafter authorized or issued, whether issued for cash, property, services or by way of a dividend.

     Shares of Triarc Class A Common Stock are not convertible. Each share of Triarc Class B Common Stock is convertible, on a one-to-one basis, into one share of Triarc Class A Common Stock, provided that either (i) the holder of such share upon conversion is not an affiliate or relative of Victor Posner, or
(ii) upon such conversion, such shares are placed into a voting trust and certain other conditions are met.

TRIARC PREFERRED STOCK

     The Triarc Charter authorizes the issuance of shares of 'blank check' preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Triarc Board. Accordingly, the Triarc Board is empowered, without stockholder approval, to issue Triarc Preferred Stock with dividend, liquidation, conversion, voting or other rights which may adversely affect the voting power or other rights of the holders of Triarc Common Shares. As of the date of this Proxy Statement/Prospectus, there are no shares of Triarc Preferred Stock outstanding.

                  PRINCIPAL HOLDERS OF CABLE CAR COMMON STOCK


     The following table sets the beneficial ownership as of September 30, 1997 by each person known by Cable Car to be the beneficial owner of more than 5% of the outstanding shares of Cable Car Common Stock (constituting the only class of capital stock of Cable Car), each director and 'named executive officer' (as defined in Item 402(a)(3) of Regulation S-K) of Cable Car as of September 30, 1997, and all directors and officers of Cable Car as a group:


                                                                  AMOUNT OF SHARES AND
             NAME AND ADDRESS OF BENEFICIAL OWNER                NATURE OF OWNERSHIP(1)    PERCENT OF CLASS
             ------------------------------------                ----------------------    ----------------

Triarc Companies, Inc. .......................................          1,766,409(2)              19.7%
  280 Park Avenue
  New York, NY 10017

Samuel M. Simpson.............................................          1,104,877(3)             12.35
James P. McCloskey............................................                  0
William H. Rutter.............................................            673,732(4)              7.53
Myron D. Stadler..............................................             25,000                    *

Directors and Executive Officers as group (4 persons).........          1,803,609                20.15%

------------

*  Less than 1%

(1) The amounts reflected do not include options to purchase Cable Car Common Stock. The foregoing persons have each indicated that they intend to convert their Cable Car Options into options for Triarc Common Stock.

(2) Comprised of the Subject Stock under the Stockholders Agreement, all of which shares are also reflected in the number of shares shown as held by Messrs. Simpson and Rutter.

(3) Includes 381,234 shares held by Mr. Simpson's spouse as to which he disclaims beneficial ownership.

(4) Includes 7,200 shares held by Mr. Rutter's spouse as to which he disclaims beneficial ownership.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES
                           OF TRIARC COMPANIES, INC.


     The following table sets forth the beneficial ownership as of September 28, 1997 by each person known by Triarc to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock (constituting the only class of voting capital stock of Triarc), each director and 'named executive officer' (as defined in Item 402(a)(3) of Regulation S-K) of Triarc as of September 28, 1997, and all directors and executive officers as a group.


                                                                     AMOUNT OF SHARES AND
              NAME AND ADDRESS OF BENEFICIAL OWNER                  NATURE OF OWNERSHIP(1)         PERCENT OF CLASS
-----------------------------------------------------------------   ----------------------         ----------------

DWG Acquisition Group, L.P. .....................................          5,982,867(2)                   24.9%
  1201 North Market Street
  Wilmington, DE 19801
Nelson Peltz ....................................................          6,975,767(2)(3)(4)(5)          27.9
  280 Park Avenue
  New York, NY 10017
Peter W. May ....................................................          6,653,000(2)(3)(6)             27.0
  280 Park Avenue
  New York, NY 10017
William Ehrman ..................................................          1,500,793(7)(8)                 6.2
Frederick Ketcher
Jonas Gertsl
Frederic Greenberg
James McLaren
  300 Park Avenue
  New York, NY 10022
Hugh L. Carey....................................................             28,036(9)                      *
Clive Chajet.....................................................             27,300(10)                     *
Stanley R. Jaffe.................................................             29,028(9)                      *
Joseph A. Levato.................................................            148,000(11)                     *
David E. Schwab II...............................................             23,000(9)                      *
Raymond S. Troubh................................................             39,500(9)                      *
Gerald Tsai, Jr..................................................             39,306(12)                     *
Brian L. Schorr..................................................            111,990(13)                     *
John L. Cohlan...................................................             88,833(14)                     *
Eric D. Kogan....................................................             68,000(15)                     *
Directors and Executive Officers as a group (22 persons).........          8,668,460                      32.8%

------------

*   Less than 1%

 (1) Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

 (2) The Company is informed that DWG Acquisition has pledged such shares to a financial institution on behalf of Messrs. Peltz and May to secure loans made to them.

 (3) Includes 5,982,867 shares held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole general partners.

 (4) Includes 200 shares owned by a family trust of which Mr. Peltz is a general partner and 800 shares owned by minor children of Mr. Peltz. Mr. Peltz disclaims beneficial ownership of these shares.


 (5) Includes options to purchase 965,000 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

 (6) Includes options to purchase 643,333 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) The information set forth herein with respect to Messrs. Ehrman, Greenberg, Ketcher, Gertsl and McLaren is based solely on information contained in a
     Schedule 13D, dated July 16, 1996, filed pursuant to the Securities Exchange Act of 1934, as amended.

 (8) Includes an aggregate of 1,365,793 shares of Triarc Class A Common Stock that Messrs. Ehrman, Ketcher, Gertsl, Greenberg and McLaren may be deemed to beneficially own as general partners of EGS Associates, L.P., a Delaware limited partnership, EGS Partners, L.L.C., a Delaware limited liability company, Bev Partners, L.P., a Delaware limited partnership, and Jonas Partners, L.P., a Delaware limited partnership. Also includes (i) 55,150 shares of Triarc Class A Common Stock owned directly by Mr. Ehrman and 39,150 shares of Triarc Class A Common Stock owned by members of Mr. Ehrman's immediate family; (ii) 23,600 shares of Triarc Class A Common Stock owned directly by Mr. Ketcher and 1,100 shares of Triarc Class A Common Stock owned by a member of Mr. Ketcher's immediate family and his mother-in-law, (iii) 2,500 shares of Triarc Class A Common Stock owned directly by Mr. Gertsl and 8,500 shares of Triarc Class A Common Stock owned by a member of Mr. Gertsl's immediate family; and (iv) 2,000 shares of Triarc Class A Common Stock owned directly by Mr. Greenberg and 3,000 shares of Triarc Class A Common Stock owned by a member of Mr. Greenberg's immediate family.


 (9) Includes options to purchase 19,500 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

(10) Includes options to purchase 19,500 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997 and 1,300 shares owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(11) Includes options to purchase 120,000 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

(12) Includes options to purchase 22,500 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

(13) Includes options to purchase 105,000 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

(14) Includes options to purchase 76,333 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997. Mr. Cohlan resigned as an officer of Triarc as of September 1, 1997.

(15) Includes options to purchase 59,000 shares of Triarc Class A Common Stock which have vested or will vest within 60 days of September 28, 1997.

                            ------------------------
     The foregoing table does not include 5,997,622 shares of Triarc's non-voting Class B Common Stock owned by Victor Posner and certain affiliates of Victor Posner as a result of a Settlement Agreement dated January 9, 1995 by and among Victor Posner, certain affiliates of Victor Posner and Triarc. For information regarding this Settlement Agreement, see 'Item 1.
Business -- Introduction -- New Ownership; Posner Settlement' in Triarc's Annual Report on Form 10-K for the year ended December 31, 1995. The shares of Triarc Class B Common Stock can be converted without restriction into an equal number of shares of Triarc Class A Common Stock following a transfer to a non-affiliate of Mr. Posner. Triarc has certain rights of first refusal if such shares are proposed to be sold to an unaffiliated party. If the 5,997,622 currently outstanding shares of the Triarc Class B Common Stock were converted into shares of Triarc Class A Common Stock, such shares would constitute approximately 20.0% of the then outstanding shares of Triarc Class A Common Stock as of September 28, 1997. None of the directors or officers of Triarc beneficially owned any Triarc Class B Common Stock as of September 28, 1997. Except for the arrangements relating to the shares described in footnote (2) to the foregoing table, there are no arrangements known to Triarc the operation of which may at a subsequent date result in a change in control of Triarc.

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
                              UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma (i) condensed consolidated balance sheet of Triarc Companies, Inc. and subsidiaries (the 'Company') as of June 29, 1997 and (ii) condensed consolidated statement of operations of the Company for the year ended December 31, 1996 and for the six months ended June 29, 1997 have been prepared by adjusting such financial statements, as derived and condensed, as applicable, from (i) the consolidated financial statements in Triarc's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the 'Triarc Form 10-K'), audited by Deloitte & Touche LLP and (ii) the unaudited condensed consolidated financial statements in Triarc's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1997 (the 'Triarc Form 10-Q'). Such adjustments to the condensed consolidated balance sheet as of June 29, 1997 reflect first, the C&C Sale on July 18, 1997 as previously reported in Triarc's Current Report on Form 8-K filed on August 4, 1997 and second, the proposed Merger (referred to in these financial statements as the 'Cable Car Acquisition'). Such adjustments for the condensed consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 29, 1997 reflect first, the 1997 Transactions, consisting of (a) the Arby's Restaurants Sale on May 5, 1997 as previously reported in Triarc's Current Report on Form 8-K/A filed on August 4, 1997, (b) the C&C Sale (collectively with the Arby's Restaurants Sale, the 'Sales') and (c) the Snapple Acquisition on May 22, 1997, and second, the Cable Car Acquisition.

     The combined statements of certain revenues and operating expenses of Snapple for the year ended December 31, 1996 and for the period from January 1, 1997 to the May 22, 1997 Acquisition date included in the unaudited pro forma condensed consolidated financial statements have been derived and condensed, as applicable, from (i) the combined financial statements for the year ended December 31, 1996 (the 'Snapple 1996 Financial Statements') audited by Arthur Andersen LLP and (ii) the combination of (a) unaudited combined financial statements for the three months ended March 31, 1997 (the 'Snapple March 1997 Financial Statements' and collectively with the Snapple 1996 Financial Statements, the 'Snapple Financial Statements') and (b) the Snapple unaudited combined statement of certain revenues and operating expenses for the period from April 1, 1997 to May 22, 1997 (the 'Snapple May 22, 1997 Financial Statements'). The Snapple Financial Statements are included in Triarc's Current Report on Form 8-K/A filed on August 5, 1997. The Snapple May 22, 1997 Financial Statements were provided to the Company by Quaker.

     The consolidated balance sheet of Cable Car as of June 30, 1997 and consolidated statements of operations of Cable Car for the year ended December 31, 1996 and for the six months ended June 30, 1997 included in the unaudited pro forma condensed consolidated financial statements have been derived and condensed, as applicable, from: (i) the consolidated financial statements for the year ended December 31, 1996 audited by Price Waterhouse L.L.P. as set forth in Cable Car's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, a copy of which is attached hereto as Appendix A-1, and (ii) the unaudited consolidated financial statements for the six months ended June 30, 1997 as set forth in Cable Car's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, a copy of which is attached hereto as Appendix A-3.

     The allocation of the purchase price of Snapple and the pro forma adjustments for the allocation of the purchase price of Cable Car on the pro forma condensed consolidated balance sheet and the effect thereof on pro forma adjustments to the pro forma condensed consolidated statements of operations are based on preliminary estimates and are subject to finalization. The pro forma condensed consolidated financial statements have been prepared as if the Cable Car Acquisition and the C&C Sale had occurred as of June 29, 1997 for the pro forma condensed consolidated balance sheet and all of the above transactions had occurred as of January 1, 1996 for the pro forma condensed consolidated statements of operations. Such pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated balance sheet and statements of operations which should be read in conjunction with such statements. The Unaudited Pro Forma Condensed Consolidated Financial Statements should also be read in conjunction with the Company's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations appearing in the Triarc Form 10-K, the Company's unaudited condensed consolidated financial statements and management's discussion and analysis of financial condition and results of operations appearing in the Triarc Form 10-Q, the Snapple Financial Statements and the Cable Car Financial Statements. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the actual financial position or results of operations of the Company had such transactions actually been consummated on June 29, 1997 and January 1, 1996, respectively, or of the future financial position or results of operations of the Company.

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 29, 1997

                                                                                                         ADJUSTMENTS
                                                                ADJUSTMENTS     PRO FORMA    CABLE CAR     FOR THE
                                                       AS       FOR THE C&C      FOR THE        AS        CABLE CAR
                                                    REPORTED       SALE          C&C SALE    REPORTED    ACQUISITION      PRO FORMA
                                                   ----------   -----------     ----------   ---------   -----------      ----------
                                                                                    (IN THOUSANDS)
                     ASSETS
Current assets:
     Cash and cash equivalents...................  $   71,349     $   750(a)    $   72,099     $1,229      $     --       $   73,328
     Short-term investments......................      59,724          --           59,724         --            --           59,724
     Receivables, net............................     133,570         703(a)       134,273      2,694            --          136,967
     Inventories.................................      87,669          --           87,669      3,247            --           90,916
     Deferred income tax benefit.................      43,647          --           43,647        520            --           44,167
     Prepaid expenses and other current assets...      12,039          --           12,039         86            --           12,125
                                                   ----------   -----------     ----------   ---------   -----------      ----------
          Total current assets...................     407,998       1,453          409,451      7,776            --          417,227
Investment in Cable Car..........................          --          --               --         --        34,601(i)            --
                                                                                                            (34,601)(ii)
Properties, net..................................     121,926          (2)(a)      121,924        128            --          122,052
Unamortized costs in excess of net assets of
  acquired companies.............................     290,593          --          290,593        550        20,117(ii)      311,260
Trademarks.......................................     264,633      (1,575)(a)      263,058        193        11,107(ii)      274,358
Deferred costs, deposits and other assets........      71,840       5,300(a)        77,140        121           (21)(ii)      77,240
                                                   ----------   -----------     ----------   ---------   -----------      ----------
                                                   $1,156,990     $ 5,176       $1,162,166     $8,768      $ 31,203       $1,202,137
                                                   ----------   -----------     ----------   ---------   -----------      ----------
                                                   ----------   -----------     ----------   ---------   -----------      ----------

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 29, 1997

                                             ADJUSTMENTS      PRO FORMA
                                    AS         FOR THE         FOR THE
                                 REPORTED     C&C SALE         C&C SALE
                                ----------   -----------      ----------
                                             (IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS'
        EQUITY DEFICIT
Current liabilities:
     Current portion of
       long-term debt.........  $   15,777     $    --        $   15,777
     Accounts payable.........      60,905          --            60,905
     Accrued expenses and
       other current
       liabilities............     177,879         681(a)        178,736
                                                   176(a)
                                ----------   -----------      ----------
          Total current
            liabilities.......     254,561         857           255,418

Long-term debt................     767,737          --           767,737
Deferred income taxes.........      78,834          --            78,834
Deferred income and other
  liabilities.................      50,395       4,015(a)         54,410
Minority interests............      29,859          --            29,859
Stockholders' equity
  (deficit):
     Common stock.............       3,398          --             3,398
     Additional paid-in
       capital................     163,752          --           163,752
     Accumulated deficit......    (147,124)        304(a)       (146,820)
     Treasury stock...........     (45,000)         --           (45,000)
     Other....................         578          --               578
                                ----------   -----------      ----------

          Total stockholders'
            equity
            (deficit).........     (24,396)        304           (24,092)
                                ----------   -----------      ----------
                                $1,156,990     $ 5,176        $1,162,166
                                ----------   -----------      ----------
                                ----------   -----------      ----------

                               CABLE     ADJUSTMENTS
                                CAR        FOR THE
                                 AS       CABLE CAR
                              REPORTED   ACQUISITION     PRO FORMA
                              --------   -----------     ----------
                                       (IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS'
        EQUITY DEFICIT
Current liabilities:
     Current portion of
       long-term debt.........$    --      $    --       $   15,777
     Accounts payable.........    795           --           61,700
     Accrued expenses and
       other current
       liabilities............  1,625        1,200(i)       181,561

                              --------   -----------     ----------
          Total current
            liabilities.......  2,420        1,200          259,038
Long-term debt................     --           --          767,737
Deferred income taxes.........   (404)       3,354(ii)       81,784
Deferred income and other
  liabilities.................     --           --           54,410
Minority interests............     --           --           29,859
Stockholders' equity
  (deficit):
     Common stock.............     90          157(i)         3,555
                                               (90)(ii)
     Additional paid-in
       capital................  9,899       33,244(i)       196,996
                                            (9,899)(ii)
     Accumulated deficit...... (3,208)       3,208(ii)     (146,820)
     Treasury stock...........    (29)          29(ii)      (45,000)
     Other....................     --           --              578
                              --------   -----------     ----------
          Total stockholders'
            equity
            (deficit).........  6,752       26,649            9,309
                              --------   -----------     ----------
                              $ 8,768      $31,203       $1,202,137
                              --------   -----------     ----------
                              --------   -----------     ----------

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

C&C SALE PRO FORMA ADJUSTMENTS

      (a) To reflect the C&C Sale consisting of the C&C trademark and equipment related to the operation of the C&C beverage line to Kelco for the proceeds of $750,000 in cash and an $8,650,000 note (the 'Note') with a discounted value of $6,003,000 consisting of $4,373,000 relating to the C&C Sale and $2,380,000 relating to future revenues. The Note is classified $703,000 as current receivables and $5,300,000 as non-current deferred costs, deposits and other assets. The $2,380,000 of deferred revenues consists of (i) $2,096,000 relating to minimum take-or-pay commitments for sales of concentrate for C&C products to Kelco and (ii) $284,000 relating to future technical services to be performed for Kelco by the Company, both under a contract with Kelco. Such deferred revenues are classified $231,000 as 'Accrued expenses and other current liabilities' and $2,149,000 as non-current 'Deferred income and other liabilities'. The excess of the proceeds of $4,373,000 over the carrying value of the C&C trademark of $1,575,000 and the related equipment of $2,000 resulted in a pretax gain of $2,796,000 which is being recognized pro-rata between the gain on sale and the carrying value of the assets sold based on the cash proceeds and collections under the Note since realization of the Note is not yet fully assured. As such, $480,000 of such pretax gain has been recognized currently which, less taxes of $176,000 at the incremental income tax rate of 36.6%, results in a net gain of $304,000. The remaining $2,316,000 has been deferred, of which $450,000 is classified as 'Accrued expenses and other current liabilities' and $1,866,000 is classified as non-current 'Deferred income and other current liabilities'.

CABLE CAR ACQUISITION PRO FORMA ADJUSTMENTS

      (i) To reflect the Company's investment in Cable Car of $34,601,000 consisting of (a) the assumed value of $31,727,000 as of a recent date of 1,566,731 shares (including 25,830 shares in respect of 150,000 shares of Cable Car Common Stock to be issued prior to the Effective Time in connection with the amendment of Cable Car's license agreements with Stewart's Restaurants) of Triarc Common Stock, par value $.10 per share, to be issued in the Merger (based upon an assumed average Triarc share price of $20 1/4, which was the closing market price for Triarc Common Stock as reported in the consolidated transaction reporting system as of September 29, 1997 (the 'September 29, 1997 Market Price'), (b) the assumed value of $2,274,000 of 155,411 options to purchase an equal number of shares of Triarc Common Stock with below market option prices (as of the assumed issuance date of September 29, 1997) based upon the September 29, 1997 Market Price for Triarc Common Stock issued in exchange for all of the outstanding Cable Car Options and (c) $600,000 of an aggregate $1,200,000 of estimated expenses, of which the remaining $600,000 is attributable to this registration of the 1,566,731 shares of Triarc Common Stock under the Securities Act and, accordingly, charged to 'Additional paid-in capital'. The number of shares of Triarc Common Stock actually issued in the Merger may vary. See 'The Proposed Merger and Related
          Matters -- Conversion of Shares of Cable Car Stock'.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          BALANCE SHEET -- (CONTINUED)

(ii) To reflect the preliminary estimated allocation of the purchase price of Cable Car as follows (in thousands):

                                                                                                 DEBIT
                                                                                                (CREDIT)
                                                                                                --------
Adjust 'Trademarks' to write up the trademarks and tradenames ($7,000) and distribution
  network ($4,107) to fair value in accordance with an independent appraisal.................   $ 11,107
Adjust 'Deferred costs, deposits and other assets' to eliminate organization costs...........        (21)
Adjust 'Deferred income taxes' for the adjustments above and the effect of the converted
  Cable Car Options in (i) above.............................................................     (3,354)
Eliminate the 'Common stock' ($90), 'Additional paid-in-capital' ($9,899), Accumulated
  deficit' ($3,208) and 'Treasury stock' ($29) of Cable Car..................................      6,752
Eliminate the Company's investment in Cable Car..............................................    (34,601)
Adjust 'Unamortized costs in excess of net assets of acquired companies' to eliminate the historical Goodwill of Cable Car and record the excess of the Company's investment in Cable
  Car over the adjusted net assets of Cable Car..............................................     20,117
                                                                                                --------
                                                                                                $     --
                                                                                                --------
                                                                                                --------

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          ADJUSTMENTS        PRO FORMA
                                                         FOR THE SALES     FOR THE SALES
                                   AS                   AND THE SNAPPLE   AND THE SNAPPLE
                                REPORTED     SNAPPLE      ACQUISITION       ACQUISITION
                                --------    ---------   ---------------   ---------------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)

Revenues:
    Net sales.................  $931,920    $ 550,800      $(228,031)(a)    $ 1,243,526
                                                                 444(f)
                                                             (11,607)(g)
    Royalties, franchise fees
      and other revenues......    57,329           --          9,121(b)          66,510
                                                                  60(f)
                                --------    ---------   ---------------   ---------------
                                 989,249      550,800       (230,013)         1,310,036
                                --------    ---------   ---------------   ---------------
Costs and expenses:
    Cost of sales.............   652,109      352,900       (187,535)(a)        807,354
                                                                 178(f)
                                                             (10,298)(g)
    Advertising, selling and
      distribution............   139,662      188,400        (24,764)(a)        294,770
                                                              (1,702)(g)
                                                              (6,826)(j)
    General and
      administrative..........   131,357       93,900         (9,913)(a)        169,588
                                                                (434)(g)
                                                             (45,322)(k)
    Reduction in carrying
      value of long-lived
      assets impaired or to be
      disposed of.............    64,300           --        (58,900)(a)          5,400
    Facilities relocation and
      corporate
      restructuring...........     8,800       16,600         (2,400)(a)         23,000
                                --------    ---------   ---------------   ---------------
                                 996,228      651,800       (347,916)         1,300,112
                                --------    ---------   ---------------   ---------------
    Operating profit (loss)...    (6,979)    (101,000)       117,903              9,924
Interest expense..............   (73,379)          --          8,421(c)         (93,505)
                                                                (273)(f)
                                                             (28,274)(m)
Gain on sale of businesses,
  net.........................    77,000           --             --             77,000
Other income, net.............     7,996           --             16(g)           8,695
                                                                 683(h)
                                --------    ---------   ---------------   ---------------
    Income (loss) before
      income taxes and
      minority interests......     4,638     (101,000)        98,476              2,114
Provision for income taxes....   (11,294)          --        (28,406)(e)        (11,321)
                                                                (578)(i)
                                                              28,957(n)
Minority interests in income
  of consolidated
  subsidiary..................    (1,829)          --             --             (1,829)
                                --------    ---------   ---------------   ---------------
    Income (loss) before
      extraordinary items.....  $ (8,485)   $(101,000)     $  98,449        $   (11,036)
                                --------    ---------   ---------------   ---------------
                                --------    ---------   ---------------   ---------------
    Income (loss) before
      extraordinary items per
      share...................  $   (.28)                                   $      (.37)
                                --------                                  ---------------
                                --------                                  ---------------

                                          ADJUSTMENTS
                              CABLE CAR     FOR THE
                                  AS       CABLE CAR
                               REPORTED   ACQUISITION      PRO FORMA
                              ----------  -----------      ----------
                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
    Net sales.................$  18,873     $    --        $1,262,399

    Royalties, franchise fees
      and other revenues......       --          --            66,510

                              ----------  -----------      ----------
                                 18,873          --         1,328,909
                              ----------  -----------      ----------
Costs and expenses:
    Cost of sales.............   13,671          --           821,025

    Advertising, selling and
      distribution............    1,994          --           296,764

    General and
      administrative..........    1,197       1,239(i)        172,024

    Reduction in carrying
      value of long-lived
      assets impaired or to be
      disposed of.............       --          --             5,400
    Facilities relocation and
      corporate
      restructuring...........       --          --            23,000
                              ----------  -----------      ----------
                                 16,862       1,239         1,318,213
                              ----------  -----------      ----------
    Operating profit (loss)...    2,011      (1,239)           10,696
Interest expense..............       --          --           (93,505)

Gain on sale of businesses,
  net.........................       --          --            77,000
Other income, net.............       53          --             8,748

                              ----------  -----------      ----------
    Income (loss) before
      income taxes and
      minority interests......    2,064      (1,239)            2,939
Provision for income taxes....     (807)        471(ii)       (11,657)

Minority interests in income
  of consolidated
  subsidiary..................       --          --            (1,829)
                              ----------  -----------      ----------
    Income (loss) before
      extraordinary items.....$   1,257     $  (768)       $  (10,547)
                              ----------  -----------      ----------
                              ----------  -----------      ----------
    Income (loss) before
      extraordinary items per
      share...................                             $     (.34)(iii)
                                                           ----------
                                                           ----------

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 29, 1997


                                                                  ADJUSTMENTS        PRO FORMA                  ADJUSTMENTS
                                               PREACQUISITION    FOR THE SALES     FOR THE SALES    CABLE CAR     FOR THE
                                       AS        PERIOD OF      AND THE SNAPPLE   AND THE SNAPPLE      AS        CABLE CAR
                                    REPORTED      SNAPPLE         ACQUISITION       ACQUISITION     REPORTED    ACQUISITION
                                    --------   --------------   ---------------   ---------------   ---------   -----------
                                                             (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
    Net sales...................... $401,882    $    172,400      $   (74,195)(a)    $ 493,930       $12,747       $  --
                                                                          222(f)
                                                                       (6,379)(g)
    Royalties, franchise fees and
      other revenues...............   29,641              --            2,968(b)        32,639            --          --
                                                                           30(f)
                                    --------   --------------   ---------------   ---------------   ---------   -----------
                                     431,523         172,400          (77,354)         526,569        12,747          --
                                    --------   --------------   ---------------   ---------------   ---------   -----------
Costs and expenses:
    Cost of sales..................  255,406         100,600          (59,127)(a)      291,180         9,124          --
                                                                           89(f)
                                                                       (5,788)(g)
    Advertising, selling and
      distribution.................   80,792          58,700           (8,145)(a)      127,944         1,386          --
                                                                         (396)(g)
                                                                       (3,007)(j)
    General and administrative.....   66,872          28,200           (3,319)(a)       81,542           997         612(i)
                                                                         (256)(g)
                                                                       (9,955)(k)
    Facilities relocation and
      corporate restructuring......    7,350              --           (5,597)(a)        1,753            --          --
    Acquisition related............   32,440              --               --           32,440            --          --
    Loss on assets held for sale...       --       1,414,600       (1,414,600)(l)           --            --          --
                                    --------   --------------   ---------------   ---------------   ---------   -----------
                                     442,860       1,602,100       (1,510,101)         534,859        11,507         612
                                    --------   --------------   ---------------   ---------------   ---------   -----------
    Operating profit (loss)........  (11,337)     (1,429,700)       1,432,747           (8,290)        1,240        (612)
Interest expense...................  (33,963)             --            2,756(c)       (42,036)           --          --
                                                                          140(f)
                                                                      (10,969)(m)
Other income, net..................    6,912              --            1,798(d)         8,427            31          --
                                                                           69(g)
                                                                         (352)(h)
                                    --------   --------------   ---------------   ---------------   ---------   -----------
    Income (loss) before income
      taxes and minority
      interests....................  (38,388)     (1,429,700)       1,426,189          (41,899)        1,271        (612)
Benefit from (provision for) income
  taxes............................    9,213              --           (3,701)(e)       10,007          (578)        233(ii)
                                                                         (184)(i)
                                                                        4,679(n)
Minority interests in income of
  consolidated subsidiary..........   (3,171)             --               --           (3,171)           --          --
                                    --------   --------------   ---------------   ---------------   ---------   -----------
    Income (loss) before
      extraordinary items.......... $(32,346)   $ (1,429,700)     $ 1,426,983        $ (35,063)      $   693       $(379)
                                    --------   --------------   ---------------   ---------------   ---------   -----------
                                    --------   --------------   ---------------   ---------------   ---------   -----------
    Income (loss) before
      extraordinary items per
      share........................ $  (1.08)                                        $   (1.17)
                                    --------                                      ---------------
                                    --------                                      ---------------


                                       PRO
                                      FORMA
                                     --------
                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
    Net sales......................  $506,677

    Royalties, franchise fees and
      other revenues...............    32,639

                                     --------
                                      539,316
                                     --------
Costs and expenses:
    Cost of sales..................   300,304

    Advertising, selling and
      distribution.................   129,330

    General and administrative.....    83,151

    Facilities relocation and
      corporate restructuring......     1,753
    Acquisition related............    32,440
    Loss on assets held for sale...        --
                                     --------
                                      546,978
                                     --------
    Operating profit (loss)........    (7,662)
Interest expense...................   (42,036)

Other income, net..................     8,458

                                     --------
    Income (loss) before income
      taxes and minority
      interests....................   (41,240)
Benefit from (provision for) income
  taxes............................     9,662

Minority interests in income of
  consolidated subsidiary..........    (3,171)
                                     --------
    Income (loss) before
      extraordinary items..........  $(34,749)
                                     --------
                                     --------
    Income (loss) before
      extraordinary items per
      share........................  $  (1.10)(iii)
                                     --------
                                     --------

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

ARBY'S RESTAURANTS SALE PRO FORMA ADJUSTMENTS

      (a) To reflect the elimination of the sales, cost of sales, advertising, selling and distribution expenses and allocated general and administrative expenses, the reduction in carrying value of long-lived assets impaired or to be disposed of for the year ended December 31, 1996 related to the sold restaurants and the portion of the facilities relocation and corporate restructuring charge associated with restructuring the restaurant segment in connection with the Arby's Restaurants Sale. The allocated general and administrative expenses reflect the portion of the Company's total general and administrative expenses allocable to the operating results associated with the restaurants sold as determined by management of the Company. Such allocated amounts consist of (i) salaries, bonuses, travel and entertainment expenses, supplies, training and other expenses related to area managers who had responsibility for the day-to-day operation of the sold restaurants and (ii) the portion of general corporate overhead (e.g. accounting, human resources, marketing, etc.) estimated to be avoided as a result of the Company no longer operating restaurants. Since the Company no longer owns Arby's restaurants but continues to operate as an Arby's franchisor, it is undertaking a reorganization of its restaurant segment eliminating 65 positions in its corporate and field administrative offices and significantly reducing leased office space. The effect of the elimination of income and expenses of the sold restaurants is significantly greater in the year ended December 31, 1996 as compared with the six months ended June 29, 1997 principally due to two 1996 eliminations which did not recur in the 1997 period for (i) the $58,900,000 reduction in carrying value of long-lived assets associated with the restaurants sold and
          (ii) depreciation and amortization on the long-lived restaurant assets sold, which had been written down to their estimated fair values as of December 31, 1996 and were no longer depreciated or amortized while they were held for sale.

      (b) To reflect royalties on the sales of the sold restaurants at the rate of 4%.

      (c) To reflect a reduction to interest expense relating to the debt assumed by RTM.

      (d) To reflect the elimination of the $2,342,000 loss on sale of restaurants and a $544,000 (only the portion related to the restaurant headquarters) gain on termination of a portion of the Fort Lauderdale, Florida headquarters lease for space no longer required by the restaurant segment as a result of the Arby's Restaurants Sale recorded in the six months ended June 29, 1997.

      (e) To reflect the income tax effects of the above at the incremental income tax rate of 38.9%.

C&C SALE PRO FORMA ADJUSTMENTS

      (f) To reflect (i) realization of deferred revenues based on the portion of the minimum take-or-pay commitment for sales of concentrate for C&C products to Kelco to be fulfilled and fees related to the technical services to be performed, both under the contract with Kelco, (ii) imputation of interest on the deferred revenues and (iii) recognition of the estimated cost of the concentrate to be sold.

      (g) To reflect the elimination of sales, cost of sales, advertising, selling and distribution expenses, general and administrative expenses and other expense related to the C&C beverage line.

      (h) To reflect accretion of the discount on the portion of the Note relating to the C&C Sale.

      (i) To reflect the income tax effects of the above at the incremental income tax rate of 36.6%.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

SNAPPLE ACQUISITION PRO FORMA ADJUSTMENTS

      (j) Represents adjustments to 'Advertising, selling and distribution' expenses as follows (in thousands):

                                                                    YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31, 1996      JUNE 29, 1997
                                                                 -----------------    ------------------
Record (reverse) net purchases (depreciation) of refrigerated display cases expensed when purchased and placed in
  service.....................................................        $ 3,174               $  (879)
Reverse reported take-or-pay expense for obligations
  associated with long-term production contracts as a result
  of adjustment to fair value.................................        (10,000)               (2,128)
                                                                 -----------------       ----------
                                                                      $(6,826)              $(3,007)
                                                                 -----------------       ----------
                                                                 -----------------       ----------

      (k) Represents adjustments to 'General and administrative' expenses as follows (in thousands):

                                                                    YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31, 1996      JUNE 29, 1997
                                                                 -----------------    ------------------
Record amortization of trademarks and tradenames of $210,000
  over an estimated life of 35 years..........................        $  6,000             $  2,334
Record amortization of Goodwill of $88,942 over an estimated
  life of 35 years............................................           2,541                  989
Reverse reported amortization of intangibles for which no
  amortization was recorded subsequent to March 31, 1997 when
  they were written down to their estimated fair values.......         (54,200)             (13,400)
Record amortization relating to the excess of fair value of an equity investment over the underlying book value over an
  estimated life of 35 years..................................             337                  122
                                                                 -----------------    ------------------
                                                                      $(45,322)            $ (9,955)
                                                                 -----------------    ------------------
                                                                 -----------------    ------------------

     (l) To reverse the historical loss on sale of assets for the six months ended June 29, 1997 related to the reduction of the carrying value of Snapple in connection with its sale to Triarc.

     (m) Represents adjustments to 'Interest expense' as follows (in thousands):

                                                                    YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31, 1996      JUNE 29, 1997
                                                                 -----------------    ------------------
Record interest expense at weighted average rate of 10.2% on
  $330,000 of borrowings associated with the Credit
  Agreement...................................................        $(33,424)            $(12,811)
Record amortization on $11,200 of deferred financing costs
  associated with the Credit Agreement........................          (1,889)                (713)
Reverse reported interest expense on Mistic's former bank
  facility....................................................           6,086                2,231
Reverse reported amortization of deferred financing costs
  associated with Mistic's former bank facility...............             953                  324
                                                                 -----------------    ------------------
                                                                      $(28,274)            $(10,969)
                                                                 -----------------    ------------------
                                                                 -----------------    ------------------

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

     (n) Represents adjustments to 'Benefit from (provision for) income taxes' (in thousands):


                                                                    YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31, 1996       JUNE 29,1997
                                                                 -----------------    ------------------
To reflect an income tax benefit on the adjusted historical
  pretax loss at 39% (exclusive of nondeductible Goodwill
  write-off and/or amortization) since no income tax benefit is reflected in the reported historical results of
  operations..................................................        $26,286              $ 65,208
To reflect the estimated income tax effect of the above
  adjustments (exclusive of nondeductible Goodwill write-off
  and/or amortization) at 39%.................................          2,671               (60,529)
                                                                 -----------------       ----------
                                                                      $28,957              $  4,679
                                                                 -----------------       ----------
                                                                 -----------------       ----------


CABLE CAR ACQUISITION PRO FORMA ADJUSTMENTS
      (i) Represents adjustments to 'General and administrative' expenses as follows (in thousands):

                                                                    YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31, 1996      JUNE 29, 1997
                                                                 -----------------    ------------------
Record amortization of Goodwill of $20,667 over an estimated
  useful life of 25 years.....................................         $  827                $413
Record amortization of trademarks and tradenames and
  distribution network of $11,300 over an estimated useful
  life of 25 years............................................            452                 226
Reverse reported amortization of intangibles..................            (40)                (27)
                                                                      -------              ------
                                                                       $1,239                $612
                                                                      -------              ------
                                                                      -------              ------

      (ii) To reflect the income tax effects of the above at the incremental income tax rate of 38%.
     (iii) The loss before extraordinary items per share has been determined by dividing the loss before extraordinary items by the weighted average shares outstanding (29,898,000 and 29,931,000 for the year ended December 31, 1996 and the six-month period ended June 29, 1997, respectively) plus the 1,567,000 shares to be issued in connection with the Merger.

INTEGRATION OF ACQUISITIONS
     The accompanying pro forma condensed consolidated statements of operations do not reflect cost savings that the Company believes it will achieve from changes in operating strategies subsequent to the acquisitions of Snapple and Cable Car and operational synergies with Mistic. Such savings include cost reductions in domestic advertising and marketing and general and administrative expenses and more cost-efficient international operations. With respect to Snapple's domestic advertising, the Company plans to reduce such expenditures to approximately $1.90 per case from the pre-Snapple Acquisition 1996 level of approximately $2.65 per case through elimination of programs, such as product giveaways, which it considers non-effective, and the reduction of advertising development costs including talent, production and agency costs. The Company believes it can achieve such levels since the 1996 advertising and marketing levels at Mistic were approximately $1.56 per case. Domestic general and administrative expenses relating to Snapple are being reduced through space reductions and elimination of excess personnel. The corporate office facilities related to Snapple have been reduced from approximately 50,000 square feet at the Quaker corporate facility to approximately 12,500 square feet at the Triarc Beverage Group in White Plains, New York. Further, the Company has reduced administrative personnel, facilitated in part by the integration with Mistic. With respect to international operations, Snapple incurred significant losses in 1996. The Company intends to rationalize its international advertising and marketing and general and administrative expenses similar to its domestic operations to eliminate such losses.

                            CAPITALIZATION OF TRIARC

     The following table sets forth the unaudited historical capitalization of Triarc as of June 29, 1997, the pro forma capitalization of Triarc adjusted to give effect to the C&C Sale and the pro forma capitalization of Triarc further adjusted to give effect to the Cable Car Acquisition. The adjustments made to Triarc's historical consolidated capitalization to arrive at the adjusted consolidated capitalization are described under 'Triarc Companies, Inc. and Subsidiaries -- Unaudited Pro Forma Condensed Consolidated Financial Statements.' This table should be read in conjunction with the consolidated financial statements of Triarc Companies, Inc. and its subsidiaries incorporated by reference herein and 'Triarc Companies, Inc. and Subsidiaries -- Unaudited Pro Forma Condensed Consolidated Financial Statements' and related notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                                                                                     PRO FORMA FOR
                                                                                    PRO FORMA        THE CABLE CAR
                                                                     ACTUAL      FOR THE C&C SALE     ACQUISITION
                                                                     ------      ----------------    -------------
                                                                                     (IN MILLIONS)
Current portion of long-term debt.................................   $ 15.8           $ 15.8             $ 15.8
                                                                     ------          -------         -------------
Long-term debt:
     9 3/4% senior secured notes..................................    275.0            275.0              275.0
     8.54% first mortgage notes...................................    125.0            125.0              125.0
     Term loans...................................................    323.0            323.0              323.0
     Revolving loans..............................................     38.5             38.5               38.5
     Other........................................................      6.2              6.2                6.2
                                                                     ------          -------         -------------
          Total long-term debt....................................    767.7            767.7              767.7
                                                                     ------          -------         -------------
Stockholders' equity (deficit)....................................    (24.4)           (24.1)               9.3
                                                                     ------          -------         -------------
               Total capitalization...............................   $759.1           $759.4             $792.8
                                                                     ------          -------         -------------
                                                                     ------          -------         -------------

                       COMPARISON OF RIGHTS OF CABLE CAR
                            AND TRIARC STOCKHOLDERS

GENERAL

     As a result of the Merger, holders of shares of Cable Car Common Stock will own shares of Triarc Common Stock. The DGCL is the statute which governs Delaware corporations. Both Triarc and Cable Car are corporations incorporated under the laws of the State of Delaware, and there are no differences between the rights of Triarc and Cable Car stockholders arising out of the DGCL. The following is a summary of certain material similarities and differences between the rights of holders of shares of Cable Car Common Stock and holders of shares of Triarc Common Stock. These differences arise from differences between the Cable Car Charter and the Cable Car Bylaws, and the Triarc Charter and the Triarc Bylaws, the governing instruments of the two companies. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. The summaries set forth herein are qualified in their entirety by reference to the Cable Car Charter and Cable Car Bylaws and the Triarc Charter and Triarc Bylaws.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Triarc Charter requires a Board comprised of not less than seven nor more than 15 members; provided, however, that such maximum number may be increased to reflect the right of holders of preferred stock to elect directors in certain circumstances with the exact number of directors to be fixed by a majority vote of the directors then in office and that such authority of the Triarc Board is exclusive. Triarc currently has nine directors. Triarc does not have a classified board and all directors stand for election on an annual basis. Each director serves until his or her successor is elected and qualified.

     The Cable Car Bylaws require a Board comprised of not less than three nor more than seven members, which number may be increased or decreased within such range by the Cable Car Board. Cable Car currently has three directors. Cable Car does not have a classified board and all directors stand for election on an annual basis. Each director serves until his or her successor is elected and qualified.

CUMULATIVE VOTING FOR DIRECTORS

     Neither the Triarc Charter nor the Cable Car Charter provides for cumulative voting.

REMOVAL OF DIRECTORS

     The Triarc Bylaws provide that a duly elected director of Triarc may be removed, without cause, by the affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of Triarc entitled to vote in the election of directors, voting as a single class. As the Cable Car Bylaws is silent, Delaware law provides that a duly elected director of Cable Car may be removed only for cause by the holders of a majority of the shares of the outstanding capital stock of Cable Car entitled to vote in the election of directors.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the Triarc Bylaws, a special meeting of stockholders of Triarc may be called only by the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer or the Triarc Board. Business transacted at any special meeting is limited to the purposes stated in the notice of the special stockholders' meeting given to stockholders.

     Under the Cable Car Bylaws, a special meeting of stockholders may be called by (i) the President of Cable Car, (ii) the request in writing or by vote of a majority of the directors or (iii) the request in writing of stockholders holding a majority of the capital stock of Cable Car outstanding and entitled to vote.

PREFERRED STOCK

     The Triarc Charter authorizes the issuance of shares of 'blank check' preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Triarc Board. Accordingly, the Triarc Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which may adversely affect the voting power or other rights of the holders of Triarc Common Shares. As of the date of this Proxy Statement/Prospectus, there are no shares of Triarc Preferred Stock outstanding.

     The Cable Car Charter does not authorize preferred stock for issuance by the Cable Car Board.

CERTAIN VOTING RIGHTS

     The DGCL generally requires approval of any merger, consolidation or sale of substantially all of the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon, although a certificate of incorporation of a Delaware corporation may provide for a greater vote. Neither the Cable Car Charter nor Cable Car's By-laws address the vote required to approve a merger, consolidation or sale of substantially all of the corporation's assets. Accordingly, such transactions will be governed by the DGCL. The Triarc Charter provides for a 75% vote of the stockholders entitled to vote thereon in order to approve certain mergers or consolidations. See 'Description of Anti-Takeover Provisions in Triarc Charter -- Business Combination Provision' below.

     In addition to voting rights provided by Delaware law and under the Triarc Charter, the rules of the NYSE, on which the Triarc Common Stock is listed, also afford stockholders certain voting rights. For example, NYSE rules require stockholder approval prior to the issuance by Triarc of any common stock, or any securities convertible into common stock, if such shares are to be issued in connection with any transaction or series of related transactions, other than a public offering for cash, if (i) the voting power of such common stock would be equal to at least 20% of the voting power of the shares outstanding prior to the issuance of such shares, or (ii) the number of such shares would be equal to at least 20% of the number of shares of common stock outstanding prior to the issuance of such shares. The NYSE rules also require stockholder approval for certain transactions in which Triarc's common stock, or securities convertible into Triarc's common stock, are to be issued to a Triarc director, officer, substantial stockholder, or an entity in which any such person holds a substantial interest, if the number of shares of common stock so issued or into which the securities so issued are convertible exceeds one percent of the number of shares of common stock outstanding prior to such issuance or one percent of the outstanding voting power prior to such issuance. The NYSE also requires stockholder approval for any issuance of securities by Triarc that will result in a change of control of Triarc.

CERTAIN BUSINESS COMBINATIONS

     The DGCL prohibits a corporation which has securities traded on a national securities exchange, authorized for quotation on Nasdaq or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder, or an interested stockholder's affiliates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded, the interested stockholder acquires at one time at least 85% of the corporation's stock (excluding those shares owned by persons who are directors and also officers as well as employee stock plans in which employees do not have a confidential right to vote), or the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. Although a Delaware corporation may elect, pursuant to its certificate of incorporation or bylaws, not to be governed by this provision, none of the Triarc Charter, the Triarc Bylaws, the Cable Car Charter or the Cable Car Bylaws contain such an election. With respect to the Merger, the Cable Car Board approved the Merger Agreement and the Merger prior to the time that Triarc entered into the Stockholders Agreement (pursuant to which Triarc became an 'interested stockholder' of Cable Car under the applicable provision of the DGCL).

APPRAISAL RIGHTS

     Under the DGCL, a shareholder of a corporation participating in certain merger transactions may, under certain circumstances, receive cash in the amount of the fair market value of his shares (as determined by a court) in lieu of the consideration he would otherwise receive in the merger. See 'Appraisal Rights.' Unless a corporation's certificate of incorporation provides otherwise, the DGCL does not require that such dissenters' rights of appraisal be afforded to stockholders with respect to (i) a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or widely held (by more than 2,000 stockholders), if the stockholders of such corporation receive only shares of the surviving corporation or of such a listed or widely held corporation; or (ii) those stockholders who are the stockholders of the surviving corporation in a merger if no vote of such stockholder is required because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger (if certain other conditions are met). The Cable Car Common Stock is not listed on a national securities exchange or designated as a national market system security, nor is such stock held by more than 2,000 stockholders. Accordingly, the holders of Cable Car Common Stock are not subject to the exclusion from appraisal rights provided in Section 262. The Triarc Common Stock is listed on the NYSE and the holders of such stock are not afforded appraisal rights under Section 262 with respect to certain merger transactions.

CERTAIN ANTI-TAKEOVER PROVISIONS IN THE TRIARC CHARTER

     Certain provisions in the Triarc Charter are intended to discourage or delay a hostile takeover of control of Triarc. These provisions, in general terms, (i) provide that the number of directors shall not be less than seven nor more than 15, with the exact number to be determined from time to time by a majority of the board of directors then in office; (ii) provide that vacancies on the Triarc Board resulting from an increase in size, removal of directors or otherwise may be filled only by a majority of the remaining directors then in office; and (iii) require the affirmative vote of the holders of shares representing at least 75% of the voting power of the Voting Shares (defined below) in order to enter into certain Business Combinations (defined below), unless (A) such Business Combinations are approved by at least a majority of the entire Triarc Board, but only if a majority of the directors acting favorably on the matter are Continuing Directors (defined below), or (B) certain minimum price, form of consideration and procedural requirements are met. The term 'Voting Shares' is defined in the provisions as any issued and outstanding shares of capital stock of Triarc entitled to vote generally in the election of directors. Each of these provisions has particular anti-takeover effects associated with it, and these effects together with a more detailed description of each provision are set forth below. In addition, the anti-takeover provisions are interrelated and have cumulative anti-takeover effects as described herein. Similar provisions are not included in the Cable Car Charter or the Cable Car Bylaws.

     The principal purpose of these provisions is to provide a measure of assurance that a shareholder or group of shareholders owning a controlling interest in the Triarc's stock do not exercise their voting power in a manner which the Triarc Board believes would be to the detriment of the remaining shareholders. The provisions are further intended to make it more difficult for a hostile or unfriendly party to obtain control of Triarc by replacing the Triarc Board.

SIZE OF THE BOARD OF DIRECTORS AND FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The Triarc Charter states that the Triarc Board consists of not less than seven nor more than 15 members, provided, however, that such maximum number may be increased to reflect the right of holders of preferred stock to elect directors in certain circumstances with the exact number of directors to be fixed by a majority vote of the directors then in office and that such authority of the Triarc Board is exclusive. The Triarc Charter provides that vacancies that may occur between annual meetings may be filled only by a majority of the remaining directors then in office, even if less than a quorum, subject to the rights of holders of any class or series of preferred stock to elect directors. In addition, the provision provides that any new director elected to fill a vacancy on the Triarc Board will serve for the remainder of the full term of that director for which the vacancy occurred and no decrease in the number of directors shall shorten the term of any incumbent. Vacancies caused by an increase in the number of directors would be filled by the Triarc Board. The purpose of including these provisions with respect to the size of the Triarc Board and the filling of vacancies in the Triarc Charter is to prevent the elimination of such provisions through amendment of the Triarc Bylaws by a shareholder or group owning or controlling a substantial voting block so as to permit shareholders directly to increase the size of the Triarc Board and to fill vacancies resulting therefrom or otherwise, which would enable such shareholder or group of shareholders to elect its own nominees to the vacancies. This would be possible because, under Delaware law, shareholders may amend the Triarc Bylaws without prior approval of the Triarc Board, whereas the Triarc Charter may be amended only if the Triarc Board first approves and recommends such action to shareholders.

BUSINESS COMBINATION PROVISION

     The Triarc Charter provides that the approval of the holders of shares representing at least 75% of the voting power of the Voting Shares be required in order to approve certain Business Combinations if an Interested Shareholder (defined below) is a party to the transaction or its percentage equity interest in Triarc or any subsidiary of Triarc would be increased by the transaction. The required 75% approval of any Business Combination must include the affirmative vote of the holders of shares representing at least a majority of the voting power of the Voting Shares exclusive of those shares beneficially owned by any Interested Shareholder.

     The voting requirements outlined above will not apply, however, if: (i) immediately prior to the time the Business Combination is consummated, Triarc is the Beneficial Owner (defined below) of a majority of each class of the outstanding equity securities of the Interested Shareholder; (ii) the Business Combination was approved by at least a majority of the Board of Directors (even though not the entire Board of Directors), but only if a majority of the directors acting favorably upon such matter are Continuing Directors; or (iii) the consideration to be received by the holders of each class of Triarc's outstanding Voting Shares acquired by the Interested Shareholder is at least equal to the greater of the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination or (B) in the transaction in which it became an Interested Shareholder, and is in cash or in the same form of consideration as the Interested Shareholder paid to acquire the largest number of Voting Shares previously acquired by it. The pricing provision does not guarantee that a shareholder will receive the highest market price paid for such shares, rather it insures that a shareholder will receive the highest price paid for such shares by an Interested Shareholder during the prior two years. If either the ownership or form of consideration requirements set forth in clauses (i) and
(iii) above are satisfied, the Business Combination shall require the approval of the holders of at least two-thirds of the votes entitled to be cast by the holders of all the then outstanding Voting Shares (the 'Ratification Percentage') (and the additional majority vote). If the Triarc Board approves the Business Combination in accordance with the requirements set forth in clause
(ii) above, the Triarc Board may, again in accordance with the voting provisions of such clause (ii), determine to require a vote of shareholders. If a shareholder vote is required for such Business Combination under law (such as, for example, in the case of a merger or liquidation), the Triarc Board shall require the affirmative vote of the then outstanding Voting Shares equal to the higher of: (1) the Ratification Percentage (such affirmative vote shall not require the additional majority vote), and (2) such other percentage as is required by law. If a shareholder vote is not required for such Business Combination under law, the Triarc Board may, in its discretion, either decide not to require a shareholder vote to approve the Business Combination or require the affirmative vote of the outstanding Voting Shares equal to (i) the Ratification Percentage (such affirmative vote shall not require the additional majority vote) or (ii) such other percentage as it so determines.

     An 'Interested Shareholder' generally is defined under the Triarc Charter as the Beneficial Owner of 10% or more of the voting power of the outstanding Voting Shares (other than Triarc, its employee benefit plans, or its majority owned subsidiaries), excluding, however, DWG Acquisition or any 'Affiliate' or 'Associate' (each as defined in the Triarc Charter) thereof. The Triarc Board considers that a 10% holding, which causes a person to be classified as an 'insider' under Section 16 of the Exchange Act, and is double the percentage ownership required to trigger reporting obligations under Section 13(d) of the Exchange Act, for shareholders of public companies, is appropriate to define an Interested Shareholder. At the present time, Triarc is not aware of the existence of any shareholder or group of shareholders that would be an Interested Shareholder. However, if the currently outstanding shares of the Triarc Class B Common Stock were to be converted by a Beneficial Owner into shares of Triarc Class A Common Stock, such Beneficial Owner (if other than DWG Acquisition) would become, upon such conversion, an Interested Shareholder. 'Beneficial Owner' and 'Beneficial Ownership' are defined in accordance with the definition of beneficial ownership under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, and include all shares as to which the Interested Shareholder in question has sole or shared voting or investment power. However, an Interested Shareholder is also deemed to own beneficially shares owned, directly or indirectly, by any 'Affiliate' or 'Associate' (each as defined in the Triarc Charter) of the Interested Shareholder, as well as (i) shares which it or any such Affiliate or Associate has a right to acquire, (ii) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Interested Shareholder, and (iii) shares beneficially owned by any other person with whom the Interested Shareholder or any of such shareholder's Affiliates or Associates acts as a partnership, syndicate or other group pursuant to an agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company.

     A 'Business Combination' includes: (i) a merger or consolidation involving Triarc or any of its subsidiaries and an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, or an Affiliate thereof, (ii) a sale, lease or other disposition (in one or a series of transactions) of a 'Substantial Part' (as defined in the Triarc Charter) of the assets of Triarc or any of its subsidiaries to an Interested Shareholder or an Affiliate or Associate of any Interested Shareholder, or an Affiliate thereof; (iii) any sale or other disposition (in one or a series of transactions) to Triarc or any of its subsidiaries of any assets (excluding any Voting Shares, but including without limitation any securities whether outstanding, authorized but unissued or in treasury, issued by an Interested Shareholder, or by an Affiliate or Associate of an Interested Shareholder or by an Affiliate thereof) of (A) any Interested Shareholder or (B) an Affiliate or Associate of an Interested Shareholder, or an Affiliate thereof, if the amount paid therefor constitutes a Substantial Part of the assets of Triarc or any subsidiary; or (iv) an issuance (or a related series of issuances) of securities of Triarc or any of its subsidiaries (except upon conversion of convertible securities as a result of a pro rata stock dividend or stock split) to an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or an Affiliate thereof, for consideration aggregating $5,000,000 or more; (v) a liquidation, dissolution, spinoff, split up or split off of Triarc (if as of the record date for the determination of shareholders entitled to vote with respect thereto or, if no vote would otherwise be required, the date the transaction is planned to be consummated, any person is an Interested Shareholder); (vi) a reclassification or recapitalization of securities (including, without limitation, any combination of shares or reverse stock split) of Triarc or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Interested Shareholder in any class of equity securities of Triarc or such subsidiary; and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     A 'Continuing Director' is defined as one serving as a director whose election or appointment or recommendation by the Triarc Board for election by Triarc's shareholders was approved of by at least a majority of the Continuing Directors then on the Triarc Board.

     The Business Combination provision described above is intended to provide safeguards to Triarc's shareholders by requiring a higher shareholder vote than required under Delaware law in the event another person first obtains a substantial interest in Triarc and then wishes to accomplish a combination of such person's business with that of Triarc, or otherwise eliminate the shareholdings of the other shareholders. The federal securities law and regulations issued thereunder govern the disclosure required to be made to minority shareholders in such transactions but do not assure to shareholders the fairness of the terms of the Business Combination. Moreover, the statutory right of the remaining shareholders of Triarc to dissent in connection with certain Business Combinations and receive the 'fair value' of their shares in cash may involve significant expense, delay and uncertainty to dissenting shareholders. Further, the 'fair value' of a shareholder's shares, as determined under this standard, may not be equivalent to the minimum price as determined pursuant to the provisions.

     The Business Combination provision is to close partially these gaps in the federal and state laws and to minimize certain of the potential inequities of those Business Combinations that involve two or more steps by requiring that in order to complete a Business Combination that is not approved by the Continuing Directors, such Interested Shareholder must obtain the affirmative votes of at least 75% of the voting power of the outstanding Voting Shares prior to proposing the Business Combination (including the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding Voting Shares exclusive of those shares beneficially owned by the Interested Shareholder), or meet the minimum price and procedural requirements of the provision and obtain the approval of at least two-thirds of the voting power of the outstanding Voting Shares (and the additional majority vote). The provision also is designed to protect those shareholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control by ensuring that at least the same price and form of consideration are paid to such shareholders in a Business Combination as were paid to shareholders in the initial step of the acquisition. In the absence of the provision, an Interested Shareholder who acquired control of Triarc could subsequently, by virtue of such control, force minority shareholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest, but rather at a price set by such Interested Shareholder. Such a price might not only be lower than the price paid by such purchaser in acquiring control, but also could be in a less desirable form of consideration (e.g., equity or debt securities of the purchaser).

     In many situations, the minimum price, form of consideration and procedural requirements of the provision would require that a purchaser pay shareholders a higher price for their shares and/or structure the transaction differently from what would be the case without the provision. Accordingly, to the extent a Business Combination were involved as part of a plan to acquire control of Triarc, this provision would increase the likelihood that a purchaser would negotiate directly with the Triarc Board.

     Triarc believes that the Triarc Board normally is in a better position than the individual shareholders of Triarc to negotiate effectively on behalf of all shareholders in that the Triarc Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of Triarc. Accordingly, Triarc is of the view that negotiations between the Triarc Board and the purchaser would increase the likelihood that shareholders ultimately will receive a higher price for their shares from anyone desiring to obtain control of Triarc through a Business Combination or otherwise.

     Although not all acquisitions of Triarc's capital stock are made with the objective of acquiring control of Triarc through a subsequent Business Combination, a purchaser in many cases desires to have the option to consummate such a Business Combination. Assuming that to be the case, the provision would tend to discourage purchasers whose objective is to seek control of Triarc at a relatively low price, since acquiring the remaining equity interest may be difficult unless the minimum price, form of consideration and procedural requirements were satisfied or a majority of the Continuing Directors were to approve the transaction. The provision also should discourage the accumulation of large blocks of Triarc's capital stock, which Triarc believes to be disruptive to the stability of Triarc, and which can sometimes precipitate a change of control of Triarc on terms unfavorable to Triarc's other shareholders.

AMENDMENT OF CHARTER DOCUMENTS

     The Triarc Charter may be amended in accordance with the DGCL, except that the Triarc Charter provides that the Business Combination provision described above may not be repealed, altered, changed or amended in any respect unless such action is approved by the affirmative vote of the holders of at least 75% of the Voting Shares (which 75% must include the affirmative vote of the holders of shares representing at least a majority of the voting power of the Voting Shares exclusive of those of which any Interested Shareholder is the Beneficial Owner), unless approved by a vote of a majority of the entire Triarc Board (but only if a majority of the directors acting favorably on the matter are Continuing Directors), in which case the Business Combination provision may be amended by the affirmative vote of holders of at least a majority of the voting power of the Voting Shares (such affirmative vote does not require the additional majority vote); and provided, further, that the Ratification Percentage may be amended, altered, changed or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the Voting Shares (such affirmative vote does not require the additional majority vote). The Triarc Bylaws may be altered, amended or repealed, or new by-laws adopted, by (i) the affirmative vote of stockholders holding not less than two-thirds of the voting power of the shares entitled to vote on such issue, or (ii) the affirmative vote of not less than a majority of all of the directors then holding office and entitled to vote on such issue.

     The Cable Car Charter may be amended in accordance with the DGCL. The Cable Car Bylaws may be amended, altered or repealed or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for such purpose, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority all of the directors then holding office.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Triarc Charter provides indemnification to the fullest extent permitted by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers).

     The Triarc Charter (as well as the Triarc Bylaws) provides that, to the extent not prohibited by law, Triarc shall indemnify its directors and officers for expenses (including attorneys' fees and disbursements) and any liability or loss paid or incurred if such person is or was made, or threatened to be made, a party to any action by reason of the fact that such person is or was a director or officer of Triarc, or is or was serving in any capacity at the request of Triarc for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an 'Other Entity'). Persons who are not directors or officers of Triarc may be similarly indemnified in respect of service to Triarc or to an Other Entity at the request of Triarc to the extent the Triarc Board at any time specifies that such persons are entitled to the benefits of the indemnification provisions of the Triarc Charter. The Triarc Charter specifies that any director or officer of Triarc serving in any capacity with a majority owned subsidiary or any employee benefit plan of Triarc or any majority owned subsidiary corporation shall be deemed to be doing so at the request of Triarc.

     The Triarc Charter and the Triarc Bylaws permit indemnification whether the basis of such proceeding is an alleged action in an official capacity or in any other capacity while serving as an officer or director. However, this provision is limited by reference to the DGCL, which specifically limits indemnification in the case of derivative suits (suits brought in the name and on behalf of Triarc) to the payment of expenses if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Triarc. If a person is adjudged liable to Triarc in a derivative suit (but not in other suits) no indemnification payments may be made unless a court determines otherwise.

     The Triarc Charter also provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by Triarc of an undertaking that the director or officer will repay such advances if he or she is ultimately found not to be entitled to indemnification and provides that the right to indemnity and to receive advances continues as to a director or officer after such person has ceased to hold an office with Triarc. The right to indemnification under the Triarc Charter is a contract right and, therefore, cannot be retroactively eliminated by a later stockholder vote, and is not an exclusive right and, therefore, Triarc may provide other indemnification, if appropriate.

     In addition, the Triarc Charter permits Triarc, as provided in the DGCL, to purchase directors' and officers' liability insurance, and establish a trust fund to ensure payments of indemnification claims.

     Finally, the Triarc Charter permits a person entitled to indemnity to bring an action in court to obtain such indemnity and requires that in any such suit the court will not be bound by a decision of the Triarc Board, independent counsel or stockholders that such person is not entitled to indemnification. The purpose of this provision is to permit court determination of the issue, notwithstanding a negative decision by the Triarc Board, its chosen counsel or the stockholders, which decision might be made, for example, following a change of control in Triarc.

     The Cable Car Bylaws provide that Cable Car will indemnify to the fullest extent permitted by law any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Cable Car, or while a director or officer of Cable Car is or was serving at its request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic entity, against all expenses and liabilities actually and reasonably incurred by such person in connection with holding such positions. The Cable Car Bylaws provide that Cable Car may, by determination of the Cable Car Board, similarly indemnify any present or former employee or agent of Cable Car to the fullest extent permitted by law or any lesser extent.

                                 LEGAL MATTERS

     The legality of the Triarc Common Stock being offered hereby will be passed upon for Triarc by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. The federal income tax consequences in connection with the Merger will be passed upon by Sherman & Howard, L.L.C., Denver, Colorado. Members of Paul, Weiss, Rifkind, Wharton & Garrison own approximately 1,600 shares of Triarc Common Stock.

                                    EXPERTS

     The consolidated financial statements of Triarc incorporated by reference and the related financial statement schedule incorporated in this Proxy Statement/ Prospectus by reference to Triarc's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated, which is in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Snapple Beverage Corp. incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements of Cable Car incorporated in this Proxy Statement/Prospectus by reference to Cable Car's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

     If the Merger is not consummated, or is not consummated within the time period currently contemplated, Cable Car will hold its 1997 Annual Meeting of Stockholders. As described in Cable Car's proxy statement relating to its 1996 Annual Meeting of Stockholders, stockholder proposals for inclusion in Cable Car's proxy statement and form of proxy relating to the Cable Car 1997 Annual Meeting of Stockholders must have been received by Cable Car on or before January 1, 1997.

                                      PROXY

                         CABLE CAR BEVERAGE CORPORATION
                           717 17TH STREET, SUITE 1475
                             DENVER, COLORADO 80202

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS,
                             NOVEMBER 25, 1997

The undersigned hereby appoints Samuel M. Simpson and Myron D. Stadler, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share, of Cable Car Beverage Corporation (the 'Company') which the undersigned is entitled to vote at the special meeting (the 'Special Meeting') of Stockholders of the Company, to be held on Tuesday, November 25, 1997, commencing at 10:00 a.m., local time, at Norwest Bank Building, 1740 Broadway, Forum Room, Denver, Colorado 80274, and any and all adjournments or postponements thereof, the following proposals more fully described in the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus of the Company and Triarc Companies, Inc. ('Triarc'), dated October 22, 1997 (the 'Proxy Statement/Prospectus').

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 1 LISTED BELOW.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED 'FOR' PROPOSAL 1 BELOW, AND IN THE DISCRETION OF THE PROXIES IN ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

1. To approve a proposal to adopt the Agreement and Plan of Merger dated June 24, 1997, as amended, among Triarc, CCB Merger Corporation, a wholly owned subsidiary of Triarc ('Mergerco'), and the Company, which provides for the merger of Mergerco with and into the Company (the 'Merger'), with the Company as the surviving corporation, and to authorize the Merger and certain related transactions, as more fully set forth in the Proxy Statement/Prospectus.

                  FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]

2. To transact such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

Your signature on this proxy card is your acknowledgment of receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

The undersigned stockholder hereby revokes all proxies heretofore given by the undersigned stockholder to vote at the Special Meeting or any adjournments or postponements thereof.

                                   Dated:____________________________, 1997


                                   ----------------------------------------
                                   Signature

                                   ----------------------------------------
                                   Signature if held jointly

                                   Please sign exactly as name(s)
                                   appear on this Proxy Card. When
                                   shares are held by joint tenants,
                                   both should sign. When signing as
                                   attorney-in-fact, executor,
                                   administrator, personal
                                   representative, trustee, or
                                   guardian, please give full title as
                                   such. If a corporation, please sign
                                   in full corporate name by authorized
                                   officer. If a partnership, please
                                   sign in partnership name by
                                   authorized person. If you attend the
                                   Special Meeting and decide to vote
                                   by ballot, such vote will supersede
                                   this proxy.

                                   To help us in our planning, please check here if you expect to attend the Special Meeting [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH THIS PROXY CARD.

                                                                    APPENDIX A-1
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                   FORM 10-K
              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

     FOR THE TRANSITION PERIOD FROM __________________ TO _________________

                         COMMISSION FILE NUMBER 0-14784
                            ------------------------
                         CABLE CAR BEVERAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------
                        DELAWARE                                 52-0880815
            (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

     717 17TH STREET, SUITE 1475, DENVER, COLORADO               80202
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 298-9038
                            ------------------------
          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                     NAME OF EACH EXCHANGE ON
               TITLE OF EACH CLASS       WHICH REGISTERED
               -------------------      -----------------
                     None                     None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.01 Par Value
                                (TITLE OF CLASS)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes __X__ No ______

     The aggregate market value of equity securities held by non-affiliates of the Registrant on March 25, 1997 was approximately $18,730,000.

     As of March 25, 1997 there were 8,905,324 shares of common stock outstanding.

===============================================================================

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                          1996 FORM 10-K ANNUAL REPORT

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
                                                     PART I

Item 1.    Business.......................................................................................     3
Item 2.    Properties.....................................................................................     5
Item 3.    Legal Proceedings..............................................................................     5
Item 4.    Submission of Matters to a Vote of Security Holders............................................     5

                                                     PART II

Item 5.    Market for the Registrant's Common Stock and Related Stockholder Matters.......................     5
Item 6.    Selected Financial Data........................................................................     6
Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations..........     6
Item 8.    Financial Statements and Supplementary Data....................................................     9
Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...........     9

                                                    PART III

Item 10.   Directors and Executive Officers of the Registrant.............................................     9
Item 11.   Executive Compensation.........................................................................     9
Item 12.   Security Ownership of Certain Beneficial Owners and Management.................................     9
Item 13.   Certain Relationships and Related Transactions.................................................     9

                                                     PART IV

Item 14.   Exhibits, Financial Statement Schedules and Reports on Form 8-K................................     9

                                     PART I

ITEM 1. BUSINESS.

GENERAL

     Cable Car Beverage Corporation, (the 'Company') was incorporated under the laws of Delaware on April 1, 1968. The Company's business consists of marketing its line of proprietary soft drinks and waters throughout the United States and in Canada. As discussed in more detail below, the Company's product line consists of Stewart's brand soft drinks, JAVA COLA, Fountain Classics Seltzer, San Francisco Seltzer, Aspen Mountain Spring Water and Aspen flavored waters. During 1996, the Company began marketing two new Stewart's flavors (Stewart's Classic Key Lime and Cherries N' Cream) as well as a new line of carbonated, coffee-flavored cola under the name of JAVA COLA.

PROPRIETARY PRODUCTS MARKETING:

     General: The Company initially entered its current business of marketing beverages on August 27, 1987 when it acquired, through its subsidiary Old San Francisco Seltzer, Inc. ('SFS'), the assets and business of Old San Francisco, Inc. ('Old SF'), a California corporation that marketed a product line of flavored seltzers.

     The Company added to its line of beverages when, on July 11, 1989, it entered into a licensing agreement with Stewart's Restaurants, Inc. ('Stewart's'), a New Jersey based franchiser of Stewart's Drive-In Root Beer Stands, pursuant to which the Company has the exclusive right to produce and market Stewart's brand beverages for the entire United States. Pursuant to an addendum to the Stewart's licensing agreement dated April 11, 1994, the Company was granted the exclusive rights for Canada, and once the Company achieves cumulative sales of 4,000,000 cases, the license becomes worldwide provided the Company maintains annual sales of 1,000,000 cases. The agreement provides for a sliding scale royalty with a minimum annual royalty of $50,000. For the year ended December 31, 1996, the royalty payments exceeded the minimum royalty due and the Company expects the same in future years. Termination of the agreement may occur if the Company's annual sales of Stewart's Root Beer are less than 500,000 cases for each year.

     On December 1, 1993, the Company entered into a separate licensing agreement with Stewart's, whereby the Company has the exclusive right to market Stewart's brand beverages as a fountain product in 15 states. The agreement provided for a one time licensing fee of $29,250 and payment of a sliding scale royalty. The Company is marketing the Stewart's fountain product through its wholly-owned subsidiary, Fountain Classics, Inc. ('FCI').

     On November 22, 1989, the Company acquired the assets and business of Aspen Mineral Water Corporation ('Aspen'), a Colorado corporation that marketed a sparkling water. Currently, the Company markets a line of non-carbonated fruit flavored beverages under the brand name of Aspen. The Company also markets a non-carbonated spring water under the Aspen name.

     Proprietary Products: The Company's proprietary product line currently consists of Stewart's premium soft drinks (Root Beer, Orange N' Cream, Cream Ale, Ginger Beer, Classic Key Lime, and Cherries N' Cream), JAVA COLA, San Francisco Seltzer, Aspen Mountain Spring Water and Aspen flavored waters. Stewart's products are packaged in original and diet and are sweetened using non-sugar sweeteners -- fructose in the original line and NutraSweet brand sweetener in the diet line. JAVA COLA is a unique coffee-flavored cola made with real coffee and is sold in four different flavors: Original, Diet, Mocha and Vanilla. San Francisco Seltzer is a naturally flavored soft drink which contains no sodium or preservatives and is available in regular and diet flavors that are sweetened with fructose and NutraSweet, respectively. Aspen Mountain Spring Water is a non-carbonated water. Aspen flavored waters are non-carbonated, fruit flavored beverages.

     For the years ended December 31, 1996 and 1995, the Stewart's brand accounted for approximately 98% and 96% of the Company's proprietary brand sales, respectively. The Company anticipates that the Stewart's brand will continue to account for a significant portion of sales for the year ending December 31, 1997.

     Marketing and Distribution: The brand products business consists of both sales of concentrate to regional soft drink bottlers and the sale of finished goods to distributors. Where the Company sells concentrate to bottlers, the bottlers produce finished goods and sell through their own distribution network. When the Company sells finished goods directly to distributors, the Company has product produced for it by contract manufacturers. The Company does not directly manufacture any of the products it sells. The Company's products are retailed primarily in grocery, convenience and liquor stores and food service accounts. Consumer marketing consists of newspaper, magazine, outdoor and radio advertising, along with in-store product demonstrations and point of sale promotions. The Company presently sells product to numerous bottlers and distributors in the United States and Canada.

     Competition: The soft drink business is extremely competitive and there are numerous competing products. Most competitors are larger and have greater financial resources than the Company. The Company's principal means for competing within this category are its product line and flavors and through its advertising, packaging and promotions.

     Trademarks: The Company owns the trademark 'San Francisco Seltzer' which was registered with the United States Patent and Trademark Office on March 1, 1988. The Company also owns the trademark 'Fountain Classics' which is used on the Stewart's Premium Sodas line of products. The 'Fountain Classics' trademark was registered with the United States Patent and Trademark Office on June 18, 1991. The Company owns the trademark 'Aspen' which was registered on May 31, 1994 with the United States Patent and Trademark Office. The foregoing trademarks are registered for a 10-year period and may be extended thereafter for additional 10-year periods subject to compliance with federal statutory and regulatory provisions. Management is of the view that its trademarks are of significant importance to its operations and loss of such trademarks could adversely affect the Company to an indeterminable extent. The Company is taking appropriate steps to protect its trademarks. Stewart's Restaurants, Inc. owns the trademark 'Stewart's' which is registered with the United States Patent and Trademark Office. The Company has an exclusive trademark license agreement with Stewart's Restaurants. (See 'Proprietary Products Marketing -- General'.)

WHOLESALE DISTRIBUTION -- DIVESTED ON JUNE 7, 1993

     General: From 1987 until 1993, the Company was also engaged in the business of wholesale distribution of beverages through its former subsidiary, Sheya Brothers Specialty Beverages, Inc. ('SBSB'). On June 7, 1993, SBSB was merged into AMCON Distributing Company ('AMCON'), a then privately-held, Omaha-based wholesale distributor.

     In connection with the merger of SBSB into AMCON, the Company received 306,143 shares of common stock of AMCON. Pursuant to the Agreement and Plan of Merger with AMCON, on July 31, 1995, the Company distributed 266,469 AMCON shares to shareholders of the Company on a prorata basis. As of December 31, 1996, the Company holds 39,674 shares of AMCON.

SEASONALITY:

     Due to the seasonality of the beverage industry, the Company's sales volumes are normally at their highest in the second and third calendar quarters.

PROSPECTIVE PRODUCTS AND ACQUISITION ACTIVITIES:

     The Company continues to develop line extensions under its various brand names, primarily by adding new packages and flavors. As described above, the Company introduced the following new products during 1996: Stewart's Classic Key Lime and Cherries N' Cream. The Company intends to continue expanding into beverage products, through both internal development and acquisition, that are compatible with its existing brands and can be sold through the Company's existing bottling and distribution network.

MAJOR CUSTOMERS:

     For the year ended December 31, 1996, two customers, K.O.
Lester -- Lebanon, TN and Mid-State Beverage Company -- New Brunswick, NJ, accounted for approxiamtely 14% and 18% of the Company's net sales, respectively.

     For the year ended December 31, 1995, the same two customers each accounted for approximately 20% of the Company's net sales.

COMPANY EMPLOYEES:

     As of December 31, 1996, the Company had 17 employees. In addition, the Company has used certain consultants on an 'as needed' basis.

ITEM 2. PROPERTIES.

     The Company is currently leasing, through September 1997, approximately 3,024 square feet of office space at 717 17th Street, Denver, Colorado 80202, at an annual cost of $28,350.

ITEM 3. LEGAL PROCEEDINGS.

     The Company and its subsidiaries are not parties to, nor are any of their properties subject to, any pending legal proceedings which are expected to have any materially adverse effect on the Company's results of operations or financial position. Additionally, to the best of management's knowledge, no material legal proceeding is contemplated or has been threatened against the Company and its subsidiaries.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     There were no matters submitted to a vote of all security holders during the quarter ended December 31, 1996.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED
        STOCKHOLDER MATTERS.

     The Company's Common Stock trades on the NASDAQ Small-Cap Market under the symbol DRNK. The following table reflects the range of the high and low bid prices per share of the Company's Common Stock as reported by NASDAQ through December 31, 1996. These quotations represent inter-dealer quotations, without adjustment for retail mark-ups, mark-downs or commissions and may not necessarily represent market transactions. As of March 25, 1997, the Company had approximately 1,100 holders of record of its shares and the Company is informed that approximately 3,000 additional persons hold shares beneficially.

                                                                                 COMMON STOCK
                                                                                --------------
                                                                                HIGH      LOW
                                                                                -----    -----
Year Ended December 31, 1996:
     December 1996 Quarter...................................................   $2.84    $2.00
     September 1996 Quarter..................................................    2.56     1.44
     June 1996 Quarter.......................................................    1.84     1.25
     March 1996 Quarter......................................................    1.88     1.44

Year Ended December 31, 1995:
     December 1995 Quarter...................................................   $1.66    $1.19
     September 1995 Quarter..................................................    1.81     1.38
     June 1995 Quarter.......................................................    2.00     1.09
     March 1995 Quarter......................................................    1.41     1.00

     The Company has never declared or paid a cash dividend on its common stock and does not anticipate a change in this policy in the foreseeable future. The Board of Directors currently intends to retain earnings to finance the acquisition and development of new products, expansion of markets and for other corporate purposes.

ITEM 6. SELECTED FINANCIAL DATA.

     The following data, insofar as they relate to the consolidated statement of operations for the years ended December 31, 1996, 1995 and 1994; and the balance sheet as of December 31, 1996 and 1995, have been derived from the consolidated financial statements appearing in Part IV of this Form 10-K. The consolidated statement of operations data for the six-months ended December 31, 1993 and the fiscal years ended June 30, 1993 and 1992; and the consolidated balance sheet data as of December 31, 1994 and 1993, and June 30, 1993 and 1992 have been derived from the historical consolidated financial statements of the Company for such periods.

     The following table data should be read in conjunction with the consolidated financial statements and notes thereto, and management's commentary thereon contained in Item 7 of this report.

                                                                        SIX MONTHS
                                     YEAR ENDED DECEMBER 31,              ENDED          YEAR ENDED JUNE 30,
                              --------------------------------------   DECEMBER 31,   -------------------------
                                 1996          1995          1994        1993(1)         1993          1992
                              -----------   -----------   ----------   ------------   -----------   -----------
Statement of Operations
  Data:
     Revenue................  $18,872,556   $12,843,620   $8,322,301    $ 3,030,982   $15,537,997   $14,838,598
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
     Net income (loss)......  $ 1,257,132   $   882,600   $  721,695    $   143,449   $  (348,176)  $   (22,384)
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
     Net income (loss) per
       common share:........  $       .14   $       .10   $      .09    $       .02   $      (.05)  $
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
     Weighted average common
       and common equivalent
       shares outstanding...    9,255,479     8,915,666    8,318,909      7,796,799     7,640,780     7,057,416
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
Balance Sheet Data:
     Total assets...........  $ 7,141,782   $ 5,360,700   $4,448,832    $ 3,920,799   $ 4,054,120   $ 5,266,381
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
     Long-term debt.........  $         0   $         0   $    5,970    $    10,099   $     2,817   $   108,476
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------
     Stockholders' equity...  $ 5,982,046   $ 4,402,421   $3,944,778    $ 3,096,886   $ 2,953,347   $ 3,066,613
                              -----------   -----------   ----------   ------------   -----------   -----------
                              -----------   -----------   ----------   ------------   -----------   -----------

------------

(1) In 1993, the Company elected to change its fiscal year end from June 30 to December 31.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

UNCERTAINTIES THAT MAY AFFECT FUTURE RESULTS

     The Company's future operating results are subject to a number of uncertainties, including the ability of the Company to market its beverage products and to develop and introduce new products, and the number, quantity and marketing forces behind products introduced by competitors. The Company expects the level of competition in the beverage industry to become even more intense and large beverage companies with greater resources have a competitive advantage over the Company. In addition, general economic conditions, the cost of raw materials and general conditions in the beverage business may have an impact on the Company's future operations. There can be no assurance the Company will continue to be successful nor that it will not encounter difficulties in retaining its current market niche due to a variety of factors such as market acceptance, costs of manufacturing and marketing, and competition in the beverage industry, all of which are largely beyond the Company's ability to reasonably predict, much less control.

GENERAL

     The Company entered into the business of non-alcoholic beverage marketing in fiscal 1988 when it acquired the assets and business of Old San Francisco Seltzer, Inc. Since that time, the Company added Stewart's Root Beer and Aspen Sparkling Mountain Spring Water to the proprietary brands that it markets nationally and has continued to grow its line of Stewart's soft drinks (Root Beer, Orange N' Cream, Cream Ale, Ginger Beer, Key Lime and Cherries N' Cream). Stewart's soft drinks are currently sold in over 43 states and Canada. In December 1993, the Company entered into a licensing agreement with Stewart's Restaurants, Inc., whereby the Company has the exclusive right to sell Stewart's brand beverages as a fountain product in 15 states.

FINANCIAL CONDITION

     The Company's current ratio at December 31, 1996 is 5.0 to 1 as compared to
4.0 to 1 at December 31, 1995.

     Stockholders' equity at December 31, 1996 increased by $1,579,625 principally from net income of $1,257,132 for the year ended December 31, 1996 and the exercise of options of $322,493 which includes a tax benefit.

LIQUIDITY AND CAPITAL RESOURCES

     For the year ended December 31, 1996, cash increased by $832,538. Operating activities provided cash of $773,658 primarily from net income of $1,257,132 and increases in accrued income taxes and other current liabilities of $116,998 and $239,209, respectively. These increases in cash were partially offset by increases in accounts receivable and inventory of $317,848 and $622,639, respectively and a decrease in accounts payable. Investing activities used cash of $257,653, primarily from the purchase of short-term investments and the acquisition of property and equipment. Financing activities generated $316,533, primarily from the exercise of stock options. Working capital increased $1,758,644 to a ratio of 5.0 to 1.

     For the comparable twelve month period ended December 31, 1995, investing and financing activities generated $14,004 and $365,653, respectively and operating activities used $384,124 for a net decrease in cash of $4,467.

     The Company intends to utilize cash from operations to meet its ongoing obligations. The Company has also maintained a bank line of credit in the amount of $500,000 which it may utilize from time to time to meet seasonal cash needs. Management does not expect liquidity problems during 1997 assuming the Company can maintain or exceed its current sales volume, and expenses as a percentage of sales remain relatively constant.

RESULTS OF OPERATIONS

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996 TO THE COMPARABLE TWELVE MONTH PERIOD ENDED DECEMBER 31, 1995:

          The Company had net income of $1,257,132 for the year ended December 31, 1996 versus net income of $882,600 for the comparable twelve month period ended December 31, 1995. This represents an increase in net income for 1996 of $374,532 or 42%.

          Revenue from the sale of products increased to $18,872,556 in 1996 from $12,843,620 in 1995. This increase of $6,028,936 or 47% was due primarily to the general expansion of the Company's customer base and from the introduction of two new Stewart's brand flavors: Key Lime and Cherries N' Cream.

          Cost of goods sold was $4,051,774 greater in 1996 than in 1995 due to higher revenue. The cost of goods sold as a percentage of sales, however, decreased from 75% to 72% primarily due to increased unit sales price on certain Stewart's brand packages which was intended to offset increasing material costs over the last two years.

          General and administrative expense increased $297,221 from 1995 to 1996, and remained relatively constant as a percentage of total revenue at 6%. The increase in general and administrative expense in 1996 was primarily the result of the addition of 4 new employees, increased cost related to professional services, and an increase in bad debt expense.

          Selling expense increased $593,358 from 1995 to 1996, and remained relatively constant as a percentage of total revenue at 11%. The increased selling expense in 1996 was primarily the result of increased promotional spending and expenses related to development and introduction of two new Stewart's flavors and the JAVA COLA line.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1995 TO THE COMPARABLE TWELVE MONTH PERIOD ENDED DECEMBER 31, 1994:

          The Company had net income of $882,600 for the year ended December 31, 1995 versus net income of $721,695 for the comparable twelve month period ended December 31, 1994.

          Revenue from the sale of products increased to $12,843,620 in 1995 from $8,322,301 in 1994. This increase of $4,521,319 or 54% was due primarily to an expanded customer base for the Stewart's brand products.

          Cost of goods sold was $3,588,613 greater in 1995 than in 1994 due to higher revenue. The cost of goods sold as a percentage of sales, however, increased from 73% to 75% primarily due to increased costs of certain raw materials which were not passed on to its customers through increased sales prices.

          General and administrative expense increased $100,188 from 1994 to 1995, but decreased as a percentage of total revenue from 9% to 6%. This percentage decrease is primarily a result of increased sales with nominal increases in corporate overhead.

          Selling expense increased $595,535 from 1994 to 1995, and increased as a percentage of sales from 10% to 11%. The increase is primarily due to increased promotional expenses used to introduce new brands and products, and the addition of two new sales representatives during 1995.

          Net income was impacted in the year 1995 by two non-recurring and unrelated items: a write-down of an investment and the recording of a deferred income tax benefit. During the third quarter 1995, the Company wrote-down its investment in AMCON Distributing Company, Inc. to the market price of AMCON common stock as reported by NASDAQ on August 4, 1995, the date upon which the stock was initially included on NASDAQ. The write-down resulted in a charge of $848,342.

          During the third quarter of 1995, the Company recorded an income tax benefit of $936,440 which primarily represents the future tax benefits associated with the Company's net operating loss carryforwards. The Company recorded the tax benefit based on management's determination in the third quarter of 1995 that it was more likely than not that the Company would utilize its future income tax benefits.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See financial statements listed in the index on page F1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                    PART III

     Information required in items 10, 11, 12 and 13 of Part III will be included in the Company's Proxy Statement for the Annual Meeting of Stockholders and will be filed in not more than 120 days after the Company's fiscal year end.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

     (a) The following documents are filed as a part of this report:

FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

     The financial statements and financial statement schedules filed with this report are listed in the Index to Financial Statements appearing on page F1.

EXHIBITS

     The documents listed below have been filed as exhibits to this report:

EXHIBIT
 NUMBER                                           EXHIBITS
--------                                          --------
  (3)-A   Certificate of Incorporation, as amended (Filed as Exhibit (3) with and incorporated by reference from
          Form 10-K dated October 9, 1987)
  (3)-B   Certificate of Amendment -- July 20, 1989, changing name*
  (3)-C   Bylaws, as amended (Filed as Exhibit (3) with and incorporated by reference from Form 10-K dated
          October 9, 1987)
 (10)-G   Stewart's Master Agreement -- Stewart's Restaurants, Inc. as amended by Addendum, dated April 11, 1994 and incorporated by reference from Form 10-K dated May 4, 1994
 (10)-S   Employment Agreement with executive, Samuel M. Simpson
 (21)     Subsidiaries of the Company (Filed as Exhibit (22) with and incorporated by reference to the current
          Form 10-K, Note 1 to the Consolidated Financial Statements.)

------------

* Incorporated by reference to Form S-1 filed September 25, 1989, SEC file #33-30480.

                            ------------------------
     (b) Reports on Form 8-K

     None.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Cable Car Beverage Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          CABLE CAR BEVERAGE CORPORATION

                                          By        /s/ SAMUEL M. SIMPSON
                                              ..................................
                                                     SAMUEL M. SIMPSON
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

March 27, 1997

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                SIGNATURE                                        TITLE                               DATE
------------------------------------------  ------------------------------------------------   ----------------

          /s/ SAMUEL M. SIMPSON             Chairman of the Board & President                   March 27, 1997
 .........................................
           (SAMUEL M. SIMPSON)

          /s/ JAMES P. MCCLOSKEY            Director                                            March 27, 1997
 .........................................
           (JAMES P. MCCLOSKEY)

          /s/ WILLIAM H. RUTTER             Director                                            March 27, 1997
 .........................................
           (WILLIAM H. RUTTER)

           /s/ MYRON D. STADLER             Chief Accounting Officer                            March 27, 1997
 .........................................
            (MYRON D. STADLER)

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              ----
Report of Independent Accountants..........................................................................   F-2
Consolidated Balance Sheet at December 31, 1996, and 1995..................................................   F-3
Consolidated Statement of Operations for the Years Ended December 31, 1996, 1995 and 1994..................   F-4
Consolidated Statement of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994..................   F-5
Consolidated Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1996, 1995 and
  1994.....................................................................................................   F-6
Notes to Consolidated Financial Statements.................................................................   F-7

     No financial statement schedules are required.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CABLE CAR BEVERAGE CORPORATION

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Cable Car Beverage Corporation and its subsidiaries (the 'Company') at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICE WATERHOUSE LLP

Denver, Colorado
March 14, 1997

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                              DECEMBER 31,
                                                                                       --------------------------
                                                                                          1996           1995
                                                                                       -----------    -----------
                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................   $ 1,408,729    $   576,191
     Short-term investments.........................................................       195,042
     Accounts receivable, net of allowance for doubtful accounts of $100,743 at
      December 31, 1996 and $55,949 at December 31, 1995............................     1,336,094      1,063,040
     Inventories....................................................................     2,430,896      1,808,257
     Prepaid expenses and other current assets......................................        23,582         40,394
     Deferred income tax assets.....................................................       394,029        340,389
                                                                                       -----------    -----------
          Total current assets......................................................     5,788,372      3,828,271
Property and equipment, net
     Property and equipment, less accumulated depreciation of $144,441 at December
      31, 1996 and $99,231 at December 31, 1995.....................................       130,778        116,466
Other assets:
     Goodwill and other intangibles, less accumulated amortization of $387,168 at
      December 31, 1996 and $347,007 at December 31, 1995...........................       591,265        631,426
     Investment in AMCON Distributing Company.......................................        99,185         99,185
     Other assets...................................................................        58,603         72,498
     Deferred income tax assets.....................................................       473,579        612,854
                                                                                       -----------    -----------
                                                                                       $ 7,141,782    $ 5,360,700
                                                                                       -----------    -----------
                                                                                       -----------    -----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities.......................................   $   231,408    $   380,198
     Accrued income taxes...........................................................       146,140         29,142
     Other current liabilities......................................................       782,188        542,979
     Current portion of long-term debt..............................................                        5,960
                                                                                       -----------    -----------
          Total current liabilities.................................................     1,159,736        958,279
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Commitments: (see Note 8)
Stockholders' equity:
     Common stock, $.01 par value; 25,000,000 shares authorized; 8,981,681 issued at
      December 31, 1996 and 8,658,349 shares issued at December 31, 1995............   $    89,817    $    86,584
     Additional paid-in capital.....................................................     9,822,137      9,502,877
     Accumulated deficit............................................................    (3,901,273)    (5,158,405)
     Less -- 76,357 common shares in treasury.......................................       (28,635)       (28,635)
                                                                                       -----------    -----------
                                                                                         5,982,046      4,402,421
                                                                                       -----------    -----------
                                                                                       $ 7,141,782    $ 5,360,700
                                                                                       -----------    -----------
                                                                                       -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------
                                                                           1996           1995           1994
                                                                        -----------    -----------    ----------
Revenue:
     Sales...........................................................   $18,872,556    $12,843,620    $8,322,301
Cost and expenses:
     Cost of goods sold..............................................    13,670,934      9,619,160     6,030,547
     General and administrative......................................     1,108,329        811,108       710,920
     Selling and distribution........................................     1,993,580      1,400,222       804,687
     Depreciation and amortization...................................        88,460         66,388        57,485
                                                                        -----------    -----------    ----------
                                                                         16,861,303     11,896,878     7,603,639
                                                                        -----------    -----------    ----------

Income from operations...............................................     2,011,253        946,742       718,662

Other income and (expenses):
     Interest income and other.......................................        52,775         51,405        20,479
     Interest expense................................................          (350)        (1,114)       (2,346)
     Loss on AMCON stock.............................................                     (848,342)
                                                                        -----------    -----------    ----------
Income before income taxes...........................................     2,063,678        148,691       736,795
Provision (benefit) for income taxes.................................       806,546       (733,909)       15,100
                                                                        -----------    -----------    ----------
Net income...........................................................   $ 1,257,132    $   882,600    $  721,695
                                                                        -----------    -----------    ----------
                                                                        -----------    -----------    ----------

Net income per common share..........................................   $      0.14    $      0.10    $     0.09
                                                                        -----------    -----------    ----------
                                                                        -----------    -----------    ----------

Weighted average common and common equivalent shares.................     9,255,479      8,915,666     8,318,909
                                                                        -----------    -----------    ----------
                                                                        -----------    -----------    ----------

  The accompanying notes are an integral part of these consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                            -------------------------------------
                                                                               1996          1995         1994
                                                                            ----------    ----------    ---------
Cash flows from operating activities:
     Net Income..........................................................   $1,257,132    $  882,600    $ 721,695
     Adjustment to reconcile net income to net cash from operating activities:
          Loss on investment in AMCON....................................                    848,342
          Depreciation and amortization..................................       88,460        66,388       57,486
          Provision for loss on accounts receivable......................       44,794        (3,662)      32,111
          Deferred income tax assets.....................................       85,635      (953,243)
     Change in current assets and liabilities:
          Accounts receivable............................................     (317,848)     (401,554)    (163,477)
          Inventories....................................................     (622,639)   (1,209,320)     (99,703)
          Prepaid expenses and other current assets......................       16,812        (8,020)     (21,359)
          Other assets...................................................       13,895       (68,677)      10,246
          Accounts payable and accrued liabilities.......................     (148,790)      276,714     (269,146)
          Accrued income taxes...........................................      116,998        26,042        3,100
          Other current liabilities......................................      239,209       160,266       69,316
                                                                            ----------    ----------    ---------
               Net cash from (used in) operating activities..............      773,658      (384,124)     340,269
Cash flows from investing activities:
     Cash paid for short-term investments................................     (195,042)                  (151,876)
     Proceeds from short-term investments................................                    151,876
     Equipment acquisitions..............................................      (62,611)      (97,872)     (24,276)
     Other...............................................................                    (40,000)     (12,500)
                                                                            ----------    ----------    ---------
               Net cash from (used in) investing activities..............     (257,653)       14,004     (188,652)
                                                                            ----------    ----------    ---------
Cash flows from financing activities:
     Principal payments on debt..........................................       (5,960)       (8,796)     (11,339)
     Proceeds from issuance of stock.....................................      182,498       374,449       67,197
     Tax benefit associated stock options................................      139,995
                                                                            ----------    ----------    ---------
               Net cash from financing activities........................      316,533       365,653       55,858
                                                                            ----------    ----------    ---------
Net increase (decrease) in cash and cash equivalents.....................      832,538        (4,467)     207,475
Cash and cash equivalents at beginning of period.........................      576,191       580,658      373,183
                                                                            ----------    ----------    ---------
Cash and cash equivalents at end of period...............................   $1,408,729    $  576,191    $ 580,658
                                                                            ----------    ----------    ---------
                                                                            ----------    ----------    ---------

Supplemental disclosure of non-cash financing and investing activities:
     Property dividend of investment in AMCON stock......................   $  799,407
     Conversion of debt to equity........................................                               $  59,000
     Capital lease obligations...........................................                               $   7,000

  The accompanying notes are an integral part of these consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                            COMMON STOCK                                        TREASURY STOCK
                                        --------------------    ADDITIONAL                   ---------------------
                                        NUMBER OF                PAID IN      ACCUMULATED    NUMBER OF
                                         SHARES      AMOUNT      CAPITAL        DEFICIT       SHARES       AMOUNT
                                        ---------    -------    ----------    -----------    ---------    --------

Balance, December 31, 1993...........   7,873,156    $78,732    $9,010,082     (5,963,293)      76,357    $(28,635)
Exercise of stock options and
  warrants, net......................     131,462      1,315        65,882
Conversion of debt to equity.........     100,000      1,000        58,000
Issuance of stock to retire
  warrants...........................      50,000        500          (500)
Net income...........................                                             721,695
                                        ---------    -------    ----------    -----------    ---------    --------
Balance, December 31, 1994...........   8,154,618     81,547     9,133,464     (5,241,598)      76,357     (28,635)
Exercise of stock options and
  warrants, net......................     503,731      5,037       369,413
Dividend of AMCON stock..............                                            (799,407)
Net income...........................                                             882,600
                                        ---------    -------    ----------    -----------    ---------    --------
Balance, December 31, 1995...........   8,658,349     86,584     9,502,877     (5,158,405)      76,357     (28,635)
Exercise of stock options............     323,332      3,233       179,265
Tax benefit associated stock
  options............................                              139,995
Net income...........................                                           1,257,132
                                        ---------    -------    ----------    -----------    ---------    --------
Balance, December 31, 1996...........   8,981,681    $89,817    $9,822,137    $(3,901,273)   $  76,357    $(28,635)
                                        ---------    -------    ----------    -----------    ---------    --------
                                        ---------    -------    ----------    -----------    ---------    --------

  The accompanying notes are an integral part of these consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

ORGANIZATION AND OPERATIONS -- Cable Car Beverage Corporation (the 'Company'), formerly Great Eastern International, Inc., was incorporated under the laws of Delaware on April 1, 1968. Since 1987, the Company's primary business has been the marketing and distribution of beverages and it has been engaged in the food and beverage business since 1986.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Consolidation -- The Company's consolidated financial statements include the accounts of its wholly-owned subsidiaries Old San Francisco Seltzer, Inc. ('SFS') and Fountain Classics, Inc. ('FCI'). All significant intercompany accounts and transactions have been eliminated.

     Revenue Recognition -- Revenue from beverage finished product and concentrate sales are recorded at the time of receipt and acceptance by the customer.

     Concentration of Credit Risk -- The Company's customers consist primarily of beverage distributors. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable, short-term investments and cash equivalents. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Company's sales to major customers are discussed in Note 9.

     Inventories -- Inventories are recorded at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     Property and Equipment -- Property and equipment, primarily consisting of furniture and office equipment, is stated at cost and is generally depreciated on a straight-line method over the estimated useful lives of the respective depreciable assets of three to five years. Maintenance and repairs are expensed as incurred and improvements are capitalized.

     Goodwill -- Goodwill is recorded for the excess of the purchase price over the fair value of net tangible assets acquired. Goodwill is amortized on a straight-line basis over a 25-year period. The recoverability of goodwill is assessed quarterly, based on undiscounted projected cash flows. Impairment is recognized when a permanent diminution in value occurs.

     Net Income Per Common Share -- Net income per common share is computed under the treasury stock method using the weighted average number of common shares and dilutive common stock equivalent shares outstanding during the year.

     Cash Equivalents -- Generally, only highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents. Cash equivalents included in cash and cash equivalents at December 31, 1996 and 1995 are certificates of deposit which aggregated approximately $135,429 and $318,694, respectively. Cash equivalents are carried at cost which approximates fair value. The Company has a cash investment policy which generally restricts investments to ensure preservation of principal and maintenance of liquidity.

     Short-term Investments -- Short-term investments are stated at an amortized cost of $195,042 which, at December 31, 1996, approximates market value.

     Significant Estimates -- Certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenue and expenses are made by management in the preparation of financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

NOTE 2 -- MERGER OF SHEYA BROTHERS SPECIALTY BEVERAGES, INC. AND INVESTMENT IN AMCON STOCK:

     On June 7, 1993, the Company merged its wholly-owned subsidiary, Sheya Brothers Specialty Beverages, Inc. ('SBSB'), into AMCON Distributing Company ('AMCON'), a then privately held,

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Omaha-based wholesale distributor. In exchange for the net assets of SBSB, the Company received 12.5% of the issued and outstanding common stock of AMCON. As part of the transaction, the Company agreed to distribute a minimum of two-thirds of the AMCON shares to its shareholders, representing approximately an 8% ownership interest in AMCON.

     During the third quarter of 1995, the Company wrote-down its investment in the market price of AMCON common stock as reported by NASDAQ on August 4, 1995, the date upon which the stock was initially included on NASDAQ, which resulted in a charge of $848,342. The Company then distributed 266,469 shares of AMCON common stock as a dividend to the Company's shareholders of record as of July 5, 1995. This distribution of 266,469 shares of AMCON represented 87% of the Company's holdings in AMCON. At December 31, 1996, the Company continued to hold 39,674 shares of AMCON common stock.

NOTE 3 -- INVENTORIES:

     Inventories consist of the following:

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1996          1995
                                                                     ----------    ----------
Finished Goods....................................................   $1,330,990    $1,009,223
Raw Materials.....................................................    1,099,906       799,034
                                                                     ----------    ----------
                                                                     $2,430,896    $1,808,257
                                                                     ----------    ----------
                                                                     ----------    ----------

NOTE 4 -- OTHER CURRENT LIABILITIES:

     Other current liabilities consist of the following:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1996        1995
                                                                         --------    --------
Commitments for marketing and promotional programs....................   $397,474    $218,621
Unbilled inventory receipts...........................................     64,521     106,808
Bonuses...............................................................    141,800      75,000
Travel and entertainment..............................................     36,186      53,500
Other, individually not material......................................    142,207      89,050
                                                                         --------    --------
                                                                         $782,188    $542,979
                                                                         --------    --------
                                                                         --------    --------

NOTE 5 -- LINE OF CREDIT:

     During 1996, the Company extended for one year its $500,000 revolving line of credit collateralized by the Company's accounts receivable and inventory. No borrowings were outstanding under the line as of December 31, 1996. Borrowings made under the agreement bear interest at a variable rate of one point over prime. The line of credit agreement also includes certain financial and other covenants. The agreement is currently scheduled to expire in June 1997.

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- INCOME TAXES:

     The Company's net deferred income tax asset consists of the following:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1996        1995
                                                                         --------    --------
Net operating loss carryforwards......................................   $621,000    $742,000
Accrued liabilities and reserves......................................    170,000     145,000
Other, net............................................................     39,000      45,000
Allowance for doubtful accounts.......................................     38,000      21,000
                                                                         --------    --------
                                                                         $868,000    $953,000
                                                                         --------    --------
                                                                         --------    --------

     The net operating loss carryforwards are subject to certain annual utilization limits. Previously, the Company had recorded a valuation allowance equal to the deferred income tax assets due to management's uncertainty about the likelihood that the Company would fully utilize these benefits. However, it was determined by the Company during 1995 that, based upon the Company's recent and expected future operating results, it was then more likely than not that the Company would realize its future income tax benefits. Based on this determination, the Company released the valuation allowance and provided an income tax benefit of $936,440 during 1995. As of December 31, 1996, the Company has net operating loss carryforwards of approximately $1,634,000 which expire from 2000 through 2005. Pursuant to Section 382 of the Internal Revenue Code, the Company is limited in the amount of net operating loss carryforwards it may use each year to offset taxable income. The Company's consolidated Section 382 annual limitation is approximately $343,000.

     The provision (benefit) for income taxes is comprised of the following:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       --------------------------------
                                                                         1996        1995        1994
                                                                       --------    ---------    -------
Current.............................................................   $721,000    $ 219,000    $15,100
Deferred............................................................     86,000     (953,000)         0
                                                                       --------    ---------    -------
                                                                       $807,000    $(734,000)   $15,100
                                                                       --------    ---------    -------
                                                                       --------    ---------    -------

     The provision for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 34% to pretax earnings as follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                                 --------------------------------------
                                                                    1996          1995          1994
                                                                 ----------    -----------    ---------
Income before income taxes....................................   $2,063,678    $   148,691    $ 737,000

U.S. federal income tax at statutory rate.....................   $  702,000    $    50,600    $ 251,000
Differences:
     State income taxes, net of federal tax benefit...........       43,000          5,200
Loss on dividend of AMCON stock...............................                     318,100
Increase (decrease) in unrecognized net operating losses and
  future deductions...........................................                  (1,139,000)    (271,000)
Non-deductible items and other, net...........................       62,000         31,100       35,100
                                                                 ----------    -----------    ---------
Provision for income taxes....................................   $  807,000    $  (734,000)   $  15,100
                                                                 ----------    -----------    ---------
                                                                 ----------    -----------    ---------

NOTE 7 -- STOCK OPTIONS:

     The Company, on a discretionary basis, grants non-qualified stock options to directors, key employees, and consultants to purchase common stock of the Company. Stock options are granted at an exercise price not less than the fair market value of the common stock on the date of grant and generally vest over four or five years. The expiration period generally occurs between three to six years.

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes stock option activity for 1994, 1995 and 1996:

                                                                              WEIGHTED AVERAGE
                                                                  SHARES       EXERCISE PRICE
                                                                 ---------    ----------------
Outstanding at December 31, 1993..............................   1,224,996          $ .85
     Granted during 1994......................................     100,000            .75
     Exercised during 1994....................................    (110,000)           .45
     Forfeited during 1994....................................     (15,000)           .75
                                                                 ---------         ------
Outstanding at December 31, 1994..............................   1,199,996            .88
     Granted during 1995......................................     312,500           1.23
     Exercised during 1995....................................    (101,666)           .70
     Forfeited during 1995....................................    (275,000)           .75
                                                                 ---------         ------
Outstanding at December 31, 1995..............................   1,135,830           1.02
     Granted during 1996......................................     190,000           2.00
     Exercised during 1996....................................    (323,332)           .56
     Forfeited during 1996....................................     (99,998)          2.37
                                                                 ---------         ------
Outstanding at December 31, 1996..............................     902,500          $1.24
                                                                 ---------         ------
                                                                 ---------         ------

     The weighted average fair values of options granted during 1996 and 1995 were $.448 and $.685, respectively.

     The following table summarizes information about stock options as of December 31, 1996:

                                                OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                                             --------------------------    ------------------------
                                                             WEIGHTED
                                                              AVERAGE                     WEIGHTED
                                                             REMAINING                     AVERAGE
                                               NUMBER       CONTRACTUAL      NUMBER       EXERCISE
         RANGE OF EXERCISE PRICES            OUTSTANDING       LIFE        EXERCISABLE      PRICE
------------------------------------------   -----------    -----------    -----------    ---------
$0.70 - 0.75..............................     215,000       2.86 years      215,000         0.70
$1.10.....................................     225,000       3.08 years      205,800         1.10
$1.25.....................................     272,500       3.65 years      184,300         1.25
$2.00.....................................     190,000       4.31 years
                                             -----------    -----------    -----------    ---------
                                               902,500       3.46 years      605,100         1.00
                                             -----------    -----------    -----------    ---------
                                             -----------    -----------    -----------    ---------

     The Company applies APB 25 in accounting for its stock compensation plans, and no compensation expense has been recognized in the financial statements for options granted to employees and directors. Had compensation expense for the Company's stock option plan been determined based on the fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by FASB Statement 123, the Company's net income and income per share would have been decreased to the pro forma amounts indicated below for the years ended December 31:

                                                                          1996         1995
                                                                       ----------    --------
Net income:
     As reported....................................................   $1,257,132    $882,600
     Pro forma......................................................    1,221,278     805,378
Net income per share:
     As reported....................................................   $     0.14    $   0.10
     Pro forma......................................................         0.13        0.09

     In accordance with the guidance provided under SFAS 123, the fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of zero; expected volatility of 47% in 1996 and 36% in 1995; risk-free interest rate of 5.83% in 1996 and 5.59% in 1995; and an expected term of five years. The risk-free interest rate used

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

in the calculation in the yield on the grant date of the U.S. Treasury Strip with a maturity equal to the expected term of the option.

NOTE 8 -- COMMITMENTS:

     The Company has commitments to lease office space through September 30, 1997. Rental expense of $41,339, $39,139 and $37,901 has been recognized for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the minimum annual rental commitments under noncancellable operating leases were approximately $28,350 through September 1997.

     The Company has outstanding commitments to purchase raw materials (primarily glass) which aggregate approximately $2.6 million at December 31, 1996.

     The Company has a licensing agreement with Stewart's Restaurants, Inc. which provides for a sliding-scale royalty with a minimum annual royalty of $50,000.

NOTE 9 -- MAJOR CUSTOMERS:

     Two customers accounted for approximately 18% and 14% individually of the Company's net sales for the year ended December 31, 1996. Two customers each accounted for approximately 20% of net sales for the years ended December 31, 1995 and 1994.

NOTE 10 -- QUARTERLY INFORMATION (UNAUDITED)(1):

     The following interim financial information represents the 1996 and 1995 consolidated results of operations on a quarterly basis:

                                                                                                PER
                                                                                               COMMON
                                                                       PRETAX                  SHARE
                                                          GROSS        INCOME        NET        NET
QUARTER ENDED                              REVENUE        PROFIT       (LOSS)       INCOME     INCOME
---------------------------------------   ----------    ----------    ---------    --------    ------
December 31, 1996......................   $4,275,088    $1,153,903    $ 339,092    $208,610     $.02
September 30, 1996.....................    5,664,924     1,579,016      758,762     445,115      .05
June 30, 1996..........................    5,249,735     1,482,795      675,506     430,051      .05
March 31, 1996.........................    3,682,809       985,908      290,318     173,356      .02

December 31, 1995......................   $3,214,852    $  699,116    $ 120,515    $102,054     $.01
September 30, 1995.....................    4,286,294     1,060,199     (502,320)    355,763      .04
June 30, 1995..........................    3,453,111       957,094      397,313     322,001      .04
March 31, 1995.........................    1,889,363       508,051      133,182     102,782      .01

------------

(1) The Unaudited Quarterly Information for 1995 was not reviewed by the Company's independent accountants in accordance with standards established for such reviews.

                                                                    APPENDIX A-2
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                  FORM 10-K/A

                                AMENDMENT NO. 1

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    FOR THE TRANSITION PERIOD FROM __________________ TO __________________

                         COMMISSION FILE NUMBER 0-14784
                            ------------------------
                         CABLE CAR BEVERAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 DELAWARE                                     52-0880815
       (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

717 17TH STREET, SUITE 1475, DENVER, COLORADO                    80202
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 298-9038
                            ------------------------
          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      NAME OF EACH EXCHANGE ON
           TITLE OF EACH CLASS              WHICH REGISTERED
           -------------------              ----------------
                 None                             None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.01 Par Value
                                (TITLE OF CLASS)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.   Yes __X__ No ______

     The aggregate market value of equity securities held by non-affiliates of the Registrant on April 23, 1997 was approximately $17,035,000.

     As of April 23, 1997 there were 8,905,324 shares of common stock outstanding.

================================================================================

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

  Directors and Executive Officers

     The executive officers and directors of the Company are as follows:

                                              YEAR BECAME
                NAME                   AGE     DIRECTOR             POSITION
------------------------------------   ---    -----------   --------------------------

Samuel M. Simpson...................   44         1986      President, Director
James P. McCloskey..................   46         1992      Director
William H. Rutter...................   45         1995      Director
Myron D. Stadler....................   30       N/A         Chief Accounting Officer

     Set forth below is certain information regarding the directors and executive officers:

          Samuel M. Simpson has been President, Chief Executive Officer and a director of the Company since 1986. He has served as Chairman of the Board since 1992. He was employed as a consultant to reorganize the Company during 1983 prior to joining the Company first as its Vice President in 1984 and later as its President and Chief Executive Officer in 1986. From 1979 to 1984 Mr. Simpson was President of Energy Prospects, Inc. a Denver based privately owned oil and gas company.

          James P. McCloskey is Chief Financial Officer of Red Robin International, Inc. in Denver, Colorado and has been a director of the Company since 1992. From April 1994 to February 1996, Mr. McCloskey was the Chief Financial Officer for Avalon Software Company, in Tucson, Arizona. From 1988 until April 1994, he was Chief Financial Officer of the Famous Amos Chocolate Chip Cookie Corporation, San Francisco, California. From 1985 to 1988 he was Chief Financial Officer and President, respectively, of the William J. Ash Corporation and The James P. McCloskey Corporation, Denver, Colorado, both privately owned real estate development companies. Mr. McCloskey is a certified public accountant.

          William H. Rutter is a private investor and has been a director of the Company since 1995. From 1991 to 1993, Mr. Rutter was the president of Capstone Management Corporation which owns and operates restaurants in the Denver area. From 1984 to 1990, he was a partner in Sherman & Howard, a Denver, Colorado law firm.

          Myron D. Stadler has been employed by the Company since 1992 and was elected Chief Accounting Officer and Secretary in 1995. Prior to 1992, Mr. Stadler was a financial analyst for the City and County of Denver at Stapleton International Airport.

ITEM 11. EXECUTIVE COMPENSATION.

     The following table provides summary information concerning compensation paid to or earned by the Company's Chief Executive Officer for the years ended December 31, 1996, 1995 and 1994.

                              SUMMARY COMPENSATION

                                                                              LONG-TERM
                                                                            COMPENSATION
                                ANNUAL COMPENSATION                            AWARDS                PAYOUTS
                              ------------------------                   -------------------  ----------------------
           NAME &                              OTHER        ANNUAL       RESTRICTED             LTIP     ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY    BONUS    COMPENSATION(2)    STOCK     OPTIONS  #PAYOUTS  COMPENSATION
----------------------------- ----  --------  --------  ---------------  ----------  -------  --------  ------------
Samuel M. Simpson(1)
  President & Chairman
  of the Board............... 1996  $150,000  $140,000     $ 170,266         $0         0        $0          $0
                              1995   120,000    75,000             0          0         0         0           0
                              1994   115,137    40,000             0          0         0         0           0

------------
(1) As permitted by Commission rules, no amounts are shown for certain perquisites, where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) The amounts under 'Other Annual Compensation' represent the value realized from the exercise of stock options.

     The following table provides information with respect to the named officers concerning unexercised stock options held as of December 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                 NUMBER OF
                                                                UNEXERCISED                   VALUE OF UNEXERCISED
                                                                 OPTIONS AT                   IN THE MONEY OPTIONS
                               SHARES                       DECEMBER 31, 1996(#)           AT DECEMBER 31, 1996($)(1)
                             ACQUIRED ON     VALUE      ----------------------------    ---------------------------------
           NAME              EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
--------------------------   -----------    --------    -----------    -------------    ---------------    --------------
Samuel M. Simpson
  President & Chairman
  of the Board............     166,666       170,266      135,000          75,000           140,250            18,750
Myron D. Stadler
  Chief Accounting
  Officer & Secretary.....      25,000        20,428       27,200          42,800            31,980            28,520

------------
(1) Based on the closing bid price of the Company's common stock at December 31, 1996 as reported by the NASDAQ system.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL
                                                                                                       REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                          INDIVIDUAL GRANTS                                              STOCK
                        -----------------------------------------------------                            PRICE
                                              % OF TOTAL OPTIONS                                    APPRECIATION FOR
                        NUMBER OF SECURITIES      GRANTED TO      EXERCISE OR                        OPTION TERM(1)
                         UNDERLYING OPTIONS      EMPLOYEES IN     BASE PRICE                        ----------------
         NAME              GRANTED (#)(2)        FISCAL YEAR        ($/SH)      EXPIRATION DATE       5%       10%
----------------------- --------------------  ------------------  -----------  -----------------    ------    ------
McCloskey, James P.....        37,500                 20%            $2.00     December 31, 2000    11,822    24,825
Rutter, William H......        37,500                 20%            $2.00     December 31, 2000    11,822    24,825
Simpson, Samuel M......        75,000                 39%            $2.00     December 31, 2000    23,644    49,650
Stadler, Myron.........        20,000                 11%            $2.00     December 31, 2003     3,370     7,262

------------
(1) The potential realizable value is based on the term of the option at the date of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    appreciation only, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2) These options become exercisable December 31, 1997 through December 31,
    2000.

COMPENSATION PURSUANT TO PLANS

     The Company presently has no proposed compensation plans such as pension, profit sharing, retirement plans, or other similar forms of executive compensation.

EMPLOYMENT AGREEMENT

     The Company's President and Chief Executive Officer, Samuel M. Simpson, has an employment agreement with the Company which currently runs through December 31, 1999. Mr. Simpson's agreement provides for an annual base salary of $175,000 plus an annual bonus which is based on the Company achieving certain financial performance levels.

DIRECTORS

     The Company compensates outside directors at the rate of $1,000 per quarter and reimburses direct expenses associated with attending meetings. The Board of Directors does not have committees.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The table below sets forth information as of April 23, 1997 with respect to beneficial ownership of the Common Stock by all directors and officers, both individually and as a group, and by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. As of April 23, 1997 the Company had 8,905,324 shares of common stock outstanding.

                                                                    AMOUNT AND NATURE OF       PERCENT OF
                             NAME                                 BENEFICIAL OWNERSHIP(1)      CLASS OWNED
                           --------                              --------------------------    -----------

OFFICERS & DIRECTORS
     Samuel M. Simpson........................................            1,314,877                14.3%
     James P. McCloskey.......................................              143,625                1.57%
     William H. Rutter........................................              761,232                8.39%
     Myron D. Stadler.........................................               95,000                1.05%
          Officers and Directors as a Group (4 persons).......            2,314,734                24.4%

     5% SHAREHOLDERS

     None
------------

(1) Includes presently outstanding options to purchase shares of the Company's Common Stock held by each of the foregoing.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On May 1, 1996, the Company loaned $75,000 to Samuel M. Simpson, the Company's President and CEO. The loan proceeds were used by Mr. Simpson to exercise 166,666 stock options in the Company. This loan was evidenced by a promissory note bearing interest of 8% per annum, with interest and principal due and payable on January 31, 1997. Mr. Simpson pledged 268,644 shares of common stock of the Company as security for this loan. The largest aggregate amount of indebtedness during 1996 was $79,016.39 which included $4,016.39 of accrued interest. The entire amount of the loan including interest was repaid on December 31, 1996.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

     (a) The following documents are filed as a part of this report:

FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

     The financial statements and financial statement schedules filed with this report are listed in the Index to Financial Statements appearing on page F1.

EXHIBITS

     The documents listed below have been filed as exhibits to this report:

 EXHIBIT
 NUMBER                                                    EXHIBITS
---------  ---------------------------------------------------------------------------------------------------------
  (3)(a) -- Certificate of Incorporation, as amended (Filed as Exhibit (3) with and incorporated by reference from
            Form 10-K dated October 9, 1987)
  (3)(b) -- Certificate of Amendment -- July 20, 1989, changing name*
  (3)(c) -- Bylaws, as amended (Filed as Exhibit (3) with and incorporated by reference from Form 10-K dated
            October 9, 1987)
 (10)(g) -- Stewart's Master Agreement -- Stewart's Restaurants, Inc. as amended by Addendum, dated April 11, 1994 and incorporated by reference from Form 10-K dated May 4, 1994
 (10)(s) -- Employment Agreement with executive, Samuel M. Simpson and incorporated by reference from Form 10-K dated April 14, 1995
 (10)(t) -- Addendum to Employment Agreement with executive, Samuel M. Simpson
 (21)    -- Subsidiaries of the Company (Filed as Exhibit (22) with and incorporated by reference to the current
             Form 10-K, Note 1 to the Consolidated Financial Statements)

------------
* Incorporated by reference to Form S-1 filed September 25, 1989, SEC file #33-30480.

     (b) Reports on Form 8-K

        None.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Cable Car Beverage Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         CABLE CAR BEVERAGE CORPORATION
                                          (Registrant)
                                          By    /S/ SAMUEL M. SIMPSON
                                              .........................
                                                 SAMUEL M. SIMPSON
                                                PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

Date: April 23, 1997

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ SAMUEL M. SIMPSON             Chairman of the Board and President              April 23, 1997
 .........................................
           (SAMUEL M. SIMPSON)

           /s/ MYRON D. STADLER             Chief Accounting Officer                         April 23, 1997
 .........................................
            (MYRON D. STADLER)

                                                                    APPENDIX A-3
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q
(Mark One)
[x] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

             FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1997

                                   OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

         FOR THE TRANSITION PERIOD FROM  _________ TO _________

                         COMMISSION FILE NUMBER 0-14784

                            ------------------------

                         CABLE CAR BEVERAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 DELAWARE                                      52-0880815
       (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
            OF INCORPORATION)                              IDENTIFICATION NO.)

717 17TH STREET, SUITE 1475, DENVER, COLORADO                   80202-3314
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 (303) 298-9038
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes __X__ No _______

     The Registrant had 8,948,324 shares of its $.01 par value common stock outstanding as of August 8, 1997.

================================================================================

                                                                       FORM 10-Q
                                                                     2ND QUARTER

                                     INDEX

                                                                                                              PAGE
                                                                                                              ----
Part I -- Financial Information

Item 1. Consolidated Financial Statements:

     Consolidated balance sheet at June 30, 1997 (Unaudited) and at December 31, 1996......................      3

     Consolidated statement of operations for the six-month and three-month periods ended June 30, 1997 and
      June 30, 1996 (Unaudited)............................................................................      4

     Consolidated statement of cash flows for the six-month periods ended June 30, 1997 and June 30, 1996
      (Unaudited)..........................................................................................      5

     Consolidated statement of changes in stockholders' equity (Unaudited).................................      6

     Notes to unaudited consolidated financial statements for the six-month period ended June 30, 1997.....      7

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations..............      7

Part II -- Other Information...............................................................................      9

                        PART I -- FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                                        JUNE 30,      DECEMBER 31,
                                                                                          1997            1996
                                                                                       -----------    ------------
                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................   $ 1,229,406    $ 1,408,729
     Short-term investments.........................................................                      195,042
     Accounts receivable, net of allowance for doubtful accounts of $143,025 at June
      30, 1997 and $100,743 at December 31, 1996....................................     2,694,410      1,336,094
     Inventories, net...............................................................     3,246,493      2,430,896
     Prepaid expenses and other current assets......................................        86,012         23,582
     Deferred income tax assets.....................................................       519,950        394,029
                                                                                       -----------    ------------
          Total current assets......................................................     7,776,271      5,788,372
Property and equipment, net
     Property and equipment less accumulated depreciation of $173,896 at June 30,
      1997 and $144,441 at December 31, 1996........................................       127,945        130,778
Other assets:
     Goodwill and other intangibles, less accumulated amortization of $414,842 at
      June 30, 1997 and $387,168 at December 31, 1996...............................       763,649        591,265
     Investment in AMCON Distributing Co............................................        99,185         99,185
     Other assets...................................................................         1,312         58,603
     Deferred income tax assets.....................................................       404,541        473,579
                                                                                       -----------    ------------
                                                                                       $ 9,172,903    $ 7,141,782
                                                                                       -----------    ------------
                                                                                       -----------    ------------
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities.......................................   $   795,227    $   231,408
     Accrued income taxes...........................................................        66,360        146,140
     Other current liabilities......................................................     1,559,292        782,188
                                                                                       -----------    ------------
          Total current liabilities.................................................     2,420,879      1,159,736
                                                                                       -----------    ------------
Stockholders' equity:
     Common stock, $.01 par value; 25,000,000 shares authorized; 9,024,681 shares
      issued at June 30, 1997 and 8,981,681 issued at December 31, 1996.............        90,247         89,817
     Additional paid-in capital.....................................................     9,898,687      9,822,137
     Accumulated deficit............................................................    (3,208,275)    (3,901,273)
     Less -- 76,357 common shares in treasury.......................................       (28,635)       (28,635)
                                                                                       -----------    ------------
                                                                                         6,752,024      5,982,046
                                                                                       -----------    ------------
                                                                                       $ 9,172,903    $ 7,141,782
                                                                                       -----------    ------------
                                                                                       -----------    ------------

            See notes to unaudited consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   JUNE 30,                    JUNE 30,
                                                           ------------------------    -------------------------
                                                              1997          1996          1997           1996
                                                           ----------    ----------    -----------    ----------
Revenue:
     Sales..............................................   $7,388,832    $5,249,735    $12,746,696    $8,932,544
Cost and expenses:
     Cost of goods sold.................................    5,283,393     3,766,940      9,123,558     6,463,841
     General and administrative.........................      668,652       273,375        940,373       515,129
     Selling and distribution...........................      735,603       521,183      1,385,775       965,331
     Depreciation and amortization......................       33,410        22,277         57,129        42,084
                                                           ----------    ----------    -----------    ----------
                                                            6,721,058     4,583,775     11,506,835     7,986,385
                                                           ----------    ----------    -----------    ----------
Income from operations..................................      667,774       665,960      1,239,861       946,159
Other income and (expenses):
     Interest income and other non-operating income.....       15,220         9,629         31,344        19,893
     Interest expense...................................                        (83)                        (228)
                                                           ----------    ----------    -----------    ----------
Income before income taxes..............................      682,994       675,506      1,271,205       965,824
Provision for income taxes..............................      340,988       245,455        578,207       362,417
                                                           ----------    ----------    -----------    ----------
Net income..............................................   $  342,006    $  430,051    $   692,998    $  603,407
                                                           ----------    ----------    -----------    ----------
Net income per common share.............................   $      .04    $      .05    $       .07    $      .07
                                                           ----------    ----------    -----------    ----------
                                                           ----------    ----------    -----------    ----------

Weighted average common and common equivalent shares....    9,687,764     9,050,647      9,602,700     9,022,000
                                                           ----------    ----------    -----------    ----------
                                                           ----------    ----------    -----------    ----------

            See notes to unaudited consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                           SIX MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                       -------------------------
                                                                                          1997           1996
                                                                                       -----------     ---------
Cash flows from operating activities:
     Net income.....................................................................   $   692,998     $ 603,407
     Adjustment to reconcile net income to net cash from operating activities:
          Depreciation and amortization.............................................        57,129        42,084
          Provision for loss on accounts receivable.................................        42,282        21,332
     Change in assets and liabilities:
          Accounts receivable.......................................................    (1,492,886)     (845,677)
          Inventories...............................................................      (815,597)     (545,604)
          Prepaid expenses and other current assets.................................       (62,430)      (14,749)
          Other assets..............................................................        57,291       (72,161)
          Deferred income tax assets................................................       (56,883)       44,363
          Accounts payable and accrued liabilities..................................       563,819       597,424
          Accrued income taxes......................................................       (79,780)      220,753
          Other current liabilities.................................................       777,104       193,353
                                                                                       -----------     ---------
               Net cash from (used in) operating activities.........................      (316,953)      244,525
                                                                                       -----------     ---------
Cash flows from investing activities:
     Proceeds from short-term investments...........................................       195,042
     Cash paid to reacquire certain distribution rights.............................       (30,790)
     Property and equipment acquisitions............................................       (26,622)      (39,141)
                                                                                       -----------     ---------
               Net cash from (used in) investing activities.........................       137,630       (39,141)
                                                                                       -----------     ---------
Cash flows from financing activities:
     Principal payments on debt.....................................................                      (4,389)
     Proceeds from issuance of stock................................................                     134,998
                                                                                       -----------     ---------
               Net cash from financing activities...................................                     130,609
                                                                                       -----------     ---------
Net increase (decrease) in cash and cash equivalents................................      (179,323)      335,993
Cash and cash equivalents at beginning of period....................................     1,408,729       576,191
                                                                                       -----------     ---------
Cash and cash equivalents at end of period..........................................   $ 1,229,406     $ 912,184
                                                                                       -----------     ---------
                                                                                       -----------     ---------
Supplemental disclosure of non-cash financing and investing activities
     Issuance of stock to reacquire certain distribution rights.....................   $    76,980
     Forgiveness of accounts receivable to reacquire certain distribution rights....        92,288

            See notes to unaudited consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN
                              STOCKHOLDERS' EQUITY

                                              COMMON STOCK        ADDITIONAL                     TREASURY STOCK
                                          --------------------     PAID-IN      ACCUMULATED    ------------------
                                           SHARES      AMOUNT      CAPITAL        DEFICIT      SHARES     AMOUNT
                                          ---------    -------    ----------    -----------    ------    --------
Balance, December 31, 1996.............   8,981,681    $89,817    $9,822,137    $(3,901,273)   76,357    $(28,635)
Stock issued to reacquire certain
  distribution rights..................      43,000        430        76,550
Net Income.............................                                             692,998
                                          ---------    -------    ----------    -----------    ------    --------
Balance June 30, 1997..................   9,024,681    $90,247    $9,898,687    $(3,208,275)   76,357    $(28,635)
                                          ---------    -------    ----------    -----------    ------    --------
                                          ---------    -------    ----------    -----------    ------    --------

            See notes to unaudited consolidated financial statements

                CABLE CAR BEVERAGE CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- FINANCIAL STATEMENTS PRESENTATION

     The consolidated interim financial statements of Cable Car Beverage Corporation (the 'Company') at June 30, 1997, and for the six-month and three-month periods ended June 30, 1997, and June 30, 1996 are unaudited. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows for all periods presented have been made.

     The Company's consolidated interim financial statements include the accounts of its wholly-owned subsidiaries, Old San Francisco Seltzer, Inc. and Fountain Classics, Inc.

     Certain information and substantially all footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the fiscal year ended Company's consolidated financial statements, filed in Form 10-K for December 31, 1996. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year.

     Certain reclassifications have been reflected in the prior period financial statements to conform to the current year presentations.

NOTE 2 -- NET INCOME PER COMMON SHARE

     Net income per common share was computed under the treasury stock method using the weighted average number of common shares and dilutive common stock equivalent shares outstanding during the period. In February 1997, the FASB issued SFAS No. 128, 'Earnings per Share,' which is effective for periods ending after December 15, 1997 and requires changes in the computation, presentation and disclosure of earnings per share. Earnings per share for all prior periods must be restated to conform with computation provisions of SFAS No. 128. The adoption of SFAS No. 128 for the year ended December 31, 1997 will not have a material impact on the Company's reported financial results.

NOTE 3 -- INVENTORIES

     Inventories consisted of:

                                                                     JUNE 30,     DECEMBER 31,
                                                                       1997           1996
                                                                    ----------    ------------
Finished Goods...................................................   $1,519,816     $1,330,990
Raw Materials....................................................    1,726,677      1,099,906
                                                                    ----------    ------------
                                                                    $3,246,493     $2,430,896
                                                                    ----------    ------------
                                                                    ----------    ------------

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain statements in the following discussions regarding the Company's future product and business plans, financial results, performance and events are forward-looking statements and are based on current expectations. Actual results may differ materially due to a number of risks and uncertainties.

CURRENT DEVELOPMENTS

     During the second quarter, the Company reacquired territorial marketing and distribution rights from certain of its distributors located in the northeastern United States. The cost to reacquire these territorial distribution rights totaled $200,058, of which $30,790 was paid in cash, $92,288 was accounts receivable forgiven, and the remainder was paid through the issuance of the Company's common stock.

RESULTS OF OPERATIONS

COMPARISON OF THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 30, 1996

     Revenue for the six-months ended June 30, 1997 was $12,746,696 versus revenue of $8,932,544 for the six-months ended June 30, 1996. This increase of $3,814,152, or 43%, was primarily due to increased sales of Stewart's brand products.

     Cost of goods sold increased by $2,659,717 for the comparative six-months ended June 30, 1997 and June 30, 1996. As a percentage of sales, cost of goods sold decreased to 71.6% for the six-months ended June 30, 1997 from 72.4% for the six-months ended June 30, 1996. The improved gross margin was primarily due to favorable sweetener costs compared with the six months ended June 30, 1996.

     General and administrative expenses increased by $425,244 for the six-months ended June 30, 1997 compared to the six-months ended June 30, 1996. General and administrative costs also increased as a percentage of sales to 7.4% from 5.8% for the six-months ended June 30, 1997 and 1996, respectively. This increase is primarily the result of approximately $313,000 of expenses related to the proposed merger with Triarc Companies, Inc. (see Part II, Item 5, below). These expenses are non-recurring and are not related to ongoing operations of the Company. Excluding these merger related expenses, general and administrative expenses would have been $627,557 or 4.9% of sales.

     Selling and distribution expenses increased $420,444 for the comparative six-months ended June 30, 1997 from June 30, 1996, primarily due to increased promotional spending on the Stewart's brand products. As a percentage of sales, selling expenses were relatively constant at 11%.

     Pre-tax income rose $305,381, or 32%, to $1,271,205 for the six-months ended June 30, 1997 from $965,824 for the six-months ended June 30, 1996. Net income rose $89,591, or 15%, to $692,998 from $603,407 for the comparative periods ending June 30, 1997 and 1996, respectively. Excluding merger related costs, pre-tax income would have risen 64% to $1,584,021 and net income would have increased 57% to $949,522 for the six-month period compared to the prior year period.

COMPARISON OF THE THREE-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 30, 1996

     Revenue for the three-months ended June 30, 1997 was $7,388,832 versus revenue of $5,249,735 for the three-months ended June 30, 1996. This increase of $2,139,097, or 41%, was primarily due to increased sales of Stewart's brand products.

     Cost of goods sold increased by $1,516,453 for the comparative three-months ended June 30, 1997 and June 30, 1996. As a percentage of sales, cost of goods sold remained relatively constant at 72% for the comparative three-months ended June 30, 1997 and 1996.

     General and administrative expenses increased by $395,277 for the three-months ended June 30, 1997 compared to the three-months ended June 30, 1996. General and administrative costs also increased as a percentage of sales to 9% from 5.2% for the three-months ended June 30, 1997 and 1996, respectively. This increase is primarily the result of approximately $313,000 of expenses related to the proposed merger with Triarc Companies, Inc. (see Part II, Item 5, below). These expenses are non-recurring and are not related to ongoing operations of the Company. Excluding these merger related expenses, general and administrative expenses would have been $355,836 or 4.8% of sales.

     Selling and distribution expenses increased $214,420 for the comparative three-months ended June 30, 1997 from June 30, 1996, primarily due to increased promotional spending on the Stewart's brand products. As a percentage of sales, selling expenses were relatively constant at 10%.

     Pre-tax income rose $7,488, or 1%, to $682,994 for the three-months ended June 30, 1997 from $675,506 for the three-months ended June 30, 1996. Net income declined $88,045, or 20%, to $342,006 from $430,051 for the comparative three-month periods ended June 30, 1997 and 1996, respectively. Excluding merger related costs, pre-tax income would have rose 47% to $995,810 and net income would have increased 39% to $598,530 for the three-month period compared to the prior year period.

     Because the Triarc merger related expenses are not deductible for tax purposes, the Company's annual effective tax rate for 1997 is expected to be 45%. The effective tax rate of 50% and 45% for the three-months and six-months ended June 30, 1997, respectively, reflect the impact of the nondeductible merger expenses.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's current ratio at June 30, 1997 was 3.21 as compared to 5.0 at December 31, 1996. Working capital at June 30, 1997 was $5,355,392 as compared to $4,628,636 at December 31, 1996. For the six-months ended June 30, 1997, cash decreased by $179,323. The principal use of cash during this period was for operating activities. Inventories and accounts receivable increased significantly as a result of increased sales. Net income adjusted for depreciation, amortization and other provisions generated approximately $792,000 in cash. Accounts receivable and inventories increased by a total of approximately $2,308,000, and accounts payable and other current liabilities increased approximately $1,341,000. Investing activities provided cash of approximately $138,000, primarily from the proceeds from short-term investments.

     The Company intends to utilize cash from operations to meet its ongoing obligations. The Company also maintains a bank line of credit in the amount of $500,000 which it may utilize from time to time to meet seasonal cash needs. Management does not expect liquidity problems for the next twelve months assuming the Company can maintain or exceed its current sales volume, and expenses as a percentage of sales remain relatively constant.

FORWARD-LOOKING STATEMENTS

     This Quarterly Report of Form 10-Q contains certain statements, including statements under 'Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,' that constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results implied by such forward-looking statements. Such factors include, but are not limited to general economic and business conditions; the costs of raw materials, the ability of the Company to maintain margins; continued or new relationships with distributors and brand support, changes in consumer preferences; government regulations and other factors. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report.

                          PART II -- OTHER INFORMATION

ITEM 5. OTHER INFORMATION

MERGER AGREEMENT -- TRIARC COMPANIES, INC.

     On June 24, 1997 the Company entered into a definitive agreement with Triarc Companies, Inc. (NYSE:TRY) whereby the Company agreed to be merged with a wholly-owned subsidiary of Triarc (the 'Merger Agreement'). Approval of the Merger Agreement and the proposed merger (the 'Merger') requires the affirmative vote of a majority of the outstanding shares of the Company's common stock.

     Pursuant to the proposed Merger, each share of the Company's Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares and shares held by Triarc and its subsidiaries and subsidiaries of the Company, all of which will be canceled, and shares with respect to which the holder has exercised appraisal rights under Delaware law) will be converted into the right to receive 0.1722 of a share (the 'Conversion Price') of Class A common stock, par value $.10 per share, of Triarc (the 'Triarc Common Stock'), subject to the adjustment described below, and any cash to be paid in lieu of fractional shares of Triarc Common Stock. The Conversion Price is subject to adjustment as follows: (i) if the Average Triarc Share Price (based on the average closing price for 15 consecutive trading days immediately preceding closing) is less than $18.875, then the Conversion Price shall be adjusted to equal the quotient obtained by dividing $3.25 by such Average Triarc Share Price, and (ii) if the Average Triarc Share Price is greater than $24.50, then the Conversion

Price shall be adjusted to equal the quotient obtained by dividing $4.22 by such Average Triarc Share Price.

     Triarc is a holding company which, through its subsidiaries, is engaged in the following businesses: beverages, restaurants, dyes and specialty chemicals and liquefied petroleum gas. The beverage operations are conducted by the Triarc Beverage Group through Royal Crown Company, Inc., Mistic Brands, Inc. and, since its acquisition on may 22, 1997, Snapple Beverage Corp.; the restaurant operations are conducted by the Triarc Restaurant Group through Arby's, Inc.; the dyes and specialty chemical operations are conducted through C.H. Patrick & Co., Inc.; and the liquefied petroleum gas operations are conducted through National Propane Corporation, the managing general partner of National propane Partners, L.P., and its operating subsidiary partnership, National Propane, L.P.

CHANGE OF CONTROL

     As a condition to its entering into the Merger Agreement, Triarc required Samuel M. Simpson, the President and Chief Executive Officer of the Company, Susan L. Neff, Mr. Simpson's wife, William H. Rutter, a director of the Company, and Susan L. Fralick, Mr. Rutter's wife (collectively, the 'Subject Stockholders'), to enter into a Stockholders Agreement, as amended (the 'Stockholders Agreement'). The Subject Stockholders own an aggregate of 1,766,409 shares of the Company's Common Stock, or approximately 19.7% of the shares of the Company's Common Stock, which are subject to the terms of the Stockholders Agreement (such amount does not include 12,200 shares owned by them but not subject to the Stockholders Agreement). Each Subject Stockholder has agreed that at any meeting of the holders of the Company's Common Stock, he or she will, until the effective time or the termination of the Merger Agreement, vote or cause to be voted such Cable Car Common Stock and any of the Company's Common Stock acquired by them after the date of the Stockholders Agreement in favor of approval of the Merger Agreement and the merger and against certain other actions. Moreover, each Subject Stockholder has also granted Triarc an irrevocable proxy to vote his or her shares of stock as specified above in the event that such Subject Stockholder fails to so vote his or her stock in the agreed upon manner.

     In addition, pursuant to the Stockholders Agreement, each Subject Stockholder has granted to Triarc an exclusive and irrevocable option to purchase his or her stock in whole but not in part under certain circumstances at a price per share in cash equal to the product obtained by multiplying 0.1722 (the 'Option Conversion Price') times the average (without rounding) of the closing prices per share of Triarc Common Stock on the NYSE on the NYSE Composite Tape for the 15 consecutive NYSE trading days ending on the NYSE trading day immediately preceding the date of the closing of the exercise of the option (the 'Option Average Share Price'), subject to the following adjustment: if the Option Average Share Price is less than $18.875, then the Option Conversion Price will be adjusted to equal the quotient obtained by dividing $3.25 by the Option Average Share Price, and if the Option Average Share Price is greater than $24.50, then the Option Conversion Price will be adjusted to equal the quotient obtained by dividing $4.22 by the Option Average Share Price.

AGREEMENTS WITH STEWART'S

     On June 24, 1997 the Company entered into agreements with Stewart's Restaurants, Inc. ('Stewart's Restaurants') amending and modifying its licensing agreements with Stewart's Restaurants (the 'Stewart's Master Agreement') as further amended on August 11, 1997. Among other things, these amendments (i) gave the Company ownership of the formulas for and manufacturing rights to concentrates used to make Stewart's soft drinks; (ii) provide that the Company is permitted to use the Stewart's trademark on any other product of any type; and (iii) granted to the Company the perpetual exclusive worldwide license to manufacture, distribute and sell post-mix syrups and premixes for Stewart's beverages throughout the world (fountain-type beverages), subject to certain rights retained by Stewart's Restaurants. As consideration for these amendments, the Company agreed to issue to Stewart's Restaurants an aggregate of 150,000 shares of the Company's Common Stock and to pay Stewart's Restaurants $400,000 in cash, of which $250,000 is payable on March 31, 1998 and $150,000 is payable on March 31, 1999.

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


ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

         (2)-1    Agreement and Plan of Merger -- Triarc Company, Inc.***
         3 (i)    Certificate of Incorporation*
         3 (ii)   Certificate of Amendment (Changing Name)**
         3 (iii)  By-Laws*
         (10)-V   Agreement -- Stewart's Restaurants, Inc.***
         (10)-W   Agreement -- Stewart's Restaurants, Inc.***
         (10)-X   Stockholders Agreement -- Samuel M. Simpson and
                  William H. Rutter***

*   Incorporated by reference to Form 10-K dated 10/09/87

**  Incorporated by reference to Form S-1 filed 09/25/89 (SEC #33-30480)

*** Incorporated by reference to Form 8-K filed July 2, 1997 (SEC #0-14784)

     (b) Reports on Form 8-K

          The Registrant filed a Report on Form 8-K on July 2, 1997 relating to the proposed merger with Triarc, the Stockholders' Agreement with Triarc and the agreements with Stewart's Restaurants, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 13, 1997

                                             CABLE CAR BEVERAGE CORPORATION
                                                      (registrant)

                                          By:       /s/ SAMUEL M. SIMPSON
                                             ...................................
                                                   (SAMUEL M. SIMPSON)
                                                        PRESIDENT

                                          By:        /s/ MYRON D. STADLER
                                              ..................................
                                                    (MYRON D. STADLER)
                                                 CHIEF ACCOUNTING OFFICER

                                                                    APPENDIX B-1
================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                        CABLE CAR BEVERAGE CORPORATION,

                             TRIARC COMPANIES, INC.


                                      AND


                             CCB MERGER CORPORATION


                            -----------------------
                              Dated: June 24, 1997
                            -----------------------


================================================================================

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
                                                   ARTICLE I
                                                  THE MERGER
SECTION 1.1    The Merger...............................................................................     1
SECTION 1.2    Closing..................................................................................     1
SECTION 1.3    Certificate of Incorporation.............................................................     2
SECTION 1.4    By-laws..................................................................................     2
SECTION 1.5    Board of Directors and Officers..........................................................     2
SECTION 1.6    Meeting of Company Stockholders..........................................................     2
SECTION 1.7    SEC Filings..............................................................................     3
SECTION 1.8    Effective Time of the Merger.............................................................     3

                                                  ARTICLE II
                                             CONVERSION OF SHARES
SECTION 2.1    Conversion of Shares.....................................................................     3
SECTION 2.2    No Further Transfers.....................................................................     5
SECTION 2.3    Exchange of Shares of Company Common Stock...............................................     5

                                                  ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1    Organization and Good Standing...........................................................     6
SECTION 3.2    Corporate Authorization; Validity of Agreement; Company Action...........................     6
SECTION 3.3    Capitalization...........................................................................     7
SECTION 3.4    Reports and Financial Statements.........................................................     7
SECTION 3.5    Absence of Certain Changes...............................................................     8
SECTION 3.6    Consents and Approvals; No Violations....................................................     8
SECTION 3.7    No Undisclosed Liabilities...............................................................     8
SECTION 3.8    Registration Statement...................................................................     8
SECTION 3.9    Litigation; Compliance with Law..........................................................     8
SECTION 3.10   Taxes....................................................................................     9
SECTION 3.11   No Default...............................................................................    10
SECTION 3.12   Contracts................................................................................    10
SECTION 3.13   Intellectual Property....................................................................    10
SECTION 3.14   Employee Benefit Plans...................................................................    11
SECTION 3.15   Inventory and Supplies...................................................................    12
SECTION 3.16   Receivables..............................................................................    12
SECTION 3.17   Case Sales...............................................................................    12
SECTION 3.18   Transactions with Affiliates.............................................................    12
SECTION 3.19   State Takeover Statutes..................................................................    12

                                                  ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGERCO
SECTION 4.1    Organization and Good Standing...........................................................    12
SECTION 4.2    Corporate Authorization; Validity of Agreement...........................................    12
SECTION 4.3    Capitalization...........................................................................    13
SECTION 4.4    Reports and Financial Statements.........................................................    13
SECTION 4.5    Absence of Certain Changes...............................................................    13
SECTION 4.6    Consents and Approvals; No Violations....................................................    14
SECTION 4.7    Registration Statement...................................................................    14
SECTION 4.8    Tax Representations......................................................................    14

                                                   ARTICLE V
                                                   COVENANTS
SECTION 5.1    Interim Operations of the Company........................................................    15
SECTION 5.2    Access to Information....................................................................    16

                                                                                                           PAGE
                                                                                                           ----
SECTION 5.3    Consents and Approvals...................................................................    16
SECTION 5.4    No Solicitation..........................................................................    17
SECTION 5.5    Additional Agreements....................................................................    17
SECTION 5.6    Notification of Certain Matters..........................................................    18
SECTION 5.7    Indemnification of Directors and Officers................................................    18
SECTION 5.8    Rule 145 Affiliates......................................................................    18
SECTION 5.9    Stock Exchange Listing...................................................................    18
SECTION 5.10   Tax-Free Reorganization..................................................................    18

                                                  ARTICLE VI
                                             CONDITIONS PRECEDENT
SECTION 6.1    Conditions to the Obligations of Each Party..............................................    18
SECTION 6.2    Conditions to the Obligations of the Parent and Mergerco.................................    19
SECTION 6.3    Conditions to the Obligations of the Company.............................................    20

                                                  ARTICLE VII
                                                  TERMINATION
SECTION 7.1    Termination..............................................................................    20
SECTION 7.2    Effect of Termination....................................................................    22

                                                 ARTICLE VIII
                                              GENERAL AGREEMENTS
SECTION 8.1    Definitions..............................................................................    22
SECTION 8.2    Survival of Representations, Warranties and Agreements...................................    25
SECTION 8.3    Expenses.................................................................................    25
SECTION 8.4    Notice...................................................................................    25
SECTION 8.5    Amendments...............................................................................    26
SECTION 8.6    Waiver...................................................................................    26
SECTION 8.7    Brokers..................................................................................    26
SECTION 8.8    Publicity................................................................................    26
SECTION 8.9    Headings.................................................................................    26
SECTION 8.10   Non-Assignability........................................................................    26
SECTION 8.11   Entire Agreement; No Third Party Beneficiaries; Rights of Ownership......................    27
SECTION 8.12   Specific Performance.....................................................................    27
SECTION 8.13   Counterparts.............................................................................    27
SECTION 8.14   Governing Law............................................................................    27
SECTION 8.15   Consent to Jurisdiction..................................................................    27
SECTION 8.16   Waiver of Jury Trial.....................................................................    27
SECTION 8.17   Disclosure Schedule......................................................................    27

Exhibit:

     A -- Form of Restated Certificate of Incorporation.

     B -- Form of Affiliate Agreement.

Schedule:

     I -- Disclosure Schedule.

                                       EXHIBIT A TO AGREEMENT AND PLAN OF MERGER
                                   FORM OF RESTATED CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION
                                       OF
                         CABLE CAR BEVERAGE CORPORATION

     1. Name. The name of the corporation is 'CABLE CAR BEVERAGE CORPORATION' (the 'Corporation').

     2. Address; Registered Office and Agent. The address of the Corporation's registered office is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805; and its registered agent at such address is The Prentice-Hall Corporation, Inc.

     3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of One Dollar ($1.00) each.

     5. Election of Directors. Members of the Board of Directors of the Corporation (the 'Board') may be elected either by written ballot or by voice vote.

     6. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

     Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     7. Indemnification.

     7.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a 'Proceeding'), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an 'Other Entity'), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 7.

     7.2 (a) The Corporation shall, from time to time, advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses; and provided, further, that such expenses incurred by or on behalf of any director or officer or other person shall not be paid in advance of the final disposition of a Proceeding if, in the reasonable judgment of the Board, it would not be proper for the Company to advance such expenses.

     (b) In addition to any advances made pursuant to Section 7.2(a), the Corporation may, from time to time, reimburse any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be reimbursed in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so reimbursed if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

     7.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the 'By-laws'), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

     7.6 The provisions of this Section 7 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 7 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or there after arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     7.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     7.8 Any director or officer of the Corporation serving in any capacity of
(a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     7.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

     8. Adoption, Amendment and/or Repeal of By-Laws. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated June 24, 1997 (this 'Agreement'), by and among Cable Car Beverage Corporation, a Delaware corporation (the 'Company'), Triarc Companies, Inc., a Delaware corporation (the 'Parent'), and CCB Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ('Mergerco').

     The Boards of Directors of the Parent, Mergerco and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the merger of Mergerco with and into the Company (the 'Merger') upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the 'DGCL').

     The Parent and Mergerco are unwilling to enter into this agreement unless certain stockholders of the Company enter into a stockholders agreement (the 'Stockholders Agreement') among the Parent, Mergerco and such stockholders providing for, among other things, the granting to the Parent and Mergerco of the right to vote shares of Company Common Stock owned by such stockholders under the circumstances set forth in such agreement and the granting to Parent and Mergerco of an option to purchase such shares of Company Common Stock owned by such stockholders under the circumstances and at the price set forth in such agreement, and the Board of Directors of the Company has approved the Parent and Mergerco entering into the Stockholders Agreement.

     The Board of Directors of the Company, having received advice from Montgomery Securities, its investment advisor, and an opinion from such firm to the effect that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view (the 'Company Fairness Opinion'), has approved the transactions contemplated by this Agreement and the Stockholders Agreement (the 'Contemplated Transactions') in accordance with the provisions of Section 203 of the DGCL ('Section 203') and has resolved to recommend the approval of the Merger by the holders of shares of the Common Stock, par value $.01 per share, of the Company (the 'Company Common Stock').

     For United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code').

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows (capitalized terms used herein have the meanings ascribed to them in Section 8.1):

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the provisions of the DGCL, at the Effective Time, Mergerco and the Company shall consummate the Merger pursuant to which Mergerco shall be merged with and into the Company in accordance with the applicable provisions of the DGCL and the separate existence of Mergerco shall thereupon cease, and the Company, as the surviving corporation in the Merger (the 'Surviving Corporation'), shall continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of the Parent. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.2 Closing. The closing of the Merger (the 'Closing') shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on a date to be specified by the parties, which shall be no later than five (5) Business Days after all of the conditions set forth in Article VI hereof shall be fulfilled or waived in accordance with this Agreement and applicable law or at such other time, date and/or place as the Company, the Parent and Mergerco may agree (the 'Closing Date'). Subject to the provisions of Article VII hereof, failure to consummate the Merger on the date and time and at the place determined pursuant to this
Section 1.2 shall not result in the termination of this Agreement and will not relieve any party of any obligations hereunder.

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     SECTION 1.3 Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time (the 'Certificate of Incorporation') shall be amended in its entirety as set forth in Exhibit A hereto, and such Certificate of Incorporation, as so amended at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter further changed or amended as provided therein or by applicable law.

     SECTION 1.4 By-laws. The by-laws of Mergerco as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or as otherwise permitted or required by the Surviving Corporation's certificate of incorporation or by applicable law, except that at the Effective Time, the name in the heading thereof shall be changed to 'Cable Car Beverage Corporation.'

     SECTION 1.5 Board of Directors and Officers.

     (a) The directors of Mergerco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall serve until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

     (b) The officers of Mergerco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

     SECTION 1.6 Meeting of Company Stockholders.

     (a) Subject to the provisions of Section 1.6(b) below, the Company shall take all necessary action in accordance with applicable law to convene a meeting of its stockholders (a 'Meeting') to consider and vote upon the Merger and this Agreement and shall use its best efforts to hold such Meeting as promptly as practicable after the date the Registration Statement becomes effective. Subject to the provisions of Section 1.6(b) below, the Company agrees that the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of the Merger and the approval and adoption of this Agreement. The Parent agrees that it shall vote, or cause to be voted, in favor of the Merger and the adoption and approval of this Agreement any shares of Company Common Stock held by it or by any of its Subsidiaries on the record date set by the Company for determining shares of Company Common Stock entitled to vote at the Meeting.

     (b) Nothing in Section 1.6(a) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) an unsolicited bona fide written Acquisition Proposal is submitted to the Company and is not withdrawn, (ii) the Board of Directors of the Company concludes in good faith, based upon the advice of its financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger, (iii) neither the Company nor any of its Representatives shall violate any of the restrictions set forth in Section 5.4(a), and (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the withdrawal, amendment or modification of such recommendation is required in connection with such Acquisition Proposal in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law. Nothing in
Section 1.6(a) or in Section 5.4(a) shall prevent the Board of Directors of the Company from recommending that its stockholders accept an unsolicited tender offer or exchange offer commenced by a third party with respect to shares of Company Common Stock if (1) such tender offer or exchange offer constitutes an Acquisition Proposal, (2) the Board of Directors of the Company shall have withdrawn its recommendation in favor of the Merger in accordance with and as permitted by the preceding sentence, (3) the Board of Directors of the Company shall have concluded in good faith, based upon the advice of its financial advisor, that such tender offer or exchange offer is more favorable from a financial point of view to the Company's stockholders than the Merger, (4) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4, and (5) the Board of Directors of the Company shall have concluded in good faith, after consultation with its outside legal counsel, that the recommendation in favor of acceptance of such tender offer or exchange

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

offer is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law. Nothing contained in this Section 1.6 shall limit the Company's obligation to hold and convene the Meeting, it being understood that the Company shall be required to hold and convene the Meeting in accordance with this Section 1.6 unless the holding of such Meeting would constitute a violation of any applicable court order or statute. The Company shall use all reasonable efforts to ensure that the holding of the Meeting will not constitute a violation of any applicable court order or statute.

     SECTION 1.7 SEC Filings.

     (a) As soon as practicable after the date hereof, the Parent shall prepare and file with the SEC the Registration Statement on Form S-4 (such registration statement at the time it becomes effective, together with all amendments duly filed and mailed is referred to as the 'Registration Statement') under the Securities Act, which registers the Parent Class A Common Stock to be issued to the Company's stockholders pursuant to the Merger and in which the prospectus (the 'Prospectus') will be in the form of a proxy statement. The Company shall prepare and provide the Parent with information concerning the Company required to be included in the Registration Statement. Such information prepared and provided by the Company shall comply in all material respects with all applicable requirements of law.

     (b) Each of the Company and the Parent, as applicable, shall use its reasonable best efforts to (i) respond to any comments of the SEC, (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and (iii) cause the Prospectus to be mailed to the stockholders of the Company as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of the Parent and the Company shall notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement. The Registration Statement shall comply in all material respects with all applicable requirements of law. The Parent shall take any action required to be taken under state blue sky or securities laws in connection with the Merger and the issuance of the Merger Consideration in connection therewith.

     (c) No amendment or supplement to the Registration Statement will be made without the approval of the Company, which approval will not be unreasonably withheld or delayed. The Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has become effective or any amendment thereto, or the issuance of any stop order, or the suspension of the qualification of the Parent Class A Common Stock to be issued in the Merger for offering or sale in any jurisdiction or of any request by the NYSE for amendment of the Registration Statement.

     SECTION 1.8 Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, a Certificate of Merger shall be duly executed by the Company and shall be duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective on the date on which such Certificate of Merger is so filed with the Secretary of State of the State of Delaware.

                                   ARTICLE II
                              CONVERSION OF SHARES

     SECTION 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Each share of Company Common Stock owned by the Parent or Mergerco or by any direct or indirect Subsidiary of the Parent immediately prior to the Effective Time, and each share of Company Common Stock held in the treasury of the Company or by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time (each of the foregoing shares being an 'Excluded

Share'), shall, by virtue of the Merger, and without any action on the Company or the holder thereof, be cancelled.

     (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and other than the Dissenting Shares) shall be by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 2.3 hereof, 0.1722 (the 'Conversion Price') of a validly issued, fully paid and non-assessable share of the Parent Class A Common Stock, without interest; provided, that (i) if the Average Parent Share Price shall be less than $18.875, then the Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (A) $3.25 by (B) the Average Parent Share Price, and (ii) if the Average Parent Share Price shall be greater than $24.50, then the Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (x) $4.22 by
(y) the Average Parent Share Price (the Conversion Price to reflect such adjustment, if any, is hereinafter referred to as the 'Adjusted Conversion Price').

     (c) Each share of Mergerco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

    (d) (i) Each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, and without any action on the part of the holder thereof, be assumed by the Parent and become and represent an option exercisable for shares of Parent Class A Common Stock (a 'Substitute Option') with the same vesting schedules, if any, and expiration dates as such Company Stock Option immediately prior to the Effective Time (but taking into account any acceleration of the vesting of such Company Stock Option as a result of the consummation of the Merger), with (A) the new exercise price thereof being determined by dividing the exercise price of such Company Stock Option by the Adjusted Conversion Price (with the result of such calculation rounded to the nearest whole cent) and (B) the number of shares issuable upon exercise being determined by multiplying the number of shares to be issued upon exercise of such Company Stock Option by the Adjusted Conversion Price (with the result of such calculation rounded to the nearest whole number).

          (ii) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of the shares of Parent Class A Common Stock for delivery upon exercise of the Substitute Options. As soon as practicable after the Effective Time, but in no event later than 45 days after the Effective Time, the Parent shall file one or more registration statements on Form S-8 (or any successor or appropriate form (including a shelf registration statement on Form S-3 if Form S-8 is not available)) with respect to the shares of Parent Class A Common Stock subject to such Substitute Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses referred to therein) for so long as such Substitute Options remain outstanding.

     (e) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a stockholder of the Company who does not vote in favor of the Merger and who complies with all of the relevant provisions of Section 262 (each such share being a 'Dissenting Share') shall not be converted into the right to receive the Merger Consideration pursuant to the Merger, but instead the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined in accordance with the provisions of Section 262; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish its entitlement to appraisal rights as provided in Section 262 or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn its demand for appraisal of such shares of Company Common Stock, or lost its right to appraisal and payment as provided in Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time period provided in Section 262, such holder or holders (as the case may be) shall forfeit the right to the appraisal of such shares of Company Common Stock and each such share of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Merger Consideration upon surrender of the certificate or certificates formerly representing such shares of Company Common Stock in accordance with
Section 2.3 hereof. The Company shall not, except with the prior written consent of the Parent, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands for payment.

     SECTION 2.2 No Further Transfers. At the Effective Time, the Company Common Stock transfer books shall be closed and no further transfer of shares of Company Common Stock shall be made thereafter. If, after the Effective Time, any certificate previously representing shares of Company Common Stock is presented for transfer, it shall be forwarded to the Exchange Agent (as defined in Section
2.3 hereof) for cancellation and exchange in accordance with Section 2.3 hereof.

     SECTION 2.3 Exchange of Shares of Company Common Stock.

     (a) Prior to the Effective Time, the Parent shall designate, subject to the approval of the Company which shall not be unreasonably withheld, a bank or trust company to act as exchange agent (the 'Exchange Agent') for the Merger. Immediately prior to the Effective Time, the Parent will instruct the transfer agent of the shares of the Parent Class A Common Stock to countersign and deliver to the Exchange Agent certificates representing an aggregate number of shares of the Parent Class A Common Stock as nearly as practicable equal to the product of the Adjusted Conversion Price and the number of shares of Company Common Stock to be converted into the Parent Class A Common Stock pursuant to
Section 2.1(b) so as to allow for the issuance and delivery of the Merger Consideration on a timely basis. The Parent shall pay all reasonable charges or expenses, including those of the Exchange Agent, in connection with the exchange of the shares of Company Common Stock for the Merger Consideration.

     (b) As soon as practicable after the Effective Time, the Parent shall cause the Exchange Agent to mail and/or make available to each holder of a Certificate (other than holders of Certificates theretofore representing Excluded Shares) (a 'Stockholder') a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates for exchange for the Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Certificate or Certificates. Upon the surrender to the Exchange Agent of such Certificate or Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, the Stockholder shall be entitled to receive the Merger Consideration. From and after the Effective Time, until surrendered in accordance with the provisions of this Section 2.3, each Certificate evidencing shares of Company Common Stock (other than Certificates representing Excluded Shares and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration, without any interest thereon. Any portion of the Merger Consideration that shall not have been paid to Stockholders pursuant to this
Section 2.3 prior to the second anniversary of the Effective Time (including any cash payable pursuant to Section 2.3(e) hereof) shall be paid to the Parent and any Stockholder who has not theretofore complied with this Section 2.3 thereafter shall look, subject to escheat and other similar laws, solely to the Parent for payment of the Merger Consideration to which they are entitled under this Agreement.

     (c) No dividends or other distributions that are otherwise payable on the shares of the Parent Class A Common Stock constituting any of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate until such Certificate is properly surrendered as provided herein, but (i) upon such surrender, there shall be paid to the Person in whose name the shares of the Parent Class A Common Stock constituting any of the Merger Consideration shall be issued the amount of any dividends which shall have become payable with respect to such shares between the Effective Time and the time of such surrender and (ii) at the appropriate payment date or as soon thereafter as practicable, there shall be paid to such Person the amount of any dividends on such shares of the Parent Class A Common Stock which shall have a record or due date prior to such surrender and a payment date after such surrender, subject in each such case to (x) deduction therefrom of any amount required by applicable law to be withheld, and (y) any applicable escheat laws or unclaimed property laws. On surrender of a Certificate, no interest shall be payable with respect to the payment of such dividends and no interest shall be payable with respect to the amount of any cash payable in lieu of a fractional share of the Parent Class A Common Stock pursuant to Section 2.3(e).

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     (d) If any cash is to be paid pursuant to Section 2.3(e), or certif icates representing shares of the Parent Class A Common Stock are to be issued, to a Person other than the Person in whose name the Certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of cash to a Person other than, or if the issuance of certificates representing the shares of the Parent Class A Common Stock in any name other than that of, the registered holder of the Certificate surrendered, or otherwise required, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Shares of the Parent Class A Common Stock shall be issued only in whole shares. A Stockholder will not be entitled to receive Fractional Shares but, instead, will be entitled to receive promptly from the Exchange Agent a cash payment in lieu of Fractional Shares in an amount equal to such Stockholder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such Stockholders, of the aggregate Fractional Shares. Such sales shall be made promptly after the Effective Time, or in the case of Dissenting Shares which become exchangeable for the Merger Consideration pursuant to Section 2.1(e) hereof, promptly after such change in status of such Dissenting Shares. Such cash payments will be made to each such Stockholder only upon proper surrender of such Stockholder's Certificates, together with a properly completed and duly executed transmittal form and any other required documents.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent and Mergerco as follows:

     SECTION 3.1 Organization and Good Standing. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Section 3.1 of the Disclosure Schedule sets forth a complete list of the Company's Subsidiaries, their state of incorporation and each state in which they are qualified to do business.

     SECTION 3.2 Corporate Authorization; Validity of Agreement; Company Action.
(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary approval of its stockholders as contemplated by Section 1.6 hereof with respect to the Merger, to consummate the Contemplated Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Contemplated Transactions, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.6 hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Parent and Mergerco, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding (the 'Required Stockholder Vote') is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger.

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     SECTION 3.3 Capitalization. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock. As of the date hereof,
(i) 9,024,681 shares of Company Common Stock are issued, of which 8,948,324 shares are outstanding and 76,357 shares are held in treasury and (ii) options to acquire an aggregate of 902,500 shares of Company Common Stock have been issued pursuant to Company Stock Options. The Company has previously delivered to the Parent a true and correct list of all outstanding Company Stock Options setting forth in each case the name of the optionholder, the number of shares of Company Common Stock subject thereto, the exercise price, the vesting schedule and the expiration date. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above, as set forth in Section 3.3(a) of the Disclosure Schedule, and for the Contemplated Transactions, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and
(ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as set forth in Section 3.3(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Following the Merger neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock.

     (b) All of the outstanding shares of capital stock of each of the Subsidiaries are directly owned by the Company, and all such shares have been validly issued and are fully paid and non-assessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encum brances of any nature whatsoever.

     (c) Except as set forth in Section 3.3(c) of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the Contemplated Transactions.

     SECTION 3.4 Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to the Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 1993 under the Exchange Act and the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Company SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the con solidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods

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

presented therein (subject, in the case of unaudited interim financial statements, to normal year end adjustments).

     SECTION 3.5 Absence of Certain Changes. Except as disclosed in the Company SEC Documents or as set forth in Section 3.5 of the Disclosure Schedule, since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. Since December 31, 1996, there has not occurred
(i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries, other than regular quarterly cash dividends or dividends paid by its Subsidiaries; or (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

     SECTION 3.6 Consents and Approvals; No Violations. Except as set forth in
Section 3.6 of the Disclosure Schedule and for (a) the filing of a pre-merger notification and report form by the Company under the HSR Act and the expiration or termination of the applicable waiting period thereunder, (b) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (c) filings with the SEC and any applicable national securities exchanges or Nasdaq, (d) filings under state securities, 'Blue Sky' or anti-takeover laws, (e) any applicable filings required under the laws of foreign jurisdictions and (f) filings, authorizations, consents or approvals relating to matters which, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole, neither the execution, delivery or performance of this Agreement nor the consummation by the Company of the Contemplated Transactions nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any material filing with, or permit, authorization, consent or approval of, any Governmental Authority, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Company Agreement or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets.

     SECTION 3.7 No Undisclosed Liabilities. Except (a) as disclosed in Section
3.7 of the Disclosure Schedule, (b) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement and (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. Section 3.7 of the Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger or the other Contemplated Transactions.

     SECTION 3.8 Registration Statement. None of the information provided by the Company for inclusion in the Registration Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.9 Litigation; Compliance with Law. (a) Except (i) as disclosed in
Section 3.9(a) of the Disclosure Schedule or (ii) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, review or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries.

     (b) The Company and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Authority relating to any of the property owned, leased or used by them, or applicable

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to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance regulatory, antitrust laws, ERISA and laws relating to Taxes (as defined in Section 3.10).

     SECTION 3.10 Taxes. (a) All material federal, state, county, local, foreign, and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto (hereinafter 'Taxes' or, individually, a 'Tax'), required to be paid on or before the date hereof by or with respect to the Company or any of its Subsidiaries, including amounts, other than amounts being contested in good faith and for payment of which adequate reserves are reflected in the Company's financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, required to be paid on or before the date hereof with respect to Taxes as a result of any tax sharing agreement or similar arrangement ('Tax Sharing Agreement Amounts') of the Company or any of its Subsidiaries, have been timely paid.

     (b) All material returns and reports required to be filed by or with respect to the Company or any of its Subsidiaries with respect to Taxes (hereinafter 'Tax Returns' or, individually, a 'Tax Return') on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Company or any of its Subsidiaries or payment of any Tax of the Company or any of its Subsidiaries required to be filed or paid on or before the date hereof.

     (c) With respect to all Tax Returns filed by or with respect to the Company or any its Subsidiaries, (i) Section 3.10(c) of the Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired; (ii) except as set forth in Section 3.10(c) of the Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (iii) except as set forth in Section 3.10(c) of the Disclosure Schedule, there is no material unassessed deficiency proposed or threatened against the Company or any of its Subsidiaries.

     (d) Except as set forth in Section 3.10(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has not been and is not a party to any tax sharing agreement, tax indemnification agreement or similar arrangement.

     (e) Section 3.10(e) of the Disclosure Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included the Company or any of its Subsidiaries since 1987 and (ii) all material Tax liabilities or issues that have been asserted or proposed by a taxing authority with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against the Company or any of its Subsidiaries.

     (f) With regard to any assets or property held or acquired by the Company or any of its Subsidiaries, the Company or such Subsidiary has not filed a consent to the application of Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or such Subsidiary.

     (g) The Company and its Subsidiaries have not agreed, and are not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and there is no application to change any accounting method by the Company or any of its Subsidiaries pending with any taxing authority. The Internal Revenue Service has not proposed any such adjustment or change in method.

     (h) Reserves and provisions for Taxes reflected in the Company's financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 are adequate.

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     (i) The Company and its Subsidiaries have not been and are not in violation
(or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment or withholding of Taxes relating to employment and have duly and timely withheld from employee salaries, wages and other compensation and timely paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (j) There are no liens or encumbrances of any kind with respect to Taxes upon any of the assets of the Company and its Subsidiaries (except for liens for Taxes not yet due) or on the capital stock of the Company or any of its Subsidiaries.

     SECTION 3.11 No Default. Except as disclosed in the Company SEC Documents, the business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective certificate of incorporation or by-laws or similar organizational documents, or (b) any Company Agreement, excluding from the foregoing clause
(b), defaults or violations that would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or would not, or would not be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other Contemplated Transactions.

     SECTION 3.12 Contracts. (a) The Company has previously delivered to the Parent true and complete copies of all material Company Agreements and true and correct summaries of all material oral agreements to which the Company or any of its Subsidiaries is a party. Each material Company Agreement is valid, binding and enforceable and in full force and effect in accordance with its terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any such Company Agreement, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of the Company or any of the Subsidiaries, no other party to any such Company Agreement is in default thereunder in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder, nor is any such material default threatened.

     (b) Except as set forth in Section 3.12(b) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any Company Agreement that
(i) includes any 'change of control' or similar provision which, as a result of the Merger or any other Contemplated Transaction, would result in a violation or breach of, or default (with or without due notice or lapse of time or both) under, such Company Agreement, or give rise to a right to accelerate the terms of payment or the provision of benefits, or enhance the amount of payment or the provision of benefits, thereunder, or (ii) expressly and materially limits the ability of the Company or any of its Subsidiaries to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

     (c) The Company (i) has satisfied the sales requirements under paragraph 3 of the Stewart's Master Agreement such that the territory subject to the Stewart's Master Agreement is worldwide and (ii) has not failed to achieve the sales requirements under said paragraph 3 which would permit Stewart's to terminate the Stewart's Master Agreement with respect to any territory.

     SECTION 3.13 Intellectual Property.

     (a) Section 3.13(a) of the Disclosure Schedule lists (i) all Copyrights, Patents, Trademarks and formulae and processes (other than unregistered Trademarks for which no application for registration is pending) (collectively, the 'Intellectual Property') owned by the Company or any of its Subsidiaries, specifying as to each such item, as applicable: (A) the category of Intellectual Property; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which any applica tion for issuance or registration has been filed, including the respective issuance, registration or application number; (D) the date of application, issuance or registration and the expiration date of the item; and (E) with respect to any Trademarks, the class or classes of goods or services on which each such Trademark is or is intended to be used;
(ii) all material licenses, sublicenses and other agreements ('IP Licenses') under which the Company or any of its Subsidiaries is either a licensor or licensee of any Intellectual Property; and (iii) all agreements involving Intellectual Property that are currently in negotiation or proposed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any Copyrights or Patents or is a party to any license for a Copyright or Patent either as a licensor or as a licensee. The Company has previously delivered to the Parent true and complete

                                       10



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

copies of all material documents evidencing Intellectual Property and IP Licenses (including all modifications, amendments and supplements).

     (b) Except as set forth in Section 3.13(b) of the Disclosure Schedule, the Company and its Subsidiaries own or have a license for all the Intellectual Property that is material to the business of the Company and its Subsidiaries as presently conducted or being developed, free and clear of any liens.

     (c) None of the Company or its Subsidiaries or, to the knowledge of the Company, any other party is in breach of or default under any IP License. Each IP License is now, and immediately following the consummation of the Contemplated Transactions will be, valid and in full force and effect.

     (d) No Claim is pending or, to the knowledge of the Company, threatened, that challenges the validity, enforceability, ownership of or right to use, sell, license or dispose of any Intellectual Property, nor does the Company know of any valid grounds for any such Claim.

     (e) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties or has received or has been the subject of any Claim, charge or notice alleging any such infringement or other violation, and the Company knows of no basis for any such Claim. To the knowledge of the Company, the continued use of the Intellectual Property by the Company or the relevant Subsidiary after the Effective Time will not infringe upon or otherwise violate any intellectual property rights of third parties as a result of the continued operation of the businesses of the Company and its Subsidiaries as presently conducted.

     (f) To the knowledge of the Company, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

     (g) All registered Trademarks held by the Company or any of its Subsidiaries are valid and subsisting. The Company and its Subsidiaries have taken all necessary action to maintain and protect each item of Intellectual Property owned or used by the Company or any of its Subsidiaries.

     (h) To the knowledge of the Company, no Patent, statute, rule, regulation, code or standard is pending or proposed that would have a material adverse effect on the validity, enforceability, ownership of or right to use, sell, license or dispose of any Intellectual Property.

     (i) None of the material formulae and processes of the Company or any of its Subsidiaries has been disclosed to any Person other than its bottlers, suppliers and consultants and Stewart's.

     SECTION 3.14 Employee Benefit Plans.

     (a) With respect to each Company Benefit Plan, the Company has previously provided to the Parent true and complete copies of (i) all plan texts and agreements and related trust agreements, if any, (ii) all summary plan descriptions, if any, (iii) the most recent annual report (including all schedules thereto), if any, (iv) the most recent annual audited financial statement, if any, (v) if the plan is intended to qualify under Code Section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC and the IRS).

     (b) There are no Company Benefit Plans that provide retiree medical or life or pension coverage (other than coverage mandated by law) or that are subject to any of Code Section 412, ERISA Section 302 or Title IV of ERISA.

     (c) Each Company Benefit Plan conforms in all material respects to, and its administration is in all material respects in compliance with, all applicable laws and regulations, except for such failures to conform or comply that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole.

     (d) Except as disclosed in the Company SEC Documents or as set forth in
Section 3.14(d) of the Disclosure Schedule, the consummation of the Contemplated Transactions will not (a) entitle any current or former Company Employee to severance pay, unemployment compensation or any similar payment or (b) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former Company Employee.

                                       11



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     SECTION 3.15 Inventory and Supplies. Except as set forth on Section 3.15 of the Disclosure Schedule, the inventory of each of the Company and its Subsidiaries is in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which it is intended and none of such inventory is obsolete, damaged, or defective, subject to an inventory reserve computed in a manner consistent with past practice and reasonably estimated to reflect inventory values. Section 3.15 of the Disclosure Schedule sets forth the location of all of the inventory of the Company and its Subsidiaries. The Company has no knowledge of any adverse condition affecting the supply of materials available to the Company and its Subsidiaries.

     SECTION 3.16 Receivables. All accounts and notes receivable of the Company and its Subsidiaries (a) have arisen in the ordinary course of business of the Company and its Subsidiaries and (b) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and its Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms.

     SECTION 3.17 Case Sales. Section 3.17 of the Disclosure Schedule sets forth the true and correct amount of the Company's aggregate sales of cases of soft drinks under the 'Stewart's' trademark for the eighteen (18) months ended December 31, 1991, each of fiscal years 1992, 1993, 1994, 1995 and 1996 and the first five (5) months of 1997.

     SECTION 3.18 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, since December 31, 1996, there have been no material transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     SECTION 3.19 State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and the entering into, and performance, by the Parent and Mergerco of the Stockholders Agreement. Such approval is sufficient to render inapplicable to the Merger, this Agreement and the entering into, and performance, by the Parent and Mergerco of the Stockholders Agreement and any other transactions contemplated by this Agreement and the Stockholders Agreement, the restrictions on business combinations provided for in Section 203. Other than Section 203, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the Stockholders Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF THE PARENT AND MERGERCO

     The Parent and Mergerco, jointly and severally, represent and warrant to the Company as follows:

     SECTION 4.1 Organization and Good Standing. Each of the Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole. Each of the Parent and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole. Mergerco has not heretofore conducted any business other than in connection with this Agreement and the Contemplated Transactions.

     SECTION 4.2 Corporate Authorization; Validity of Agreement; Necessary Action. Each of the Parent and Mergerco has full corporate power and authority to execute and deliver this Agreement and to

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consummate the Contemplated Transactions. The execution, delivery and performance by the Parent and Mergerco of this Agreement and the consummation by the Parent and Mergerco of the Contemplated Transactions have been duly and validly authorized by their respective Boards of Directors and no other corporate action or proceedings on the part of the Parent and Mergerco is necessary to authorize the execution and delivery by the Parent and Mergerco of this Agreement, and the consummation by the Parent and Mergerco of the Contemplated Transactions. This Agreement has been duly executed and delivered by the Parent and Mergerco, and assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of the Parent and Mergerco, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.3 Capitalization. (a) The authorized capital stock of the Parent consists of 60,000,000 shares of Parent Class A Common Stock, 16,000,000 shares of Parent Class B Common Stock, par value $.10 per share, 25,000,000 shares of Preferred Stock, of which 5,982,866 shares have been designated Redeemable Preferred Stock. As of June 17, 1997, 23,998,221 shares of Parent Class A Common Stock and 5,997,662 shares of Parent Class B Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. As of March 31, 1997, options to acquire an aggregate of 8,849,499 shares of Parent Class A Common Stock had been issued. The authorized capital stock of Mergerco consists solely of 1,000 shares of Mergerco Common Stock, all of which, as of the date hereof, are issued and outstanding and held by the Parent. All of the outstanding shares of capital stock of the Parent and Mergerco (including Mergerco) have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) The shares of the Parent Class A Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     SECTION 4.4 Reports and Financial Statements. The Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 1993 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Parent SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of the Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year end adjustments).

     SECTION 4.5 Absence of Certain Changes. Except to the extent set forth in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, the Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. Since December 31, 1996, there has not occurred (a) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole; (b) any declaration, setting

                                       13



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aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (c) any change by the Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

     SECTION 4.6 Consents and Approvals; No Violations. Except for (a) the filing of a pre-merger notification and report form by the Parent under the HSR Act, and the expiration or termination of the applicable waiting period thereunder, (b) the filing of a Certificate of Merger with the Secretary of the State of the State of Delaware in accordance with the DGCL, (c) filings with the SEC and any applicable national securities exchanges, (d) filings under state securities, 'Blue Sky' or antitakeover laws, (e) any applicable filings required under the laws of foreign jurisdictions and (f) filings, authorizations, consents or approvals relating to matters which, in the aggregate, are not material to the Parent and its Subsidiaries (including Mergerco but excluding the Company and its Subsidiaries) taken as a whole, neither the execution, delivery or performance of this Agreement by the Parent and Mergerco nor the consummation by the Parent and Mergerco of the Contemplated Trans actions nor compliance by the Parent and Mergerco with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Parent and any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole or would not, or would not be reasonably likely to, materially impair the ability of the Parent and Mergerco to consummate the Merger or the other Contemplated Transactions), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other in strument or obligation to which the Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole or would not, or would not be reasonably likely to, materially impair the ability of the Parent or Mergerco to consummate the Merger or the other Contemplated Transactions.

     SECTION 4.7 Registration Statement. The Registration Statement (and any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Parent or Mergerco with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. Subject to the proviso set forth in the preceding sentence, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     SECTION 4.8 Tax Representations. (a) Mergerco is a wholly owned subsidiary of the Parent organized for the purpose of consummating the Merger and has no assets other than (i) Parent Class A Common Stock, if any, and (ii) assets permitted under Treasury Regulation 1.368-2(j)(3)(iii).

     (b) The Parent has no plan or intention not to (i) continue at least a principal historic business line of the Company or (ii) use at least a significant portion of the Company's historical assets in a business of the Parent, in each case within the meaning of Treasury Regulation 1.368-1(d).

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                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with the prior written consent of the Parent or (iii) as set forth on Section 5.1 of the Disclosure Schedule, after the date hereof and prior to the Effective Time:

          (a) the business of the Company and its Subsidiaries, including, without limitation, investment practices and policies, shall be conducted only in the ordinary course of business consistent with past practice and, each of the Company and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations with material customers, distributors, suppliers, employees, creditors and business partners;

          (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c) neither the Company nor any of its Subsidiaries shall (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's wholly owned Subsidiaries to the Company; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercise of stock options outstanding on the date hereof as disclosed in Section 3.3 hereof; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets that are material to the Company and its Subsidiaries taken as a whole other than sales of investment assets in the ordinary course of business consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (d) neither the Company nor any of its Subsidiaries shall (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee other than scheduled annual increases in the ordinary course of business consistent with past practice in an amount not to exceed five percent (5%) for any individual; (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any Company Benefit Plan; (iii) enter into any, or amend any existing, employment, consulting or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries; (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any Subsidiary which does not have a severance program as of the date of this Agreement;

          (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the material Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

          (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, except in the ordinary course of business consistent with past practice;

          (g) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for borrowings under its existing credit facility in an amount exceeding $100,000 without the written consent of the Parent, which consent shall not be unreasonably withheld, provided that the Company may extend the term of its existing credit facility for a period not to exceed one (1) year so long as the commitment thereunder is not increased;
     (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or

                                       15



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

     investments in, any other Person (other than to wholly owned Subsidiaries of the Company, or customary loans or advances to employees in accordance with past practice not to exceed $25,000 in the aggregate); or (iv) enter into any material commitment (including, but not limited to, any capital expenditure, 'take-or-pay' contract or purchase of assets) in excess of $100,000, provided that the Company may (x) purchase inventory in the ordinary course of business consistent with past practice (without any 'take-or-pay' commitment) and (y) enter into a lease for office space in the greater Denver, Colorado area not to exceed 4,500 square feet, at a cost per square foot per year not to exceed $17.00 and for a term not to exceed three (3) years;

          (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

          (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or any agreement relating to a Acquisition Proposal (other than the Merger);

          (k) neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

          (l) except upon the prior written consent of the Parent, the Company shall not make any Tax election that would have a Material Adverse Effect on the Company or any of its Subsidiaries; and

          (m) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     SECTION 5.2 Access to Information. The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent, reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or any insurance regulatory laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries). The Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     SECTION 5.3 Consents and Approvals. Each of the Company, the Parent and Mergerco will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Contemplated Transactions which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Authority, including, without limitation, any schedule, or reports required to be filed with the SEC, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with

                                       16



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

this Agreement and the Contemplated Transactions. Each of the Company, the Parent and Mergerco will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party, required to be obtained or made by the Parent, Mergerco, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     SECTION 5.4 No Solicitation.

     (a) The Company shall not directly or indirectly, and shall not authorize or permit any of its Subsidiaries or any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative (collectively, 'Representatives') of any of the Company or any of its Subsidiaries (collectively, the 'Acquired Corporations') directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend (or agree to approve, endorse or recommend) any Acquisition Proposal or (v) enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Proposal; provided, however, that this Section 5.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to an unsolicited bona fide written Acquisition Proposal submitted (and not withdrawn) by such Person if (1) the Board of Directors of the Company concludes in good faith, based upon the advice of its financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger, (2) the Board of Directors from the Company concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives the Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to the Parent (to the extent such nonpublic information has not been previously furnished by the Company to the Parent).

     (b) The Company shall promptly advise the Parent orally and in writing of any Acquisition Proposal (including the identify of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person (such Notification referred to as a 'Transaction Notice'). The Company agrees that it will not furnish confidential information to any Person or enter into negotiations with any Person with respect to an Acquisition Proposal until it has delivered to the Parent a Transaction Notice and forty-eight (48) hours have passed since the Parent's receipt of such Transaction Notice.

     (c) As of the date of this Agreement, the Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     (d) Notwithstanding anything to the contrary contained in this Agreement, the Company may give a copy of this Section 5.4 to any Person who submits an unsolicited bona fide written Acquisition Proposal to the Company if, prior to giving a copy of this Section 5.4 to such Person, the Company gives the Parent written notice that the Company intends to give copy of this Section 5.4 to such Person.

     SECTION 5.5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other Contemplated Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, the Parent and Mergerco shall use their best efforts to take, or cause to be taken, all such necessary actions.

     SECTION 5.6 Notification of Certain Matters. The Company shall give prompt notice to the Parent, and the Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.7 Indemnification of Directors and Officers. The certificate of incorporation and by-laws of the Surviving Corporation and each of its Subsidiaries shall contain provisions no less favorable with respect to indemnification of directors, officers, agents and employees and other individuals than those set forth in the certification of incorporation and by-laws of the Company and its Subsidiaries as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of five (5) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, agents or employees of the Company or any of its Subsidiaries or who were otherwise entitled to indemnification pursuant to the certificate of incorporation and by-laws (or equivalent governing instruments) of the Company or any of its Subsidiaries; provided, that if the Surviving Corporation or any of its subsidiaries shall not have the financial resources to satisfy its indemnification obligations to such directors, officers, agents or employees or other individuals as provided under its certificate of incorporation and by-laws in accordance with this Section 5.7, the Parent agrees that it shall provide such indemnification of such Persons to the extent set forth in such certificate of incorporation and by-laws in accordance with this Section 5.7.

     SECTION 5.8 Rule 145 Affiliates. At least 30 days prior to the Closing Date, the Company shall deliver to the Parent a letter identifying, to the best of the Company's knowledge, all Persons who are, at the time of the Meeting, deemed to be 'affiliates' of the Company for purposes of Rule 145 under the Securities Act (the 'Company Affiliates'). The Company shall use all reasonable efforts to cause each Person who is identified as a Company Affiliate to deliver to the Parent prior to the Closing Date an agreement substantially in the form of Exhibit B to this Agreement.

     SECTION 5.9 Stock Exchange Listing. The Parent shall use all reasonable efforts to cause the shares of the Parent Class A Common Stock issued in the Merger and the shares of the Parent Class A Common Stock to be reserved for issuance upon exercise of the Substitute Options to be approved for listing on the NYSE prior to the Closing Date.

     SECTION 5.10 Tax-Free Reorganization. The Company shall not intentionally take or cause to be taken any action before the Effective Time which would disqualify the Merger as a 'reorganization' within the meaning of Section 368(a) of the Code.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and the Parent, and Mergerco on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions at or prior to the Effective Time:

          (a) this Agreement and the Merger shall have been approved and adopted by the Required Stockholder Vote in accordance with the DGCL;

          (b) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

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

          (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC;

          (d) any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated;

          (e) all actions by or in respect of or filing with any Governmental Authority required to permit the consummation of the Merger shall have been obtained and such approval shall be in full force and effect; and

          (f) the shares of Parent Class A Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 6.2 Conditions to the Obligations of the Parent and Mergerco. The obligations of the Parent and Mergerco to consummate the Merger are subject to the satisfaction (or waiver by the Parent) of the following further conditions:

          (a) the representations and warranties of the Company shall have been true and accurate in all material respects as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

          (b) the Company shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (c) since December 31, 1996, except as set forth in Section 3.5 of the Disclosure Schedule, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

          (d) the Parent shall have received a certificate signed by an executive officer of the Company to the effect of Sections 6.2(a), (b) and
     (c); (e) there shall not have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Merger by any domestic legislative body, court, government or governmental, administrative or regulatory authority or agency (i) restraining or preventing the carrying out of the Contemplated Transactions, (ii) prohibiting the Parent's ownership or operation of all or any material portion of its or the Company's businesses or assets, or compelling the Parent to dispose of or hold separate all or any material portion of the Parent's or the Company's businesses or assets as a result of the Contemplated Transactions; (iii) making acquisition of the shares of Company Common Stock pursuant to the Merger illegal; (iv) prohibiting the Parent effectively from acquiring or holding or exercising full rights of ownership of the shares of Company Common Stock, including, without limitation, the right to vote the shares of Company Common Stock acquired by it pursuant to the Merger on all matters properly presented to the stockholders of the Company; (v) prohibiting the Parent or any of its Subsidiaries or affiliates from effectively controlling in any material respect the businesses or operations of the Company, the Parent or their respective subsidiaries; or (vi) which would impose any condition which would materially adversely affect the business of the Company or (as a condition of consummating the Contemplated Transactions) the business of the Parent and its Subsidiaries taken as a whole;

          (f) the Company's Board of Directors shall not have withdrawn or modified its position with respect to the Merger;

          (g) the Parent shall have received an opinion of Krys Boyle Freedman Scott & Sawyer, P.C. in scope and substance substantially in the form agreed to by the Company and the Parent prior to the date hereof;

          (h) the Average Parent Share Price shall not be less than $15.00 per share;

          (i) the holders of no greater than seven and one-half percent (7.5%) of the shares of Company Common Stock outstanding on the record date for the Meeting (x) shall have demanded their

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

     appraisal rights with respect to their shares of Company Common Stock pursuant to, and otherwise complied with the provisions of, subsection (d) of Section 262, and (y) shall not have voted in favor of or consented to the Merger; or

          (j) no suit, claim, action or proceeding with respect to the Merger or the other Contemplated Transactions, or the Company or any of its Subsidiaries or any of their properties or assets, shall have been instituted or threatened which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or would, or would be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other Contemplated Transactions.

     SECTION 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

          (a) the representations and warranties of the Parent and Mergerco shall be true and accurate in all material respects as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

          (b) each of the Parent and Mergerco shall have performed in all material respects all of the respective obligations hereunder required to be performed by the Parent or Mergerco, as the case may be, at or prior to the Effective Time;

          (c) since December 31, 1996, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole;

          (d) the Company shall have received a certificate signed by an executive officer of the Parent as to Sections 6.3(a), (b) and (c);

          (e) the Company shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison in scope and substance substantially in the form agreed to by the Parent and the Company prior to the date hereof;

          (f) the Company shall have received an opinion of Sherman & Howard L.L.C. to the effect that the Merger will qualify as a 'reorganization' within the meaning of Section 368 of the Code; and

          (g) no suit, claim, action or proceeding with respect to the Merger or the other Contemplated Transactions, or the Parent or any of its Subsidiaries or any of their properties or assets, shall have been instituted which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole, or would be reasonably likely to materially impair the ability of the Parent to consummate the Merger or the other Contemplated Transactions.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual consent of the Board of Directors of the Parent and the Board of Directors of the Company;

          (b) By either of the Board of Directors of the Company or the Board of Directors of the Parent:

             (i) if the Merger shall not have occurred on or prior to December 31, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

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

             (ii) if a complete Registration Statement shall not have been filed with the SEC on or before October 1, 1997; or

             (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

          (c) By the Board of Directors of the Company:

             (i) if the Parent or Mergerco (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole, in each case such that the conditions set forth in Section 6.1 or Section 6.3 would not be satisfied; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i);

             (ii) if the Board of Directors of the Company determines in good faith, after consultation with (x) outside legal counsel, that termination of the Agreement is required for the Board of Directors of the Company to satisfy its fiduciary obligations to the Company's stockholders under applicable law by reason of an unsolicited bona fide Acquisition Proposal having been made and (y) its financial advisor that such Acquisition Proposal would result in a transaction that is more favorable than the Merger from a financial point of view to the Company's stockholders; provided that the Company shall have complied with the provisions of Section 5.4 and shall notify the Parent at least five (5) days in advance of its intention to terminate this Agreement pursuant to this Section 7.1(c)(ii) or to enter into a definitive agreement with respect to such Acquisition Proposal; and provided, further, that within such five (5) day period the Parent has not made a competing proposal which is at least as favorable to the Company's stockholders from a financial point of view as such Acquisition Proposal;

             (iii) if the Company fails to obtain the Required Stockholder Vote at the Meeting.

          (d) By the Board of Directors of the Parent:

             (i) if the Company (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, in each case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied; provided, however, that if any such breach is curable by the Company through the exercise of the Company's best efforts and for so long as the Company shall be so using its best efforts to cure such breach, the Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i);

             (ii) if (A) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to the Parent or Mergerco its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal or other business combination, (B) the Company shall have received a bona fide written Acquisition Proposal which has not been rejected by the Board of Directors of the Company within fourteen (14) days after receipt thereof, or (C) prior to the certification of the vote of the Company's stockholders to approve the Merger at the Meeting, it shall have been publicly disclosed or the Parent or Mergerco shall have learned that any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act) (an 'Acquiring Person'), other than the Parent or its Subsidiaries or any of their affiliates or the stockholders of the Company party to the Stockholders Agreement, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of any class

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

        or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Shares) other than as disclosed in a Schedule 13D on file with the SEC on the date hereof;

             (iii) if the Company fails to obtain the Required Stockholder Vote at the Meeting; or

             (iv) the condition set forth in 6.2(h) is not fulfilled.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, Mergerco or the Company except (A) for fraud or for willful breach of this Agreement and (B) as set forth in Section 8.3 hereof and in the last sentence of Section 5.2.

                                  ARTICLE VIII
                               GENERAL AGREEMENTS

     SECTION 8.1 Definitions. For the purposes of this Agreement, the following terms have the meanings ascribed to them in this Section 8.1:

     'Agreement' has the meaning specified in the recitals hereto.

     'Acquired Corporations' has the meaning specified in Section 5.4(a).

     'Acquiring Person' has the meaning specified in Section 7.1(d)(ii).

     'Acquisition Proposal' means any tender or exchange offer involving the capital stock of the Company, any proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of its Subsidiaries, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any of its Subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of its Subsidiaries, other than pursuant to the transactions to be effected pursuant to this Agreement or any other transaction with the Parent or a Subsidiary of the Parent.

     'Adjusted Conversion Price' has the meaning specified in Section 2.1(b).

     'Average Parent Share Price' means the average (without rounding) of the closing prices per share of Parent Class A Common Stock on the NYSE on the NYSE Composite Tape for the fifteen (15) consecutive NYSE trading days ending on the NYSE trading day immediately preceding the Closing Date.

     'Business Day' means any day that is not a Saturday or Sunday or a day on which banks located in New York City are authorized or required to be closed.

     'Certificate' means a stock certificate which immediately prior to the Effective Time represents shares of the Company Common Stock.

     'Certificate of Incorporation' has the meaning specified in Section 1.3.

     'Claims' means any actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations.

     'Closing' has the meaning specified in Section 1.2.

     'Closing Date' has the meaning specified in Section 1.2.

     'Code' has the meaning specified in the recitals.

     'Company' means Cable Car Beverage Corporation, a Delaware corporation.

     'Company Affiliates' has the meaning specified in Section 5.8.

     'Company Agreement' means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

     'Company Benefit Plan' means any material employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday or vacation practice or any other employee benefit plan within the meaning of section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for the benefit of their current or former employees.

     'Company Common Stock' has the meaning specified in the recitals hereto.

     'Company Employee' means any individual employed by the Company or any of its Subsidiaries.

     'Company Fairness Opinion' has the meaning specified in the recitals hereto.

     'Company SEC Documents' has the meaning specified in Section 3.4.

     'Company Stock Option' means an option issued by the Company that is exercisable for Company Common Stock.

     'Confidentiality Agreement' means the confidentiality agreement between the Company and the Parent, dated April 23, 1997, as amended or modified from time to time.

     'Contemplated Transactions' has the meaning specified in the recitals hereto.

     'Conversion Price' has the meaning specified in Section 2.1(b).

     'Copyrights' means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

     'DGCL' has the meaning specified in the recitals hereto.

     'Disclosure Schedule' means the disclosure schedule delivered by the Company to the Parent prior to the date hereof.

     'Dissenting Share' has the meaning specified in Section 2.1(e).

     'Effective Time' means the time and date at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to
Section 1.8.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

     'Exchange Act' means the Securities and Exchange Act of 1934, as amended.

     'Exchange Agent' has the meaning specified in Section 2.3(a).

     'Excluded Share' has the meaning specified in Section 2.1(a).

     'Fractional Shares' means fractional shares of Parent Class A Common Stock.

     'GAAP' means United States generally accepted accounting principles as in effect from time to time.

     'Governmental Authority' means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     'HSR Act' means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     'Intellectual Property' has the meaning specified in Section 3.13(a).

     'IP Licenses' has the meaning specified in Section 3.13(a).

     'IRS' means the United States Internal Revenue Service.

     'Material Adverse Effect' means, with respect to any Person (or group of Persons taken as a whole), such event, change or effect, in the aggregate with such other events, changes or effects, which is materially adverse to the condition (financial or otherwise), business, results of operations or prospects of such Person.

     'Meeting' has the meaning specified in Section 1.6(a).

     'Merger' has the meaning specified in the recitals hereto.

     'Merger Consideration' means the shares of Parent Class A Common Stock to be issued pursuant to the Merger in exchange for Certificates, together with any cash to be received pursuant to Section 2.3(e) in lieu of issuing Fractional Shares.

     'Mergerco' means CCB Merger Corporation, a Delaware corporation.

     'Mergerco Common Stock' means the Common Stock, par value $1.00 per share, of Mergerco.

     'NYSE' means the New York Stock Exchange.

     'Order' means any order, judgment, injunction, award, decree or writ of any Governmental Authority.

     'Parent' means Triarc Companies, Inc., as Delaware corporation.

     'Parent Class A Common Stock' means the Class A Common Stock, par value $.10 per share, of Parent.

     'Parent Class B Common Stock' means the Class B Common Stock, par value $.10 per share, of Parent.

     'Parent Disclosure Schedule' means the disclosure schedule delivered by the Parent to the Company on or prior to the date hereof.

     'Parent SEC Documents' has the meaning specified in Section 4.4.

     'Patents' means any foreign or United States patents and patent applications including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

     'PBGC' means the Pension Benefit Guaranty Corporation.

     'Person' means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Entity.

     'Prospectus' has the meaning specified in Section 1.7(a).

     'Registration Statement' has the meaning specified in Section 1.7(a).

     'Representatives' has the meaning specified in Section 5.4(a).

     'Required Stockholder Vote' has the meaning specified in Section 3.2(b).

     'SEC' means the Securities and Exchange Commission.

     'Section 203' has the meaning specified in the recitals hereto.

     'Section 262' shall mean Section 262 of the DGCL.

     'Securities Act' means the Securities Act of 1933, as amended.

     'Software' means any computer software programs, source code, object code, data and documentation.

     'Stewart's' means Stewart's Restaurants Inc.

     'Stewart's Master Agreement' means the Stewart's Master Agreement, dated July 11, 1989, between Stewart's and the Company, as amended.

     'Stockholder' has the meaning specified in Section 2.3(b).

     'Stockholders Agreement' has the meaning specified in the recitals thereto.

     'Subsidiary' means, with respect to any Person, any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such Person.

     'Substitute Option' has the meaning specified in Section 2.1(d)(i).

     'Surviving Corporation' has the meaning specified in Section 1.1.

     'Tax' has the meaning specified in Section 3.10(a).

     'Tax Return' has the meaning specified in Section 3.10(b).

     'Tax Sharing Agreement Amounts' has the meaning specified in Section
3.10(a).

     'Trademarks' means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

     'Transaction Notice' has the meaning specified in Section 5.4(b).

     'Voting Debt' means bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights).

     SECTION 8.2 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 8.3 Expenses. (a) Except as set forth in Section 8.3(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such costs and expenses.

     (b) If the Board of Directors of the Parent shall terminate this Agreement pursuant to Section 7.1(d)(iv) in respect of the condition set forth in Section 6.2(h), then the Parent shall reimburse the Company for its reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions in an amount not to exceed $225,000 in the aggregate.

     SECTION 8.4 Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopier, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

     (a) If to the Parent or Mergerco, to:

              Triarc Companies, Inc.
              280 Park Avenue
              New York, New York 10017
              Attention: Brian L. Schorr, Esq.
              Telecopy No.: (212) 451-3216

          with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019-6064
              Attention: Neale M. Albert, Esq.
              Telecopy No.: (212) 373-2315

     (b) If to the Company, to:

              Cable Car Beverage Corporation
              717 17th Street, Suite 1475
              Denver, Colorado 80202
              Attention: Samuel M. Simpson
              Telecopy No.: (303) 298-1150
          with a copy to:

              Krys Boyle Freedman Scott & Sawyer, P.C.
              Dominion Plaza
              600 Seventeenth Street
              Suite 2700 South Tower
              Denver, Colorado 80202
              Attention: Thomas Boyle, Esq.
              Telecopy No.: (303) 893-2882

     Except as otherwise specified herein, all notices and other communications shall be considered to have been duly given on the first to occur of (a) the date of delivery if delivered personally on a Business Day during normal business hours, and if not, on the next occurring Business Day, (b) five (5) days following posting if transmitted by mail, (c) the date of transmission with confirmed answer-back if transmitted by telex on a Business Day during normal business hours, and if not, on the next occurring Business Day, or (d) the date of receipt if transmitted by telecopier or facsimile on a Business Day during normal business hours, and if not, on the next occurring Business Day. Any party may change his or its address for purposes hereof by notice to the other party given as provided in this Section 8.4.

     SECTION 8.5 Amendments. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Effective Time, provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment or modification shall (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of the Company, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of the Company. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     SECTION 8.6 Waiver. At any time prior to the Effective Time, the parties hereto by action taken by their respective Boards of Directors may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 8.7 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than the fee payable to Montgomery Securities in connection with its providing financial advice to the Company and the Company's Board of Directors and delivery of the Company Fairness Opinion. The Parent and Mergerco represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Parent and Mergerco.

     SECTION 8.8 Publicity. So long as this Agreement is in effect, neither the Company nor the Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the Contemplated Transaction without prior consultation with the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange or Nasdaq, provided that the Company and the Parent may include this Agreement and the Stockholders Agreement as exhibits to a report on Form 8-K filed with the SEC, and in each such case shall use all reasonable efforts to consult with the other party prior to such release or announcement being issued or such filing being made.

     SECTION 8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.10 Non-Assignability. This Agreement shall not be assigned by operation of law or otherwise, except that at the election of the Parent, any direct or indirect wholly owned Subsidiary of the Parent may be substituted for Mergerco in the Merger for all purposes of this Agreement (including, but not limited to, the representations and warranties of Mergerco herein).

     SECTION 8.11 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.7 with respect to the obligations of the Parent thereunder, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     SECTION 8.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state except to the extent the provisions of the DGCL apply.

     SECTION 8.15 Consent to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 8.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OTHER CONTEMPLATED TRANSACTIONS.

     SECTION 8.17 Disclosure Schedule. The Disclosure Schedule is a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Disclosure Schedule.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          CABLE CAR BEVERAGE CORPORATION

                                          By:       /s/ SAMUEL M. SIMPSON
                                             ...................................
                                          Name: Samuel M. Simpson
                                          Title: President

                                          TRIARC COMPANIES, INC.

                                          By:        /s/ BRIAN L. SCHORR
                                             ...................................
                                          Name: Brian L. Schorr
                                          Title: Executive Vice President

                                          CCB MERGER CORPORATION

                                          By:        /s/ BRIAN L. SCHORR
                                             ...................................
                                          Name: Brian L. Schorr
                                          Title: Executive Vice President

                                       EXHIBIT B TO AGREEMENT AND PLAN OF MERGER

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1997

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an 'affiliate' of Cable Car Beverage Corporation, a Delaware corporation (the 'Company'), as the term 'affiliate' is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the 'Rules and Regulations') of the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended (the 'Act'). Pursuant to the terms of the Agreement and Plan of Merger, dated June 24, 1997 (the 'Agreement'), by and among the Company, Triarc Companies, Inc., a Delaware corporation (the 'Parent'), and CCB Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ('Mergerco'), the Company will be merged with and into Mergerco (the 'Merger').

     As a result of the Merger, I will receive shares of Class A Common Stock, par value $.10 per share, of the Parent (the 'Parent Stock') in exchange for shares owned by me of Common Stock, $.01 par value per share, of the Company.

     I represent, warrant, and covenant to the Parent that in the event I receive any Parent Stock as a result of the Merger:

          A. I shall not make any sale, transfer, or other disposition of the Parent Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Parent Stock to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Parent Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Parent Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Stock issued to me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Parent, or a 'no action' letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

          D. I understand that the Parent is under no obligation to register the sale, transfer, or other disposition of the Parent Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to the Parent's transfer agent with respect to the Parent Stock and that there will be placed on the certificates for the Parent Stock issued to me, or any substitutions therefor, a legend stating in substance:

             THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
                          BETWEEN THE REGISTERED HOLDER HEREOF

        AND                 , A COPY OF WHICH AGREEMENT IS ON FILE AT THE
        PRINCIPAL OFFICES OF TRIARC COMPANIES, INC.

          F. I also understand that unless the transfer by me of my Parent Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Parent reserves the right to put the following legend on the certificates issued to my transferee:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or the Agreement, including sales under Rule 145(d). It is also understood and agreed that such legends and the stop orders referred to above will be removed if (i) one (1) year shall have elapsed from the date the undersigned became the beneficial owner of the Parent Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two (2) years shall have elapsed from the date the undersigned became the beneficial owner of the Parent Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Parent, or a 'no action' letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an 'affiliate' of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                           .....................................

Accepted this   day of
       , 1997 by

By:
    ..................................
Name:
Title:

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     Amendment No. 1, dated as of September 30, 1997 ('Amendment'), by and among Cable Car Beverage Corporation, a Delaware corporation (the 'Company'), Triarc Companies, Inc., a Delaware corporation (the 'Parent'), and CCB Merger Corporation, a Delaware corporation ('Mergerco'), to the Agreement and Plan of Merger, dated June 24, 1997 (the 'Agreement'), by and among the Company, the Parent and Mergerco.

     Each of the parties to the Agreement have determined that it would be in its best interest to amend the terms thereof to the extent set forth in this Amendment.

     Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     Accordingly, the parties hereto agree as follows:

          1. Amendments to the Agreement. The Agreement is hereby amended as follows:

             (a) Clause (y) of the second proviso contained in Section 5.1(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

              '(y) enter into a lease for office space in the greater Denver, Colorado area not to exceed 4,500 square feet, at a cost per square foot not to exceed $17.50 and for a term not to exceed four
              (4) years;'

             (b) Section 6.2 (i) of the Agreement is hereby amended by deleting the phrase 'seven and one-half percent (7.5%)' appearing therein and substituting in lieu thereof the phrase 'six percent (6%).'

          2. Effective Date. Upon the execution and delivery hereof by each party hereto, this Amendment shall have effect as and from the date on which the Agreement was executed and delivered.

          3. Confirmation of the Agreement. Except to the extent amended specifically by this Amendment, the provisions of the Agreement are hereby confirmed and shall remain in full force and effect. This Amendment is limited as written and shall not be deemed (a) to be a consent under or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) to prejudice any right or rights which any of the parties to the Agreement now has or may have in the future under or in connection with the Agreement or any of the documents referred to therein. Each reference to the 'Agreement' in the Agreement shall be a reference to the Agreement as amended hereby.

          4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

          5. Representations and Warranties. Each party represents and warrants to the others as follows: Such party has full corporate power and authority to execute and deliver this Amendment. This Amendment has been duly executed and delivered by such party and, assuming this Amendment constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          6. Governing Law. This Amendment, including, without limitation, the validity hereof and the right and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state except to the extent the provisions of the DGCL apply.

          7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                          CABLE CAR BEVERAGE CORPORATION

                                          By:       /S/ SAMUEL M. SIMPSON
                                              ..................................
                                          Name: Samuel M. Simpson
                                          Title: President

                                          TRIARC COMPANIES, INC.

                                          By:        /S/ BRIAN L. SCHORR
                                              ..................................
                                          Name: Brian L. Schorr
                                          Title: Executive Vice President

                                          CCB MERGER CORPORATION

                                          By:        /S/ BRIAN L. SCHORR
                                              ..................................
                                          Name: Brian L. Schorr
                                          Title: Executive Vice President

                                                                    APPENDIX B-2

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated June 24, 1997 (this 'Agreement'), by and among Triarc Companies, Inc., a Delaware corporation (the 'Parent') and each of the other parties signatory hereto (each, a 'Stockholder' and, collectively, the 'Stockholders').

                                    RECITALS

     A. Concurrently herewith, the Parent, CCB Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Parent ('Mergerco'), and Cable Car Beverage Corporation, a Delaware corporation (the 'Company'), are entering into an Agreement and Plan of Merger (as amended or modified from time to time, the 'Merger Agreement'; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Mergerco will be merged with and into the Company (the 'Merger').

     B. As of the date hereof, each of the Stockholders Beneficially Owns (as defined below) the number of shares of the Common Stock, par value $.01 per share, of the Company ('Company Common Stock') set forth opposite such Stockholder's name on Schedule I hereto.

     C. As an inducement and a condition to entering into the Merger Agreement, the Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with Section 7.1 thereof, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Company Common Stock held of record or Beneficially Owned by such Stockholder (but excluding the Company Common Stock identified as Excluded Shares on Schedule I hereto), whether heretofore owned or hereafter acquired (collectively, the 'Shares'), (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby (the 'Contemplated Transactions'), including, without limitation, the Merger, and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Contemplated Transactions; and (iii) except as otherwise agreed to in writing in advance by the Parent, against the following actions (other than the Merger and the other Contemplated Transactions): (A) any Acquisition Proposal; or (B) (1) any change in a majority of the Stockholders who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to prevent, or delay beyond the date specified in Section 7.1(b)(1) of the Merger Agreement, the Merger or the Contemplated Transactions. Such Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 3 hereof.

     For purposes of this Agreement, 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a 'group' as within the meanings of Section 13(d)(3) of the Exchange Act. For the purposes of this Agreement, 'Person' means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

     2. Irrevocable Proxy. In the event the Stockholder shall fail to comply with the provisions of Section 1, the Stockholder hereby agrees that such failure shall result, without any further action by the Stockholder, in the irrevocable appointment of the Parent and each of its officers, as its attorney and proxy pursuant to the provisions of Section 212 of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which the Stockholder is entitled to vote at any meeting of the holders of Company Common Stock (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1 (the 'Proxy'). This Proxy and power of attorney is irrevocable and coupled with an interest. The Stockholder hereby revokes all other proxies and powers of attorney with respect to such Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All obligations of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and/or assigns of the Stockholder.

     3. Grant of Option. Each Stockholder severally grants to the Parent an exclusive and irrevocable option (an 'Option') to purchase such Stockholder's Shares in whole but not in part, subject to the provisions of Section 4 hereof, at the Option Price (as defined below) at any time after the Company shall have
(a) delivered to the Parent a Transaction Notice or (b) shall have furnished confidential information to any Person or entered into negotiations with any Person with respect to an Acquisition Proposal; provided, that if the Merger Agreement is terminated pursuant to Section 7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii) of the Merger Agreement and this Agreement does not terminate in accordance with Section 5 hereof, then the Options granted hereunder shall expire at 5:00 p.m. (New York City time) on the tenth (10th) Business Day following such termination of the Merger Agreement unless the Parent shall have delivered a written notice to each Stockholder of its exercise of the Options in accordance with Section 4 hereof. For purposes of this Agreement, the 'Option Price' with respect to each share of Company Common Stock to be purchased by the exercise of any Option shall be an amount in cash equal to the product obtained by multiplying (a) 0.1722 (the 'Option Conversion Price') times (b) the Option Average Parent Share Price (as defined below); provided, that (i) if the Option Average Parent Share Price shall be less than $18.875, then the Option Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (A) $3.25 by (B) the Option Average Parent Share Price, and (ii) if the Option Average Parent Share Price shall be greater than $24.50, then the Option Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (x) $4.22 by (y) the Option Average Share Price. For the purposes of this Section 3, 'Option Average Share Price' means the average (without rounding) of the closing prices per share of Parent Class A Common Stock on the NYSE on the NYSE Composite Tape for the fifteen (15) consecutive trading days ending on the NYSE trading day immediately preceding the date of the closing of the exercise of the Option.

     4. Exercise of Option. The Parent shall exercise each and every Option granted hereunder simultaneously. In the event the Parent wishes to exercise the Options, the Parent shall send a written notice to each Stockholder specifying the place (which shall be either Denver, Colorado or New York, New York), time and date (which, to the extent practicable in the reasonable judgment of the Parent, shall be no earlier than forty-eight (48) hours after the delivery of such notice) for the closing of such purchase. At the closing for the exercise of the Options:

          (a) the Parent shall deliver to each Stockholder a certified or bank check or checks payable to or upon the order of such Stockholder in an amount equal to the aggregate Option Price of the Shares being purchased from such Stockholder; and

          (b) each Stockholder shall deliver to the Parent a duly executed certificate or certificates representing the number of Shares being purchased duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank.

     5. Termination. This Agreement, including the Options granted hereunder, shall terminate on the earlier to occur of (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to the following provisions of the Merger Agreement: Section 7.1(a), 7.1(b), 7.1(c)(i) or 7.1(d)(iv), or Section

7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii), provided that in the case of a termination of the Merger Agreement pursuant to Section 7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii) of the Merger Agreement, this Agreement shall terminate only if the Company or its stockholders shall not have received an Acquisition Proposal, and the Board of Directors of the Company shall not have withdrawn, or modified or changed in a manner adverse to the Parent or Mergerco, its approval or recommendation of the Merger Agreement or the Merger; and (c) the date that is 31 days after the date set forth in Section 7.1(b)(i) of the Merger Agreement, as such date as set forth in Section 7.1(b)(i) of the Merger Agreement may be extended, modified or waived from time to time in accordance with the provisions of the Merger Agreement.

     6. Representations and Warranties. Each Stockholder hereby represents and warrants to the Parent and Mergerco as follows:

          (a) Ownership of Company Common Stock. Such Stockholder is, as of the date hereof, the record and Beneficial Owner of the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto constitutes all of the Company Common Stock owned of record or Beneficially Owned by such Stockholder. Such Stockholder has good and valid title, and sole voting power and sole power to issue instructions with respect to the matters set forth in
     Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement (including, without limitation, to execute and deliver the Proxy), in each case with respect to all of the Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications, encumbrances or restrictions on such rights (other than those created under this Agreement) except as set forth on Schedule I hereto.

          (b) Power, Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. The Stockholder has not entered into any voting agreement or trust or other stockholder agreement with respect to any Company Common Stock Beneficially Owned or held of record by such Stockholder or granted to any Person any proxy (revocable or irrevocable) or power-of-attorney with respect to such Company Common Stock other than the Proxy expressly contemplated hereby. If such Stockholder is married and such Stockholder's Company Common Stock constitutes community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse.

          (c) No Conflicts. (i) Other than the filing of Forms 13-D pursuant to the Securities Exchange Act of 1934, as amended, and such other filings, consents, authorizations and approvals as are contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

          (ii) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of its governing documents (as applicable) or any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) As of the date hereof, there is (i) no suit, claim, action, proceeding, review or investigation pending, or to the knowledge of such Stockholder, threatened against the Stockholder, and (ii) no judgment, decree, order, writ or injunction of any Governmental Authority to which the Stockholder or his or her assets are subject, that could materially impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other Stockholder is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or the other Contemplated Transactions based upon arrangements made by or on behalf of such Stockholder or any of his or her affiliates or, to the knowledge of such Stockholder, the Company or any of its affiliates, other than the fee payable to Montgomery Securities in connection with its providing financial advice to the Company and the Company's Board of Directors and delivery of the Company Fairness Opinion.

          (f) Reliance by the Parent. Such Stockholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     7. Covenants.

     (a) Other Potential Acquirors. Such Stockholder (i) shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any potential Acquisition Proposal, in his or her capacity as such, and (ii) from and after the date hereof shall not, in such capacity, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), engage in any discussions or negotiations with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of such Stockholder's agents to do so, and such Stockholder shall promptly notify the Parent of any offers, proposals, inquiries or Acquisition Proposals and shall provide a copy of any such written proposal and a summary of any oral proposal to the Parent immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the Person making such proposal) and thereafter keep the Parent promptly advised of any developments with respect thereto.

     (b) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly, except as contemplated by the Merger Agreement and this Agreement: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein;
(ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warrant of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

     8. Further Assurances. From time to time, at the Parent's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     9. Stop Transfer. Each Stockholder agrees with, and covenants to, the Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of Company Common Stock or the like, the term 'Company Common Stock' shall be deemed to refer to and include the Company Common Stock as well as all such stock dividends and distributions and any Company Common Stock into which or for which any or all of the Company Common Stock may be changed or exchanged.

     10. Disclosure. Each Stockholder hereby agrees to permit the Parent to publish and disclose in the S-4 and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which the Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Person's identity and ownership of Company Common Stock and the nature of his or her commitments, arrangements and understandings under this Agreement.

     11. Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of his or her Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (c) Assignment. This Agreement shall not be assigned by the Company or any Stockholder by operation of law or otherwise without the prior written consent of the other party. The Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Parent.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or, except as expressly provided herein, terminated, with respect to any Stockholder, except upon the execution and delivery of a written agreement executed by such Stockholder and the Parent; provided that Schedule I hereto may be supplemented by the Parent by adding the name and other relevant information concerning any Stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added Stockholder shall be treated as a 'Stockholder' for all purposes of this Agreement.

     (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopier, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

If to any Stockholder:   At the addresses set forth on Schedule I hereto
        with a copy to:  Krys Boyle Freedman Scott & Sawyer, P.C.
                         Dominion Plaza
                         600 Seventeenth Street
                         Suite 2700, South Tower
                         Denver, Colorado 80202
                         Attention: Thomas Boyle, Esq.
                         Telecopy: (303) 893-2882
If to the Parent:        Triarc Companies, Inc.
                         280 Park Avenue
                         New York, New York 10017
                         Attention: Brian L. Schorr, Esq.
                         Telecopy: (212) 451-3216
        with a copy to:  Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Attention: Neale M. Albert, Esq.
                         Telecopy: (212) 373-2315

     Except as otherwise specified herein, all notices and other communications shall be considered to have been duly given on the first to occur of (a) the date of delivery if delivered personally on a Business Day during normal business hours, and if not, on the next occurring Business Day, (b) five (5) days following posting if transmitted by mail, (c) the date of transmission with confirmed answer-back if transmitted by telex on a Business Day during normal business hours, and if not, on the next occurring Business Day, or (d) the date of receipt if transmitted by telecopier or facsimile on a Business Day during normal business hours, and if not, on the next occurring Business Day. Any party may change his, her or its address for purposes hereof by notice to the other party given as provided in this Section 9(e).

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his, her or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his, her or its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together shall constitute one and the same Agreement.

     (m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT TO THE EXTENT THAT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE APPLY.

     (N) NO LIMITATION OF FIDUCIARY DUTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PROVISIONS HEREIN SHALL BE DEEMED TO RESTRICT OR LIMIT ANY FIDUCIARY DUTY ANY OF THE STOCKHOLDERS MAY HAVE AS A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY; PROVIDED, THAT

NO SUCH DUTY SHALL EXCUSE ANY OF THE STOCKHOLDERS FROM HIS OBLIGATIONS AS A STOCKHOLDER TO VOTE THE SHARES OF THE COMPANY COMMON STOCK AS HEREIN PROVIDED, AND TO OTHERWISE COMPLY WITH EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          TRIARC COMPANIES, INC.

                                          By:        /s/ BRIAN L. SCHORR
                                             ...................................
                                            Name: Brian L. Schorr
                                            Title: Executive Vice President

                                          STOCKHOLDERS:

                                                    /s/ SAMUEL M. SIMPSON
                                           .....................................
                                                    Samuel M. Simpson

                                                      /s/ SUSAN L. NEFF
                                           .....................................
                                                      Susan L. Neff

                                                    /s/ WILLIAM H. RUTTER
                                           .....................................
                                                    William H. Rutter

                                                    /s/ SUSAN L. FRALICK
                                           .....................................
                                                     Susan L. Fralick

ACKNOWLEDGMENT:

     The undersigned hereby acknowledges the terms and provisions of Section 9 of this Agreement.

                                          CABLE CAR BEVERAGE CORPORATION

                                          By:       /s/ SAMUEL M. SIMPSON
                                             ...................................
                                            Name: Samuel M. Simpson
                                            Title: President

                                                                      SCHEDULE I

                                                                           SHARES OF
                                                                            COMPANY        EXCLUDED
                     STOCKHOLDER NAME AND ADDRESS                         COMMON STOCK      SHARES      SHARES
-----------------------------------------------------------------------   ------------    ----------    -------
Samuel M. Simpson .....................................................      723,643           0        723,643(1)
3005 Cherry Ridge Road
Cherry Hills Village, CO 80110
Susan L. Neff .........................................................      381,234           0        381,234
3005 Cherry Ridge Road
Cherry Hills Village, CO 80110
William H. Rutter .....................................................      666,532      10,000(2)     656,532
1868 South Highland Drive
Moab, UT 84532
Susan L. Fralick ......................................................        7,200       5,000(3)       2,200
1868 South Highland Drive
Moab, UT 84532

------------
(1) 60,000 of Mr. Simpson's Shares have been pledged to William H. Rutter as security.

(2) Mr. Rutter's Excluded Shares are comprised of 10,000 shares in a trust for his benefit, for which Cynthia S. Rutter is trustee.

(3) Ms. Fralick's Excluded Shares are comprised of 5,000 shares in an IRA account.

                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

     AMENDMENT NO. 1, dated as of July 9, 1997 (this 'Amendment'), to Stockholders Agreement, dated June 24, 1997 (the 'Stockholders Agreement'), by and among Triarc Companies, Inc., a Delaware corporation (the 'Parent'), and Samuel M. Simpson, Susan L. Neff, William H. Rutter and Susan L. Fralick (collectively, the 'Stockholders').

     The Parent and each of the Stockholders desire to amend and restate
Schedule I to the Stockholders Agreement to correct an inadvertent error therein and hereby agree as follows:

     1. Amendment. Schedule I to the Stockholders Agreement is hereby amended and restated in its entirety in the the form attached hereto as Exhibit A.

     2. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled except by a writing signed by all parties hereto.

     3. Full Force and Effect. Except as hereby specifically amended, the Stockholders Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect according to its terms. All references in the Stockholders Agreement to the 'Agreement' shall mean the Stockholders Agreement as amended hereby.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

     5. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York without giving effect to its principles of conflicts of law.

     IN WITNESS WHEREOF, the Parent and each Stockholder have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                          TRIARC COMPANIES, INC.

                                          By:         /s/ BRIAN L. SCHORR
                                               .................................
                                            Name: Brian L. Schorr
                                            Title: Executive Vice President

                                          STOCKHOLDERS:

                                                  /s/ SAMUEL M. SIMPSON
                                           .....................................
                                                    Samuel M. Simpson

                                                    /s/ SUSAN L. NEFF
                                           .....................................
                                                      Susan L. Neff

                                                  /s/ WILLIAM H. RUTTER
                                           .....................................
                                                    William H. Rutter

                                                   /s/ SUSAN L. FRALICK
                                           .....................................
                                                     Susan L. Fralick

                                   EXHIBIT A

                                                                      SCHEDULE I

                                                                           SHARES OF
                                                                            COMPANY        EXCLUDED
                     STOCKHOLDER NAME AND ADDRESS                         COMMON STOCK      SHARES      SHARES
-----------------------------------------------------------------------   ------------    ----------    -------
Samuel M. Simpson .....................................................      723,643           0        723,643(1)
3005 Cherry Ridge Road
Cherry Hills Village, CO 80110
Susan L. Neff .........................................................      381,234           0        381,234
3005 Cherry Ridge Road
Cherry Hills Village, CO 80110
William H. Rutter .....................................................      666,532      10,000(2)     656,532
1868 South Highland Drive
Moab, UT 84532
Susan L. Fralick ......................................................        7,200       2,200(3)       5,000
1868 South Highland Drive
Moab, UT 84532

------------
(1) 60,000 of Mr. Simpson's Shares have been pledged to William H. Rutter as security.

(2) Mr. Rutter's Excluded Shares are comprised of 10,000 shares in a trust for his benefit, for which Cynthia S. Rutter is trustee.

(3) Ms. Fralick's Excluded Shares are comprised of 2,200 shares in an IRA account.




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                                                                      APPENDIX C

                     [LETTERHEAD OF MONTGOMERY SECURITIES]

                                                                   June 24, 1997

Board of Directors
Cable Car Beverage Corporation
717 17th Street, Suite 1475
Denver, Colorado 80202

Gentlemen:

     We understand that Cable Car Beverage Corporation, a Delaware corporation ('Seller'), and Triarc Companies, Inc., a Delaware corporation ('Buyer'), have entered into a Merger Agreement dated June 24, 1997 (the 'Merger Agreement'), pursuant to which Seller will be merged with and into Buyer, which will be the surviving entity (the 'Merger'). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $.01 par value per share ('Seller Common Stock'), of Seller will be converted into and exchangeable for 0.1722 shares of the Class A common stock, $.10 par value per share ('Buyer Common Stock'), of Buyer, subject to certain adjustments (the 'Consideration'). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be received by the stockholders of Seller pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof. In connection with this assignment, on June 19, 1997 we presented to the Board of Directors of Seller a summary of our financial analysis and our oral opinion as to the matters set forth in this letter. As you are aware, we were not retained to nor did we advise Seller with respect to alternatives to the Merger or Seller's underlying decision to proceed with or effect the Merger. Further, we were not requested to nor did we solicit or assist Seller in soliciting indications of interest from third parties for all or any part of Seller.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and interim periods to March 31, 1997 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer, (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies in the beverage industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the beverage industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller and Buyer provided to us by their respective managements, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts (including the assumptions regarding the recent acquisition of Snapple Beverage Corp. by Buyer) have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time through the date hereof as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We

                                      C-1



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have also assumed that there have been no material changes in Seller's or
Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of the counsel and the independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the 'Securities Act'), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the stockholders of Seller pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

     We are not expressing (and cannot express) an opinion regarding the price at which the Buyer Common Stock may trade at any future time. The Consideration to be received by the stockholders of Seller pursuant to the Merger is based upon a fixed exchange ratio (subject to a collar) and, accordingly, the market value of the Consideration may vary significantly from what such stockholder would receive if the Merger were completed today. Additionally, the market value of the Consideration received in the Merger can be expected to change after consummation of the Merger as the trading price of Buyer's Securities changes in the ordinary course (or otherwise) of purchases and sales in the open market.

     This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the stockholders and does not address any other aspect of the Merger including, without limitation, the relative merits of the Merger, any alternatives to the Merger or Seller's underlying decision to proceed with or effect the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term 'experts' as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          MONTGOMERY SECURITIES

                                      C-2



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                                                                      APPENDIX D

                                APPRAISAL RIGHTS

                               PROVISIONS OF THE
                        DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to subsection (g) of sec. 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipt in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph;

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                      D-1



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          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to 'SS' 228 or 'SS' 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each

                                      D-2



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     constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

                                      D-3



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     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      D-4


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